Prospectus Supplement No. 1 to
Prospectus dated May 14, 2009
                                                                                                                                          Filed Pursuant to Rule 424(b)(3)
Registration No. 333-144745

Supplement No. 1
To
Prospectus

Dated May 14, 2009

This Prospectus Supplement No. 1 supplements our combined Prospectus dated May 14, 2009 filed with the Securities and Exchange Commission (“SEC”), and includes our Annual Report on Form 10-K for the fiscal year ended March 31, 2009 as filed with the SEC on June 29, 2009, our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 as filed with the SEC on August 14, 2009, and our Current Report on Form 8-K as filed with the SEC on August 17, 2009 (collectively, the “Prospectus”).  This Prospectus Supplement No. 1 is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements thereto.  We may amend or supplement the Prospectus from time to time by filing amendments or supplements as required.  We encourage you to read this Prospectus Supplement No. 1 carefully with the Prospectus.

The Prospectus relates to the sale or other disposition of 4,032,287 shares of common stock, $.001 par value, by the Selling Security Holders listed under “Selling Security Holders” starting on page 15 of the Prospectus dated May 14, 2009 or their transferees.  The Prospectus also covers the sale or other disposition of 7,775,745 shares of our common stock by the Selling Security Holders or their transferees upon the exercise of outstanding warrants.  We will receive gross proceeds of $12,187,133 if all of the warrants are exercised for cash by the Selling Security Holders.  We will not receive any proceeds from the sale or other disposition of any common stock by the Selling Security Holders or their transferees.

Our common stock trades on the Over-The-Counter Bulletin Board, under the symbol “REMI.” On August 31, 2009, the last reported sale price for our common stock was $0.52.  There is no public market for the warrants.

The Selling Security Holders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices.  See the “Plan of Distribution” beginning on page 14 of the Prospectus.

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 4 OF THE PROSPECTUS DATED MAY 14, 2009, AND THE RISK FACTORS IN OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2009 AS FILED WITH THE SEC ON JUNE 29, 2009.

This Prospectus Supplement No. 1 supplements our combined prospectus under Rule 429 of the Securities Act of 1933, as amended (the “Act”), that relates to those of our securities that have previously been registered under the Act on registration statements, or post-effective amendments thereto, as applicable (File Nos.: 333-127193 and 333-144745).

The date of this Prospectus Supplement is September 2, 2009.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-K

☑	ANNUAL REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended March 31, 2009

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Commission File Number 001-15975

REMEDENT, INC.

(Name of small business issuer as specified in its charter)

Nevada	86-0837251
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

Xavier de Cocklaan 42, 9831 Deurle, Belgium	N/A
(Address of principal executive offices)	(Zip code)

011-329-321-70-80

(Issuer’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None
Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share
(Title of Class)

Indicate by check mark if the registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act.
Yes ☐ No ☑

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Act.
Yes ☐ No ☑

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the issuer was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☐ No ☐

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K (§229.405) is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-3 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☑
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.
Yes ☐ No ☑

The aggregate market value of voting stock held by non-affiliates computed by reference to the price at which the common equity was last sold as of the last business day of the registrant’s most recently completed second fiscal quarter, September 30, 2008, was $18,492,731.25.   For purposes of this computation, it has been assumed that the shares beneficially held by directors and officers of registrant were “held by affiliates”; this assumption is not to be deemed to be an admission by such persons that they are affiliates of registrant.

The number of shares of registrant’s common stock outstanding as of June 25, 2009 was 19,995,969.

Documents incorporated by reference: None.
Transitional Small Business Disclosure Format (Check one): Yes ☐ No ☑

FORM 10-K INDEX

In addition to historical information, this Annual Report on Form 10-K (“Annual Report”) for Remedent, Inc. (“Remedent” the “Company,” “we,” “our” or “us”) contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed in the section of this Annual Report entitled “Risk Factors” and from time to time in our Securities and Exchange Commission filings under “risk factors” and elsewhere.

Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business made elsewhere in this Annual Report, as well as other public reports filed by us with the United States Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Annual Report.

PART I

ITEM 1 — BUSINESS

Introduction

We specialize in the research, development, and manufacturing of oral care and cosmetic dentistry products.  We are one of the leading manufacturers of cosmetic dentistry products in Europe.  Leveraging our knowledge of regulatory requirements regarding dental products and management’s experience in the needs of the professional dental community, we design, develop, manufacture and distribute our cosmetic dentistry products, including a full line of professional dental products that are distributed in Europe, Asia and the United States.  We manufacture many of our products at our facility in Deurle, Belgium as well as outsourced manufacturing in China.  We distribute our products using both our own internal sales force and through the use of third party distributors.

Development of Business

We were originally incorporated under the laws of Arizona in September 1996 under the name Remedent USA, Inc.  In October 1998, we were acquired by Resort World Enterprises, Inc., a Nevada corporation in a share exchange, and we immediately changed our name to Remedent USA, Inc. and later to Remedent, Inc.  Until recently, we targeted our dental products to the professional dental market and the over-the-counter (OTC) retail business.  In the latter part of 2008, our Board of Directors approved a strategic plan to separate our OTC business from our professional business, allowing us to focus on the development, marketing and distribution of our products for the professional dental market.  In December 2008, we completed a restructuring in the form of a management-led buyout of 50% of our OTC retail business (2008 Restructuring”).  The buyout was led by Mr. Robin List, our former director and Chief Executive Officer, with financing provided by a non-affiliated foreign investment fund.  In connection with the strategic plan, we effected our OTC restructuring through a series of transactions involving subsidiary formations, contributions of subsidiary(ies) interests and sales of stock interests through subsidiary transactions.

As a result of the series of transactions related to the sale, we now own 50% of our subsidiary, Remedent OTC BV, a Dutch corporation (“Remedent OTC”) with Mr. List owning the other 50%, and maintain control of Remedent OTC as a result of our current control of the board.  In addition, we now own an interest in Sylphar Holding, BV, a Dutch holding company and subsidiary of Remedent OTC (“Sylphar Holding”), which owns and holds the OTC operating subsidiaries, through Remedent OTC’s 75% ownership interest in Sylphar Holding, which interest is subject to dilution of up to 24% upon exercise of a call option held by Concordia Fund B.V. (“Concordia”), who currently owns the remaining 25%.  As a result of the sale, all of the OTC business previously directly operated by us is now operated and held by Sylphar Holding.

We have the following wholly owned subsidiaries:  (1) Remedent N.V., a Belgium corporation; (2) Remedent Professional Holdings, Inc., a California corporation; (3) Remedent Professional, Inc., a California corporation (a subsidiary of Remedent Professional Holdings, Inc.), and (4) Glamtech-USA, Inc., a Delaware corporation.  In addition, we have a 50% ownership interest in Remedent OTC, and thereby have a partial ownership interest in the following wholly owned subsidiaries of Sylphar Holding: (i) Sylphar N.V., a Belgium corporation; (ii) Sylphar USA, Inc., a Nevada corporation; and (iii) Remedent Asia Pte Ltd, a Singapore company.

Past Product Development

We have been a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail OTC tooth whitening products which are distributed in Europe,  in Asia and the United States.  We distribute our products using both our own internal sales force and through the use of third party distributors.  Until recently, our products were generally classified into the following categories: professional dental products and OTC tooth whitening products. Our OTC division included products targeted for retail such as iWhite, Cleverwhite and Remesense.  However as a result of the 2008 Restructuring and sale, all of our prior OTC operations, including  the marketing and distribution of the OTC products are being conducted by Sylphar Holding and its wholly owned subsidiaries.

Prior to the launch of our Glamsmile TM products and FirstFitTM System our professional products for our professional dental segment consisted of the following:

Remewhite in Office Whitening System. One of our first dental products that we developed for the professional dental community was the RemeCure™ plasma curing light (described below).  Leveraging on our early success with the RemeCure light, we introduced the RemeWhite™ In Office Whitening System.  Based upon the initial RemeCure light, a new light, called the RemeCure CL-15, was developed featuring new enhancements to the hardware and software enabling this light to be fully automated thereby eliminating the need for the dentist to hold the light during whitening treatments.  In addition, a proprietary gel was formulated to be used with the system as well as a time saving method to apply the gel.

Remewhite Home Maintenance Kit.  In 2004, the RemeWhite Home Maintenance Kit was introduced and sold by dentists to their patients, featuring 16 pre-filled trays with a level of whitening agent safe for home use yet stronger than most OTC products.

Metatray.  In August 2005, we introduced MetaTray®, our next generation of products targeted for the professional dentist market.  MetaTray is a completely self-contained whitening system that can be administered by dentists that:

•	Does not require chair time.

•	Incorporates all the benefits of heat and light for activating gel.

•	Introduces a proprietary gel delivery system that eliminates dripping and running while enhancing protection for surrounding gums and tissue.

The MetaTray kit consists of a proprietary, reusable mouthpiece that has embedded in the mouthpiece both a heating element and an electroluminescent mesh that are powered by a rechargeable 9 volt power source providing heat and light similar to that which is delivered to the teeth by conventional dental lights. The system also introduced a proprietary foam strip that is unique in the manner in which it releases peroxide to the tooth surface without dripping or running.  The MetaTray kit is easy to handle, to store, and to discard.  It works by a gradual release.  As the mouth is producing more saliva – the saliva is absorbed by the foam and is pushing the peroxide out of the foam in a chemical reaction.  This also prolongs the release of peroxide allowing for a more gradual treatment thus minimizing irritation to the gums and surrounding tissue.  Most importantly, since the MetaTray kit can be used at home by the patient, foam strips with the appropriate concentration of peroxide can be provided by the dentist thereby generating a continuing revenue stream for the dentist while achieving high levels of patient satisfaction.

RemeCure. The RemeCure plasma curing light uses plasma arc technology instead of LED  and laser technology which provides high-energy power over the complete spectrum.  This allows RemeCure plasma curing light to be used in various applications such as: (1) curing dental composite materials in only seconds; and (2) for single appointment, in-office whitening in less than forty minutes.

Current Professional Dental Product and Business Strategy

GlamSmile

In connection with the 2008 Restructuring, we shifted our focus to professional products targeted for the professional sector. Our key product in the professional oral care and cosmetic dentistry product is GlamSmile™ veneers.  In the fall of 2006, we launched our proprietary veneer technology, GlamSmile.  Cosmetic dentistry is a rapidly growing segment of dental practices within the United States and Europe, with increasing demand for veneers and bonding procedures.  Our GlamSmile veneers are ultra thin claddings made from a mixture of a hybrid composite and porcelain materials which are attached to the front of the patient’s teeth.  Because GlamSmile veneers are so thin, the dentist does not need to remove healthy tooth structure leaving the patient’s healthy tooth structure intact results in several important benefits:

•	no local anesthesia is required to prepare the teeth;

•	reduced (if any) tooth sensitivity post-procedure; and

•	the process is reversible.

At the initial doctor visit, an impression is made of the patient’s teeth.  During the second visit, the hybrid composite veneers, which are computer generated as a single unit, are then ready to be installed.  The single-unit feature enables dentists with minimal training to apply up to ten teeth in one 30 – 45 minute visit.  This minimizes the risk of failure and allows more dentists to offer GlamSmile veneers as part of their dental practice.

With traditional bonding, a dentist adheres a composite material directly on the tooth which lasts about 3 to 6 years and tends to discolor.  Porcelain veneers, though a more lasting solution (ten years or more), require a significantly more invasive procedure to install, which is irreversible, requires a very high level of training and skill from the dentist and can cost from $700 to $2,000 per tooth.

In the fall of 2006, we opened our initial GlamSmile Lab in Ghent.  As a temporary solution, the lab was integrated at the same address as the office of Evelyne Jacquemyns, a dentist in Ghent who is a related person to Guy De Vreese, our Chairman and CEO.  It was agreed that we could use the office of Ms.  Jacquemyns from time to time for demonstration purposes in relation to our GlamSmile veneers, at no cost.  At current, we are in negotiations to finalize renting a larger location at the same address of the current dental practice, where the initial GlamSmile Lab will be moved.  We incurred $63,835 in cost related to the build out of the initial GlamSmile Lab.  Additional investments are planned to support the growth of sales of our GlamSmile veneers.

The GlamSmile veneers were previously only offered in Europe but pursuant to our distribution agreement with Den-Mat during 2008, we have begin to market the GlamSmile product in the United States and throughout the world with the exception of certain excluded territories as further described under “Distribution.”

On June 30, 2008, we entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) pursuant to which we intend to integrate SensAble products and technology into our system.  The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve months from the date of the Agreement.  We have the option and right to extend the initial twelve month exclusivity period for another twelve months.  The term of the Agreement is for two years and began on June 30, 2008.

First-Fit System

In June 2009, the Company introduced FirstFit™, a proprietary, patent-pending system for the creation and placement of dental bridges and crowns.  The FirstFit system requires no temporary placements, creates less mouth trauma and takes fewer office visits to complete. With economic benefits for both patients and dentists, the new technology addresses an expanding U.S. market for dental crowns and bridges, and has the potential to change the way modern dentistry is practiced.

The Company’s method and computer aided design (“CAD”) process requires no temporary placements like traditional methods. That unique feature plus other elements of the design results in less mouth trauma and fewer office visits to complete. With economic benefits for both patients and dentists, the new technology addresses an expanding global market for all dental restorations at retail, while promising to change the way dentistry is practiced today. Similar to Company’s increasingly popular GlamSmileprocess for dental veneers (now marketed in the US as LUMINEERS® by Den-Mat), the FirstFit system involves a simple creation and precision-guided installation process made possible by Remedent’s new proprietary computerized dental laboratory workstation.

FirstFit reduces the typical 10-step process by more than half, decreases typical office visits from four to two, and requires only one dental impression versus two. Using a standard dental impression, no investment in equipment or significant additional training is required by the dentist. All production is done offsite by highly-trained dental technicians at an authorized Company facility.

To create a bridge or crown, the dentist simply ships a single patient dental impression to a regional Company dental laboratory where it is digitally scanned into the Company’s FirstFit CAD/CAM 3D modeling program. This state-of-the-art system replaces the traditional, hand-crafted wax model methods, and allows technicians to work faster and more intuitively to produce dental crowns or bridges with exceptional quality and precision.

A complete turn-key installation kit is returned to the dentist containing a customized preparation guide and drilling template overlay. Even the necessary drill burs are included to virtually eliminate all guesswork and ensure the highest quality placement. This highly-efficient process reduces the time required to install a typical crown or bridge by at least one hour, which is quite significant given that an average dentist performs 1-3 crowns per day.

FirstFit offers a number of unique benefits to patients as well as the dentist when compared to traditional methods. Since no temporary crown or bridge is required, only the final installation session requires anesthesia. This makes the process substantially less painful and time consuming to the patient, reduces a number of risks, like potential infections and error, while offering significant cost savings. For the dentist, the reduction in patient hours and more precise placement translates into higher revenues per chair hour, fewer complications, and better results for their patients.

Developed by our dental research laboratories in Deurle, Belgium, we plan to offer FirstFit on a worldwide basis, directly and through exclusive distributors, beginning September 2009.

Distribution

Our strategy has been to focus on product development and marketing and to rely on our distributor network assisted by our internally developed marketing programs for servicing our customers in our target market.

Starting in Belgium and the Netherlands, our products have been introduced utilizing our Distributor Assisted Marketing programs.  We implement our program by first identifying an established dealer in each market with a well developed sales force familiar with sales of capital equipment to the professional dentist community.  Second, we develop aggressive lead generation programs and other marketing techniques which served as a blue print for the dealers to implement.  The combination of a well-trained dealer force and dealer-assisted marketing and lead generation programs has proven to be far more effective than utilizing a direct sales approach, which is much slower and more costly to establish.  This process has been repeated for both the professional dentist and retail, over the counter markets in each country.  As a result of this approach, we have been able to establish dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.

Consistent with our strategic dealer-assisted marketing approach, on August 24, 2008, we entered into a distribution agreement Den-Mat (“Distribution Agreement”).  Under the terms of the Distribution Agreement, we appointed Den-Mat to be the sole and exclusive distributor to market, license and sell certain products relating to our  GlamSmile tray technology, including, but not limited to, our GlamSmile veneer products and other related veneer products (the “Products”), throughout the world, with the exception of Australia, Austria, Belgium, Brazil, France (including all French overseas territories “Dom-Tom”), Germany, Italy, New Zealand, Oman, Poland, Qatar, Saudi Arabia, Singapore, Switzerland, Thailand, and United Arab Emirates (collectively the “Excluded Markets”) and the China Market; and granted Den-Mat a sole and exclusive, transferable and sublicensable right and license to use all intellectual property related to the Products throughout specified territory, as well as certain rights in the excluded markets and rights in future intellectual property.  Such rights include the right to manufacture the Products upon payment of royalties for the initial three year guaranty period (“Guaranty Period”).  Upon the expiration of the Guaranty Period, as detailed in the Distribution Agreement, the sole and exclusive distribution rights and licenses granted under the Agreement automatically become non-exclusive distribution rights and licenses, and all rights to use the “GlamSmile” name and mark shall cease unless the Guaranty Period is extended by Den-Mat under the terms of the Distribution Agreement.  Upon termination of the Distribution Agreement, all of Den-Mat’s rights in our intellectual property, including the right to manufacture the Products will terminate.

As consideration for such distribution, licensing and manufacturing rights, Den-Mat agreed to pay us: (i) an initial payment of $2,425,000 (received in the period ended September 30, 2008); (ii) a payment of $250,000 for each of the first three contract periods in the initial Guaranty Period, subject to certain terms and conditions; (iii) certain periodic payments as additional paid-up royalties in the aggregate amount of $500,000; (iv) a payment of $1,000,000 promptly after Den-Mat manufactures a limited quantity of Products at a facility owned or leased by Den-Mat; (v) a payment of $1,000,000 promptly upon completion of certain training of Den-Mat’s personnel; (vi) a payment of $ 1,000,000 upon the first to occur of (a) February 1, 2009 of (b) the date thirty (30) days after den-Mat sells GlamSmile Products incorporating twenty thousand (20,000) Units/Teeth to customers regardless of whether Den-Mat has manufactured such Units/Teeth in a Den-Mat facility or has purchased such Units/Teeth from us; (vii) certain milestone payments; and (viii) certain royalty payments.  Further, as consideration for Den-Mat’s obligations under the Distribution Agreement, we agreed to, among other things: (i) issue to Den-Mat or an entity to be designated by Den-Mat, warrants to purchase up to 3,378,379 shares of our common stock, par value $0.001 per share (the “Warrant Shares”) at an exercise price of $1.48 per share, exercisable for a period of five years (issued in the period ended September 30, 2008); (ii) execute and deliver to Den-Mat a registration rights agreement covering the registration of the Warrant Shares; and (iii) cause our Chairman of the Board, Guy De Vreese, to execute and deliver to Den-Mat a non-competition agreement.

In connection with the distribution agreement with Den-Mat, we purchased all of the outstanding capital stock of Glamtech from the two shareholders of Glamtech, in exchange for the rescission of the previously existing distribution agreements with Glamtech, certain limited royalty payments allocated to sales of the specified veneer products in the United States, Canada and the United Kingdom during the term of the agreement with Den-Mat, and an aggregate of one million (1,000,000) restricted shares of the our common stock.  The primary assets of Glamtech were those certain distribution agreements which granted Glamtech the exclusive right to distribute the relevant veneer products in the United States, Canada and the United Kingdom.

On June 3, 2009, we entered into an Amended and Restated Distribution, License and Manufacturing Agreement (“Amended Agreement”) with Den-Mat, pursuant to which certain provisions of the Distribution Agreement discussed above were amended and restated.  Under the terms of the Distribution and Amended Agreements, Den-Mat is appointed to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products (the “Products”), throughout the world, with the exception of Australia, Austria, Belgium, Brazil, France (including Dom-Tom), Germany, Italy, New Zealand, Oman, Poland, Qatar, Saudi Arabia, Singapore, Switzerland, Thailand, and United Arab Emirates (collectively the “Excluded Markets”) and the China Market (the “Territory”).  The Amended Agreement modifies and clarifies certain terms and provisions which among other things includes: (1) the expansion of the list of Excluded Markets to include Spain, Japan, Portugal, South Korea and South Africa for a period of time; (2) clarification that Den-Mat’s distribution and license rights are non-exclusive to market, sell and distribute the Products directly to consumers through retail locations (“B2C Market”) in the Territory and an undertaking to form a separate subsidiary to and to issue warrants to Den-Mat in the subsidiary in the event that the Company decides to commercially exploit the B2C Market in North America after January 1, 2010; (3) subject to certain exceptions, a commitment from the Company to use Den-Mat as its supplier to purchase all of its, and its licensee’s, GlamSmile products in the B2C Market from Den-Mat, with reciprocal commitment from Den-Mat to sell such products; (4) modification of certain defined terms such as “Guaranty Period,” “Exclusivity Period” and addition of the term “Contract Period”; and (5) acknowledgment that the Guaranty Period has commenced as of April 1, 2009,  all as such terms are more specifically detailed in the Amended Agreement.  More specifically, under the Amended Agreement, the “Guaranty Period” (as defined therein) is no longer a three year period but has been changed to the first three “Contract Periods”.  The first Contract Period commences on the first day of the Guaranty Period (which the Parties agreed has commenced as of April 1, 2009), and continues for fifteen (15) months or such longer period that would be necessary in order for Den-Mat to purchase a certain minimum number of Units/Teeth as agreed upon in the Amended Agreement (“Minimum Purchase Requirement”) in the event that our manufacturing capacity falls below a certain threshold.  The second and each subsequent GlamSmile Contract Period begins on the next day following the end of the preceding “Contract Period” and continues until for twelve (12) or such longer period that would be necessary in order for Den-Mat to meet its Minimum Purchase Requirement in the event that our manufacturing capacity falls below a certain threshold.

On June 3, 2009, we entered into the First Fit-Crown Distribution and  License Agreement (the “First Fit Distribution Agreement”) with Den-Mat.  Under the terms of the First Fit Distribution Agreement, we appointed Den-Mat to be the its sole and exclusive distributor to market, license and sell certain products relating to our proprietary First Fit technology (the “First Fit Products”), in the United States, Canada and Mexico (the “First Fit Territory”).  In connection therewith, we also granted Den-Mat certain non-exclusive rights to manufacture and produce the First Fit Products in the First-Fit Territory; and a sole and exclusive transferable and sublicensable right and license to use our  intellectual property rights relating to the First Fit Products to perform its obligations as a distributor (provided we  retain the right to use and license related intellectual property in connection with the manufacture of the First Fit Products for sale outside of the  First Fit Territory), as the terms and transactions are further detailed in the First Fit Distribution Agreement.  The consummation of the transactions described herein and contemplated in the First Fit Distribution Agreement are subject to certain closing conditions which includes, in addition to customary closing conditions: the completion of Den-Mat’s due diligence with respect to the First Fit Products to its satisfaction; execution and delivery of  Non-Competition Agreements by Guy De Vreese and Evelyne Jacquemyns; and the delivery of the Development Payment and first installment of the License Payment (the “Development Payment” and License Payment” are defined below).  Under the First Fit Distribution Agreement, we granted such distribution rights, licensing rights and manufacturing rights, in consideration for the following:  (i) a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) payable in two installments as follows: (a) Fifty Thousand Dollars ($50,000) within seven (7) days after the effective date of the First Fit Distribution Agreement (the “Effective Date”), and (b) Three Hundred Fifty Thousand Dollars ($350,000) within twenty one (21) days after the Effective Date; (ii) a non-refundable license fee of Six Hundred Thousand Dollars ($600,000) payable in three (3) equal installments of $200,000 each, with the first installment payable on the closing date contemplated in the First Fit Distribution Agreement (the “Closing Date”), and with the second and third installments payable on the 30th and 60th day, respectively, after the Closing Date; (iii) certain royalty payments based on the sales of the First Fit Products by Den-Mat or its sublicensees; and (iv) certain minimum royalty payment to maintain exclusivity, as such  terms are more particularly described in the First Fit Distribution Agreement.

Den-Mat’s rights as an exclusive distributor and licensee continue at least through the first Contract Period (which is defined below) and continues until the termination of the First Fit Distribution Agreement.  Den-Mat’s exclusivity ends at the end of any Contract Period in which Den-Mat fails to make certain minimum royalty payments.  In the event that such exclusivity is terminated, Den-Mat has the option to either terminate the First Fit Distribution Agreement upon ninety (90) days written notice, or become a non-exclusive distributor and licensee, in which event Den-Mat’s obligation to pay certain agreed upon royalties would continue.  “Contract Period”  means the following periods: (A) the first eighteen (18) months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not fully operational within sixty (60) days after the Closing Date, the first Contract Period will be extended by one day for each day after the 60th day until Den-Mat becomes fully operational; (B) the subsequent twelve (12) months; and (C) each subsequent twelve (12) month period thereafter, in each case during which the First Fit Distribution Agreement is in effect.

Locations

We lease our 26,915 square feet office and warehouse facility in Deurle, Belgium.  Our operations take place primarily at our office space and warehouse in Deurle, Belgium.  We also lease a smaller office facility of 2,045 square feet in Gent, Belgium to support the sales and marketing division of our veneer business.

Manufacturing

Prior to 2003, all of the manufacturing related to our dental products were conducted through third party manufacturers under our supervision thereby minimizing demands on capital resources.  Beginning in 2003, parts of the manufacturing and the majority of the final assembly of our products were brought in-house, thereby improving control over product quality while significantly reducing product costs.  These efforts were expanded significantly during the fiscal year ended March 31, 2006, in particular with regard to the expansion of in-house manufacturing capabilities for our gel products and foam strips.  In December 2005, our manufacturing facility became ISO 9001:2000 certified and ISO 13485:2003 certified which includes the certification for the manufacture of medical devices.

Research and Development

Our research and development expenses decreased $84,306 to $248,652 for the year ended March 31, 2009 as compared to $332,958 for the year ended March 31, 2008, a decrease of 25.3%.  Our current levels of research and development expenditures are reflective of an average year.  In 2008 we were able to bring some products to the production phase and as a result were able to begin investing in new projects.  Research and development expenditures have decreased because most of the investment in the development of new products occurred in 2007.  The release of these new products is scheduled for the balance of 2009.

Intellectual Property

In October 2004, we acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to the MetaTray® kit.  Pursuant to the terms of the license agreement, we were granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. We are amortizing the initial cost of $65,000 for these patents over a ten year period and accordingly has recorded $29,500 of accumulated amortization for this patent as of March 31, 2009. We will accrue this royalty when it becomes payable to inventory therefore no provision has been made for this obligation as of March 31, 2009.

In September 2004, we entered into an agreement with Lident N.V. (“Lident”), a company controlled by Mr. De Vreese, the Company’s Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese association with us. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. We have filed to have the patent approved throughout Europe. The agreement required us to advance to the inventors through Lident a fully refundable deposit of €100,000 subject to the our due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to us for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit would be repaid in full by Lident. The consideration we had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of our Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to us in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, when we exercises the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident.

On December 12, 2005, we exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by the Company in September 2005 and the remaining €25,000 to be paid upon our first shipment of a product covered by the patent.

As of March 31, 2009 we have not yet received the final Product. The patent is being amortized over five (5) years and accordingly, we have recorded $79,240 of accumulated amortization for this patent as of March 31, 2009.

We have filed two patent applications in the European Union, United States and Australia related to the GlamSmile product.  We currently are in the process of preparing  trademark application and have a pending patent application for FirstFit.  We also have ongoing research and development efforts to improve and expand our current technology and to develop new dental products.  We intend to continue to apply for patents when we believe it is in our interest to do so and as advised by patent counsel.  We rely and will continue to rely on trade secrets, know-how and other unpatented proprietary information in our business.  Certain of our key employees and consultants are required to enter into confidentiality and/or non-competition agreements to protect our confidential information.

Major Customers

For the year ended March 31, 2009 we had one customer that accounted for 45% of total revenues.  For the year ended March 31, 2008, we had one customer whose sales accounted for 16% of total revenue.

Competition

International markets including Europe, Asia and Latin America have followed the United States’ lead in expanding offerings in the areas of teeth whitening.  Leading the way in both the professional dentist segment has been United States based companies seeking to expand their distribution.  Impeding these efforts has been the inability of many of these companies to fully understand the differences from both a distribution and a regulatory standpoint that apply in each of the European and Asian markets.  Notwithstanding the formation of the European Union and its efforts to standardize regulatory and business practices throughout Europe, these practices in reality vary widely from country to country.

Competition in the professional dentistry product lines comes primarily from the larger United States based competitors including Brite-Smile, Rembrandt (now a subsidiary of Gillette Company, Inc.), Discuss Dental, Inc. and Zoom.  All of these companies offer light and whitening solutions to the professional dentist community.  Despite our competition’s advantage with respect to size, resources and name recognition, we have continued to maintain market share in this highly competitive segment for the following reasons:

•	Better combined pricing strategy than the competition when considering net cost for whitening materials and initial cost of light.

•	Dual purpose light to maximize value of initial investment.

•	Ease of use from automated functionality of light, speed and gel application method.

•	Superior gel formulation which maximizes performance while minimizing sensitivity.

•	Home maintenance kit for improved patient satisfaction.

Regulatory Issues

As we market dental products which are legally defined to be medical devices, we are considered to be a medical device manufacturer and as such we are subject to the regulations of, among other governmental entities, the United States Food and Drug Administration (the “FDA”) and the corresponding agencies of the states and foreign countries in which we sell our products.  These regulations govern the introduction of new medical devices, the observance of certain standards with respect to the manufacture and labeling of medical devices, the maintenance of certain records and the reporting of potential product problems and other matters.  A failure to comply with such regulations could have material adverse effects on our business.

The Federal Food, Drug and Cosmetic Act (“FDC Act”) regulates medical devices in the United States by classifying them into one of three classes based on the extent of regulation believed necessary to ensure safety and effectiveness.  Class I devices are those devices for which safety and effectiveness can reasonably be ensured through general controls, such as device listing, adequate labeling, pre-market notification and adherence to the Quality System Regulation (“QSR”) as well as medical device reporting, labeling and other regulatory requirements.  Some Class I medical devices are exempt from the requirement of pre-market approval or clearance.  Class II devices are those devices for which safety and effectiveness can reasonably be ensured through the use of special controls, such as performance standards, post-market surveillance and patient registries, as well as adherence to the general controls provisions applicable to Class I devices.  Class III devices are devices that generally must receive pre-market approval by the FDA pursuant to a pre-market approval application (“PMA”) to ensure their safety and effectiveness.  Generally, Class III devices are limited to life sustaining, life supporting or implantable devices; however, this classification can also apply to novel technology or new intended uses or applications for existing devices.

Before most medical devices can be marketed in the United States, they are required by the FDA to secure either clearance of a pre-market notification pursuant to Section 510(k) of the FDC Act (a “510(k) Clearance”) or approval of a PMA.  Obtaining approval of a PMA can take several years.  In contrast, the process of obtaining 510(k) Clearance generally requires a submission of substantially less data and generally involves a shorter review period.  Most Class I and Class II devices enter the market via the 510(k) Clearance procedure, while new Class III devices ordinarily enter the market via the more rigorous PMA procedure.  In general, approval of a 510(k) Clearance may be obtained if a manufacturer or seller of medical devices can establish that a new device is “substantially equivalent” to a predicate device other than one that has an approved PMA.  The claim for substantial equivalence may have to be supported by various types of information, including clinical data, indicating that the device is as safe and effective for its intended use as its legally marketed equivalent device.  The 510(k) Clearance is required to be filed and cleared by the FDA prior to introducing a device into commercial distribution.  Market clearance for a 510(k) Notification submission may take 3 to 12 months or longer.  If the FDA finds that the device is not substantially equivalent to a predicate device, the device is deemed a Class III device, and a manufacturer or seller is required to file a PMA.  Approval of a PMA for a new medical device usually requires, among other things, extensive clinical data on the safety and effectiveness of the device.  PMA applications may take years to be approved after they are filed.  In addition to requiring clearance or approval for new medical devices, FDA rules also require a new 510(k) filing and review period prior to marketing a changed or modified version of an existing legally marketed device if such changes or modifications could significantly affect the safety or effectiveness of that device.  The FDA prohibits the advertisement or promotion of any approved or cleared device for uses other than those that are stated in the device’s approved or cleared application.

We believe that the GlamSmile products will not require a 510(k) submission because the products fall within an exemption under the 510(k) regulation.

International sales of medical devices are also subject to the regulatory requirements of each country.  In Europe, the regulations of the European Union require that a device have a CE Mark, a mark that indicates conformance with European Union laws and regulations before it can be sold in that market.  The regulatory international review process varies from country to country.  We previously relied upon our distributors and sales representatives in the foreign countries in which we market our products to ensure we comply with the regulatory laws of such countries; however, during the year ended March 31, 2006 we expanded our own Research and Development personnel to enable us to provide greater assistance and play a more proactive role in obtaining local regulatory approvals, especially in Europe.  We currently have an in-office regulatory affairs representative who is responsible for coordinating local and international approvals as well as our ISO:9001 and ISO:13485 (medical device).

Costs and Effects of Compliance with Environmental Laws and Regulations

We are not in a business that involves the use of materials in a manufacturing stage where such materials are likely to result in the violation of any existing environmental rules and/or regulations.  Further, we do not own any real property that could lead to liability as a landowner.  Therefore, we do not anticipate that there will be any substantial costs associated with the compliance of environmental laws and regulations.

Employees

We currently retain 21 full-time employees in Belgium.  We currently have one employee, Mr. Stephen Ross, our Chief Financial Officer, located in the United States.  Our subsidiary, Remedent, N.V., has an employment agreement with Mr. Philippe Van Acker our Chief Accounting Officer.  We entered into an employment agreement with Roger Leddington on August 15, 2007, appointing Mr. Leddington as Senior Vice President and Head of U.S. Marketing.  This agreement was subsequently terminated in the beginning of May 2008, when Mr. Leddington resigned and in connection with the Glamtech distribution agreement and accepted the position as Glamtech’s president.

ITEM 1A — RISK FACTORS

RISK FACTORS

Investment in our common stock involves risk.  You should carefully consider the risks we describe below before deciding to invest.  The market price of our common stock could decline due to any of these risks, in which case you could lose all or part of your investment.  In assessing these risks, you should also refer to the other information included in this Annual Report, including our consolidated financial statements and the accompanying notes.  You should pay particular attention to the fact that we are a holding company with substantial operations in Belgium and are subject to legal and regulatory environments that in many respects differ from that of the United States.  Our business, financial condition or results of operations could be affected materially and adversely by any of the risks discussed below and any others not foreseen.  This discussion contains forward-looking statements.

Risks Relating To Our Business

We have a history of losses and we could suffer losses in the future.

With the exception of a small profit of $16,149 on revenue of $5,234,855 for the fiscal year ended March 31, 2004, we have had a history of substantial losses.  Our losses were $1,963,806 on revenue of $733,853 for the fiscal year ended March 31, 2002; $1,006,374 on revenue of $1,969,144 for the fiscal year ended March 31, 2003; $103,428 on revenues of $7,072,300 for the fiscal year ended March 31, 2005; $3,887,302 on revenues of $7,393,948 for the year ended March 31, 2006;  $1,496,049 on revenues of $6,676,365 for the fiscal year ended March 31, 2007; $3,115,513 on revenues of $7,482,261 for the fiscal year ended March 31, 2008 and $2,952,915 on revenues of $14,639,541 for the year ended March 31, 2009.

Although we have experienced significant growth in our revenues since 2002, we cannot assure you that we will attain sustainable profitability on a quarterly or annual basis in the future.  We expect to continue to incur increasing cost of revenues, research and development expenses, sales and marketing and general and administrative expenses commensurate with our growth in revenue.  In order to achieve and sustain profitability, we will need to generate and sustain increased revenues.

Substantially all of our assets are secured under a credit facility with Fortis Bank, a bank located outside of the United States, and in the event of default under the credit facility we may lose all of our assets.

On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank (“Fortis Bank”), for €1,070,000 (the “Facility”).  The Facility is secured by a first lien on the assets of Remedent N.V.  The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary.  Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit.  On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000.  On March 13, 2006, the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit.  The Facility was further amended September 1, 2006, to decrease the mixed-use line of credit to €2,050,000.  The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent N.V. and/or Sylphar N.V.  Each line of credit carries its own interest rates and fees as provided in the Facility. As of March 31, 2009 and March 31, 2008, there were $660,200 and $779,718 in advances outstanding, respectively, under this mixed-use line of credit facility.  Although we are current in our obligations under this Facility, in the event of a default under this Facility we may lose our assets.

We may not have access to capital in the future as a result of disruptions in capital and credit markets.

Although we currently have additional credit available under our Facility with Fortis Bank, we may not be able to access our funds in the future.  Our access to the funds under our current credit facility with Fortis Bank is dependent on the ability of the financial institution that is party to the facility to meet its funding commitments. Fortis Bank may not be able to meet its funding commitments if it experiences shortages of capital and liquidity or if it experiences excessive volumes of borrowing requests within a short period of time. Moreover, longer term volatility and continued disruptions in the capital and credit markets as a result of uncertainty, changing or increased regulation of financial institutions, reduced alternatives or failures of significant financial institutions could affect adversely our access to the liquidity needed for our business in the longer term. Such disruptions could require us to take measures to conserve cash until the markets stabilize or until alternative credit arrangements or other funding for our business needs can be arranged. The disruptions in the capital and credit markets have also resulted in higher interest rates on publicly issued debt securities and increased costs under credit facilities. The continuation of these disruptions would increase our interest expense and capital costs and could affect adversely our results of operations and financial position including our ability to grow our business through acquisitions.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate needing significant capital to introduce new products, further develop our existing products, increase awareness of our brand names and expand our operating and management infrastructure as we grow sales in Europe, Asia and South America and  launch sales and distribution activities in the United States.  We may use capital more rapidly than currently anticipated and incur higher operating expenses and generate lower revenue than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs.  We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could affect adversely our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure additional debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding.  If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders.  If we raise additional funds by issuing debt, we may be subject to debt covenants, such as the debt covenants under our secured credit facility, which could place limitations on our operations including our ability to declare and pay dividends.  Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our results of operations may be adversely impacted by currency fluctuations.

We currently have operations in Belgium and distributors in Europe, the Middle East, South America and Asia.  A significant portion of our revenue is in currencies other than United States dollars, primarily in Euros.  Because our financial statements are reported in United States dollars, fluctuations in Euros against the United States dollar may cause us to recognize foreign currency transaction gains and losses, which may be material to our operations and impact our reported financial condition and results of operations.  During the years ended March 31, 2009 and March 31, 2008, we recognized an increase/(decrease) in cash and cash equivalents of $174,196 and $(66,463), respectively, from the effect of exchange rates between the Euro and the US Dollar.

Substantially all of our assets and our operations are located outside of the United States, a significant number of sales  are generated outside of the United States subjecting us to risks associated with international operations.

Our operations are primarily in Belgium and 43% of our sales for the fiscal year end March 31, 2009 were generated from customers outside of the United States, compared to 79% of our sales for the fiscal year ended March 31, 2008. The international nature of our business subjects us to the laws and regulations of the jurisdictions in which we operate and sell our products.  In addition, we are subject to risks inherent in international business activities, including:

•	difficulties in collecting accounts receivable and longer collection periods,

•	changes in overseas economic conditions,

•	fluctuations in currency exchange rates,

•	potentially weaker intellectual property protections,

•	changing and conflicting local laws and other regulatory requirements,

•	political and economic instability,

•	war, acts of terrorism or other hostilities,

•	potentially adverse tax consequences,

•	difficulties in staffing and managing foreign operations, or

•	tariffs or other trade regulations and restrictions.

Our quarterly sales and operating results have fluctuated and may continue to fluctuate in future periods which may cause the price of our common stock to decline.

Our quarterly sales and operating results have fluctuated and are likely to continue to vary from quarter to quarter due to a number of factors, many of which are not within our control.  Factors that might cause quarterly fluctuations in our sales and operating results include, but are not limited by the following:

•	Variation in demand for our products, including variation due to seasonality;

•	Our ability to research, develop, introduce, market and gain market acceptance of new products and product enhancements in a timely manner;

•	Our ability to control costs;

•	The size, timing, rescheduling or cancellation of orders from distributors;

•	The introduction of new products by competitors;

•	Long sales cycles and fluctuations in sales cycles;

•	The availability and reliability of components used to manufacture our products;

•	Changes in our pricing policies or those of our suppliers and competitors, as well as increased price competition in general;

•	The risks and uncertainties associated with our international business;

•	Costs associated with any future acquisitions of technologies and businesses;

•	Developments concerning the protection of our proprietary rights; and

•	General global economic, political, international conflicts, and acts of terrorism.

In addition, our research and development expenses for the year ended March 31, 2009 were $248,652 compared to $332,958 for the year ended March 31, 2008, which is a decrease of $84,306, or 25.32%, over the prior fiscal year.   The principal reason for this decrease is that the majority of investments in relation to the development of new products took place during 2007.

We are economically sensitive to general economic conditions, including continued weakening of the economy, therefore the sale of our products could be adversely affected.

Our industry is sensitive to recessions in the general economy and future economic outlook. Our results may be dependent on a number of factors impacting consumer spending, including general economic and business conditions; and consumer confidence. The demand for our dental products may decline during recessionary periods and at other times when disposable income is lower. A downturn or an uncertain outlook in the economy may materially adversely affect our business.

An unsuccessful material strategic transaction or relationship could result in operating difficulties and other harmful consequences to our business.

We have evaluated, and expect to continue to evaluate, a wide array of potential strategic transactions and relationships with third parties.   From time to time, we may engage in discussions regarding potential acquisitions or joint ventures. Any of these transactions could be material to our financial condition and results of operations, and the failure of any of these material relationships and transactions may have a negative financial impact on our business.

Our products may be subject to government regulation and failure to comply with applicable regulations could result in fines, suspensions, seizure actions, product recalls, injunctions and criminal prosecutions.

Before most medical devices can be marketed in the United States, they are required by the United States Food and Drug Administration (“FDA”) to secure either clearance of a pre-market notification pursuant to Section 510(k) of the Federal Food, Drug and Cosmetic Act (“FDC Act”) (a “510(k) Clearance”) or approval of a pre-market approval application (“PMA”).  Obtaining approval of a PMA application can take several years.  In contrast, the process of obtaining 510(k) Clearance generally requires a submission of substantially less data and generally involves a shorter review period.  As discussed more specifically under the subsection title “Regulatory Issue,” most Class I and Class II devices enter the market via the 510(k) Clearance procedure, while new Class III devices ordinarily enter the market via the more rigorous PMA procedure.  Approval of a PMA application for a new medical device usually requires, among other things, extensive clinical data on the safety and effectiveness of the device.  PMA applications may take years to be approved after they are filed.  In addition to requiring clearance or approval for new medical devices, FDA rules also require a new 510(k) filing and review period, prior to marketing a changed or modified version of an existing legally marketed device, if such changes or modifications could significantly affect the safety or effectiveness of that device.  The FDA prohibits the advertisement or promotion of any approved or cleared device for uses other than those that are stated in the device’s approved or cleared application.

We have received approval from the FDA to market our RemeCure dental curing lamp in the United States.  We submitted our application for approval on FDA Form 510(k) on October 30, 2002 and received FDA approval for this product on January 9, 2003.  None of our other products have FDA approval for marketing in the United States.  However, we believe that our products, including for example, GlamSmile, do not require a 510(k) submission because the products fall within an exemption under the 510(k) regulation.

International sales of medical devices are also subject to the regulatory requirements of each country.  In Europe, the regulations of the European Union require that a device have a CE Mark, a mark that indicates conformance with European Union laws and regulations before it can be sold in that market.  The regulatory international review process varies from country to country.  We rely upon our distributors and sales representatives in the foreign countries in which we market our products to ensure we comply with the regulatory laws of such countries.  Failure to comply with the laws of such country could have a material adverse effect on our operations and, at the very least, could prevent us from continuing to sell products in such countries.

We may not have effective internal controls if we fail to remedy any deficiencies we may identify in our system of internal controls.

In connection with Section 404 of the Sarbanes-Oxley Act of 2002, we need to assess the adequacy of our internal control, remediate any weaknesses that may be identified, validate that controls are functioning as documented and implement a continuous reporting and improvement process for internal controls.  We may discover deficiencies that require us to improve our procedures, processes and systems in order to ensure that our internal controls are adequate and effective and that we are in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act.  If the deficiencies are not adequately addressed, or if we are unable to complete all of our testing and any remediation in time for compliance with the requirements of Section 404 of the Sarbanes-Oxley Act and the SEC rules under it, we would be unable to conclude that our internal controls over financial reporting are designed and operating effectively, which could adversely affect our investor confidence in our internal controls over financial reporting.

The loss of or a substantial reduction in, or change in the size or timing of, orders from distributors could harm our business.

Our international sales are principally comprised of sales through independent distributors, although we sell products in certain European countries through direct sales representatives.  A significant amount of our sales may consist of sales through distributors.  The loss of a substantial number of our distributors or a substantial reduction in, cancellation of or change in the size or timing of orders from our current distributors could harm our business, financial condition and results of operations.  The loss of a key distributor would affect our operating results due to the potential length of time that might be required to locate and qualify a new distributor or to retain direct sales representatives for the territory.

We do not have long term commitments from our suppliers and manufacturers.

We may experience shortages of supplies and inventory because we do not have long-term agreements with our suppliers or manufacturers.  Our success is dependent on our ability to provide our customers with our products.  Although we manufacture most of our products, we are dependent on our suppliers for component parts which are necessary for our manufacturing operations.  In addition, certain of our present and future products and product components are (or will be) manufactured by third party manufacturers.  Since we have no long-term contracts or other contractual assurances with these manufacturers for continued supply, pricing or access to component parts, no assurance can be given that such manufacturers will continue to supply us with adequate quantities of products at acceptable levels of quality and price.  While we believe that we have good relationships with our suppliers and our manufacturers, if we are unable to extend or secure manufacturing services or to obtain component parts or finished products from one or more manufacturers on a timely basis and on acceptable terms, our results of operations could be adversely affected.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment.  In addition, the competition in the market for teeth whitening and cosmetic dental products and services may intensify as we enter into the United States market.  There are numerous well-established companies and smaller entrepreneurial companies based in the United States with significant resources who are developing and marketing products and services that will compete with our products.  In addition, many of our current and potential competitors have greater financial, technical, operational and marketing resources.  These resources may make it difficult for us to compete with them in the development and marketing of our products, which could harm our business.

Our success will depend on our ability to update our technology to remain competitive.

The dental device and supply industry is subject to technological change.  As technological changes occur in the marketplace, we may have to modify our products in order to become or remain competitive.  While we are continuing our research and development in new products in efforts to strengthen our competitive advantage, no assurances can be given that we will successfully implement technological improvements to our products on a timely basis, or at all.  If we fail to anticipate or respond in a cost-effective and timely manner to government requirements, market trends or customer demands, or if there are any significant delays in product development or introduction, our revenues and profit margins may decline which could adversely affect our cash flows, liquidity and operating results.

We depend on market acceptance of the products of our customers.  If our products do not gain market acceptance, our ability to compete will be adversely affected.

Our success will depend in large part on our ability to successfully market our line of products and our ability to receive all regulatory approvals.  Although we intend to differentiate our products from our competitors by targeting different channels of distribution, no assurances can be given that we will be able to successfully market our products or achieve consumer acceptance.  Moreover, failure to successfully develop, manufacture and commercialize our products on a timely and cost-effective basis will have a material adverse effect on our ability to compete in our targeted market segments.  In addition, medical and dental insurance policies generally do not cover teeth whitening or other cosmetic dental procedures, including our products, which may have an adverse impact upon the market acceptance of our products.

Failure to meet customers’ expectations or deliver expected performance of our products could result in losses and negative publicity, which will harm our business.

If our products fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and our products, which could adversely affect our ability to attract or retain customers.  Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of our products.

Although we have not been a party to any product liability lawsuits and are currently not aware of any anticipated product liability claims with respect to our products, the nature of our business exposes us to product liability lawsuits arising out of the commercialization of our products.  In the future, an individual may bring a liability claim against us if one of our products causes, or merely appears to have caused, an injury.  If we cannot successfully defend ourselves against the product liability claim, we may incur substantial liabilities.  Regardless of merit or eventual outcome, liability claims may result in:

•	decreased demand for our products;

•	injury to our reputation;

•	costs of related litigation;

•	substantial monetary awards to customers;

•	product recalls;

•	loss of revenue; and

•	the inability to commercialize our products.

We may have difficulty managing our growth.

We have been experiencing significant growth in the scope of our operations and the number of our employees.  This growth has placed significant demands on our management as well as our financial and operational resources.  In order to achieve our business objectives, we anticipate that we will need to continue to grow.  If this growth occurs, it will continue to place additional significant demands on our management and our financial and operational resources, and will require that we continue to develop and improve our operational, financial and other internal controls.  We have been distributing our products primarily in Europe and we have recently launched sales and distribution in the United States, this expansion could further increase the challenges involved in implementing appropriate operational and financial systems, expanding manufacturing capacity and scaling up production, expanding our sales and marketing infrastructure and capabilities and providing adequate training and supervision to maintain high quality standards.  The main challenge associated with our growth has been, and we believe will continue to be, our ability to recruit and integrate skilled sales, manufacturing and management personnel.  Our inability to scale our business appropriately or otherwise adapt to growth would cause our business, financial condition and results of operations to suffer.

It may be difficult to enforce a United States judgment against us, our officers and directors, or to assert United States securities laws claims in Belgium and to serve process on substantially all of our directors and officers and these experts.

A majority of our directors and our chief executive officer are nonresidents of the United States.  A substantial portion of our assets and all or a substantial portion of the assets of these officers and directors and experts are located outside of the United States.  As a result, it may be difficult to effect service of process within the United States with respect to matters arising under the United States securities laws or to enforce, in the United States courts, judgments predicated upon civil liability under the United States securities laws.  It also may be difficult to enforce in Belgium, in original actions or in actions for enforcement of judgment of United States courts, civil liabilities predicated upon United States securities laws.

If we are unable to protect our intellectual property rights or our intellectual property rights are inadequate, our competitive position could be harmed or we could be required to incur expenses to enforce our rights.

Our future success will depend, in part, on our ability to obtain and maintain patent protection for our products and technology, to preserve our trade secrets and to operate without infringing the intellectual property of others.  In part, we rely on patents to establish and maintain proprietary rights in our technology and products.  While we hold licenses to a number of issued patents and have other patent applications pending on our products and technology, we cannot assure you that any additional patents will be issued, that the scope of any patent protection will be effective in helping us address our competition or that any of our patents will be held valid if subsequently challenged.  Other companies also may independently develop similar products, duplicate our products or design products that circumvent our patents.

In addition, if our intellectual property rights are inadequate, we may be exposed to third-party infringement claims against us.  Although we have not been a party to any infringement claims and are currently not aware of any anticipated infringement claim, we cannot predict whether third parties will assert claims of infringement against us, or whether any future claims will prevent us from operating our business as planned.  If we are forced to defend against third-party infringement claims, whether they are with or without merit or are determined in our favor, we could face expensive and time-consuming litigation.  If an infringement claim is determined against us, we may be required to pay monetary damages or ongoing royalties.  In addition, if a third party successfully asserts an infringement claim against us and we are unable to develop suitable non-infringing alternatives or license the infringed or similar intellectual property on reasonable terms on a timely basis, then our business could suffer.

If we are unable to meet customer demand or comply with quality regulations, our sales will suffer.

We manufacture many of our products at our Deurle, Belgium production facilities.  In order to achieve our business objectives, we will need to significantly expand our manufacturing capabilities to produce the systems and accessories necessary to meet demand.  We may encounter difficulties in scaling-up production of our products, including problems involving production capacity and yields, quality control and assurance, component supply and shortages of qualified personnel.  In addition, our manufacturing facilities are subject to periodic inspections by foreign regulatory agencies.  Our success will depend in part upon our ability to manufacture our products in compliance with regulatory requirements.  Our business will suffer if we do not succeed in manufacturing our products on a timely basis and with acceptable manufacturing costs while at the same time maintaining good quality control and complying with applicable regulatory requirements.

We are dependent on Guy De Vreese, our Chairman and Chief Executive Officer, and any loss of such key personnel could result in the loss of a significant portion of our business.

Our success is highly dependent upon the key business relations and expertise of Guy De Vreese, our Chairman and Chief Executive Officer.  Unlike larger companies, we rely heavily on a small number of officers to conduct a large portion of our business.  The loss of service of our Chairman and Chief Executive Officer along with the loss of his numerous contacts and relationships in the industry would have a material adverse effect on our business.  We do not have an employment agreement with Guy De Vreese.

If we cannot build and maintain strong brand loyalty our business may suffer.

We believe that the importance of brand recognition will increase as more companies produce competing products.  Development and awareness of our brands will depend largely on our ability to advertise and market successfully.  If we are unsuccessful, our brands may not be able to gain widespread acceptance among consumers.  Our failure to develop our brands sufficiently would have a material adverse effect on our business, results of operations and financial condition.

Risks Relating To Our Common Stock

There is a limited public trading market for our common stock.

Our Common Stock presently trades on the Over-the-Counter Bulletin Board under the symbol “REMI.” We cannot assure you, however, that such market will continue or that you will be able to liquidate your shares acquired in this offering at the price you paid or otherwise.  We also cannot assure you that any other market will be established in the future.  The price of our common stock may be highly volatile and your liquidity may be adversely affected in the future.

Our common stock is thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

There is limited market activity in our stock and we are too small to attract the interest of many brokerage firms and analysts. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained. While we are trading on the Over-The-Counter Bulletin Board, our trading volume may be limited by the fact that many major institutional investment funds, including mutual funds, as well as individual investors follow a policy of not investing in Over- the–Counter Bulletin Board stocks and certain major brokerage firms restrict their brokers from recommending Over-the-Counter Bulletin Board stocks because they are considered speculative, volatile, thinly traded and the market price of the common stock may not accurately reflect our underlying value. The market price of our common stock could be subject to wide fluctuations in response to quarterly variations in our revenues and operating expenses, announcements of new products or services by us, significant sales of our common stock, the operating and stock price performance of other companies that investors may deem comparable to us, and news reports relating to trends in our markets or general economic conditions.

The ownership of our stock is highly concentrated in our management.

As of June 4, 2009, our present directors and executive officers, and their respective affiliates beneficially owned approximately 29% of our outstanding common stock, including underlying options that were exercisable or which would become exercisable within 60 days of June 4, 2009.  As a result of their ownership, our directors and executive officers and their respective affiliates collectively are able to significantly influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.  This concentration of ownership may also have the effect of delaying or preventing a change in control.

We have a substantial number of shares authorized but not yet issued.

Our Articles of Incorporation authorize the issuance of up to 50,000,000 shares of common stock and 10,000,000 shares of preferred stock.  Our Board of Directors has the authority to issue additional shares of common stock and preferred stock and to issue options and warrants to purchase shares of our common stock and preferred stock without stockholder approval.  Future issuance of common stock and preferred stock could be at values substantially below current market prices and therefore could represent further substantial dilution to our stockholders.  In addition, the Board could issue large blocks of voting stock to fend off unwanted tender offers or hostile takeovers without further shareholder approval.

We have historically not paid dividends and do not intend to pay dividends.

We have historically not paid dividends to our stockholders and management does not anticipate paying any cash dividends on our common stock to our stockholders for the foreseeable future.  We intend to retain future earnings, if any, for use in the operation and expansion of our business.

Our stock may be governed by the “penny stock rules,” which impose additional requirements on broker-dealers who make transactions in our stock.

SEC rules require a broker-dealer to provide certain information to purchasers of securities traded at less than $5.00, which are not traded on a national securities exchange.  Since our common stock is not currently traded on an exchange, our common stock is considered a “penny stock,” and trading in our common stock is subject to the requirements of Rules 15g-1 through 15g-9 under the Securities Exchange Act of 1934 (the “Penny Stock Rules”).  The Penny Stock Rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC that provides information about penny stocks and the nature and level of risks in the penny stock market.  The broker-dealer must also give bid and offer quotations and broker and salesperson compensation information to the prospective investor orally or in writing before or with the confirmation of the transaction.  In addition, the Penny Stock Rules require a broker-dealer to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction before a transaction in a penny stock.  These requirements may severely limit the liquidity of securities in the secondary market because few broker-dealers may be likely to undertake these compliance activities.  Therefore, the disclosure requirements under the Penny Stock Rules may have the effect of reducing trading activity in our common stock, which may make it more difficult for investors to sell their shares.

ITEM 1B — UNRESOLVED STAFF COMMENTS

Not Applicable.

ITEM 2 — PROPERTIES

We lease out 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine-year lease commencing December 20, 2001 at a base rent of €7,266 per month ($9,594 per month at March 31, 2009). In addition, we are responsible for the payment of annual real estate taxes for the property which totaled €4,120 ($5,440 for calendar year 2009).  The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2009 is $201,475.

We lease a smaller office facility of 2,045 square feet in Gent, Belgium to support the sales and marketing division of our veneer business, from an unrelated party pursuant to a nine year lease commencing September 1, 2008 at a base rent of €2,527 per month ($3,336 per month at March 31, 2009). The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2009 is $337,051.

ITEM 3 — LEGAL PROCEEDINGS

To the best knowledge of management, there are no material legal proceedings pending against the Company.

ITEM 4 — SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

No matters were submitted for shareholders vote during the fourth quarter.

PART II

ITEM 5 — MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is quoted  on the Over the Counter Bulletin Board under the symbol “REMI.”  The following table shows the range of the high and low bid for our common stock as reported by the Over-The-Counter Bulletin Board for the time periods indicated:

	Bid Prices
	High	Low
Quarter ended June 30, 2007	$1.85	$1.40
Quarter ended September 30, 2007	$1.95	$1.40
Quarter ended December 31, 2007	$3.15	$1.45
Quarter ended March 31, 2008	$1.75	$0.90
Quarter ended June 30, 2008	$1.85	$0.73
Quarter ended September 30, 2008	$1.90	$1.10
Quarter ended December 31, 2008	$1.25	$0.30
Quarter ended March 31, 2009	$1.01	$0.30

Bid quotations represent interdealer prices without adjustment for retail markup, markdown and/or commissions and may not necessarily represent actual transactions.

Stockholders

As of June 4, 2009, the number of stockholders of record was 196, not including beneficial owners whose shares are held by banks, brokers and other nominees.

Dividends

We have not paid any dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance the growth of the company. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including the company’s earnings, financial condition, capital requirements and other factors.

Securities Authorized for Issuance under Equity Compensation Plans

As of March 31, 2009, we had three equity compensation plans approved by our stockholders (1) our Incentive and Nonstatutory Stock Option Plan enacted in 2001 (the “2001 Plan”), (2) our 2004 Incentive and Nonstatutory Stock Option Plan (the “2004 Plan”); and (3) our 2007 Equity Incentive Plan (the “2007 Plan”). Our stockholders approved the 2001 Plan reserving 250,000 shares of common stock of the Company pursuant an Information Statement on Schedule 14C filed with the Commission on August 15, 2001. In addition, our stockholders approved the 2004 Plan reserving 800,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on May 9, 2005.  Finally, our stockholders approved the 2007 Plan reserving 1,000,000 shares of common stock of the Company pursuant to a Definitive Proxy Statement on Schedule 14A filed with the Commission on October 2, 2007.

In addition to the equity compensation plans approved by our stockholders, we have issued options and warrants to individuals pursuant to individual compensation plans not approved by our stockholders.  These options and warrants have been issued in exchange for services or goods received by us.

The following table provides aggregate information as of March 31, 2009 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of of outstanding options, warrants and right	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	1,918,166	$1.15	131,834
Equity Compensation Plans not approved by security holders	447,298	$1.64	NA
Total	2,365,464	$1.24	131,834

Recent Sales Of Unregistered Securities

The sale of all equity securities of the Company during the fiscal year ended March 31, 2009, have been previously disclosed in the Company’s Quarterly Report on Form 10-Q and in the Current Report on Form 8-K.

ITEM 6 — SELECTED FINANCIAL DATA

Not Applicable.

ITEM 7 — MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

In addition to historical information, this section contains “forward-looking” statements, including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors listed in the section of this Annual Report entitled “Risk Factors” and from time to time in our Securities and Exchange Commission filings under “risk factors” and elsewhere.

Each forward-looking statement should be read in context with, and with an understanding of, the various disclosures concerning our business made elsewhere in this Annual Report, as well as other public reports filed by us with the Securities and Exchange Commission. Readers should not place undue reliance on any forward-looking statement as a prediction of actual results of developments. Except as required by applicable law or regulation, we undertake no obligation to update or revise any forward-looking statement contained in this Annual Report. This section should be read in conjunction with our consolidated financial statements.

Overview

We design, develop, manufacture and distribute cosmetic dentistry products.  Leveraging our knowledge of regulatory requirements regarding dental products and management’s experience in the needs of the professional dental community, we have developed a line of professional veneers as well as a family of teeth whitening products for both professional and “Over-The-Counter” (“OTC”) use, that are distributed in Europe, Asia and the United States.  We manufacture many of our products in our facility in Deurle, Belgium as well as outsourced manufacturing in China.  We distribute our products using both our own internal sales force and through the use of third party distributors.  We have established dealers in 35 countries encompassing, Europe, Asia, Latin America, the Pacific Rim and the Middle East.

In the fall of 2006, we launched a proprietary veneer technology product line called GlamSmile™.  GlamSmile veneers are ultra thin claddings made from a mixture of a hybrid composite and porcelain materials which are attached to the front of the patient’s teeth.  Because GlamSmile veneers are so thin, the dentist does not need to remove healthy tooth structure leaving the patient’s healthy tooth structure intact, which results in several important benefits: (i) no local anesthesia is required to prepare the teeth; (ii) reduced (if any) tooth sensitivity post-procedure; and (iii) the process is reversible.  In addition, in March 31, 2006, a variation of our MetaTray® product named iWhite® was introduced to our global retail distribution network.  We introduced MetaTray in August 2005, our next generation of products targeted for the professional dentist market.  MetaTray is a completely self-contained whitening system that can be administered by dentists.

As a result of the 2008 Restructuring, our primary business focus is on our full line of professional dental products for the professional market which includes Glamsmile veneer product lines and products relating to our First Fit technology. In connection with the 2008 Restructuring we continue to share an ownership interest in the OTC business.

For the year ending March 31, 2009, 87.90% of our revenue has been generated by our Belgian subsidiaries (Remedent N.V. and Sylphar N.V.); 10.25% by our U.S. entities and 1.85% by our Asian subsidiary.

SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis for Presentation

Our financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America.

Revenue Recognition

We recognize revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured.  Sales allowances are estimated based upon historical experience of sales returns.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment and patents.  The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment.  If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement.  As of March 31, 2009, we believed there was no impairment of our long-lived assets.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  On an on-going basis, we evaluate estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies.  Estimates are based on historical experience and on various other assumptions that we believe reasonable in the circumstances.  The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results could differ from those estimates.

Accounts Receivable and Allowance for Doubtful Accounts

We sell professional dental equipment to various companies, primarily to distributors located in Western Europe and in the United States of America.  The terms of sales vary by customer, however, generally are 2% 10 days, net 30 days.  Accounts receivable is reported at net realizable value and net of allowance for doubtful accounts.  We use the allowance method to account for uncollectible accounts receivable.  Our estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

Research and Development Costs

We expense research and development costs as incurred.

Inventories

We purchase certain of our products in components that require assembly prior to shipment to customers.  All other products are purchased as finished goods ready to ship to customers.

We write down inventories for estimated obsolescence to estimated market value based upon assumptions about future demand and market conditions.  If actual market conditions are less favorable than those projected, then additional inventory write-downs may be required.

Patents

Patents consist of the costs incurred to purchase patent rights and are reported net of accumulated amortization.  Patents are amortized using the straight-line method over a period based on their contractual lives.

Conversion of Foreign Currencies

The reporting currency for our consolidated financial statements is the U.S.  dollar.  The functional currency for our European subsidiaries, Remedent N.V. and Sylphar N.V. is the Euro.  The functional currency for Remedent Professional, Inc. is the U.S.  dollar.  The functional currency for Remedent Asia Pte Ltd is the Singapore dollar.  We translate foreign currency statements to the reporting currency in accordance with FASB 52.  The assets and liabilities whose functional currency is other that the U.S.  dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period.  The statements of income are translated at the average exchange rates during the applicable period.  Translation gains or losses are accumulated as a separate component of stockholders’ equity.

Stock Based Compensation

We follow the guidance provided by SFAS No. 123R, “Share-Based Payment” (“SFAS 123R”) as issued by the Financial Accounting Standards Board (“FASB”). SFAS 123R requires accounting for stock options using a fair-value-based method as described in such statement and recognize the resulting compensation expense in our financial statements.  We use the Black-Scholes option valuation model in estimating the fair value of the stock option awards issued under SFAS No. 123R.  For the year ended March 31, 2009, equity compensation in the form of stock options and grants of restricted stock totaled $670,455.  For the year ended March 31, 2008, equity compensation in the form of stock options totaled $189,696.

Recent Accounting Pronouncements

In May 2009, the FASB issued Statement of Financial Accounting Standard (“SFAS”) No. 165, Subsequent Events (“SFAS 165”). This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This Statement is effective for interim and annual periods ending after June 15, 2009 and as such, the Company will adopt this standard in the first quarter of fiscal year 2010. The Company is currently assessing the impact of the adoption of SFAS 165, if any, on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS 162 is effective for interim and annual periods ending after September 15, 2009 and as such the Company will adopt this standard in the third quarter of fiscal year 2010. The Company is currently assessing the impact of the adoption of SFAS 162 on its financial position, results of operations, or cash flows.

In April 2008, the FASB issued FASB staff position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, and as such, the Company will adopt FSP FAS 142-3 in the first quarter of fiscal year 2010. Early adoption is prohibited. The Company is currently evaluating the impact, if any, that FSP FAS 142-3 will have on its financial position, results of operations, or cashflows.

In March 2008, the FASB issued SFAS No. 161,Disclosures about Derivative Instruments and Hedging Activities, which amends the disclosure requirements of SFAS 133. SFAS 161 provides an enhanced understanding about how and why derivative instruments are used, how they are accounted for and their effect on an entity’s financial condition, performance and cash flows. SFAS 161, which is effective for the first interim period beginning after November 15, 2008, will require additional disclosure in future filings. The Company adopted this standard in the fourth quarter of fiscal year 2009 and the adoption did not have any material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160,  Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51 (“FAS 160”). FAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 is effective for fiscal years beginning on or after December 15, 2008 and as such the Company will adopt this standard in the first quarter of fiscal year 2010. Based on its current operations, the Company does not believe that FAS 160 will have a significant impact on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income taxes. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in the first quarter of fiscal year 2010. The provisions are effective for the Company for business combinations on or after March 30, 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007 (for the Company, March 31, 2008). The Company adopted SFAS No. 159 on March 31, 2008 and the adoption did not have any material impact on its financial position, results of operations or cash flows.

Effective March 26, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlements. Upon adoption, the Company did not have any material uncertain tax positions to account for as an adjustment to its opening balance of retained earnings on March 26, 2007. In addition, as of March 31, 2009, the Company did not have any material unrecognized tax benefits.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and states that a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements.

SFAS 157, among other things, requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the company’s market assumptions. The effective date was for fiscal years beginning after November 15, 2007.

SFAS No. 157 establishes a three-tiered hierarchy to prioritize inputs used to measure fair value. Those tiers are defined as follows:

-	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

-
Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

-	Level 3 inputs are unobservable inputs for the asset or liability.

The highest priority in measuring assets and liabilities at fair value is placed on the use of Level 1 inputs, while the lowest priority is placed on the use of Level 3 inputs.

This statement also expands the related disclosure requirements in an effort to provide greater transparency around fair value measures.

In February 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

As of March 31, 2008, the Company adopted SFAS No. 157, and the adoption did not have a material impact on its financial condition, results of operations, or cash flows. The Company is still evaluating the impact of the items deferred by FSP FAS 157-2.

RESULTS OF OPERATIONS

For the Fiscal Years Ending March 31, 2009 and 2008

Comparative details of results of operations for the years ended March 31, 2009 and 2008 as a percentage of sales are as follows:

	2009	2008
NET SALES	100.00%	100.00%
COST OF SALES	45.18%	53.14%
GROSS PROFIT	54.82%	46.86%
OPERATING EXPENSES
Research and development	1.70%	4.45%
Sales and marketing	19.09%	25.21%
General and administrative	36.29%	54.22%
Depreciation and amortization	4.21%	4.03%
TOTAL OPERATING EXPENSES	61.28%	87.91%
INCOME (LOSS) FROM OPERATIONS	(6.46)%	(41.05)%
Other income (expense)	(12.71)%	(0.23)%
LOSS BEFORE INCOME TAXES & MINORITY INTEREST	(19.17)%	(41.27)%
Income tax expense	(0.22)%	(0.36)%
NET LOSS BEFORE MINORITY INTEREST	(19.39)%	(41.64)%
MINORITY INTEREST	(0.78)%	—
NET LOSS	(20.17)%	(41.64)%

Net Sales

Net sales increased by approximately 96% to $14,639,541 in the year ended March 31, 2009 as compared to $7,482,261 in the year ended March 31, 2008.  The increase in sales was primarily due to the increased sales of the GlamSmile Product Group as well as the Den-Mat distribution agreement.

Net sales of the veneer product, GlamSmile, increased for the year ended March 31, 2009 by $6,730,038, or 563.69 % to $7,923,957, compared to $1,193,919 for the year ended March 31, 2008.

Cost of Sales

Cost of sales increased approximately 66.4% to $6,614,723 in the year ended March 31, 2009 as compared to $3,975,777 in the year ended March 31, 2008.  Cost of sales has increased because of increased sales of higher margin products and improved cost efficiencies.

We have re-organized our production process and have increased our in-house manufacturing resulting in lower costs than our previously outsourced third party manufacturing.  We continue to closely monitor and look for new strategies to optimize and improve our current processes in order to decrease our costs.

Cost of sales as a percentage of net sales has decreased from 53% for the year ended March 31, 2008 to 45% for the year ended March 31, 2009 primarily for the same reasons discussed.

Gross Profit

Our gross profit increased by $4,518,334 or 128.9%, to $8,024,818 for the fiscal year ended March 31, 2009 as compared to $3,506,484 for the year ended March 31, 2008 as a result of increased sales.  Also, our gross profit as a percentage increased  by 8% from 47% to 55% comparing the year ended March 31, 2008 to the year ended March 31, 2009.  The increase in gross profit is the result of the increased sales of higher margin products and the decrease in cost of sales as discussed above.

Operating Expenses

Research and Development.  Our research and development expenses decreased $84,306 to $248,652 for the year ended March 31, 2009 as compared to $332,958 for the year ended March 31, 2008, a decrease of 25.3%.  Our current levels of research and development expenditures are reflective of an average year.  In 2008 we were able to bring some products to the production phase and as a result were able to begin investing in new projects.  Research and development expenditures have decreased because most of the investment in the development of new products occurred in 2007.  The release of these new products is scheduled for the balance of 2009.

Sales and marketing costs.  Our sales and marketing costs increased $907,581 or 48.1%, to $2,793,970 for the year ended March 31, 2009 as compared to $1,886,389 for the year ended March 31, 2008.   The increase is largely due to increased provisions for commissions in relation to our sales people and increased marketing costs to promote our products in new acquired markets in different countries.

General and administrative costs.  Our general and administrative costs for the year ended March 31, 2009 and 2008 were $5,312,192 and $4,057,007 respectively, representing an increase of $1,255,185 or 30.9%.  The increase in general and administrative costs as compared to the prior year is the result of our investments made to increase customer support concurrent with the launch of our GlamSmile veneers product line.

Depreciation and amortization.  Our depreciation and amortization increased $314,414 or 104.4%, to $615,674 for the year ended March 31, 2009 as compared to $301,260 for the year ended March 31, 2008.  The increase is mostly due to the investment in a semi-automatic production machine for the production of our foam strips, which will allow us to significantly increase our production capacity.  This investment allowed us to streamline and improve production significantly with resultant increases in capacity and quality as well as decreased costs.  Secondly, investments are being made in software and related hardware to bring the design of veneers to the next level which will allow the dentist to modify the design of the final product, gaining substantial time in the production process.

Net interest expense.  Our net interest expense  was $114,505 for the year ended March 31, 2009 as compared to $138,168 for the year ended March 31, 2008, an decrease of $23,663 or 17.12%.  Interest expense has decreased primarily because of decreased utilization of our available bank credit line.

Liquidity and Capital Resources

Cash and Cash Equivalents

Our balance sheet at March 31, 2009 reflects cash and cash equivalents of $1,807,271 as compared to $1,728,281 as of March 31, 2008, an increase of $78,990.  Net cash used by operations was $880,489 for the year ended March 31, 2009 as compared to net cash used by operations of $2,445,011 for the year ended March 31, 2008, a decrease year to year of $1,564,522 in cash used by operations.  The decrease in net cash used by operations was primarily attributable to the net loss, offset by two significant non-cash items (1) the $4,323,207 value of the Den-Mat warrants; and (2) the $2,830,953 gain on the disposition of Sylphar.  Also, there was a total change in non-cash assets and liabilities which used cash of approximately $2,000,000 in 2009 as opposed to a provision of cash of approximately $225,000 in 2008.  During the year ended March 31, 2009 accounts receivable and inventory used $1,305,200 and $577,237 respectively in cash. While during the year ended March 31, 2008 both accounts receivable and inventory used $406,567 in operating cash as a result of increases in inventory and accounts receivable as of both March 31, 2009 and March 31, 2008. Management has attributed the increased use of cash for accounts receivable and inventories primarily due to increased sales but, also somewhat to the slowdown in the general economy.

As of March 31, 2009, there has been no indication of a trend of increased doubtful accounts or slower payments.  As a result, at this time, we do not anticipate increased reserves.

Investing Activities

Net cash used by investing activities was $1,003,581 for the year ended March 31, 2009 as compared to net cash used by investing activities of $885,550 for the year ended March 31, 2008. Cash used in investing activities in the year ended March 31, 2009 was for equipment purchases attributable to the investment in our production facility (new electric cabling, upgraded compressors and related costs), investments made to full file ISO 9001 and 13485 Medical Device Certificate demands (air conditioned warehouse capability, chemical resistant floor in production facility and related costs), initial investments in a basic Dental Lab, additional investments for molding and office equipment and construction works in our new leased offices to improve our support to the sales and marketing division in reference to the veneer market.

Financing Activities

Net cash provided by financing activities totaled $2,688,485 for the year ended March 31, 2009 as compared to net cash provided by financing activities of $4,998,339 for the year ended March 31, 2008. Net cash provided from financing activities in the year ended March 31, 2009 was lower than in the year ended March 31, 2008 primarily because we did not complete any private placements in 2009.  In the year ended March 31, 2008 we completed a private placement of $5,791,402.  In the year ended March 31, 2009 we received $2,782,000 in net cash on the sale of Sylphar N.V.   There have been no recent changes to our line of credit.

During the years ended March 31, 2009 and March 31, 2008, we recognized an decrease in cash and cash equivalents of $725,425 and $66,463, respectively, from the effect of exchange rates between the Euro and the US Dollar.

Internal and External Sources of Liquidity

As of March 31, 2009, we had current assets of $8,264,237 compared to $ 5,962,083 at March 31, 2008. This increase of $2,302,154 was due to an increase in accounts receivable of $1,305,200 and a combined increase in inventories and prepaids of $917,964. Current liabilities at March 31, 2009 of $3,767,117 were $129,519 greater than current liabilities as at March 31, 2008 which was $3,637,598.  The increase was a result of an increase in accrued liabilities.  Due to the sale of shares of our Common Stock, we were able to generate cash that was used to partially meet our working capital needs. As a result of the additional issuances of our shares of Common Stock, any net income per share would be lower in future periods.

As discussed in this Report, for the remainder of the fiscal year 2009 we will need to raise additional funds to satisfy our work capital requirements.  In the event we are unable to raise additional funds we will draw funds from the balance remaining on our credit facility.

At this time, we do not expect to purchase or sell any property or equipment over the next 12 months.

The Company does not currently expect a significant change in the number of its employees over the next 12 months.

Off-Balance Sheet Arrangements

At March 31, 2009, we were not a party to any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

ITEM 7A — QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not Applicable

ITEM 8 — FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The Financial Statements that constitute Item 8 are included at the end of this report beginning on Page F-1.

ITEM 9 — CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A (T). CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

Under the supervision and with the participation of our management, including our Chief Executive Officer and our Chief Financial Officer, we evaluated the effectiveness of our disclosure controls and procedures, as such term is defined under Rule 13a-15(e) promulgated under the Securities Exchange Act of 1934, as amended as of the end of the period covered by this Annual Report on Form 10-K. Based upon that evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective as of the end of the period covered by this Annual Report.

Management’s Annual Report on Internal Control Over Financial Reporting.

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting.  We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized, and reported within the required time periods and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer (our Principal Accounting Officer), as appropriate, to allow for timely decisions regarding required disclosure. The Company’s internal control system was designed to provide reasonable assurance to the Company’s management and board of directors regarding the preparation and fair presentation of published financial statements.

In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objective, and management is required to exercise its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Management conducted an evaluation, under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of March 31, 2009.  Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of March 31, 2009.

This Annual Report does not include an attestation report of the Company’s registered public accounting firm regarding internal control over financial reporting.  The Company’s internal control over financial reporting was not subject to attestation by the Company’s registered public accounting firm pursuant to temporary rules of the Securities and Exchange Commission that permit the Company to provide only management’s report in this Annual Report.

Change in Internal Control Over Financial Reporting

There have been no changes in the Company’s internal controls over financial reporting identified in connection with the evaluation of disclosure controls and procedures discussed above that occurred during the quarter ended March 31, 2009 that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

ITEM 9B.-OTHER INFORMATION

None.

PART III

ITEM 10 — DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors, Executive Officers and Significant Employees

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions with us held by each person and the date such person became our director or executive officer.  Our executive officers are elected annually by the Board of Directors.  Each year the stockholders elect the board of directors.  The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors.  There was no arrangement or understanding between any executive officer or director and any other person pursuant to which any person was elected as an executive officer or director.  There are no family relationships between any of our directors, executive officers, director nominees or significant employees.  Mr. Kolsteeg is independent as determined by the NASDAQ rules.

Person	Age	Position
Guy De Vreese	54	Chairman, Chief Executive Officer
Stephen Ross	50	Chief Financial Officer, Director, Secretary
Fred Kolsteeg	66	Director
Philippe Van Acker	44	Director, Chief Accounting Officer

Biographies

Guy De Vreese, Chairman.  From April 1, 2002, Mr. De Vreese has served as our Chairman of the Board.  Effective upon Mr. List’s resignation as Chief Executive Officer, on December 10, 2008 Mr. De Vreese became our Chief Executive Officer.  From June 2001 Mr. De Vreese has also served as President of Remedent N.V. and he has served as President of DMDS, Ltd., a European subsidiary of Dental & Medical Systems, Inc. DMDS, Ltd. developed and marketed high-tech dental equipment.  In August 1996, Mr. De Vreese founded DMD N.V., a Belgian company that was the independent European distributor for DMDS products and was its Chief Executive Officer until DMD purchased its distribution rights in April 1998.  Mr. De Vreese later worked as CEO from 1996 through February 1999 for Lident, N.V., a Belgian company that merged with DMD and specialized in digital photography and developer of imaging software.  Mr. De Vreese also served as a consultant providing services to DMDS, Ltd. from February 1999 to June 2001.  Mr. De Vreese resides in Belgium.

Stephen Ross, Director, Chief Financial Officer, Secretary.  Mr. Ross has served as our director since August 2001 and as our Secretary since April 2002.  He also served as our Chief Financial Officer from August 2001 until March 2005.  He was recently reappointed as Chief Financial Officer, effective December 18, 2008.  From February 1998 through January 2001, Mr. Ross was CFO of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment and declared bankruptcy in July 2001.  Commencing in 1996 and terminating February 1998, Mr. Ross served as a senior management consultant with Kibel and Green, a corporate restructuring and management firm.  Prior to working for Kibel and Green, Mr. Ross served as CFO and co-founder of a personal care company, and as tax manager with an accounting firm.  Mr. Ross resides in Los Angeles, California.

Fred Kolsteeg, Director.  Mr. Kolsteeg has served as a director of the Company since April 2002.  Since 1996, Mr. Kolsteeg has served as the president of WAVE Communications, a Dutch based advertising agency.  Prior to founding WAVE in 1996, he founded several other advertising agencies such as ARA, Team and Team Saatchi.  Mr. Kolsteeg has also worked at Phillips and Intermarco Publicis.  Mr. Kolsteeg resides in Holland.

Philippe Van Acker, Director, Chief Accounting Officer.  Mr. Van Acker was appointed as our Chief Financial Officer as of March 30, 2005.  Effective December 18, 2008, Mr. Van Acker resigned as Chief Financial Officer and became our Chief Accounting Officer as well as assuming a position on the Board of Directors.  From July 2001 to March 30, 2005, Mr. Van Acker has served as a director of our subsidiary, Remedent N.V. where he has also served as financial controller.  From 1999 to 2001, Mr. Van Acker served as Director of Finance for DMDS, Ltd., a European subsidiary of Dental & Medical Diagnostic Systems, Inc., a company that developed and marketed high-tech dental equipment.  From 1992 to 1999, Mr. Van Acker held various positions with Pfizer Medical Technology Group.  Mr. Van Acker resides in Belgium.

Audit Committee Financial Expert

Our Board of Directors has not established a separate audit committee within the meaning of Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Instead, our entire Board of Directors acts as the audit committee within the meaning of Section 3(a)(58)(B) of the Exchange Act. In addition, no director on our Board of Directors currently meets the definition of an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K. We are currently seeking candidates for outside directors and for a financial expert to serve on a separate audit committee when we establish one. Due to our small size and limited resources, it has been difficult to recruit outside directors and financial experts, especially due to the fact that we do not have directors and officer’s liability insurance to offer suitable candidates.

In fulfilling its oversight responsibilities, the Board has reviewed and discussed the audited financial statements with management and discussed with the independent auditors the matters required to be discussed by SAS 61. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

The Board discussed with the independent auditors, the auditors’ independence from the management of the Company and received written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1.

After review and discussions, as mentioned above, the Board recommended that the audited financial statement be included in the Company’s Annual Report on Form 10-K.

Governance Committee and Nominations to the Board of Directors

There were no material changes to the procedures by which security holders may recommend nominees to our Board of Directors.

Code of Ethics

We have adopted a written Code of Ethics that applies to our senior management. A copy of our Code of Ethics, executed by the Chief Executive Officer and Chief Financial Officer, has been filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended March 31, 2003. A copy of our Code of Ethics is available to any shareholder by addressing a request to the attention of the Secretary of the Company and mailing such request to the Company’s corporate offices. Any amendment to the Code of Ethics or any waiver of the Code of Ethics will be disclosed promptly following the date of such amendment or waiver pursuant to a Form 8-K filing with the Securities and Exchange Commission.

Compliance with Section 16 of the Securities Exchange Act of 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who own more than 10% of a registered class of our equity securities, to file with the Securities and Exchange Commission (hereinafter referred to as the “Commission”) initial statements of beneficial ownership, reports of changes in ownership and Annual Reports concerning their ownership, of Common Stock and other of our equity securities on Forms 3, 4, and 5, respectively. Executive officers, directors and greater than 10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) reports they file. Except for the late filings by Mr. Kolsteeg, Mr. Van Acker and Mr. Ross for stock option grants in March 2009 and late filings by Mr. List relating to his disposition of shares in connection with the 2008 Restructuring, and Mr. Ross for an open market purchase in December 2008, we believe that all reports required by Section 16(a) for transactions in the year ended March 31, 2009, were timely filed.

ITEM 11 — EXECUTIVE COMPENSATION

Summary Compensation

Our Board of Directors has not established a separate compensation committee nor any other committee that acts as such a committee. Instead, the entire Board of Directors reviews and approves executive compensation policies and practices, reviews, salaries and bonuses for our officers, administers our benefit plans, and considers other matters as may, from time to time, be referred to it. We do not currently have a Compensation Committee Charter.  Our Board continues to emphasize the important link between our performance, which ultimately benefits all shareholders, and the compensation of our executives. Therefore, the primary goal of our executive compensation policy is to closely align the interests of the shareholders with the interests of the executive officers. In order to achieve this goal, we attempt to (i) offer compensation opportunities that attract and retain executives whose abilities and skills are critical to our long-term success and reward them for their efforts in ensuring our success and (ii) encourage executives to manage from the perspective of owners with an equity stake in the Company.

The following table sets forth information regarding all forms of compensation received by the named executive officers during the fiscal years ended March 31, 2009 and March 31, 2008, respectively:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards		All Other Compensation		Total
Guy De Vreese, CEO	2009	$-0-	$-0-	$-0-	$-0-		$318,490	(1)	$318,490	(1)
Chairman, CEO of Remedent N.V.	2008	$-0-	$-0-	$-0-	$-0-		$315,442	(1)	$315,442	(1)
Robin List, (2)	2009	$231,746	$-0-	$-0-	$-0-		$-0-		$231,746
CEO	2008	$252,567	$-0-	$-0-	$-0-		$-0-		$252,567
Philippe Van Acker,	2009	$163,120	$-0-	$-0-	$48,844	(4)	$-0-		$211,964
CFO, Director (3)	2008	$162,658	$-0-	$-0-	$-0-		$-0-		$162,658
Stephen Ross	2009	$50,000	$-0-	$-0-	$48,844	(6)	$-0-		$98,844
CFO, Director(5)	2008	N/A	N/A	N/A	N/A		N/A		N/A
____________
(1)
These amounts are consulting fees including a car allowance paid by Remedent N.V. to Lausha, N.V., a company controlled by Mr. De Vreese, pursuant to an oral consulting agreement between Lausha N.V. and Remedent N.V.  Mr. De Vreese was also appointed CEO effective December 10, 2008, upon Mr. List’s resignation.

(2)	Robin List resigned as CEO and from his position as a director of the Company, effective December 10, 2008.
(3)	Philippe Van Acker resigned from his position as CFO and was appointed as the Company’s Chief Accounting Officer effective December 18, 2008, as well as a member of the Board of Directors.
(4)
The Company valued the 100,000 options granted to Mr. Van Acker on March 19, 2009, using the Black Scholes option pricing model using the following assumptions:  no dividend yield; expected volatility rate of 141%; risk free interest rate of 2.17% and an average life of 10 years resulting in a value of $0.49 per option granted in the period ended March 31, 2009.  The options vested immediately and accordingly a value of $48,844 has been recorded in the period ended March 31, 2009.

(5)	Stephen Ross, a director of the Company, was appointed CFO effective December 18, 2008, upon Mr. Van Acker’s resignation.
(6)
The Company valued the 100,000 options granted to Mr. Ross on March 19, 2009, using the Black Scholes option pricing model using the following assumptions:  no dividend yield; expected volatility rate of 141%; risk free interest rate of 2.17% and an average life of 10 years resulting in a value of $0.49 per option granted in the period ended March 31, 2009.  The options vested immediately and accordingly a value of $48,844 has been recorded in the period ended March 31, 2009.

Outstanding Equity Awards at Fiscal Year End

The following table provides information with respect to the named executive officers concerning unexercised stock options held by them at March 31, 2009:

Name	Number of Securities underlying Unexercised Options (Exercisable)	Number of Securities underlying Unexercised Options (Unexercisable)	Exercise Price per Share	Expiration Date
Guy De Vreese	50,000	-0-	$1.00	28-Mar-2012
Guy De Vreese	100,000	-0-	$1.75	20-Sept-2017
Robin List	50,000	-0-	$1.00	28-Mar-2012
Robin List	100,000	-0-	$1.75	20-Sept-2017
Philippe Van Acker	75,000	-0-	$2.46	23-Dec-2015
Philippe Van Acker	10,000	-0-	$1.00	28-Mar-2012
Philippe Van Acker	50,000	-0-	$1.75	20-Sept-2017
Philippe Van Acker	100,000	-0-	$0.50	19-Mar-2019
Stephen Ross	50,000	-0-	$1.00	28-Mar-2012
Stephen Ross	12,500	-0-	$2.00	4-Apr-2014
Stephen Ross	100,000	-0-	$0.50	19-Mar-2019

As of March 31, 2009, there were no outstanding stock awards.

Director Compensation Table

Generally, our directors do not receive any cash compensation, but are entitled to reimbursement of their reasonable expenses incurred in attending directors’ meetings.  However, at the discretion of our Board of Directors, we may periodically issue stock options under our stock option plan to directors.

The following table sets forth information regarding all forms of compensation received by all non-executive directors of the Company during the fiscal year ended March 31, 2009:

Name	Directors Fees Earned or Paid in Cash		Stock Awards	Option Awards		All Other Compensation	Total
Fred Kolsteeg	$19,806	(1)	$-0-	$97,688	(2)	$-0-	$117,494

(1)	Represents amounts paid to Mr. Kolsteeg as reimbursement of his out-of-pocket expenses incurred in traveling to and attending Board meetings.

(2)
The Company valued the 200,000 options granted to Mr. Kolsteeg on March 19, 2009, using the Black Scholes option pricing model using the following assumptions:  no dividend yield; expected volatility rate of 141%; risk free interest rate of 2.17% and an average life of 10 years resulting in a value of $0.49 per option granted.  The options vested immediately and accordingly a value of $97,688 has been recorded in the period ended March 31,2009.  The options granted to Mr. Kolsteeg represent additional compensation paid to Mr. Kolsteeg as compensation for his extra efforts and assistance with the Company’s sale of its Over-the-Counter retail business during the fiscal year ended March 31, 2009.

Employment Agreements

Our subsidiary, Remedent, N.V., has an employment agreement with Mr. Philippe Van Acker,   our Chief Accounting Officer.  We entered into an employment agreement with Roger Leddington on August 15, 2007, appointing Mr. Leddington Senior Vice President and Head of U.S.  Marketing.  This agreement was subsequently terminated in the beginning of May 2008, when Mr. Leddington resigned and in connection with the Glamtech distribution agreement, accepted the position as Glamtech’s president.  We do not currently have any other employment agreements with our executive officers. However, we anticipate having employment contracts with executive officers and key personnel as necessary, in the future.

Long-Term Incentive Plans-Awards in Last Fiscal Year

We do not currently have any long-term incentive plans.

ITEM 12 — SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information regarding the beneficial ownership of our common stock as of June 4, 2009.  The information in this table provides the ownership information for:

a.	each person known by us to be the beneficial owner of more than 5% of our common stock;

b.	each of our directors;

c.	each of our executive officers; and

d.	our executive officers, directors and director nominees as a group.

Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares.  Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them.  Common stock beneficially owned and percentage ownership is based on 19,995,969 shares outstanding as of June 4, 2009.

Beneficial owner(1)	Shares Beneficially Owned	Percentage Beneficially Owned

Guy De Vreese, CEO, Chairman(2)
Xavier de Cocklaan 42
9831 Deurle, Belgium	4,783,680	23.75%

Robin List, Former CEO, Former Director(3)
Xavier de Cocklaan 42
9831 Deurle, Belgium	93,160	*

Philippe Van Acker, Director(4)
Xavier de Cocklaan 42
9831 Deurle, Belgium	201,667	1.00%

Stephen Ross, CFO, Secretary, Director(5)
1921 Malcolm #101
Los Angeles, CA 90025	625,777	3.16%

Fred Kolsteeg, Director (6)
Managelaantje 10
3062 CV Rotterdam
The Netherlands	300,000	1.50%

All Officers and Directors as a Group (5 persons)	6,004,284	28.87%

5% or Greater Shareholders

Austin W. Marxe and David M. Greenhouse(7)
153 East 53rd Street, 55th Floor
New York, NY 10022	7,814,816	33.50%

Paul J. Solit(8)	1,871,019	8.9%
825 Third Avenue, 33rd Floor
New York, NY 10020

Lagunitas Partners LP(9)	1,384,600	6.72%

Jon D. Gruber, J. Patterson McBaine and Eric Swergold (10)	2,240,000	10.69%
50 Osgood Place, Penthouse
San Francisco, CA 94133

Den-Mat Holdings, LLC(11)	3,378,379	14.45%
2727 Skyway Drive
Santa Maria, CA 93455

____________
*	Less than one percent

(1)
Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act.  Pursuant to the rules of the Securities and Exchange Commission, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)
Guy De Vreese holds 3,304,426 shares in his own name, which such amount includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share; 100,000 shares of common stock underlying options which vested on September 17, 2007 and have an exercise price of $1.75 per share; 72,787 shares of common stock held in the name of Lausha N.V., a Belgian company controlled by Guy De Vreese; 6,467 shares of common stock held in the name of Lident N.V., a Belgian company controlled by Guy De Vreese; and 1,400,000 shares of common stock held in the name of Lausha HK, a Hong Kong company controlled by Guy De Vreese.

(3)
Includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share, and 33,333 shares of common stock underlying options which vested on September 17, 2008 and have an exercise price of $1.75 per share.

(4)
Includes 10,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share; 75,000 shares of common stock underlying options which vested on December 2005 and have an exercise price of $2.46 per share; 16,667 shares of common stock underlying options which vested on September 17, 2008 and have an exercise price of $1.75 per share; and 100,000 shares of common stock underlying options which were fully vested on March 19, 2009 and have an exercise price of $0.50 per share.

(5)
Includes 50,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share; 12,500 shares of common stock underlying options which vested on April 8, 2004 and have an exercise price of $2.00 per share; and 100,000 shares of common stock underlying options which were fully vested on March 19, 2009 and have an exercise price of $0.50 per share.

(6)
Includes 5,000 shares of common stock underlying options which vested on March 29, 2002 and have an exercise price of $1.00 per share and 200,000 shares of common stock underlying options which were fully vested on March 19, 2009 and have an exercise price of $0.50 per share.

(7)
Consists of 3,010,667 shares of common stock held by Special Situations Private Equity Fund, L.P.  (“SSF Private Equity”) and warrants to purchase 2,842,382 shares of common stock held by SSF Private Equity; 529,700 shares of common stock held by Special Situations Fund III QP, L.P.  (“SSF QP”) and warrants to purchase 177,000 shares of common stock held by SSF QP; 940,067 shares of common stock held by Special Situations Cayman Fund, L.P.  (“SSF Cayman”) and warrants to purchase 315,000 shares of common stock held by SSF Cayman.  MGP Advisors Limited (“MGP”) is the general partner of SSF QP.  AWM Investment Company, Inc. (“AWM”) is the general partner of MGP, the general partner of and investment adviser to SSF Cayman and the investment adviser to SSF Private Equity.  Austin W.  Marxe and David M.  Greenhouse are the principal owners of MGP and AWM.  Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above.

(8)
Consists of 404,370 shares of common stock and warrants to purchase 424,365 shares of common stock held by Potomac Capital Partners LP; 212,122 shares of common stock and warrants to purchase 293,976 shares of common stock held by Potomac Capital International Ltd (“Potomac International”); and 234,527 shares of common stock and warrants to purchase 301,659 shares of common stock held by Pleiades Investment Partners-R LP (“Pleiades”).  Paul J. Solit is the Managing Member of Potomac Capital Management LLC (“Management LLC”), which is the General Partner of Potomac Capital Partners LP.  Mr. Solit is also the President and sole owner of Potomac Capital Management Inc. (“Management Inc.”), which is the Investment Manager of both Potomac International and Pleiades.  As a director of Potomac International and through his control of Management LLC and Management Inc. Mr. Solit has disposition and voting control over the securities of Potomac Capital Partners LP, Potomac International and Pleiades.

(9)
Consists of 791,200 shares of common stock and warrants to purchase 593,400 shares of common stock.  Such securities are also included and reflected in the disclosure for Jon D. Gruber, J. Patterson McBaine and Eric Swergold per footnote 10 below.

(10)
Consists of 791,200 shares of common stock and warrants to purchase up to 593,400 shares of common stock held by Lagunitas Partners LP (“Lagunitas”); 181,600 shares of common stock and warrants to purchase up to 136,200 shares of common stock held by Gruber & McBaine International (“G&M International”); 153,600 shares of common stock and warrants to purchase up to 115,200 shares of common stock held by the Jon D.  and Linda W.  Gruber Trust; and 153,600 shares of common stock and warrants to purchase up to 115,200 shares of common stock held by J. Patterson McBaine.  Gruber & McBaine Capital Management, LLC (“GMCM”) is a registered investment adviser and general partner to Lagunitas and G&M International.  Messrs. Gruber and McBaine are Managers, members and portfolio managers of GMCM and Mr. Swergold is a member and portfolio manager of GMCM.  GMCM and Messrs. Gruber, McBaine and Swergold constitute a group within the meaning of Rule 13d-5(b).  Through control of GMCM, Messrs. Gruber, McBaine and Swergold share voting and disposition control over the portfolio securities of Lagunitas and G&M International. Jon D.  Gruber and Linda W.  Gruber have disposition and voting control for the securities held by the Jon D.  and Linda W.  Gruber Trust.  J. Patterson McBaine has disposition and voting control for the securities held in his name.

(11)	Consists of warrants to purchase 3,378,379 shares of common stock.

ITEM 13 — CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Related Transactions

On June 3, 2009, the Company entered into the First Fit-Crown Distribution and License Agreement (the “First Fit Distribution Agreement”) with Den-Mat.  Under the terms of the First Fit Distribution Agreement, the Company appointed Den-Mat to be the its sole and exclusive distributor to market, license and sell certain products relating to the Company’s proprietary First Fit technology (the “First Fit Products”), in the United States, Canada and Mexico (the “First Fit Territory”).  In connection therewith, the Company also granted Den-Mat certain non-exclusive rights to manufacture and produce the First Fit Products in the First-Fit Territory; and a sole and exclusive transferable and sublicensable right and license to use the Company’s intellectual property rights relating to the First Fit Products to perform its obligations as a distributor (provided the Company retains the right to use and license related intellectual property in connection with the manufacture of the First Fit Products for sale outside of the  First Fit Territory), as the terms and transactions are further detailed in the First Fit Distribution Agreement.  The consummation of the transactions described herein and contemplated in the First Fit Distribution Agreement are subject to certain closing conditions which includes, in addition to customary closing conditions: the completion of Den-Mat’s due diligence with respect to the First Fit Products to its satisfaction; execution and delivery of  Non-Competition Agreements by Guy De Vreese and Evelyne Jacquemyns; and the delivery of the Development Payment and first installment of the License Payment (the “Development Payment” and License Payment” are defined below).  The First Fit Distribution Agreement provides that the consummation of the transactions contemplated therein will occur upon the performance or waiver of such closing conditions.  Under the First Fit Distribution Agreement, the Company granted such distribution rights, licensing rights and manufacturing rights, in consideration for the following:  (i) a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) payable in two installments as follows: (a) Fifty Thousand Dollars ($50,000) within seven (7) days after the effective date of the First Fit Distribution Agreement (the “Effective Date”), and (b) Three Hundred Fifty Thousand Dollars ($350,000) within twenty one (21) days after the Effective Date; (ii) a non-refundable license fee of Six Hundred Thousand Dollars ($600,000) payable in three (3) equal installments of $200,000 each, with the first installment payable on the closing date contemplated in the First Fit Distribution Agreement (the “Closing Date”), and with the second and third installments payable on the 30th and 60th day, respectively, after the Closing Date; (iii) certain royalty payments based on the sales of the First Fit Products by Den-Mat or its sublicensees; and (iv) certain minimum royalty payment to maintain exclusivity, as such  terms are more particularly described in the First Fit Distribution Agreement.

Den-Mat’s rights as an exclusive distributor and licensee continue at least through the first Contract Period (which is defined below) and continues until the termination of the First Fit Distribution Agreement.  Den-Mat’s exclusivity ends at the end of any Contract Period in which Den-Mat fails to make certain minimum royalty payments.  In the event that such exclusivity is terminated, Den-Mat has the option to either terminate the First Fit Distribution Agreement upon ninety (90) days written notice, or become a non-exclusive distributor and licensee, in which event Den-Mat’s obligation to pay certain agreed upon royalties would continue.  “Contract Period”  means the following periods: (A) the first eighteen (18) months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not fully operational within sixty (60) days after the Closing Date, the first Contract Period will be extended by one day for each day after the 60th day until Den-Mat becomes fully operational; (B) the subsequent twelve (12) months; and (C) each subsequent twelve (12) month period thereafter, in each case during which the First Fit Distribution Agreement is in effect.

On December 10, 2008, we completed a restructuring in the form of a management-led buyout of 50% of our over-the-counter (“OTC”) retail business (the “Restructuring”).  The Restructuring was led by Mr. Robin List, our former director and Chief Executive Officer, with financing provided by a non-affiliated foreign investment fund.  We sold fifty percent (50%) of our interest in a new subsidiary formed as part of the transaction to Mr. List in exchange for 723,000 restricted shares of our common stock held by Mr. List (“Exchanged Shares”), pursuant to a Share Purchase Agreement on December 10, 2008.  The Exchanged Shares were valued at $1.15 per share, based on the average of the 52 week high and low bid, for an aggregate value of $831,450.  As a result, Mr. List and the Company equally own 50% of the newly formed subsidiary, Remedent OTC, with the Company currently controlling Remedent OTC through its board representations pursuant to the terms of a certain Voting Agreement entered into by the Company and Mr. List concurrently with the Share Purchase Agreement.  The Voting Agreement provides that, the Company will initially have 2 board representation and Mr. List will have 1 board representation.  However upon the occurrence of a “Triggering Event” (as defined in the Voting Agreement), the Company will have 1 board representation and Mr. List will have 2 board representations.  On December 8, 2008 a total of 723,000 restricted common shares were returned to treasury.

In connection with our Distribution, License & Manufacturing Agreement with Den-Mat (the “Distribution Agreement”) dated as August 2008, as amended and restated by the parties on June 3, 2009 pursuant to the Amended and Restated Distribution, License and Manufacturing Agreement, and as consideration for Den-Mat’s obligations under the Distribution Agreement, we agreed, among other things, to issue Den-Mat or an entity to be designated by Den-Mat, warrants to purchase up to three million three hundred seventy-eight thousand three hundred seventy-nine (3,378,379) shares of our common stock, par value $0.001 per share at an exercise price of $1.48 per share. During the three months ended December 31, 2008 we granted 3,738,379 warrants to purchase our common stock to Den-Mat.  We valued the warrants at $4,323,207, using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 131%; risk free interest rate of 3.07% and an average life of 5 years resulting in a value of $1.28 per option granted.

Further, as a condition to the Den-Mat transaction, on August 24, 2008, we entered into a Rescission Agreement with Glamtech (the “Rescission Agreement”).  As part of the consideration for the rescission and release under the Rescission Agreement, the Company entered into a Stock Purchase Agreement with each of the two Glamtech shareholders (the “Glamtech Shareholders”), for the purchase of all of Glamtech’s outstanding common stock in exchange for: (i) at the election of the Glamtech Shareholders at any time within 6 months, to receive either, but not both, (a) an aggregate of one million (1,000,000) restricted shares of our common stock, or (b) five (5) year warrants, valued by our Board of Directors at $1.48 per warrant, to purchase an aggregate of one million two hundred and forty-seven thousand two hundred and sixteen (1,247,216) restricted shares of the registrant’s common stock at a exercise price of $1.30 per share.  At the election of the Glamtech Shareholders, we issued 500,000 common shares to each of the previous Glamtech shareholders and were recorded at a fair value of $625,000.

On July 11, 2008, we issued 358,166 shares of restricted common stock to SensAble Technologies, Inc. as partial payment of products and certain exclusivity rights pursuant to the terms of that certain OEM Agreement dated as of June 30, 2008.  The value of the shares issued was $569,483.

In connection with our private placement in June 2007 of $7,000,000, (the “2007 Private Offering”) we issued warrants to purchase up to 4,200,000 shares of common stock at an exercise price of $1.55 per share (the “Warrants”).  Under the terms of the 2007 Private Offering, the Warrants are exercisable for a period of five years and entitle the holder to purchase one share of restricted common stock (the “Warrant Shares”) for $1.55 per Warrant Share.  We also have the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the Over-The-Counter Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the second anniversary of the initial effective date of the registration statement covering the resale of the shares and Warrant Shares, based upon the closing bid price for the shares for each trading day provided that certain conditions are met (the “Redemption Right”).  Once the Redemption Right vests, we have the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.  The securities purchased in this offering was purchase pursuant to this private placement.  The Company engaged Roth Capital Partners, LLC, as its exclusive agent to offer the Shares and Warrants (the “Placement Agent”).  The Placement Agent was entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering.  Further, we agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following our receipt thereof.  In addition, we agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an upfront payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.  As of March 31, 2009, the total costs of this private placement were $1,235,223, comprising of: commissions of $762,505; out-of-pocket costs of $25,000; professional fees of $375,738 and direct travel costs of $71,980; and have been recorded against share capital as a cost of financing.

In the 2007 Private Offering, and pursuant to the terms of the 2007 Private Offering discussed above, the following funds controlled by significant shareholders Messrs. Austin W. Marxe and David M. Greenhouse, purchased securities as follows:  Special Situations Private Equity Fund, L.P. (“SSF Private Equity”) purchased 1,344,000 shares of common stock and warrants to purchase 1,008,000 shares for an aggregate purchase price of $1,680,000; Special Situations Cayman Fund L.P. purchased 420,000 shares of common stock and 315,000 warrants to purchase common stock for an aggregate purchase price of $525,000; and Special Situations Fund III QP L.P. purchased 236,000 shares of common stock and 177,000 warrants to purchase common stock for an aggregate purchase price of $295,000.  Further, pursuant to the terms of the 2005 Private Offering discussed below, SSF Private Equity purchased 1,666,667 shares of common stock and 1,666,667 warrants to purchase common stock for an aggregate purchase price of $2,500,000.

Additionally, in the 2007 Private Offering, significant shareholder Lagunitas Partners LP purchased 791,200 shares of common stock and 593,400 warrants to purchase common stock for an aggregate purchase price of $989,000.  Finally, in the 2007 Private Offering, significant shareholder Paul J. Solit, through his dispositive and voting control of the following entities purchased securities as follows:  Potomac Capital Partners LP purchased 565,820 shares of common stock and 424,365 warrants to purchase common stock for an aggregate purchase price of $707,275; Potomac Capital International Ltd purchased 391,968 shares of common stock and 293,976 warrants to purchase common stock for an aggregate purchase price of $489,960; and Pleiades Investment Partners-R Ltd purchased 402,212 shares of common stock and 301,659 warrants to purchase common stock for an aggregate purchase price of $502,765.

On April 10, 2007, in connection with our engagement of Axelrod Weinberger Associates, LLC (“WAW”) as the Company’s financial public relations firm, and in addition to the monthly retainer paid by the Company to WAW, the Company granted to WAW or an entity to be designated by WAW, a warrant to purchase a total of two hundred thousand (200,000) fully paid and non-assessable shares of Company common stock at an exercise price of $1.65.

On July 20, 2005, we completed a private placement offering of 2,520,661 Units (the “2005 Private Offering”) consisting of one share of common stock (the "2005 Shares") and one common stock purchase warrant (the "2005 Warrants") at a price of $1.50 per Unit for a total of $3,780,985 (the "Units").  The 2005 Warrants are exercisable for a period of five years and shall entitle the holder to purchase one share of common stock (the "2005 Warrant Shares") for $1.75 per 2005 Warrant Share.  We have the right to redeem the 2005 Warrants for $0.01 per 2005 Warrant Share covered by the 2005 Warrants after July 6, 2007 if the 2005 Shares trade on the over-the-counter Bulletin Board above $3.50 per share for thirty consecutive trading days provided that certain conditions are met (the "Redemption Right").  Once the Redemption Right vests, we will have the right, but not the obligation, to redeem the 2005 Warrants for $0.01 per 2005 Warrant Share covered by the 2005 Warrants upon thirty days written notice to the holders of the 2005 Warrants.  We engaged MDB Capital Group, LLC, as our exclusive agent to offer the Units (the “Placement Agent”). The Placement Agent earned a fee equal to ten percent (10%) of the gross proceeds derived from the sale of the Units, which totaled $378,099, together with a five year warrant to purchase up to 252,067 of the Units sold in the offering at an exercise price of $1.50 per Unit.

In the fall of 2006, we opened our initial GlamSmile Lab in Ghent, Belgium.  As a temporary solution, the lab was integrated at the same address as the office of Evelyne Jacquemyns, a dentist in Ghent who is a related person to Guy De Vreese, our Chairman, by virtue of sharing the same household.  We incurred $63,835 in costs related to the build out of the initial GlamSmile Lab.  It was agreed that we could use the office of Ms Jacquemyns from time to time for demonstration purposes in relation to our GlamSmile veneers, at no cost.  During the summer of 2007, our GlamSmile Lab was temporarily moved to another location within the same building, to be able to facilitate our growing group of Lab technicians.  We are currently negotiating to rent a larger location., where the initial GlamSmile Lab will be moved together with the GlamSmile Veneers Drawing team.  We incurred $63,835 and $49,473 during the years ending March 31, 2007 and March 31, 2008, in costs related to the build out of the initial GlamSmile Lab.  Additional investments are planned to support the growth of sales of our GlamSmile veneers.

Guy De Vreese, our Chairman of the Board and Chief Executive Officer, is the managing director of our subsidiary, Remedent N.V.  Mr. De Vreese provides his services as Remedent N.V.’s Managing Director through two companies, Lausha, N.V. and Lident N.V. Lausha, N.V. and Lident N.V. have oral consulting arrangements with Remedent N.V. that provide Mr. De Vreese’s services and are both companies controlled by Mr. De Vreese.  On March 20, 2006, Lausha N.V. and Lident N.V. merged into Lausha N.V., controlled by Mr. De Vreese.   Lausha N.V. received a total of $318,490 and $315,442 as compensation for services for the years ending March 31, 2009 and March 31, 2008, respectively.

In September 2004, we entered into an agreement with Lident N.V., a company controlled by Mr. De Vreese, our Chairman, to obtain an option, exercisable through December 31, 2005, to license a patent and worldwide manufacturing and distribution rights for a potential new product for which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese’s association with us.  The agreement required us to advance to the inventors through Lident a fully refundable deposit of  €100,000 ($129,650) subject to our due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, will be assigned to us for additional consideration to the inventors of €100,000 ($129,650) and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit will be repaid in full to us by Lident.  The consideration we had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors.  Consequently, Lident will not profit from the exercise of the option.  Furthermore, at a meeting of our Board of Directors on July 13, 2005, we accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to us in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property.  On December 12, 2005, we exercised the option and mutually agreed with the patent holder to revise the assignment agreement whereby we agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by us in September 2005 and the remaining €25,000 to be paid upon the first shipment of a product covered by the patent.  The patent is being amortized over five (5) years and accordingly, we recorded $79,240 of accumulated amortization for this patent as of March 31, 2009 (2008 - $55,468).  As of March 31, 2009, we have not yet received the final product.

Since the inception of IMDS, Inc. (“IMDS”) in April 2003, IMDS, a distributor of our products, has purchased inventory valued at approximately $721,459 from us.  All inventory was purchased at standard pricing.  One of our directors owns a minority interest in IMDS, to which goods were sold during the years ended March 31, 2009 and 2008 totaling $79,459 and $87,790 respectively, and the accounts receivable at year end with this customer totaled $31,895 and $91,533  at March 31, 2009 and 2008 respectively.

Director Independence

The Company does not have a separate compensation, nominating or audit committee.  The Board has determined that Mr. Kolsteeg is independent based on the definition provided under the NASDAQ rule.

ITEM 14. PRINCIPAL ACCOUNTANT FEES AND SERVICES.

Audit Fees. The aggregate fees paid for the annual audit of financial statements included in our Annual Report for the year ended March 31, 2009 and the review of our quarterly reports for such years amounted to $62,019. The aggregate fees paid for the annual audit of financial statements included in our Annual Report for the year ended March 31, 2008 and the review of our quarterly reports for such year, amounted to $46,626.

Audit Related Fees. For the years ended March 31, 2009 and March 31, 2008, we paid $17,619 and $3,111, respectively, to PKF for other audit related fees.

Tax Fees. For the years ended March 31, 2009 and March 31, 2008, we paid $ 10,777 and $16,000, respectively, to PKF for tax fees.

The above-mentioned fees are set forth as follows in tabular form:

	2009	2008
Audit Fees	$62,019	$46,626
Audit Related Fees	$17,619	$3,111
Tax Fees	$10,777	$16,000

All Other Fees	-	-

The Company’s Board of Directors serves as the Audit Committee and has unanimously approved all audit and non-audit services provided by the independent auditors. The independent accountants and management are required to periodically report to the Board of Directors regarding the extent of services provided by the independent accountants, and the fees for the services performed to date.

There have been no non-audit services provided by our independent accountant for the year ended March 31, 2009.

ITEM 15. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a)(1)
Financial Statements.
Consolidated balance sheet as of March 31, 2009 and March  31, 2008, and the related consolidated statements of operations, stockholders’ equity, cash flows, and comprehensive loss for each of the years in the 2 year period ended March 31, 2009.

(a)(2)	Schedules. All schedule have been omitted because they are not required, not applicable, or the information is otherwise set forth in the consolidated financial statements or the notes thereto.

(a)(3)	Exhibits.

The information required by this Item is set forth in the section of this Annual Report entitled“EXHIBIT INDEX” and is incorporated herein by reference.

SIGNATURES

In accordance with Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REMEDENT, INC.

Dated: June 29, 2009	/s/ Guy De Vreese
By: Guy De Vreese
Its: Chief Executive Officer (Principal Executive
Officer) and Director

Dated: June 29, 2009	/s/ Stephen Ross
By: Stephen Ross
Its: Chief Financial Officer (Principal Financial
Officer and Principal Accounting Officer) and
Director

In accordance with the Exchange Act, this report has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Dated: June 29, 2009	/s/ Guy De Vreese
Guy De Vreese, Chief Executive Officer,
Chairman of the Board of Directors

Dated: June 29, 2009	/s/ Stephen Ross
Stephen Ross, Director and Chief Financial
Officer (Principal Financial Officer and
Principal Accounting Officer)

Dated: June 29, 2009	/s/ Philippe Van Acker
Philippe Van Acker, Director and Chief
Accounting Officer

Dated: June 29, 2009	/s/ Fred Kolsteeg
Fred Kolsteeg, Director

EXHIBIT INDEX

Exhibit No.	Description

2.1	Stock Exchange Agreement with Resort World Enterprises, Inc. (1)

3.1	Articles of Incorporation of Jofran Confectioners International, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.2	Amendment to Articles of Incorporation changing name from Jofran Confectioners International, Inc., a Nevada corporation, to Cliff Typographers, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.3	Amendment to Articles of Incorporation changing name from Cliff Typographers, Inc., a Nevada corporation, to Cliff Graphics International, Inc., a Nevada corporation, dated January 9, 1987 (1)

3.4	Amendment to Articles of Incorporation changing name from Cliff Graphics International, Inc., a Nevada corporation, to Global Golf Holdings, Inc., a Nevada corporation, dated March 8, 1995 (1)

3.5	Amendment to Articles of Incorporation changing name from Global Golf Holdings, Inc., a Nevada corporation, to Dino Minichiello Fashions, Inc., a Nevada corporation, dated November 20, 1997 (1)

3.6	Amendment to Articles of Incorporation changing name from Dino Minichiello Fashions, Inc., a Nevada corporation, to Resort World Enterprises, Inc., a Nevada corporation, dated August 18, 1998 (1)

3.7	Amendment to Articles of Incorporation changing name from Resort World Enterprises, Inc., a Nevada corporation, to Remedent, Inc., dated October 5, 1998 (1)

3.8	Amended and Restated Articles of Incorporation changing name from Remedent, USA, Inc. to Remedent, Inc. and to effect a one-for-twenty reverse stock split on June 3, 2005 (2)

3.9	Amended and Restated Bylaws (2)

4.1	Specimen of Stock Certificate (3)

4.2	Form of Subscription Agreement (4)

4.3	Form of Warrant for Common Stock (4)

4.4	Form of Registration Rights Agreement (4)

4.5	Form of Warrant for Unit (5)

4.6	Form of Warrant for Common Stock (10)

4.7	Form of Warrant dated August 24, 2008 for Den-Mat Holdings, LLC (18)

4.8	Form of Stock Purchase Agreement dated August 24, 2008 (18)

10.1	Incentive and Nonstatutory Stock Option Plan, dated May 29, 2001 (1)

10.2	2004 Incentive and Nonstatutory Stock Option Plan (5)

10.3	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated May 3, 2005, subject to General Terms and Conditions (6)

10.4	Exclusive License Agreement between Remedent, Inc. and Dan Darnell dated October 11, 2004 (6)

Exhibit No.	Description

10.5	Warrant dated July 6, 2005 (4)

10.6	Amendment to Warrant (5)

10.7	Employment Agreement between Remedent N.V. and Philippe Van Acker (3)

10.8	Lease Agreement dated December 20, 2001 (3)

10.9	Fortis Bank General Lending Conditions for Corporate Customers (“General Terms and Conditions”) (7)

10.10	Line of Credit Agreement by and between Remedent, N.V. and Fortis Bank dated September 8, 2004, subject to the General Terms and Conditions (7)

10.11	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated March 13, 2006, subject to the General Terms and Conditions (8)

10.12	Amendment to Line of Credit Agreement by and Between Remedent, N.V. and Fortis Bank dated September 1, 2006, subject to the General Terms and Conditions (9)

10.13	Purchase Agreement between Remedent, Inc. and certain Investors, dated June 20, 2007 (10)

10.14	Registration Rights Agreement between Remedent, Inc. and certain Investors, dated June 20, 2007 (10)

10.15	Employment Agreement between Remedent, Inc. and Roger Leddington (11)

10.16	Sales and Distribution Agreement between Remedent N.V. and Savant Distribution Limited, dated October 1, 2007 (12)

10.17	Waiver Agreement between Remedent, Inc. and Consenting Holders, dated October 18, 2007 (12)

10.18	Limited Liability Company Merger and Equity Reallocation Agreement between Remedent NV and IMDS, LLC, dated July 15, 2007 (13)

10.19	Distribution Agreement, dated November 29, 2007, by and between Remedent, Inc. and Vemedia N.V. (14)

10.20	Distribution Agreement, dated April 10, 2008, by and between Remedent N.V. and Glamtech USA, Inc. (15)

10.21	Factoring Agreement between Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008 (16)

10.22	Validity Agreement between certain officers and directors of Remedent, Inc. and First Community Financial, a division of Pacific Western Bank, dated April 24, 2008 (16)

10.23	Distribution Agreement, dated June 30, 2008, by and between Remedent, Inc. and SensAble Technologies, Inc. (17)

10.24	Distribution, License and Manufacturing Agreement, dated August 24, 2008, by and between Remedent, Inc., Remedent N.V. and Den-Mat Holdings, LLC (18)

10.25	Form of Registration Rights Agreement dated August 24, 2008 between Remedent, Inc. and Den-Mat Holdings, LLC (18)

10.26	Rescission Agreement, dated August 24, 2008, by and between Remedent, Inc., Remedent N.V. and Glamtech-USA, Inc. (18)

Exhibit No.	Description

10.27	Contribution Agreement between Remedent, Inc., and Sylphar USA, Inc., dated December 10, 2008 (19)

10.28	Share Purchase Agreement between Remedent Inc., and Remedent N.V., dated December 10, 2008 (19)

10.29	Deed of Contribution of Shares between Remedent Inc., and Remedent OTC B.V., dated December 10, 2008 (19)

10.30	Share Purchase Agreement between Robin List and Remedent, Inc., dated December 10, 2008 (19)

10.31	Investment and Shareholders Agreement, dated December 11, 2008, between Remedent OTC B.V., Concordia Fund B.V., Remedent, Inc., Robin List, Sylphar Holding B.V. and The Existing OTC Subsidiaries (19)

10.32	Unsecured Promissory Note between Sylphar N.V. and Remedent N.V., dated December 10, 2008 (19)

10.33	Voting Agreement between Remedent, Inc., and Robin List, dated December 10, 2008 (19)

10.34	First Fit-Crown Distribution and License Agreement dated June 3, 2009 by and among Remedent, Inc., Remedent N.V. and Den-Mat Holdings, LLC*(CT)

10.35	Amended and Restated Distribution, License and Manufacturing Agreement dated June 3, 2009 by and among Remedent, Inc., Remedent N.V. and Den-Mat Holdings, LLC*(CT)

14.1	Code of Ethics, adopted March 25, 2003 (23)

21.1	List of Subsidiaries (22)

23.1	Consent of PKF Bedrijfsrevisoren, Antwerp, Belgium*

31.1	Certifications of the Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act.*

31.2	Certifications of the Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act.*

32.1	Certifications of the Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act.*

32.2	Certifications of the Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act.*
____________

*	Filed herewith

(CT)
Application has been made to the Securities and Exchange Commission (“Commission”) to seek confidential treatment of certain portions of Exhibits 31.34 and 31.35 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the Commission.

(1)	Incorporated by reference from Registration Statement on Form SB-2 filed with the SEC on July 24, 2002.

(2)	Incorporated by reference from Form 8-K filed with the SEC on June 8, 2005.

(3)	Incorporated by reference from Form SB-2 filed with the SEC on August 4, 2005.

(4)	Incorporated by reference from Form 8-K filed with the SEC on July 11, 2005.

(5)	Incorporated by reference from Form SB-2/A filed with the SEC on October 26, 2005.

(6)	Incorporated by reference from Form 10-KSB filed with the SEC on July 14, 2005.

(7)	Incorporated by reference from Form 10-KSB/A2 filed with the SEC on June 11, 2007.

(8)	Incorporated by reference from Form 10-KSB/A filed with the SEC on June 11, 2007.

(9)	Incorporated by reference from Form 10-QSB/A filed with the SEC on June 11, 2007.

(10)	Incorporated by reference from Form 8-K filed with the SEC on June 27, 2007.

(11)	Incorporated by reference from Form 8-K filed with the SEC on August 15, 2007.

(12)	Incorporated by reference from Form SB-2/A2 filed with the SEC on October 19, 2007.

(13)	Incorporated by reference from Form 10-QSB filed with the SEC on November 19, 2007.

(14)	Incorporated by reference from Form 8-K filed with the SEC on December 19, 2007.

(15)	Incorporated by reference from Form 8-K filed with the SEC on April 15, 2008.

(16)	Incorporated by reference from Form 8-K filed with the SEC on April 30, 2008.

(17)	Incorporated by reference from Form 8-K filed with the SEC on July 7, 2008.

(18)	Incorporated by reference from Form 8-K filed with the SEC on August 28, 2008.

(19)	Incorporated by reference from Form 8-K filed with the SEC on December 16, 2008.

(20)	Incorporated by reference from Form SB-2 filed with the SEC on July 20, 2007.

(21)	Incorporated by reference from Form SB-2/A filed with the SEC on October 26, 2005.

(22)	Incorporated by reference from Post Effective Amendment No. 1 to Form SB-2 on Form S-1 filed with the SEC on April 22, 2009.

(23)	Incorporated by reference from Form 10-KSB filed with the SEC on July 15, 2003.

REMEDENT, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2009

Bedrijfsrevisoren	PKF Business Advisers

INDEPENDENT AUDITORS’ REPORT

REPORT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

To the Board of Directors and Stockholders of Remedent, Inc.:

We have audited the accompanying consolidated balance sheets of Remedent, Inc. as of March 31, 2009 and March 31, 2008 and the related consolidated statements of operations, stockholders’ equity, cash flows, and comprehensive loss for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2009 and March 31, 2008 and the results of its operations and its cash flows for the two years then ended in conformity with accounting principles generally accepted in the United States of America.

Antwerp — Belgium, June 25, 2009

PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by

/s/ Ria Verheyen
Ria Verheyen
Registered Auditor

Tel +32 (0)3 235 66 66 / Fax +32 (0)3 235 22 22 / antwerpen@pkf.be / www.pkf.be
PKF bedrijfsrevisoren CVBA / burgerlijke vennootschap met handelsvorm
Potvlietlaan 6 / 2600 Antwerpen / BTW BE 0439 814 826 / RPR Antwerpen

The PKF International Association is an association of legally independent firms.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	March 31, 2009	March 31, 2008
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,807,271	$1,728,281
Accounts receivable, net of allowance for doubtful accounts of $33,966 at March 31, 2009 and $32,181 at March 31, 2008	3,208,120	1,902,920
Inventories, net	1,937,946	1,360,709
Prepaid expense	1,310,900	970,173
Total current assets	8,264,237	5,962,083
PROPERTY AND EQUIPMENT, NET	1,024,999	692,609
OTHER ASSETS
Long term investments and advances	750,000	675,000
Patents, net	163,106	115,827
Total assets	$10,202,342	$7,445,519
LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion, long term debt	$78,798	$58,583
Line of Credit	660,200	779,718
Accounts payable	1,398,420	2,002,439
Accrued liabilities	1,590,360	781,737
Income taxes payable	39,339	15,121
Total current liabilities	3,767,117	3,637,598
Long term debt less current portion	100,542	94,754
Minority interest (Note 3)	896,705	—
Total liabilities	4,764,364	3,732,352

STOCKHOLDERS’ EQUITY:
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 shares issued and outstanding at March 31, 2009 and 18,637,803 shares issued and outstanding at March 31, 2008)	19,996	18,638
Treasury stock, at cost; 723,000 and 0 shares at March 31, 2009 and March 31, 2008 respectively	(831,450)	—
Additional paid-in capital	24,106,055	17,929,992
Accumulated deficit	(17,216,028)	(14,263,113)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	(640,595)	27,650
Total stockholders’ equity	5,437,978	3,713,167
Total liabilities and stockholders’ equity	$10,202,342	$7,445,519

COMMITMENTS (Note 23)

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the years ended March 31,
	2009	2008
Net sales	$14,639,541	$7,482,261
Cost of sales	6,614,723	3,975,777
Gross profit	8,024,818	3,506,484
Operating Expenses
Research and development	248,652	332,958
Sales and marketing	2,793,970	1,886,389
General and administrative	5,312,192	4,057,007
Depreciation and amortization	615,674	301,260
TOTAL OPERATING EXPENSES	8,970,488	6,577,614
OPERATING LOSS	(945,670)	(3,071,130)
NON-OPERATING (EXPENSE) INCOME
Warrants issued pursuant to Distribution Agreement	(4,323,207)	—
Gain on disposition of OTC (Note 3)	2,830,953	—
IMDS provision (Note 12)	(300,000)	—
Interest expense/other deductions	(417,147)	(138,168)
Interest income/other income	348,997	—
Other income	—	121,032
TOTAL OTHER INCOME (EXPENSES)	(1,860,404)	(17,136)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	(2,806,074)	(3,088,266)
Income tax expense	(32,633)	(27,247)
LOSS FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	(2,838,707)	(3,115,513)
MINORITY INTEREST	(114,208)	—
NET LOSS FROM CONTINUING OPERATIONS	$(2,952,915)	$(3,115,513)
LOSS PER SHARE
Basic and fully diluted	$(0.15)	$(0.17)
WEIGHTED AVERAGE SHARES OUTSTANDING
Basic and fully diluted	19,559,653	17,823,012

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2009 and 2008

	Shares	Amount	Additional Paid in Capital	Accumulated Deficit	Treasury Stock	Other	Total
		$	$	$	$	$	$
Balance, March 31, 2007	12,996,245	12,996	11,904,000	(11,147,600)	—	(33,303)	736,093
Common stock issued by private placement	5,600,000	5,600	6,994,400	—	—	—	7,000,000
Commissions and other costs of private placement	—	—	(1,224,498)	—	—	—	(1,224,498)
Shares issued on exercise of warrants	10,000	10	15,890	—	—	—	15,900
Shares issued Debt Conversion	31,558	32	50,504	—	—	—	50,536
Value of stock options issued to employees	—	—	189,696	—	—	—	189,696
Cumulative translation adjustment	—	—	—	—	—	60,953	60,953
Net loss	—	—	—	(3,115,513)	—	—	(3,115,513)
Balance, March 31, 2008	18,637,803	18,638	17,929,992	(14,263,113)	—	27,650	3,713,167

Common stock issued	1,358,166	1,358	1,186,801	—	—	—	1,188,159
Treasury stock (723,000 shares)	—	—	—	—	(831,450)	—	(831,450)
Value of stock options issued to employees	—	—	670,455	—	—	—	670,455
Den-Mat warrants	—	—	4,323,207	—	—	—	4,323,207
Cumulative translation adjustment	—	—	—	—	—	(668,245)	(668,245)
Net loss	—	—	—	(2,952,915)	—	—	(2,952,915)
Balance, March 31, 2009	19,995,969	19,996	24,106,055	(17,216,028)	(831,450)	(640,595)	5,437,978

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended March 31,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,952,915)	$(3,115,513)
Adjustments to reconcile net (loss) to net cash used by operating activities
Depreciation and amortization	615,674	301,260
Inventory reserve	(2,608)	2,446
Allowance for doubtful accounts	1,785	(47,815)
Stock based compensation	670,455	189,696
IMDS provision	300,000	—
Minority interest	114,208	—
Gain on disposition of OTC	(2,830,953)	—
Warrants issued pursuant to Distribution Agreement	4,323,207	—
Acquisition of Glamtech-USA, Inc. (Note 5)	625,000	—
Changes in operating assets and liabilities:
Accounts receivable	(1,305,200)	(178,799)
Inventories	(577,327)	(227,768)
Prepaid expenses	(90,727)	(301,752)
Accounts payable	(604,019)	548,811
Accrued liabilities	808,623	369,302
Income taxes payable	24,218	15,121
Net cash used by operating activities	(880,489)	(2,445,011)
CASH FLOWS FROM INVESTING ACTIVITIES
Long term investments and advances	(375,000)	(675,000)
Purchase of patent rights	—	(11,556)
Purchases of equipment	(628,581)	(198,994)
Net cash used by investing activities	(1,003,581)	(885,550)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from share issuances	—	5,791,402
Proceeds on sale of minority interest in Sylphar NV	2,782,000	—
Proceeds from (principal payments on) capital lease note payable	26,003	(42,505)
Repayments of line of credit	(119,518)	(750,558)
Net cash provided by financing activities	2,688,485	4,998,339
NET (DECREASE) INCREASE IN CASH	804,415	1,667,778
Effect of exchange rate changes on cash and cash equivalents	(725,425)	(66,463)
CASH AND CASH EQUIVALENTS, BEGINNING	1,728,281	126,966
CASH AND CASH EQUIVALENTS, ENDING	$1,807,271	$1,728,281
Supplemental Cash Flow Information:
Interest paid	$114,505	$62,073
Income taxes paid	$—	$—
SUPPLEMENTAL NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common shares issued upon conversion of convertible debt	$—	$50,536
Schedule of non-cash financing and investing activities:
Restricted shares returned to treasury in exchange for 50% of OTC Business	$831,450	$—
Warrants issued pursuant to Distribution Agreement	$4,323,207	$—
Shares issued for purchase of GlamTech	$625,000	$—
Shares issued as prepayment for goods	$250,000	$—
Shares issued for license	$319,483	$—

The accompanying notes are an integral part of these consolidated financial statements.

REMEDENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

	For the year ended March 31,
	2009	2008
Net Loss	$(2,952,915)	$(3,115,513)
OTHER COMPREHENSIVE LOSS:
Foreign currency translation adjustment	(668,245)	60,953
Comprehensive loss	$(3,621,160)	$(3,054,560)

The accompanying notes are an integral part of these consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	BACKGROUND AND ORGANIZATION

The Company is a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe,  in Asia and the United States. The Company manufactures many of its products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. The Company distributes its products using both its own internal sales force and through the use of third party distributors.

The Company was originally incorporated under the laws of Arizona in September 1996 under the name Remedent USA, Inc. In October 1998, the Company was acquired by Resort World Enterprises, Inc., a Nevada corporation (“RWE”) in a share exchange and RWE immediately changed its name to Remedent USA, Inc. The share exchange was a “reverse acquisition” and accounted for as if the Company acquired RWE and then recapitalized its capital structure. On July 1, 2001, the Company formed three wholly-owned subsidiaries, Remedent Professional Holdings, Inc., Remedent Professional, Inc. and Remedent N.V. (a Belgium corporation). Remedent Professional, Inc. and Remedent Professional Holdings, Inc. are both wholly-owned subsidiaries and have been inactive since inception. In June 2005, the Company formed Remedent Asia Pte Ltd, a wholly-owned subsidiary formed under the laws of Singapore. In October, 2005, the Company established a sales office in Los Angeles, California in order to introduce its products to the United States market.

During the quarter ended March 31, 2002, through the Company’s Belgium based subsidiary, Remedent N.V., the Company initiated its entrance into the high technology dental equipment market. Since that time, the majority of the Company’s operations have been conducted through its subsidiary, Remedent N.V. For the fiscal years through March 31, 2009, substantially all of the Company’s revenue has been generated by Remedent N.V., which has become a provider of cosmetic dentistry products, including a full line of professional dental and retail “over-the-counter” tooth whitening products in Europe. Because the controlling stockholders of Remedent N.V. consisted of the Company’s executive officers or companies owned by these executive officers, the Company has always had effective “control” over Remedent N.V., as defined by APB 51 “Consolidated Financial Statements,” even though it owned only twenty two percent (22%) of this subsidiary.

On June 3, 2005, the Company consummated the acquisition of the remaining 78% of Remedent N.V., and issued 7,715,703 shares of the Company’s common stock in exchange for the 78% of the common stock of Remedent N.V. not owned by the Company. As a result of this acquisition, Remedent N.V. is now our wholly-owned subsidiary.

In addition, on June 3, 2005, the Company amended its Articles of Incorporation pursuant to the filing of the Amended and Restated Articles of Incorporation with the Nevada Secretary of State. The Amended and Restated Articles of Incorporation (i) changed the name of the Company from “Remedent USA, Inc.” to “Remedent, Inc.” (ii) increased the number of authorized shares to 60,000,000 shares consisting of 50,000,000 shares of common stock and 10,000,000 shares of Preferred Stock, and (iii) effected a one-for-twenty reverse stock split (collectively, the “Amendments”). The consolidated financial statements and accompanying notes have been retroactively adjusted to reflect the effects of the reverse split and authorization of 10,000,000 shares of Preferred Stock.

On December 11, 2008 (the “OTC Restructuring Date”) the Company completed a restructuring in the form of a management-led buyout of 50% of its OTC retail business.  The buyout was led by Mr. List, the Company’s former director and Chief Executive Officer, with financing provided by Concordia Fund VC, a non-affiliated foreign investment fund.  Prior to the sale, the Board approved a restructuring plan and strategy for transferring the Company’s OTC business through a series of transactions involving subsidiary formations, contributions of subsidiary(ies) interests and sales of stock interests through subsidiary transactions, with particular emphasis focused on current OTC business operations conducted through the Company’s subsidiaries, both internationally and within the domestic U.S. (the “Plan”).

The total consideration for the sale of OTC business was €4,654,736, which consists of (1) €1,000,000  in cash, (2)  €654,736  based on the exchange rate as of January 12, 2008 for the 723,000 restricted shares of the Company previously held by Mr. List (valued at $1.15 per share for an aggregate value of  $831,450), and (3) €3,000,000 which is the estimated value of the ownership interest of 50 % of the shares of Remedent OTC held by the Company.

Pursuant to the agreements described in Note 3, the sale was conducted through a series of transactions which included the consolidation of all of the ownership interest of the Company’s subsidiaries operating the OTC business into Remedent OTC; a sale of 50% of Remedent OTC to Mr. List; the  formation of Sylphar Holding BV, a Dutch holding company, followed by a  contribution of the OTC subsidiaries to Sylphar Holding by Remedent OTC, and a subsequent investment by Concordia of  €2,000,000. Although Mr. List resigned as director and Chief Executive Officer of the Company and Remedent NV, Mr. List remains involved in the key management of the OTC business.

As a result of the series of transactions related to the sale, the Company now owns 50% of Remedent OTC with Mr. List owning the other 50%, and maintains control of Remedent OTC as a result of its current control of the Board.  In addition, the Company now owns a partial interest in Sylphar Holding through Remedent OTC’s 75% ownership interest in Sylphar Holding, which interest is subject to dilution of up to 24% upon exercise of a call option held by Concordia Fund VC, who currently owns the remaining 25%.   As a result of the sale, all of the OTC business previously operated by the Company directly is now operated and held by Sylphar Holding.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of:

(a)           Pre-OTC Restructuring Date

Remedent, Inc. (formerly Remedent USA, Inc.), a Nevada corporation, and its subsidiaries, Remedent N.V. (incorporated in Belgium) located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) and a subsidiary of Remedent Professional Holdings, Inc., Remedent Asia Pte. Ltd, a wholly-owned subsidiary formed under the laws of Singapore, Sylphar N.V. (incorporated in Belgium as a wholly owned subsidiary on September 24, 2007), and Glamtech-USA, Inc. (a Delaware corporation acquired effective August 24, 2008) (collectively, the “Company”).

(b)        Post-OTC Restructuring Date

Remedent, Inc. (formerly Remedent USA, Inc.), a Nevada corporation, and its subsidiaries, Remedent N.V. (incorporated in Belgium)located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) ), Glamtech-USA, Inc. (a Delaware corporation acquired effective August 24, 2008), Remedent OTC B.V., a Dutch Holding company and a 50% owned subsidiary, Sylphar Holding B.V., a Dutch holding company, a 37.50% owned and controlled subsidiary by Remedent Inc, Sylphar N.V., a 100% owned company by Sylphar Holding BV, Sylphar USA, a 100% owned Nevada corporation by Sylphar Holding BV. and Sylphar Asia Pte, a 100 % owned Asian company owned by Sylphar Holding BV (collectively, the “Company”).

Remedent, Inc. is a holding company with headquarters in Deurle, Belgium. Remedent Professional, Inc. and Remedent Professional Holdings, Inc. have been dormant since inception. The rebranded Sylphar Asia Pte Ltd (former Remedent Asia Pte. Ltd.), commenced operations as of July 2005.

For all periods presented, all significant inter-company accounts and transactions have been eliminated in the consolidated financial statements and corporate administrative costs are not allocated to subsidiaries.

Basis of Presentation

The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America.

Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.

 Impairment of Long-Lived Assets

Long-lived assets consist primarily of patents and property and equipment. The recoverability of long-lived assets is evaluated by an analysis of operating results and consideration of other significant events or changes in the business environment. If impairment exists, the carrying amount of the long-lived assets is reduced to its estimated fair value, less any costs associated with the final settlement. As of March 31, 2009, management believes there was no impairment of the Company’s long-lived assets.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies. Estimates are based on historical experience and on various other assumptions that the Company believes reasonable in the circumstances. The results form the basis for making judgments about the carrying vales of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash or cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

The Company sells professional dental equipment to various companies, primarily to distributors located in Western Europe and in the United States of America. The terms of sales vary by customer, however, generally are 2% 10 days, net 30 days. Accounts receivable is reported at net realizable value and net of allowance for doubtful accounts. The Company uses the allowance method to account for uncollectible accounts receivable. The Company’s estimate is based on historical collection experience and a review of the current status of trade accounts receivable.

Inventories

The Company purchases certain of its products in components that require assembly prior to shipment to customers. All other products are purchased as finished goods ready to ship to customers.

The Company writes down inventories for estimated obsolescence to estimated market value based upon assumptions about future demand and market conditions. If actual market conditions are less favorable than those projected, then additional inventory write-downs may be required. Inventory reserves for obsolescence totaled $13,204 at March 31, 2009 and $15,812 at March 31, 2008.

Prepaid Expense

The Company’s prepaid expense consists of prepayments to suppliers for inventory purchases and to the Belgium customs department, to obtain an exemption of direct VAT payments for imported goods out of the European Union (“EU”). This prepayment serves as a guarantee to obtain the facility to pay VAT at the moment of sale and not at the moment of importing goods at the border. Prepaid expenses also include VAT payments made for goods and services in excess of VAT payments received from the sale of products as well as amounts for other prepaid operating expenses.

Property and Equipment

Property and equipment are stated at cost. Major renewals and improvements are charged to the asset accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed. At the time property and equipment are retired or otherwise disposed of, the asset and related accumulated depreciation accounts are relieved of the applicable amounts. Gains or losses from retirements or sales are credited or charged to income.

The Company depreciates its property and equipment for financial reporting purposes using the straight-line method based upon the following useful lives of the assets:

Tooling	3 Years
Furniture and fixtures	4 Years
Machinery and Equipment	4 Years

Patents

Patents consist of the costs incurred to purchase patent rights and are reported net of accumulated amortization. Patents are amortized using the straight-line method over a period based on their contractual lives.

Research and Development Costs

The Company expenses research and development costs as incurred.

Advertising

Costs incurred for producing and communicating advertising are expensed when incurred and included in sales and marketing and general and administrative expenses. For the years ended March 31, 2009 and March 31, 2008, advertising expense was $259,408 and $395,964, respectively.

Income taxes

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), “Accounting for Income Taxes.” Deferred taxes are recognized for temporary differences in the bases of assets and liabilities for financial statement and income tax reporting as well as for operating losses and credit carry forwards. A provision has been made for income taxes due on taxable income and for the deferred taxes on the temporary differences. The components of the deferred tax asset and liability are individually classified as current and non-current based on their characteristics.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Warranties

The Company typically warrants its products against defects in material and workmanship for a period of 18 months from shipment. Based upon historical trends and warranties provided by the Company’s suppliers and sub-contractors, the Company has made a provision for warranty costs of $19,806 and $23,718 as of March 31, 2009 and March 31, 2008, respectively.

Segment Reporting

Statement of Financial Accounting Standards No. 131 (“SFAS 131”), “Disclosure About Segments of an Enterprise and Related Information” requires use of the “management approach” model for segment reporting. The management approach model is based on the way a company’s management organizes segments within the company for making operating decisions and assessing performance. Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company. The Company’s management considers its business to comprise one segment for reporting purposes.

Computation of Earnings (Loss) per Share

Basic net income (loss) per common share is computed by dividing net income (loss) attributable to common stockholders by the weighted average number of shares of common stock outstanding during the period. Net income (loss) per common share attributable to common stockholders assuming dilution is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the number of additional common shares that would have been outstanding if all dilutive potential common shares had been issued. Potential common shares related to stock options and stock warrants are excluded from the computation when their effect is anti-dilutive.

Conversion of Foreign Currencies

The reporting currency for the consolidated financial statements of the Company is the U.S. dollar. The functional currency for the Company’s European subsidiaries, Remedent N.V. and Sylphar N.V., is the Euro, for Remedent Asia the Singapore Dollar. Finally, the functional currency for Remedent Professional, Inc. is the U.S. dollar. The Company translates foreign currency statements to the reporting currency in accordance with FASB 52. The assets and liabilities of companies whose functional currency is other that the U.S. dollar are included in the consolidation by translating the assets and liabilities at the exchange rates applicable at the end of the reporting period. The statements of income of such companies are translated at the average exchange rates during the applicable period. Translation gains or losses are accumulated as a separate component of stockholders’ equity.

Comprehensive Income (Loss)

The Company has adopted the provisions of Statement of Financial Accounting Standards No. 130, “Reporting Comprehensive Income” (“SFAS No. 130”). SFAS No. 130 establishes standards for the reporting and display of comprehensive income, its components and accumulated balances in a full set of general purpose financial statements. SFAS No. 130 defines comprehensive income (loss) to include all changes in equity except those resulting from investments by owners and distributions to owners, including adjustments to minimum pension liabilities, accumulated foreign currency translation, and unrealized gains or losses on marketable securities.

The Company’s only component of other comprehensive income is the accumulated foreign currency translation consisting of gains and (losses) of $(668,245) and $60,953 for the years ended March 31, 2009 and 2008, respectively. These amounts have been recorded as a separate component of stockholders’ equity (deficit).

Stock Based Compensation

The Company follows the guidance provided by SFAS No. 123R, Share-Based Payment (“SFAS 123R”) as issued by the Financial Accounting Standards Board (“FASB”). SFAS 123R requires accounting for stock options using a fair-value-based method as described in such statement and recognize the resulting compensation expense in our financial statements.  We use the Black-Scholes option valuation model in estimating the fair value of the stock option awards issued under SFAS No. 123R.  For the years ended March 31, 2009 and March 31, 2008, equity compensation in the form of stock options and grants of restricted stock totaled $670,455 and $189,696 respectively.

Recent Accounting Pronouncements

In May 2009, The Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standard (“SFAS”) No. 165, Subsequent Events (“SFAS 165”). This Statement establishes general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued.  It requires the disclosure of the date through which an entity has evaluated subsequent events and the basis for that date. This Statement is effective for interim and annual periods ending after June 15, 2009 and as such, the Company will adopt this standard in the first quarter of fiscal year 2010. The Company is currently assessing the impact of the adoption of SFAS 165, if any, on its financial position, results of operations or cash flows.

In May 2008, the FASB issued SFAS No. 162, The Hierarchy of Generally Accepted Accounting Principles (“SFAS 162”). SFAS 162 identifies a consistent framework, or hierarchy, for selecting accounting principles to be used in preparing financial statements that are presented in conformity with U.S. generally accepted accounting principles (GAAP) for non-governmental entities. SFAS 162 is effective for interim and annual periods ending after September 15, 2009 and as such the Company will adopt this standard in the third quarter of fiscal year 2010. The Company is currently assessing the impact of the adoption of SFAS 162 on its financial position, results of operations, or cash flows.

In April 2008, the FASB issued FASB staff position (“FSP”) FAS 142-3, Determination of the Useful Life of Intangible Assets (“FSP 142-3”). FSP FAS 142-3 amends the factors an entity should consider in developing renewal or extension assumptions used in determining the useful life of recognized intangible assets under FASB Statement No. 142, “Goodwill and Other Intangible Assets”. This new guidance applies prospectively to intangible assets that are acquired individually or with a group of other assets in business combinations and asset acquisitions. FSP FAS 142-3 is effective for financial statements issued for fiscal years and interim periods beginning after December 15, 2008, and as such, the Company will adopt FSP FAS 142-3 in the first quarter of fiscal year 2010. Early adoption is prohibited. The Company is currently evaluating the impact, if any, that FSP FAS 142-3 will have on its financial position, results of operations, or cashflows.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities, which amends the disclosure requirements of SFAS 133. SFAS 161 provides an enhanced understanding about how and why derivative instruments are used, how they are accounted for and their effect on an entity’s financial condition, performance and cash flows. SFAS 161, which is effective for the first interim period beginning after November 15, 2008, will require additional disclosure in future filings. The Company adopted this standard in the fourth quarter of fiscal year 2009 and the adoption did not have any material impact on the Company’s consolidated financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements — an Amendment of ARB No. 51 (“FAS 160”). FAS 160 amends ARB No. 51 to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 also clarifies that a noncontrolling interest in a subsidiary is an ownership interest in the consolidated entity that should be reported as equity in the consolidated financial statements. FAS 160 is effective for fiscal years beginning on or after December 15, 2008 and as such the Company will adopt this standard in the first quarter of fiscal year 2010. Based on its current operations, the Company does not believe that FAS 160 will have a significant impact on its financial position, results of operations or cash flows.

In December 2007, the FASB issued SFAS No. 141(revised 2007), Business Combinations (“SFAS 141R”). SFAS 141R will significantly change the accounting for business combinations in a number of areas including the treatment of contingent consideration, contingencies, acquisition costs, IPR&D and restructuring costs. In addition, under SFAS 141R, changes in deferred tax asset valuation allowances and acquired income tax uncertainties in a business combination after the measurement period will impact income taxes. SFAS 141R is effective for fiscal years beginning after December 15, 2008 and, as such, the Company will adopt this standard in the first quarter of fiscal year 2010. The provisions are effective for the Company for business combinations on or after March 30, 2009.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115 (“SFAS 159”). SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. This provides entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without being required to apply complex hedge accounting provisions. The provisions of SFAS No. 159 are effective as of the beginning of fiscal years that start after November 15, 2007 (for the Company, March 31, 2008). The Company adopted SFAS No. 159 on March 31, 2008 and the adoption did not have any material impact on its financial position, results of operations or cash flows.

Effective March 26, 2007, the Company adopted FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an Interpretation of FASB Statement 109 (“FIN 48”). FIN 48 requires that a position taken or expected to be taken in a tax return be recognized in the financial statements when it is more likely than not (i.e. a likelihood of more than fifty percent) that the position would be sustained upon examination by tax authorities. A recognized tax position is then measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon ultimate settlements. Upon adoption, the Company did not have any material uncertain tax positions to account for as an adjustment to its opening balance of retained earnings on March 26, 2007. In addition, as of March 31, 2009, the Company did not have any material unrecognized tax benefits.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles, and expands disclosures about fair value measurements. SFAS 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement, and states that a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. SFAS 157 applies under other accounting pronouncements that require or permit fair value measurements.

SFAS 157, among other things, requires companies to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value, and specifies a hierarchy of valuation techniques based on whether the inputs to those valuation techniques are observable or unobservable. Observable inputs reflect market data obtained from independent sources, while unobservable inputs reflect the company’s market assumptions. The effective date was for fiscal years beginning after November 15, 2007.

SFAS No. 157 establishes a three-tiered hierarchy to prioritize inputs used to measure fair value. Those tiers are defined as follows:
-	Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date.

-
Level 2 inputs are inputs, other than quoted prices included within Level 1, that are observable for the asset or liability, either directly or indirectly. If the asset or liability has a specified (contractual) term, a Level 2 input must be observable for substantially the full term of the asset or liability.

-	Level 3 inputs are unobservable inputs for the asset or liability.

The highest priority in measuring assets and liabilities at fair value is placed on the use of Level 1 inputs, while the lowest priority is placed on the use of Level 3 inputs.

This statement also expands the related disclosure requirements in an effort to provide greater transparency around fair value measures.

In February 2008, the FASB issued FSP FAS 157-2, which delays the effective date of SFAS No. 157 to fiscal years beginning after November 15, 2008, and interim periods within those fiscal years, for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually).

As of March 31, 2008, the Company adopted SFAS No. 157, and the adoption did not have a material impact on its financial condition, results of operations, or cash flows. The Company is still evaluating the impact of the items deferred by FSP FAS 157-2.

3.	RESTRUCTURING OF OTC BUSINESS

To effectuate the restructuring Plan relating to the management led buyout of the Over-The-Counter (“OTC”) business the Company entered into the following series of related agreements:

On December 10, 2008, the Company entered into a Contribution Agreement with Sylphar USA, Inc., a newly incorporated Nevada corporation and wholly owned subsidiary of the Company (“Sylphar USA”), pursuant to which the Company made a capital contribution of certain assets and liabilities relating to the OTC business which was valued at $460,568 to Sylphar USA in exchange for 460,568 shares of common stock, par value $1.00, of Sylphar USA.

On December 10, 2008, the Company entered into a Share Purchase Agreement with Remedent, NV, a wholly owned subsidiary of the Company formed under the laws of Belgium (“Remedent NV”), pursuant to which the Company purchased a 99% ownership interest in Sylphar, NV, a subsidiary of the Company formed under the laws of Belgium, from Remedent NV.  As a result of the Sylphar Purchase Agreement, Sylphar NV became a wholly owned subsidiary of the Company. As consideration for the 99 shares (“Sylphar Shares”), the Company agreed to pay Remedent NV €1,881,000, which was based on the valuations provided by an independent assessor, by executing an unsecured non-interest bearing promissory note (the “Promissory Note”) on behalf of Remedent NV for the principal amount of €1,000,160 (the “Debt”) and having the remainder balance of €880,840 reflected on the existing intercompany account between Remedent NV and the Company.

Then pursuant to a Deed of Contribution, the Company transferred all of the Company’s ownership interest in its OTC operating subsidiaries, consisting of Sylphar USA, Remedent Asia PTE, Sylphar NV (“OTC Subsidiaries”), into Remedent OTC BV, a Dutch holding company and a wholly owned subsidiary of the Company (“Remedent OTC”) in exchange for €1,000,160.

Subsequent to the contribution of the OTC Subsidiaries to Remedent OTC, the Company sold fifty percent (50%) of its interest in Remedent OTC to Robin List, a former Chief Executive Officer, President and Director of the Company, in exchange for 723,000 restricted shares of common stock of the Company held by Mr. List (“Exchanged Shares”), pursuant to a Share Purchase Agreement on December 10, 2008.  The Exchanged Shares were returned to treasury.  The Exchanged Shares were valued at $1.15 per share, based on the average of the 52 week high and low bid, for an aggregate value of $831,450.   As a result, Mr. List and the Company equally own 50% of Remedent OTC with the Company currently controlling Remedent OTC through its board representations pursuant to the terms of a certain Voting Agreement entered into by the Company and Mr. List concurrently with the Share Purchase Agreement.  The Voting Agreement provides that, the Company will initially have 2 board representations and Mr. List will have 1 board representation.  However upon the occurrence of a “Triggering Event” (as defined in the Voting Agreement), the Company will have 1 board representation and Mr. List will have 2 board representations.

On December 11, 2008, the Company entered into an Investment and Shareholders’ Agreement with Remedent OTC, Concordia Fund V.C., a non-affiliated Dutch private equity fund (“Concordia”), Mr. List, Sylphar Holding, BV, a Dutch holding company and wholly owned subsidiary of Remedent OTC (“Sylphar Holding”) and the OTC Subsidiaries pursuant to which Concordia agreed to purchase shares of Sylphar Holding from Remedent OTC representing a 12.5% ownership interest in Sylphar Holding for €1,000,000 and invest an additional €1,000,000 in Sylphar Holding for an additional 12.5% ownership interest in Sylphar Holding, representing an aggregate ownership interest of 25% in Sylphar Holding. Furthermore, Concordia was granted a call option exercisable from January 1, 2009 until December 31, 2010, unless otherwise extended to September 30, 2011 pursuant to the terms of such agreement, to purchase an additional 24% ownership interest in Sylphar Holding for €2,000,000 or any pro rata portion thereof.  The shares of Sylphar Holding are subject to certain drag along rights in the event there is an offer to purchase such shares.  It was further agreed upon that the €1,000,000 received from Concordia would be used to pay off the Debt.  Such funds were received from Concordia and used to pay off the Debt in December 2008.  Subsequently, all of the OTC Subsidiaries were transferred and are currently held and operated by Sylphar Holding.

4.	DISTRIBUTION AGREEMENTS

Den-Mat Distribution Agreement

On August 24, 2008, and as amended June 3, 2009, the Company entered into a distribution agreement (the “Distribution Agreement”) with Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”).   Under the Distribution, the Company appointed Den-Mat to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products (the “Products”), throughout the world, with the exception of Australia, Austria, Belgium, Brazil, France (including all French overseas territories “Dom-Tom”), Germany, Italy, New Zealand, Oman, Poland, Qatar, Saudi Arabia, Singapore, Switzerland, Thailand, and United Arab Emirates (collectively the “Excluded Markets”) and the China Market (the “Territory”).

As consideration for such distribution, licensing and manufacturing rights, Den-Mat will pay the Company:

(i)	an initial payment of $2,425,000;
(ii)	a payment of $250,000 for each of the first three contract periods in the initial Guaranty Period, subject to certain terms and conditions;
(iii)	certain periodic payments as additional paid-up royalties in the aggregate amount of $500,000;
(iv)	a payment of $1,000,000 promptly after Den-Mat manufactures a limited quantity of products at a facility owned or leased by Den-Mat;
(v)	a payment of $1,000,000 promptly upon completion of certain training of Den-Mat’s personnel;
(vi)
a payment of $1,000,000 upon the first to occur of (a) February 1, 2009 or (b) the date thirty (30) days after den-Mat sells GlamSmile Products incorporating twenty thousand (20,000) Units/Teeth to customers regardless of whether Den-Mat has manufactured such Units/Teeth in a Den-Mat facility or has purchased such Units/Teeth from Remedent;

(vii)	certain milestone payments; and
(viii)	certain royalty payments.

Further, as consideration for Den-Mat’s obligations under the Distribution Agreement, the Company agreed to, among other things:

(i)
issue to Den-Mat or an entity to be designated by Den-Mat, warrants to purchase up to 3,378,379 shares of the Corporation’s common stock, par value $0.001 per share (the “Warrant Shares”) at an exercise price of $1.48 per share, exercisable for a period of five years (the “Den-Mat Warrant”) (issued in the period ended September 30, 2008) (Note 21);

(ii)
execute and deliver to Den-Mat a registration rights agreement covering the registration of the Warrant Shares (the “Registration Rights Agreement”) which as of March 31, 2009 has not yet been filed; and

(iii)	cause its Chairman of the Board, Guy De Vreese, to execute and deliver to Den-Mat a non-competition agreement.

On June 3, 2009, the Distribution Agreement was amended and restated (the “Amended Agreement”). The Amended Agreement modifies and clarifies certain terms and provisions which among other things includes:

(1) the expansion of the list of Excluded Markets to include Spain, Japan, Portugal, South Korea and South Africa for a period of time;
(2) clarification that Den-Mat’s distribution and license rights are non-exclusive to market, sell and distribute the Products directly to consumers through retail locations (“B2C Market”) in the Territory and an undertaking to form a separate subsidiary to and to issue warrants to Den-Mat in the subsidiary in the event that the Company decides to commercially exploit the B2C Market in North America after January 1, 2010;
(3) subject to certain exceptions, a commitment from the Company to use Den-Mat as its supplier to purchase all of its, and its licensee’s, GlamSmile products in the B2C Market from Den-Mat, with reciprocal commitment from Den-Mat to sell such products;

(4) modification of certain defined terms such as “Guaranty Period,” “Exclusivity Period” and addition of the term “Contract Period”; and
(5) the “Guaranty Period” (as defined therein) is no longer a  three year period but has been changed to the first three “Contract Periods”.  The first Contract Period commences on the first day of the Guaranty Period (which the Parties agreed has commenced as of April 1, 2009), and continues for fifteen (15) months or such longer period that would be necessary in order for Den-Mat to purchase a certain minimum number of Units/Teeth as agreed upon in the Amended Agreement (“Minimum Purchase Requirement”) in the event that the Company’s manufacturing capacity falls below a certain threshold.  The second and each subsequent GlamSmile Contract Period begins on the next day following the end of the preceding “Contract Period” and continues for twelve (12) months or such longer period that would be necessary in order for Den-Mat to meet its Minimum Purchase Requirement in the event that the Company’s manufacturing capacity falls below a certain threshold.

First Fit Distribution Agreement

Subsequent to the Company’s year  ended March 31, 2009, on June 3, 2009, the Company entered into the First Fit-Crown Distribution and License Agreement (the “First Fit Distribution Agreement”) with Den-Mat.  Under the terms of the First Fit Distribution Agreement, the Company appointed Den-Mat to be ts sole and exclusive distributor to market, license and sell certain products relating to the Company’s proprietary First Fit technology (the “First Fit Products”), in the United States, Canada and Mexico (the “First Fit Territory”).  In connection therewith, the Company also granted Den-Mat certain non-exclusive rights to manufacture and produce the First Fit Products in the First-Fit Territory; and a sole and exclusive transferable and sublicensable right and license to use the Company’s intellectual property rights relating to the First Fit Products to perform its obligations as a distributor (provided the Company retains the right to use and license related intellectual property in connection with the manufacture of the First Fit Products for sale outside of the  First Fit Territory).

Consummation of the First Fit Distribution Agreement is subject to: completion of Den-Mat’s due diligence; execution and delivery of Non-Competition Agreements; and the delivery of the Development Payment and first installment of the License Payment (the “Development Payment” and License Payment” are defined below).

Under the First Fit Distribution Agreement, the Company granted such distribution rights, licensing rights and manufacturing rights, in consideration for the following:  (i) a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) payable in two installments of $50,000 each, one within seven days after the effective date of the First Fit Distribution Agreement, and another $350,000 payment within twenty one days after the Effective Date; (ii) a non-refundable license fee of $600,000 payable in three equal installments of $200,000 each, with the first installment payable on the Closing Date, and with the second and third installments payable on the 30th and 60th day, respectively, after the Closing Date; (iii) certain royalty payments based on the sales of the First Fit Products by Den-Mat or its sublicensees; and (iv) certain minimum royalty payments to maintain exclusivity.

Den-Mat’s rights as an exclusive distributor and licensee will continue at least through the first Contract Period (defined below) and until the termination of the First Fit Distribution Agreement.  Den-Mat’s exclusivity ends at the end of any Contract Period in which Den-Mat fails to make certain minimum royalty payments.  In the event that such exclusivity is terminated, Den-Mat has the option to either terminate the First Fit Distribution Agreement upon ninety (90) days written notice, or become a non-exclusive distributor and licensee, in which event Den-Mat’s obligation to pay certain agreed upon royalties would continue.  “Contract Period”  means the following periods: (A) the first eighteen months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not fully operational within sixty days after the Closing Date, the first Contract Period will be extended by one day for each day after the sixtieth day until Den-Mat becomes fully operational; (B) the subsequent twelve months; and (C) each subsequent twelve month period thereafter, in each case during which the First Fit Distribution Agreement is in effect.

5.	ACQUISITION OF GLAMTECH-USA, INC.

On August 24, 2008, as part of the consideration for the rescission and release under the Rescission Agreement entered into between the Company, our wholly owned subsidiary, Remedent N.V., and Glamtech-USA, Inc., a Delaware corporation (“Glamtech”), the Company entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”) with each of the two Glamtech shareholders (the “Holders”), for the purchase of 100% of Glamtech’s outstanding common stock in exchange for, among certain other consideration:  at the election of the Holders at any time within 6 months, to receive either, but not both, (a) an aggregate of 1,000,000 restricted shares of the registrant’s common stock (the “Shares”), or (b) five (5) year warrants valued by the registrant’s Board of Directors at $1.48 per warrant, to purchase an aggregate of 1,247,216 restricted shares of the registrant’s common stock at a exercise price of $1.30 per share (the “Warrant Shares”).

Further, pursuant to the terms of the Stock Purchase Agreement, the Company agreed to register the Shares or the Warrant Shares, as applicable, on a registration statement with the U.S. Securities and Exchange Commission no later than thirty (30) calendar days following the date of the Holder’s election, but no sooner than seventy-five (75) days from the effective date of the Stock Purchase Agreement.  All of the securities issued to the two Glamtech shareholders will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

During the quarter ended December 31, 2008, both Holders elected to receive a total of 1,000,000 restricted shares.  The shares were issued prior to December 31, 2008 and were recorded at a fair value of $625,000.

6.	PRIVATE PLACEMENT

On June 25, 2007, the Company completed its private offering of 5,600,000 shares of its common stock, par value $.001 per share at a purchase price of $1.25 per share (the “Shares”) and warrants to purchase 4,200,000 shares of common stock, par value $.001 per share, at an exercise price of $1.55 per share (the “Warrants”) to certain institutional and accredited investors, for an aggregate purchase price of $7,000,000 (the “Offering”).

Under the terms of the Offering, the Warrants are exercisable for a period of five years and entitle the holder to purchase one share of restricted common stock (the “Warrant Shares”) for $1.55 per Warrant Share. The Company also has the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the initial effective date of the registration statement covering the resale of the Shares and Warrant Shares, based upon the closing bid price for the Shares for each trading day (the “Redemption Right”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the Purchase Agreement and the Registration Rights Agreement, the Company was required to prepare and file with the Securities and Exchange Commission (the “Commission”) a registration statement covering the resale of the Shares and the Warrant Shares. The Company agreed to prepare and file a registration statement covering the resale no later than 30 days after the Closing. The registration statement became effective October 23, 2007.

The Company engaged Roth Capital Partners, LLC, as its exclusive agent to offer the Shares and Warrants (the “Placement Agent”). The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering. Further, the Company agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following the Company’s receipt thereof. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an up front payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.

As of March 31, 2009, the total costs of this private placement were $1,235,223, comprising of: commissions of $762,505; out-of-pocket costs of $25,000; professional fees of $375,738 and direct travel costs of $71,980; and have been recorded against share capital as a cost of financing.

The Offering was conducted in reliance upon an exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), including, without limitation, that under Section 506 of Regulation D promulgated under the Securities Act. The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

7.	CONCENTRATION OF RISK

Financial Instruments — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable.

Concentrations of credit risk with respect to trade receivables are normally limited due to the number of customers comprising the Company’s customer base and their dispersion across different geographic areas. At March 31, 2009 four customers accounted for a total of 30%, 19%, 18% and 11% of the Company’s trade accounts receivable.  At March 31, 2008 two customers accounted for 25% and 10% of the Company’s trade accounts receivable. The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.

Purchases — The Company has diversified its sources for product components and finished goods and, as a result, the loss of a supplier would not have a material impact on the Company’s operations. For the year ended March 31, 2009, the Company had five suppliers who accounted for 20% of gross purchases.  For the year ended March 31, 2008, the Company had one supplier who accounted for 33% of gross purchases and four other suppliers who accounted for between 14% and 21% of gross purchases each.

Revenues — For the year ended March 31, 2009 the Company had one customer that accounted for 45.5% of total revenues.  For the year ended March 31, 2008 the Company had one customer that accounted for 16% of total revenues.

8.	ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company’s accounts receivable at year end were as follows:

	March 31, 2009	March 31, 2008
Accounts receivable, gross	$3,242,086	$1,935,101
Less: allowance for doubtful accounts	(33,966)	(32,181)
Accounts receivable, net	$3,208,120	$1,902,920

9.	INVENTORIES

Inventories at year end are stated at the lower of cost (first-in, first-out) or net realizable value and consisted of the following:

	March 31, 2009	March 31, 2008
Raw materials	$20,941	$29,788
Components	1,017,286	970,101
Finished goods	912,923	376,632
	1,951,150	1,376,521
Less: reserve for obsolescence	(13,204)	(15,812)
Net inventory	$1,937,946	$1,360,709

10.	PREPAID EXPENSES

Prepaid expenses are summarized as follows:

	March 31, 2009	March 31, 2008
Prepaid materials and components	$1,127,225	$588,639
Prepaid Belgium income taxes	—	79,060
Prepaid consulting	18,119	62,237
VAT payments in excess of VAT receipts	99,315	117,467
Royalties	39,053	39,530
Prepaid trade show expenses	—	25,276
Prepaid rent	1,584	10,812
Other	25,604	47,152
	$1,310,900	$970,173

11.	PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	March 31, 2009	March 31, 2008
Furniture and Fixtures	$350,662	$182,079
Machinery and Equipment	1,351,870	801,251
Tooling	188,450	254,450
	1,890,982	1,237,780
Accumulated depreciation	(865,983)	(545,171)
Property & equipment, net	$1,024,999	$692,609

12.   LONG TERM INVESTMENTS AND ADVANCES

Innovative Medical & Dental Solutions, LLC (“IMDS, LLC”)

Effective July 15, 2007 the Company entered into a Limited Liability Company Merger and Equity Reallocation Agreement (the “Participation Agreement”) through its subsidiary, Remedent N.V. Pursuant to the terms of the Participation Agreement, the Company acquired a 10% equity interest in IMDS, LLC in consideration for $300,000 which was converted against IMDS receivables.

The agreement stipulates certain exclusive world wide rights to certain tooth whitening technology, and the right to purchase at standard cost certain whitening lights and accessories and to sell such lights in markets not served by the LLC. The terms of the Participation Agreement also provide that Remedent N.V. has the first right to purchase additional equity. Parties to the Participation Agreement include two officers of IMDS, LLC, and an individual who is both an officer and director of Remedent Inc., and certain unrelated parties.

IMDS, LLC is registered with the Secretary of the State of Florida as a limited liability company and with the Secretary of the State of California as a foreign corporation authorized to operate in California. IMDS, LLC is merging with White Science World Wide, LLC, a limited liability company organized under the laws of the State of Georgia. The merged companies are operating as a single entity as IMDS, LLC, a Florida limited liability company.

As of March 31, 2009 the Company has recorded a 100% allowance against its investment in IMDS because IMDS financial information is unavailable.  The provision will be re-evaluated as soon as information becomes available.

Soca Networks Singapore (“Soca”)

Pursuant to the terms of a letter of intent dated December 17, 2007, the Company has agreed to purchase 20% of Soca for a total purchase price of $750,000. Half of the purchase price has been advanced $375,000 to Soca as a down payment, pending completion of the agreement terms. The balance of $375,000 is to be paid through the issuance of 220,588 common shares of the Company’s common stock. The final agreement is currently being negotiated and management expects to close the agreement, and issue the 220,588 common shares during the remainder  of calendar year 2009.

13.	LICENSED PATENTS

Teeth Whitening Patents

In October 2004, the Company acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to several teeth whitening products currently being marketed by the Company. Pursuant to the terms of the license agreement, the Company was granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. The Company is amortizing the initial cost of $65,000 for these patents over a ten year period and accordingly has recorded $29,250 of accumulated amortization for this patent as of March 31, 2009. The Company accrues this royalty when it becomes payable to inventory therefore no provision has been made for this obligation as of March 31, 2009 (2008-Nil).

Universal Applicator Patent

In September 2004, the Company entered into an agreement with Lident N.V. (“Lident”), a company controlled by Mr. De Vreese, the Company’s Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese association with the Company. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. The Company has filed to have the patent approved throughout Europe. The agreement required the Company to advance to the inventors through Lident a fully refundable deposit of €100,000 subject to the Company’s due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to the Company for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit would be repaid in full by Lident. The consideration the Company had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of the Company’s Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to the Company in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, when the Company exercises the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident.

On December 12, 2005, the Company exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by the Company in September 2005 and the remaining €25,000 to be paid upon the Company’s first shipment of a product covered by the patent. As of March 31, 2009 the Company has not yet received the final Product. The patent is being amortized over five (5) years and accordingly, the Company has recorded $79,240 of accumulated amortization for this patent as of March 31, 2009.

14.	LINE OF CREDIT

On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV. Each line of credit carries its own interest rates and fees as provided in the Facility. Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of March 31, 2009 and March 31, 2008, Remedent N.V. and Sylphar N.V. had in aggregate, $660,200 and $779,718 in advances outstanding, respectively, under this mixed-use line of credit facility.

15.	LONG TERM DEBT

On June 15, 2005, the Company entered into two five year capital lease agreements for manufacturing equipment totaling €70,296 (US $92,819). On October 24, 2006, the Company entered into another five year capital lease agreement for additional manufacturing equipment totaling €123,367 (US $162,894). On May 15, 2008, the Company entered into a third capital lease agreement over a three year period  for additional manufacturing equipment totaling €63,395 (US $83,707).

The leases require monthly payments of principal and interest at 7.43% of €1,172 (US$1,547 at March 31, 2009) for the first two leases and 9.72% of €2,056 (US $2,715 at March 31, 2009) and provide for buyouts at the conclusion of the five year term of €2,820 (US$3,724) or 4.0% of original value for the first two contracts and €4,933 (US $6,514) or 4.0% of the original value for the second contract. The third lease contract requires monthly payments of principal and interest at 9.40% of €1,761 (US $2,325 at March 31, 2009) and provides for buyout at the conclusion of the three year term of €634 (US $837) or 1% of the original value of this contract.

The net book value as of March 31, 2009 and March 31, 2008 of the equipment subject to the foregoing leases are $179,339 and $251,854, respectively.

16.	RELATED PARTY TRANSACTIONS

Transactions with related parties consisted of the following:

Compensation:

During the years ended March 31, 2009 and 2008 respectively, the Company incurred $861,044 and $671,170 respectively, as compensation for all directors and officers.

Sales Transactions:

One of the Company’s directors owns a minority interest in a client company, IMDS Inc., to which goods were sold during the years ended March 31, 2009 and 2008 totaling $79,459 and $87,790 respectively. Accounts receivable at year end with this customer totaled $31,895 and $91,533 as at March 31, 2009 and 2008 respectively.

All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers. Other related party transactions are disclosed in Note 20.

17.	ACCRUED LIABILITIES

Accrued liabilities are summarized as follows:

	March 31, 2009	March 31, 2008
Accrued employee benefit taxes and payroll	$246,925	$178,645
Accrued Travel	13,170	17,667
Advances and deposits	298,809	212,736
Commissions	258,105	130,875
Accrued audit and tax preparation fees	8,947	4,000
Reserve for warranty costs	19,806	23,718
Accrued interest	1,279	984
Accrued consulting fees	37,308	35,204
Other accrued expenses	706,011	177,908
	$1,590,360	$781,737

18.	INCOME TAXES

The Company accounts for income taxes under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes” (SFAS No. 109). Under the asset and liability method of SFAS No. 109, deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

In assessing the realizability of deferred tax assets, the Company considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. The Company considers the scheduled reversals of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment.

The domestic and foreign (“Belgium” and “Singapore”) components of income (loss) before income taxes and minority interest were comprised of the following:

	March 31, 2009	March 31, 2008
Domestic	$(7,459,399)	$(1,722,134)
Foreign	4,653,325	(1,366,132)
	$(2,806,074)	$(3,088,266)

The Company’s domestic and foreign components of deferred income taxes are as follows:

	March 31, 2009	March 31, 2008
Domestic — Net operating loss carryforward	$6,172,631	$3,561,841
Foreign — Net operating loss carryforward	(838,728)	639,893
Total	5,333,902	4,201,734
Valuation allowance	(5,333,902)	(4,201,734)
Net deferred tax assets	$—	$—

The principal reasons for the difference between the income tax (benefit) and the amounts computed by applying the statutory income tax rates to the income (loss) for the year ended March 31, 2009 and March 31, 2008 are as follows:

	March 31, 2009	March 31, 2008
Domestic
Pre tax income (loss)	$(7,459,399)	$(1,722,134)
Statutory tax rate	35%	35%
Tax benefit based upon statutory rate	(2,610,790)	(602,747)
Valuation allowance	2,610,790	602,747
Net domestic income tax (benefit)	—	—
Foreign
Pre tax income (loss)	4,653,325	(1,366,132)
Statutory tax rate	35%	32%
Tax expense (benefit) based upon statutory rate	1,478,621	(437,162)
Permanent differences	(1,478,621)	437,162
Net operating loss	—	—
Net foreign income tax (benefit)	—	—
Total Income tax (benefit )	$—	$—

19.	CAPITAL STOCK

On December 8, 2008 a total of 723,000 restricted common shares were returned to treasury pursuant to the Company’s sale of 50% of its OTC business.  (See Note 3.)

On each of November 7, 2008 and December 23, 2008 the Company issued 500,000 common shares to each of the previous Glamtech shareholders.  The 1,000,000 shares were valued at $625,000.  (See Note 5.)

On July 11, 2008, the Company issued 358,166 shares of restricted common stock as partial payment of products and certain exclusivity rights  pursuant to the terms of the Distribution Agreement dated as of  June 30, 2008, which was filed on a Form 8-K on July 7, 2008.  The value of the shares issued was $569,483. The securities issued are exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Sections 4(2), and Rule 506 of Regulation D of the Securities and Exchange Commission and from various similar state exemptions.

On February 19, 2008, the Company entered into a formal debt conversion and Registration Rights Agreement with a former investor of the Company. The debt was in the amount of $50,536 and was for past services and obligations attributable to the operations of the Company and its California subsidiaries. In exchange for the debt the Company issued 31,558 common shares of its capital stock.

During the three months ended December 31, 2007 the Company received $15,900 on the exercise of 10,000 common stock purchase warrants.

On June 25, 2007, the Company completed a private offering of 5,600,000 shares of its common stock, par value $.001 per share at a purchase price of $1.25 per share (the “Shares”) and five year warrants to purchase 4,200,000 shares of common stock, par value $.001 per share, at an exercise price of $1.55 per share (the “Warrants”) to certain institutional and accredited investors, for an aggregate purchase price of $7,000,000 (the “Offering”).

Under the terms of the Offering, the Company has the right to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants if the Shares trade on the OTC Electronic Bulletin Board or similar market above $5.25 per share for 20 consecutive trading days following the initial effective date of the registration statement covering the resale of the Shares and Warrant Shares, based upon the closing bid price for the Shares for each trading day (the “Redemption Right”). Once the Redemption Right vests, the Company has the right, but not the obligation, to redeem the Warrants for $0.001 per Warrant Share covered by the Warrants upon 30 days written notice to the holders of the Warrants.

Under the terms of the Purchase Agreement and the Registration Rights Agreement, the Company is required to prepare and file with the SEC a registration statement covering the resale of the Shares and the Warrant Shares. The Company has agreed to prepare and file a registration statement covering the resale no later than 30 days after the Closing (the “Filing Deadline”). In the event the Company is unable to file a registration statement by the Filing Deadline or the registration statement is not declared effective on or before 90 days from the Closing (120 days from the Closing if the registration statement is reviewed by the SEC) (“Effective Deadline”), then the Company will have to pay liquidated damages equal to 1.5% of the aggregate amount invested by each investor for each 30-day period, or pro rata portion thereof, following the date by which such registration statement should have been effective, until the registration statement has been declared effective by the SEC. All payments must be made in cash.

The Placement Agent is entitled to a fee equal to ten percent (10%) of the gross proceeds derived from the Offering, of which the Placement Agent may, at its option, receive up to 2% of its 10% fee in securities issued in the Offering. The Company has agreed to pay the Placement Agent 5% of the exercise price of the Warrants promptly following the Company’s receipt thereof. In addition, the Company agreed to reimburse the Placement Agent for its out-of-pocket expenses related to the Offering, including an up-front payment of $25,000 to cover such expenses, of which any unused amount will be netted against the Placement Agent’s 10% fee.

The Units were offered and sold by the Company to accredited investors in reliance on Section 506 of Regulation D of the Securities Act of 1933, as amended.

20.	EQUITY COMPENSATION PLANS

As of March 31, 2009, the Company had three equity compensation plans approved by its stockholders (1) the 2001 Incentive and Non-statutory Stock Option Plan (the “2001 Plan”), (2) the 2004 Incentive and Non-statutory Stock Option Plan (the “2004 Plan”); and (3) the 2007 Equity Incentive Plan (the “2007 Plan”). The Company’s stockholders approved the 2001 Plan reserving 250,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on August 15, 2001. In addition, the Company’s stockholders approved the 2004 Plan reserving 800,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on May 9, 2005.  Finally, the Company’s stockholders approved the 2007 Plan reserving 1,000,000 shares of common stock of the Company pursuant to a Definitive Proxy Statement on Schedule 14A filed with the Commission on October 2, 2007.

In addition to the equity compensation plans approved by the Company’s stockholders, the Company has issued options and warrants to individuals pursuant to individual compensation plans not approved by our stockholders.  These options and warrants have been issued in exchange for services or goods received by the Company.

The following table provides aggregate information as of March 31, 2009 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of of outstanding options, warrants and right	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	1,918,166	$1.15	131,834
Equity Compensation Plans not approved by security holders	447,298	$1.64	NA
Total	2,365,464	$1.24	131,834

On March 19, 2009, the Company granted to its directors, officers and employees 965,000 ten year options to purchase the Company’s common stock at an exercise price of $0.50, the market value of the Company’s stock on the date of grant. A total of 645,000 of the options were granted to officers and directors and were fully vested upon issue and the balance of the options vest over three years. The value of the foregoing option grants based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $0.50 per share, an annualized volatility of 141%, a risk free interest rate of 2.17% and an expected life of ten years is $0.39 per option granted, for a total value of approximately $471,342.

On December 23, 2005, the Company granted to its Chief Financial Officer 75,000 ten year options to purchase the Company’s common stock at an exercise price of $2.46, the market value of the Company’s stock on the date of grant. The options were fully vested upon issue. The value of the foregoing option grants based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $2.46 per share, an annualized volatility of 155%, a risk free interest rate of 4.5% and an expected life of eight years is $2.40 per option granted, for a total value of approximately $180,000.

On September 21, 2007 the Company granted to employees and directors a total of 570,000 options to purchase the Company’s common stock at a price of $1.75 per share. These options will vest over the next 3 years and are exercisable for a period of 10 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 7 years resulting in a value of $1.47 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $308,104 has been recorded in the year ended March 31, 2009 (2008 - $160,916).

On August 17, 2007, pursuant to the terms of the Company’s 2004 Plan, the Company granted to an employee 100,000 options to purchase the Company’s common stock at a price of $1.50 per share. These options will vest over the next 3 years and are exercisable for a period of 5 years. The Company valued the foregoing options using the Black Scholes option pricing model using the following assumptions: no dividend yield; expected volatility rate of 115%; risk free interest rate of 4.75% and an average life of 5 years resulting in a value of $1.24 per option granted. The value of these options will be recognized on a straight-line basis over the next three years and accordingly a value of $45,596 has been recorded in the year ended March 31, 2009 (2008 - $28,780).

On October 12, 2005, the Company entered into an Employment Agreement with an individual to render full-time employment to the Company as for an initial term of three (3) years whose duties include managing worldwide sales for the Company. The agreement automatically renews for an additional one (1) year period at the end of each then existing term, unless one party gives to the other written notice to terminate. The agreement provides for an annual salary of $275,000 and quarterly bonuses in the amount of $25,000, subject to certain conditions. The agreement also granted 400,000 options under the Company’s 2004 Incentive and Non-statutory Stock Option Plan (the “Stock Plan”). The options were priced at $4.00. The options vest one third each on the last day of the first, second and third years of employment. These options have a term of eight (8) years from the date of grant and are subject to other standard terms and conditions under the Stock Plan and contain standard anti-dilution language and a provision for cashless exercise. The value of the foregoing option grant based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $3.50 per share, an annualized volatility of 155%, a risk free interest rate of 4.5% and an expected life of eight years is $3.41 per option granted, for a total value of approximately $1,364,490.

A summary of the option activity for the years ended March 31, 2009 and 2008 pursuant to the terms of the plans is as follows:

	2001 Plan		2004 Plan		2007 Plan		Other
	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price
		$		$		$		$
Options outstanding, March 31, 2007	222,500	1.29	210,666	3.19	—	—	—	—
Granted	—	—	—	—	520,000	1.75	150,000	1.75
Exercised	—	—	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—	—	—
Options outstanding, March 31, 2008	222,500	1.29	210,666	3.19	520,000	1.75	150,000	1.75
Granted	27,500	0.50	457,500	0.50	480,000	0.50	—	—
Exercised		—	—	—	—	—	—	—
Cancelled or expired	—	—	—	—	—	—	—	—
Options outstanding, March 31, 2009	250,000	1.29	668,166	0.89	1,000,000	1.15	150,000	1.75
Options exercisable March 31, 2009	222,500	1.29	455,666	1.65	706,666	1.04	100,000	1.75
Exercise price range	$0.50 - $2.39		$0.50 - $4.00		$0.50 - $1.75		$1.75
Weighted average remaining life	4.0 years		5.43 years		9.20 years		8.72 years

During the year ended March 31, 2009 the Company granted 965,000 employee stock options which were valued at $471,342 based upon the Black-scholes option pricing model utilizing a market price on the date of grant of $0.50 per share, an annualized volatility of 141%, a risk free interest rate of 2.17% and an expected life of ten years.  A total of 845,000 of these options were granted to officers and directors and vest as follows: 645,000 immediately and 120,000 over three years.  The balance of 120,000 options vest over three years.  The value of all options is recognized over their vesting period.

During the year ended March 31, 2008 the Company granted 670,000 employee stock options which were valued at $958,667 based upon the Black-scholes option pricing model utilizing a market price on the date of grant of $1.50 - $1.65 per share, an annualized volatility of 115%, a risk free interest rate of 4.75% and an expected life of 7 years.  A total of 300,000 of these options were granted to officers and directors and vested as follows: 200,000 immediately and 100,000 over three years.  The balance of 370,000 options vest over three years.  The value of all options is recognized over their vesting period.

For the year ended March 31, 2009, the Company recognized $670,455 (2008 — $189,696) in compensation expense in the consolidated statement of operations

21.	COMMON STOCK WARRANTS AND OTHER OPTIONS

As of March 31, 2009, the Company has warrants to purchase the Company’s common stock outstanding that were not granted under shareholder approved equity compensation plans as follows:

	Outstanding Warrants	Weighted Average Exercise Price
Warrants and options outstanding, March 31, 2007	3,105,651	$1.72
Granted	4,200,000	1.55
Exercised	(10,000)	1.59
Cancelled or expired	(35,725)	—
Warrants exercisable March 31, 2008	7,259,926	1.67
Granted	3,378,379	1.48
Exercised	—	—
Cancelled or expired	—	—
Warrants exercisable March 31, 2009	10,638,305	$1.58
Exercise price range	$1.48 to $3.00
Weighted average remaining life	3.29 Years

During the year ended March 31, 2009 the Company granted 3,378,379 warrants pursuant to a Distribution Agreement (Note 4) which were valued at $4,323,207 based upon the Black-scholes option pricing model utilizing a market price on the date of grant of $1.48 per share, an annualized volatility of 131%, a risk free interest rate of 3.07% and an expected life of five years.

22.	SEGMENT INFORMATION

The Company’s only operating segment consists of dental products and oral hygiene products sold by Remedent Inc., Remedent N.V., Sylphar N.V. and Remedent Asia Ltd. Since the Company only has one segment, no further segment information is presented.

Customers Outside of the United States

	March 31, 2009	March 31, 2008
U.S. sales	$8,362,058	$1,598,046
Foreign sales	6,277,483	5,884,215
	$14,639,541	$7,482,261

23.	COMMITMENTS

Real Estate Lease

The Company leases its 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine year lease commencing December 20, 2001 at a base rent of €7,266 per month ($9,594 per month at March 31, 2009). The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2009 is $201,475.

The Company leases a smaller office facility of 2,045 square feet  in Gent, Belgium to support the sales and marketing  division of our veneer business, from an unrelated party pursuant to a nine year lease commencing September 1, 2008 at a base rent of €2,527 per month ($3,336 per month at March 31, 2009). The minimum aggregate rent to be paid over the remaining lease term based upon the conversion rate for the € at March 31, 2009 is $337,051.

Minimum monthly lease payments for real estate, and all other leased equipment are as follows based upon the conversion rate for the (Euro) at March 31, 2009:

March 31, 2010	$288,245
March 31, 2011	250,953
March 31, 2012	70,780
March 31, 2013	40,046
March 31, 2014	40,046
After five years	150,171
Total:	$840,241

Factoring Agreement

On April 24, 2008, the Company entered into a Factoring Agreement (“Agreement”) with First Community Financial, a division of Pacific Western Bank (“First Community”) whereby First Community may purchase, from time to time, on a limited recourse basis such of the Company’s accounts now existing or hereafter created and arising out of the sale of goods or service by the Company. The factoring credit facility limit is $1,000,000 and amounts factored are subject to an interest rate of prime plus 2%. Security for the factoring credit facility is a first charge over all the assets of the Company. The Agreement shall remain in effect until October 16, 2008 and may be renewed for successive nine month periods.  At October 16, 2008 the Company decided not to renew the Factoring Agreement.

OEM Agreement

On June 30, 2008, the Company entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve months from the date of the Agreement. The Company has the option and right to extend the initial twelve month exclusivity period for another twelve months. The term of the Agreement will be for two years and began on June 30, 2008.

EXHIBIT 10.34

[***] Represents material information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exvhange Act of 1934, as amended.

FIRST FIT-CROWN DISTRIBUTION AND LICENSE AGREEMENT

by and among

REMEDENT, INC.,

REMEDENT, N.V.,

and

DEN-MAT HOLDINGS, LLC

Dated as of June 3, 2009

-i-

(continued)

-ii-

(continued)

-iii-

FIRST FIT-CROWN DISTRIBUTION AND LICENSE AGREEMENT

THIS AGREEMENT (this “Agreement”) is made as of June 3, 2009 (the “Effective Date”) by and among Remedent, Inc., a Nevada corporation (“Remedent Nevada”), Remedent N.V., a Belgian corporation (“Remedent Belgium”, and together with Remedent Nevada “Remedent”), and Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”).

WHEREAS, Remedent Nevada and Remedent Belgium have developed certain products and services known as the First Fit Technology;

WHEREAS, Remedent desires to license such products and services and Remedent desires to appoint Den-Mat to act as the sole and exclusive licensee and distributor of such products and services in the Territory (as defined below);

WHEREAS, Den-Mat and Remedent have agreed that Den-Mat will make royalty payments to First Fit in connection with the sale of certain products by Den-Mat;

WHEREAS, Remedent owns certain patents, trademarks and other intellectual property, and has rights pursuant to certain licenses and other agreements with respect to other patents, trademarks and other intellectual property, and Remedent desires to grant to Den-Mat (to the extent such third party licenses and other agreements permit) an exclusive license of such patents, trademarks and other intellectual property in the Territory; and

WHEREAS, Remedent desires to grant Den-Mat the non-exclusive right to manufacture or have manufactured certain products developed by Remedent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Remedent and Den-Mat hereby agree as follows.

1.	Defined Terms.

Capitalized terms used herein without definition shall have the respective meanings given to them in Schedule 1.

2.	Distribution Rights.

2.1           Appointment as Distributor of the Products.

2.1.1        Exclusive Distributor. Subject to the terms and conditions in this Agreement, Remedent hereby appoints Den-Mat as the sole and exclusive (even as to Remedent) distributor to market, distribute, license and sell Products in the Territory, and Den-Mat hereby accepts this appointment.  Den-Mat shall market and sell the Products under the trade name “First Fit” or such other trade names and/or trademarks (each a “Designated Mark”) designated by Remedent, provided that once Den-Mat begins marketing a Product under a Designated Mark, any change in, addition of, or cessation of the Designated Mark used in connection with such Product shall require the mutual agreement of Remedent and Den-Mat.  All rights to the Designated Marks shall belong to Remedent and, except in the case of termination pursuant to Section 11.3, upon termination of this Agreement (and expiration of any Sell-Off Period), Den-Mat shall assign to Remedent all of Den-Mat’s right, title and interest in and to the Designated Marks.  Notwithstanding the foregoing, Den-Mat may use the Designated Mark together with another trademark or trade name selected by Den-Mat (such as “Lumi-Crown”) (hereinafter, “Den-Mat’s Mark”) in connection with the sale and/or marketing of the Products, provided that in any packaging or marketing materials in which the Products are co-branded, the size of the type set used for the Designated Mark must be at least 150% of the size of the type set used for Den-Mat’s Mark.

2.1.2        Subdistributors. Den-Mat may authorize sub-distributors and subcontractors to manufacture, market, distribute, license and sell Products in accordance with this Section 2, without Remedent’s consent, provided that within ten (10) days after the appointment of such sub-distributor or subcontractor after the Effective Date, Den-Mat shall notify Remedent of the identity, address and market of such sub-distributor or subcontractor.  Den-Mat shall not sell or otherwise transfer Products to any sub-distributor or subcontractor until such sub-distributor or subcontractor enters into a form of written agreement ("Subdistributor Agreement") with Den-Mat, which shall (a) include provisions to bind such sub-distributor or subcontractor to terms and conditions substantially similar to the product scope and other limitations set forth in Sections 2, 3 and 4 and (b) authorize Remedent to enforce such provisions.

2.2          [RESERVED]

2.3          Cessation of Use.  Upon termination of this Agreement or, if later, upon the conclusion of any applicable Sell-Off Period, Den-Mat shall cease having rights to manufacture, market, distribute, license and sell Products in the Territory.

3.	Intellectual Property License Rights.

3.1          Grants.

3.1.1        Use of Existing Intellectual Property in the Territory.  Subject to the terms and conditions in this Agreement, Remedent hereby grants to Den-Mat a sole and exclusive (even as to Remedent) transferable and sublicensable right and license to use within the Territory the Intellectual Property owned or used by Remedent that is related to the Products as it exists on the Effective Date.  Notwithstanding the foregoing, (a) Remedent retains the right to use and license to any Person performing contract manufacturing for Remedent (concurrently with Den-Mat’s right to use) such Intellectual Property solely in connection with the manufacture of the Products for sale outside of the Territory and for internal product development related to the Products and (b) this grant shall not include any rights to the name, logo, trade name or trademark ‘Remedent’.  For purposes of clarity, during the term of this Agreement, Remedent shall not use the Designated Mark in the Territory without the prior written consent of Den-Mat.  During the forty-five (45) day period after the Effective Date, Den-Mat shall provide such cooperation to Remedent as Remedent may reasonably request related to developing and implementing guidelines for use of the trademarks included among the Intellectual Property licensed to Den-Mat pursuant to this Section 3.1.1 sufficient to enable Remedent to preserve such trademarks; provided, however, Den-Mat shall not be required to adopt or implement any such guideline to the extent doing so would adversely affect Den-Mat's ability to comply with the terms of this Agreement, materially impact Den-Mat's costs of performance under this Agreement or otherwise would not be commercially reasonable.

3.1.2        Use of Future Intellectual Property.  Subject to the terms and conditions in this Agreement, Remedent hereby grants to Den-Mat a sole and exclusive (even as to Remedent) transferable and sublicensable right and license to use within the Territory the Intellectual Property owned or used by Remedent that is related to the Products and is developed (whether directly or indirectly, individually or jointly with others) by Remedent (or any of Remedent’s Affiliates) or acquired by Remedent (or any of Remedent’s Affiliates) after the Effective Date, except that (a) such grant is subject to the limitations set forth in Section 3.2, and (b) Remedent retains the right to use and license to any Person providing contract manufacturing to Remedent (concurrently with Den-Mat’s right to use) such Intellectual Property solely in connection with the manufacture of the Products for sale outside of the Territory and for internal product development related to the Products.

3.1.3        Grants to Third Parties.  The parties acknowledge that the rights granted to Den-Mat pursuant to this Agreement are exclusive only in the Territory and that Remedent may appoint other Persons to become manufacturers, distributors or licensees of the Products for sale in countries outside of the Territory.

3.2          Rights in Future Intellectual Property.

3.2.1        Remedent.  Remedent shall promptly notify Den-Mat of any Intellectual Property developed (whether directly or indirectly, individually or jointly with others) by Remedent (or any of Remedent’s Affiliates) or acquired by Remedent (or any of Remedent’s Affiliates) after the Effective Date related to the Products and concurrently therewith deliver such Intellectual Property to Den-Mat as provided in Section 3.3.  The grants provided in Section 3.1 shall not apply to any Intellectual Property licensed by Remedent after the Effective Date for which, despite commercially reasonable efforts, Remedent is not able to obtain a sublicense or the right to grant a sublicense enabling Remedent to grant the license contemplated by Section 3.1; provided, however, Remedent shall not thereafter use such Intellectual Property in competition with the Products in the Territory during the term of this Agreement.  Upon being advised that any Intellectual Property Remedent desires to license from another Person after the Effective Date would not be available to Den-Mat as contemplated by Section 3.1, Remedent shall give prompt written notice of such event to Den-Mat and thereafter will not license such Intellectual Property without first cooperating with Den-Mat for a period of at least fifteen (15) Business Days, in such manner as Den-Mat may reasonably request, to obtain a license of such Intellectual Property, on commercially reasonable terms, in the scope contemplated by Section 3.1 or in such more limited scope as Den-Mat may agree.

3.3          Delivery of Intellectual Property.  In connection with the licenses granted to Den-Mat pursuant to Section 3.1, Remedent  shall deliver to Den-Mat, not less than one (1) copy of all computer object code (in machine readable form) and all computer source code and other technology related to the Intellectual Property of Remedent that is related to the Products, provided however, that Remedent’s delivery obligations under this Section 3.3 relating to any Intellectual Property licensed from a Person other than Remedent will be subject to any restrictions that may apply in the license agreements related thereto and, in the event any such restrictions would prohibit delivery to Den-Mat of any such object code, source code or other Intellectual Property, then the restricted object code, source code or other intellectual property shall be held in an escrow arrangement of which Remedent shall cause Den-Mat to be a direct beneficiary in the event of a Remedent Bankruptcy.  From time to time as upgrades or updates of the source code are developed, Remedent and/or its Affiliates shall deliver to Den-Mat a copy of each such upgrade and update.  Notwithstanding anything contained in this Agreement to the contrary, in the event of a Remedent Bankruptcy, Den-Mat shall have the perpetual right and license to use object code, source code and other Intellectual Property delivered to or held in escrow for the benefit of Den-Mat pursuant to the terms of this Agreement.  Den-Mat will protect and maintain the confidentiality of such source code and any confidential Intellectual Property provided to it hereunder to the same extent as it protects and maintains the confidentiality of its own source code and confidential Intellectual Property.

3.4          Cessation of Use.

3.4.1        End of Agreement.  Upon termination of this Agreement (other than due to a Remedent Bankruptcy) or, if later, upon the conclusion of any applicable Sell-Off Period, Den-Mat shall cease using, and shall use its commercially reasonable efforts to cause its subcontractors and subdistributors to cease using, all Intellectual Property of Remedent and all materials, in any format or media, bearing or using the Intellectual Property of Remedent, and promptly return or destroy all tangible and electronic copies of such Intellectual Property, as requested by Remedent, and upon the request of Remedent, certify such destruction in writing. Notwithstanding the foregoing provisions of this Section 3.4.1, Den-Mat may retain one (1) copy of the Intellectual Property of Remedent for Den-Mat’s internal compliance purposes, provided Den-Mat shall protect and maintain the confidentiality of the Intellectual Property retained by it to the same extent as it protects and maintains the confidentiality of its own Intellectual Property.

3.5           Ownership of Intellectual Property.

3.5.1        Independently Developed Intellectual Property.  Subject to Section 3.5.2, each Party shall have the sole and exclusive right to apply for, prosecute and obtain all rights, grants, registrations, orders or proprietary interests of any nature, including, without limitation, patents, copyrights, industrial design and trademark and service mark registrations and any other registrations or grants of rights that are analogous thereto in any and all countries throughout the world in respect of Intellectual Property now owned or independently developed by such Party after the Effective Date.  In addition, with respect to any Intellectual Property related to the Products developed by Remedent (and not subject to Section 3.5.2), Remedent, in its sole discretion at its own cost and expense may apply for, prosecute and obtain all rights, grants, registrations, orders or proprietary interests of any nature, including, without limitation, patents, copyrights, industrial design and trademark and service mark registrations and any other registrations or grants of rights that are analogous thereto in the Territory, in each case as reasonably requested by Den-Mat, and take such other actions as Den-Mat may reasonably request to protect such Intellectual Property in the Territory.  In the event Remedent fails to take any action reasonably requested by Den-Mat as described in the preceding sentence, including, without limitation, upon the occurrence of a Remedent Bankruptcy: (a) Den-Mat may take such action in the Territory, (b) Remedent hereby authorizes Den-Mat to take any such action in its name, (c) Remedent shall provide such assistance as Den-Mat may reasonably request in connection therewith, (d) Den-Mat shall be reimbursed for the costs and expenses incurred by it in connection with such actions as a priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the Territory covered by such rights, grants, registration orders or proprietary interests, (e) Remedent shall be reimbursed for the costs and expenses incurred by it in connection with providing cooperation to Den-Mat related to obtaining such rights, grants, registration orders or proprietary interests as a second priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the Territory covered by such rights, grants, registration orders or proprietary interests, (f) each of Den-Mat and Remedent shall take such actions as the other may reasonably request to implement the provisions of this Section 3.5.1 with respect to any particular Intellectual Property and (g) the rights, grants, registration orders or proprietary interests so obtained shall be jointly owned by Remedent and Den-Mat.

3.5.2        Jointly Arising Intellectual Property.  In the event the Parties jointly develop any Intellectual Property related to the Products for which a patent or copyright would be available, and if either Remedent or Den-Mat desires to pursue a patent or copyright on such Intellectual Property in any jurisdiction, then the Party who desires to pursue such patent or copyright (in this capacity, the “Filing Party”), shall deliver a notice (a “Notice of Intent to File”) to the other Party identifying the subject Intellectual Property, whether the filing will be for a patent or copyright and the jurisdiction in which such filing will be made.  The Party receiving such Notice of Intent to File may then elect to participate in such filing, in which case it shall cooperate with the Filing Party in connection with such filing and the subsequent prosecution thereof and share the related costs and expenses evenly with the Filing Party.  If the Party receiving such Notice of Intent to File does not deliver to the Filing Party a notice that it elects to participate in such filing and prosecution within thirty (30) days after receiving such Notice of Intent to File, the Filing Party may proceed with such filing and prosecution individually.  If a Filing Party proceeds with such a filing and prosecution individually: (a) the other Party hereby authorizes the Filing Party to identify such Party as a co-owner of the subject Intellectual Property and a co-holder of the rights filed for, (b) the other Party shall provide such assistance as the Filing Party may reasonably request in connection therewith, (c) the Filing Party shall be reimbursed for the costs and expenses incurred by it in connection with such filing and prosecution as a priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such patent or copyright, (d) the other Party shall be reimbursed for the costs and expenses incurred by it in connection with providing cooperation as a second priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such patent or copyright, (e) each of Den-Mat and Remedent shall take such actions as the other may reasonably request to implement the provisions of this Section 3.5.2 with respect to such Intellectual Property and (f) the patents or copyrights so obtained shall be jointly owned by Remedent and Den-Mat.  Notwithstanding the foregoing, upon the occurrence of a Remedent Bankruptcy, Den-Mat may apply for and obtain exclusive ownership of patents and/or copyrights in any jurisdiction in which such Intellectual Property is then unregistered.

4.	Manufacturing Rights.

4.1          Products.  Remedent hereby grants to Den-Mat the non-exclusive worldwide right to manufacture and produce the Products for sale in the Territory or have the Products manufactured and produced for Den-Mat and/or its subcontractors and subdistributors for sale in the Territory.

4.2          Termination of Right.  Upon termination of this Agreement, or, if later, upon the conclusion of any applicable Sell-Off Period, Den-Mat and/or its subcontractors and subdistributors, shall cease having the right to manufacture Products.

5.	Den-Mat Support Obligations.

5.1           Marketing Support Efforts.  Within 12 months after Den-Mat becomes Fully Operational, Den-Mat shall spend a minimum of one million dollars ($1,000,000), (the “Initial Launch Spend”), to develop and implement commercially reasonable marketing support to maximize sales of Remedent products (which for purposes hereof shall include the Products, as well as the GlamSmile Products and the Other Products (as such terms are defined in the 2008 Agreement)), which support shall include:

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It is understood and agreed that any of the foregoing advertising, mailings, and other sales and marketing materials may include Den-Mat products and all expenditures incurred in connection therewith shall be considered as part of, and counted toward satisfying, Den-Mat’s obligation for the Initial Launch Spend so long as the Remedent products are those most prominently and predominantly featured in such sales and marketing materials.

6.	Payments.

6.1          Development Payment.  Subject to the terms and conditions of this Agreement, Den-Mat shall pay a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) to Remedent.  The Development Payment shall be payable to Remedent (a) Fifty Thousand Dollars ($50,000) within seven (7) days after the Effective Date and, (b) Three Hundred Fifty Thousand Dollars ($350,000) within twenty one (21) days after the Effective Date.  As additional inducement for Den-Mat’s payment of the Development Payment, Remedent hereby acknowledges that Den-Mat has and shall have no obligation under Section 7.3 of that certain Sub-License Agreement between Den-Mat and Remedent Belgium dated October 21, 2008 for the purchase of the haptic arm products, but such Sub-License Agreement shall remain in full force and effect in all other respects.  In the event that Den-Mat fails to purchase the quantities set forth in Section 7.2 of said Sub-License Agreement then Remedent’s sole remedy shall be to convert Den-Mat into a non-exclusive sub-licensee and distributor.

6.2          Fixed License Payment.  Subject to the terms and conditions of this Agreement (including the satisfaction of the closing conditions described in Section 16), Den-Mat shall pay a non-refundable license fee of Six Hundred Thousand Dollars ($600,000) (the “License Payment”) to Remedent.  The License Payment shall be payable to Remedent in three (3) equal installments of $200,000 each, the first installment being payable on the Closing Date, and the second and third installments being payable on the 30th and 60th day, respectively, after the Closing Date.

6.3          Royalty Payments.  During the term of this Agreement, for each sale of Products, Den-Mat shall pay to Remedent, or its designee,  a royalty payment equal to [***] (the “Royalty Rate”) of Den-Mat’s Net Revenues generated by the sale of the Products.  In addition, in the event that Den-Mat appoints any sublicensees with respect to the Products, (a) Den-Mat shall pay Remedent [***] percent of the royalties it receives from its sub-licensees with respect to sales of the Products made by its sublicensees (the “Royalty Split”), and (b) the amount paid to Remedent in Royalty Split shall not be less than [***] per Case (as defined below), including, for this purpose, any royalty paid by Den-Mat pursuant to the first sentence of this Section 6.3 with respect to Product used in connection with such Case.  For purposes hereof, a “Case” shall mean a dentist’s order for Product in connection with a particular patient prescription with respect to which Den-Mat receives a royalty from its sublicensee.

6.4          Payment and Reports.  For purposes of Section 6.3 , a sale shall be deemed to have been made by Den-Mat at the time the related revenue is recognized by Den-Mat and/or any subdistributor  for its internal accounting purposes (in accordance with GAAP).  Within thirty (30) days after the end of each calendar quarter, Den-Mat shall deliver to Remedent a certified statement from an officer of Den-Mat setting forth (a) the total amount of Den-Mat’s Net Revenues generated by the sale of the Products during such quarter, and (b) a calculation of the royalties payable to Remedent under Section 6.3.  Concurrently with delivering such statement Den-Mat shall pay to Remedent, or its designee, the amount of the royalty payment set forth on such statement.

7.	Requirements to Maintain Exclusivity.

7.1          Den-Mat Exclusivity.

7.1.1        Initial Exclusivity Period.  Den-Mat’s rights as exclusive distributor and licensee under Sections 2 and 3 (“Den-Mat’s Exclusivity”) shall continue at least through the end of the first Contract Period and thereafter throughout the term of this Agreement, unless terminated in accordance with Section 7.1.2.

7.1.2        Termination of Exclusivity.  Den-Mat’s Exclusivity shall terminate at the end of any Contract Period that Den-Mat fails to pay minimum royalties to Remedent in the amount set forth on Exhibit A annexed hereto for such Contract Period.  Notwithstanding the foregoing, Den-Mat may avoid termination of Den-Mat’s Exclusivity by paying to Remedent within thirty (30) days from the end of such Contract Period an amount equal to the difference between the minimum royalties for such Contract Period as set forth on Exhibit A and the amount of royalties actually paid by Den-Mat for such Contract Period.  If Den-Mat’s Exclusivity is terminated, Den-Mat may, at its option, either terminate this Agreement upon ninety (90) days written notice to Remedent, or become a non-exclusive distributor and licensee.  If Den-Mat elects to become a non-exclusive distributor and licensee, this Agreement and Den-Mat’s obligation to pay royalties under Section 6, shall nevertheless continue.

8.	Remedent Support Obligations.

8.1           Remedent’s Marketing Support.  Remedent shall develop and implement commercially reasonable sales and marketing support to the Den-Mat sales effort.  Any materials developed by Remedent will be the property of Remedent, but Den-Mat shall have the exclusive right to use such materials in the Territory during the term of this Agreement.  Remedent shall use its commercially reasonable efforts to provide the following support (all of which shall be subject to Den-Mat’s reasonable approval) for Den-Mat’s sales and marketing efforts:

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9.	Enforcement or Transfer of Rights.

9.1          Intellectual Property.

9.1.1        From and after the date of this Agreement, Remedent, at its sole discretion, in addition to its obligations under Section 3.5.1, shall maintain all of its Intellectual Property related to the Products and enforce all of its rights to protect against any infringing or unauthorized use of such Intellectual Property in the Territory by any Person, except in each case, with the prior written consent of Den-Mat.  Without limitation to the preceding sentence, (a) Remedent shall, at its sole discretion, pay all renewal and maintenance fees on their trademarks, patents and other Intellectual Property in the Territory related to the Products, (b) Remedent shall not acquiesce in any infringement by any Person of such Intellectual Property, nor shall it waive or forbear the exercise of its rights with respect to any such infringement, without, in each case, the prior written consent of Den-Mat and (c) Remedent shall not agree to or acquiesce in any amendment, waiver or forbearance of any provision of any license or other grant by it of any interest in any such Intellectual Property or fail to enforce any right of termination arising from a breach thereof, without, in each case, obtaining the prior written consent of Den-Mat.  In the event Remedent fails to take any such action reasonably requested by Den-Mat referred to in this Section 9.1.1, Den-Mat may take such action, and Remedent hereby authorizes Den-Mat to take any such action in its name.  If Remedent requests the assistance of Den-Mat in connection with the taking of any actions by Remedent under this Section 9.1.1, then Den-Mat shall be entitled to recoup its fees and expenses related thereto either from any recovery obtained by Remedent (after Remedent has recouped its own costs and expenses related thereto) or by off-set against its payment obligations to Remedent under this Agreement.  In addition, in the event Remedent fails to commence an action reasonably requested by Den-Mat and if Den-Mat commences an action in accordance with this Section 9.1.1 involving the commencement or threatened commencement of an action involving an infringement of the Intellectual Property of Remedent related to the Products, and Den-Mat is successful on such claims, then the amount payable by the infringing party shall be applied: first, to pay any fees and expenses incurred by Den-Mat in connection with such action, next to pay any fees and expenses incurred by Remedent in connection with such action at the request of Den-Mat and, finally, any excess shall be allocated [***] to Den-Mat and [***] to Remedent.

9.1.2        So long as Den-Mat’s rights under Section 2.1.1. and Section 3.1.1. remain exclusive to Den-Mat pursuant to the terms of this Agreement, Remedent agrees that in no case, under bankruptcy or otherwise, shall it assign or license any of the Intellectual Property related to the Products or dispose of any interest therein (other than license and distribution agreements in territories other than the Territory), unless prior to effecting any such assignment or license by Remedent of the Intellectual Property, Remedent shall obtain the assignee’s or licensee’s (as applicable) written acknowledgement of the existence of this Agreement and Den-Mat’s rights hereunder.

9.1.3        Remedent acknowledges that this Agreement is an executory contract that would be subject to the provisions of section 365(n) of the U.S. Bankruptcy Code if in the future an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Remedent under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Remedent or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and further acknowledges that failure to perform continuing obligations under this Agreement would constitute material breach of this Agreement.  Remedent believes that the royalty payments set forth in this Agreement are distinct from and separate from payments made in this Agreement for other services.  Remedent agrees that Den-Mat may assume or retain the licenses granted under this Agreement if any such proceeding has been instituted, regardless of whether the underlying license is interpreted to prohibit or restrict assignment in any manner, provided that Den-Mat continues to timely make the royalty payments under this Agreement.

10.	Training and Support; Delivery of Customer Information.

10.1        Manuals and Information.  As promptly as practical after execution and delivery of this Agreement, Remedent shall deliver to Den-Mat information, materials, manuals and other technical documents of Remedent sufficient to enable Den-Mat to manufacture, market, distribute, license and sell Products in the Territory as contemplated by this Agreement.  In addition, Remedent shall provide manufacturing personnel to train Den-Mat staff, on fully installed software and hardware, in the technical aspects of manufacturing the Products using the First Fit Technology.

10.2        Marketing and Sales Assistance.

10.2.1        So long as Den-Mat’s rights under Section 2.1.1. and Section 3.1.1. remain exclusive to Den-Mat pursuant to the terms of this Agreement, if Remedent is contacted by any Person seeking to acquire Products in the Territory, Remedent shall refer such sales lead promptly to Den-Mat.

10.2.2        In addition to its obligations under Section 8 and so long as Den-Mat’s rights under Section 2.1.1. and Section 3.1.1. remain exclusive to Den-Mat pursuant to the terms of this Agreement Remedent shall use commercially reasonable efforts to provide the following commercial and technical assistance to Den-Mat in connection with the marketing, distribution and sale by Den-Mat of Products under this Agreement,:

(a)           Remedent shall train the appropriate employees of Den-Mat in marketing the Products;

(b)           At least one (1) time during each calendar year during the term of this Agreement, qualified employees of Remedent shall meet with representatives of Den-Mat, at Remedent’s expense and at such location as Den-Mat may designate, to assist in technical training, sales and/or important customer meetings;

(c)           Remedent shall use all commercially reasonable efforts to cause the individuals specified on Schedule 10.2.2 to provide sales and marketing training, education of Den-Mat’s sales and marketing force and customers and other services related to sales and marketing as Den-Mat may reasonably request from the Effective Date through at least December 31, 2009, at no cost or expense to Den-Mat.  If any of such persons ceases to be an employee of or consultant to Remedent, Remedent shall use its commercially reasonable efforts to cause a replacement for such individual, as Remedent and Den-Mat may agree, to provide such services to Den-Mat.  Any training and support with respect to marketing and sales assistance and training beyond the scope set forth in this Section 10.2.2 or Section 8 shall be at Den-Mat’s expense.

10.3        Advertising.  So long as Den-Mat’s rights under Section 2.1.1. and Section 3.1.1. remain exclusive to Den-Mat pursuant to the terms of this Agreement, Remedent shall not mail, publish or broadcast (including by email or other electronic means) any advertisement or other promotional materials related to the Products in the Territory unless Den-Mat has given its prior written approval to such advertisement or other promotion.

10.4        Regulatory Matters.  Den-Mat shall be responsible for obtaining all regulatory approvals (for the joint benefit of Remedent and Den-Mat) as may be required in connection with the manufacture, distribution, marketing and sale of the Products in the Territory in each jurisdiction where such approval is required to be obtained.  Remedent shall provide to Den-Mat, upon reasonable request, materials in its possession and access to their employees, that Remedent reasonably determines to be relevant to any regulatory approval sought or required to be obtained by it with respect to the manufacture, distribution, marketing or sale of the Products.

11.	[RESERVED]

12.	Payment Terms, Taxes and Audits.

12.1        Payment.  All payments due under this Agreement to Remedent shall be made by bank wire transfer in immediately available funds to the account of Remedent designated on Schedule 12.1 or such other account designated by notice from Remedent to Den-Mat from time to time.  All payments hereunder shall be in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars.  If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with Den-Mat’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.  Any payment under this Agreement shall be due on such date as specified in this Agreement and, in the event that such date is not a Business Day, then the next succeeding Business Day.

12.2        Taxes.

12.2.1        Den-Mat.  Den-Mat shall be responsible for all taxes, duties, tariffs and/or license fees (“Taxes”)  imposed with respect to (a) Den-Mat’s marketing, distribution and sales of Products and (b) Den-Mat’s performance of its obligations under this Agreement, and Den-Mat shall pay all such Taxes in accordance with the regulations of any applicable taxing authority and applicable law

12.2.2        Remedent.  Remedent shall be responsible for all Taxes imposed upon it with respect to Remedent’s performance of its obligations under this Agreement, and Remedent shall pay all such Taxes for which it is responsible in accordance with the regulations of any applicable taxing authority and applicable law.

12.3        Audit.  Upon not less than sixty (60) days’ prior written notice to Den-Mat, Remedent shall have the right, at its expense, to have an internationally recognized independent public accounting firm which is reasonably acceptable to Den-Mat examine during normal business hours the books and records of Den-Mat and its Affiliates to the extent necessary to verify the accuracy of any amount paid to Remedent under this Agreement; provided, however, that (a) such examinations shall not be conducted more frequently than annually, (b) no such examination may be of a period previously examined and (c) such firm executes and delivers to Den-Mat and its Affiliates prior to any such examination a written agreement in form and substance reasonably acceptable to Den-Mat pursuant to which such firm agrees to disclose to Remedent only the final results of such examination and not the information (including resale price lists and actual resale prices), books, records, workpapers or materials used to determine such final results. Den-Mat shall retain its books and records necessary to verify such royalty amounts for a period of not less than three (3) years.  Any examination of Den-Mat’s books, records and royalty calculations under this Section 12.3 shall be at Remedent’s expense; provided, however, that if it is determined that the payment of royalties by Den-Mat with respect to any period reviewed by Remedent is understated by [***] or more, Den-Mat shall reimburse to Remedent costs of such examination.

13.	Term and Termination.

13.1        Term.  This Agreement shall remain in effect unless and until terminated as set forth in Section 7.1 or this Section 13.

13.2        Termination for Cause.

13.2.1     By Remedent.  This Agreement may be terminated by Remedent: (a) at any time upon thirty (30) days’ prior written notice to Den-Mat in the event Den-Mat materially breaches any of its obligations under this Agreement and fails to cure such breach within such thirty (30) day period (or ten (10) days for an undisputed payment obligation); (b) immediately upon notice of termination to Den-Mat if an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Den-Mat under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Den-Mat, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, or Den-Mat fails generally to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing; or (c) upon thirty (30) prior written notice to Den-Mat in the event that Den-Mat is not Fully Operational within nine (9) months from the date of this Agreement, provided that Remedent has delivered the First Fit Technology to Den-Mat and has provided all training of Den-Mat personnel, as required by Sections 8 and 10, at least sixty (60) days prior to its notice of termination under this Section 13.2.1(c).

13.2.2     By Den-Mat.  This Agreement may be terminated by Den-Mat: (a) at any time upon thirty (30) days’ prior written notice to Remedent (subject to reduction under the circumstances described in Section 19.3) in the event of Remedent  materially breaches any of its obligations under this Agreement and fails to cure such breach within such thirty (30) day period; or (b) immediately upon notice of termination delivered to Remedent if an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Remedent under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Remedent, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, or Remedent fails generally to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing (each such event being referred to herein as a “Remedent Bankruptcy”).

13.3        Sell-Off Period.  Upon the termination of this Agreement by Den-Mat pursuant to Section 7.1, Section 13.2.2 or Section 19 (but not upon a termination by Remedent in accordance with Section 13.2.1), Den-Mat shall be permitted to consummate sales in process (including the manufacture and sale to complete open orders), and make sales of Products in transit or in its inventory as of the date of termination for the duration of the Sell-Off Period.  Upon the conclusion of the Sell-Off Period, Den-Mat shall promptly, but in no event later than fifteen (15) days after the end of the Sell-Off Period, sell to Remedent all unsold Products and Remedent shall acquire such Products from Den-Mat at Den-Mat’s cost for such Products.  If Remedent terminates this Agreement in accordance with Section 13.2.1, it may request an inventory count from Den-Mat and access for a physical inspection of the Products, and Den-Mat will provide such access and inventory count promptly (and in any event within ten (10) Business Days) after receiving such request.  Within ten (10) Business Days after receiving such inventory count, Remedent shall deliver a notice to Den-Mat electing either to permit Den-Mat to continue to sell Products during the Sell-Off Period or electing to acquire all such Products then held by Den-Mat at Den-Mat’s cost.

13.4        Survival.  The provisions of Sections 1, 12.2, 12.3, 13.3, 13.4, 17, 18 and 20 shall survive any termination of this Agreement, and termination of this Agreement shall not release any Party from liability to the other Parties for any breach of this Agreement occurring or arising prior to such termination.

14.	Representations and Warranties.

14.1        Representations and Warranties of Remedent.  As of the Effective Date, Remedent represents and warrants to Den-Mat as follows:

14.1.1     Organization.  Remedent Nevada is a duly organized corporation, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets. Remedent Belgium is a duly organized corporation, validly existing and in good standing under the laws of Belgium and has the corporate power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets.  Each of Remedent Nevada and Remedent Belgium is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except where the failure to be so qualified would not have a material adverse effect on Remedent Nevada, Remedent Belgium, their respective businesses or their collective ability to fulfill their obligations under this Agreement.

14.1.2     Authorization.  Each of Remedent Nevada and Remedent Belgium has all required power and authority to enter into this Agreement and the other agreements, documents and instruments contemplated by this Agreement to which it will be a party (collectively, the “Remedent Transaction Documents”), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the appointments and grants set forth in this Agreement.  The execution and delivery of this Agreement and the other Remedent Transaction Documents to which either Remedent Nevada or Remedent Belgium is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by directors and, to the extent required by applicable law or otherwise, by stockholders entitled to vote thereon of Remedent Nevada or Remedent Belgium, as applicable, and no other corporate action or approval by Remedent Nevada or Remedent Belgium, as applicable, is necessary for the execution, delivery or performance of this Agreement or such other Remedent Transaction Documents by Remedent Nevada or Remedent Belgium, as applicable.  This Agreement has been, and each of the other Remedent Transaction Documents to which Remedent Nevada or Remedent Belgium is a party will be when executed and delivered in accordance with the terms and conditions hereof, duly executed and delivered by Remedent Nevada or Remedent Belgium, as applicable, and this Agreement is, and each of the other Remedent Transaction Documents to which Remedent Nevada or Remedent Belgium, as applicable, is a party will be when executed and delivered in accordance with the terms and conditions hereof, a valid and binding obligation of Remedent Nevada or Remedent Belgium, as applicable, enforceable against Remedent Nevada or Remedent Belgium, as the case may be, in accordance with each of its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

14.1.3     Compliance with Laws.  Neither Remedent Nevada nor Remedent Belgium is in violation of any applicable Law which would reasonably be expected to have a material adverse impact on its business, its assets or its ability to fulfill its obligations under this Agreement.  Neither Remedent Nevada nor Remedent Belgium has received any written or, to the Knowledge of Remedent, oral notice from any Governmental Authority to the effect that either Remedent Nevada or Remedent Belgium is not in compliance with any applicable Law.  To the Knowledge of Remedent, no investigation, review or other Proceeding by any Governmental Authority with respect to either of Remedent Nevada or Remedent Belgium in relation to any actual or alleged violation of Law is pending or, to the Knowledge of Remedent, threatened, nor has any of Remedent Nevada or Remedent Belgium received any written or, to the Knowledge of Remedent, oral notice from any Governmental Authority indicating an intention to conduct any such investigation, review or other Proceeding.  None of Remedent Nevada, Remedent Belgium, any of their respective assets or properties, or any of their respective directors, officers or stockholders in their capacities as such, is a party to any consent decree, Order or similar restriction that restricts the conduct of business by Remedent Nevada or Remedent Belgium or which would otherwise reasonably be expected to have a material adverse impact on the ability of Remedent Nevada or Remedent Belgium to conduct their respective businesses.

14.1.4     No Conflicts; Consents.  Neither the execution and delivery of this Agreement or the other Remedent Transaction Documents by Remedent Nevada or Remedent Belgium, nor the consummation by them of the transactions contemplated hereby and thereby, nor the fulfillment by Remedent Nevada and Remedent Belgium of any of the terms and conditions hereof and thereof will: (a) violate any applicable Law or any Order applicable to Remedent Nevada or Remedent Belgium or any of their respective assets or properties; or (b) conflict with, violate, result in a breach of, constitute a default under or create an event that, with or without the giving of notice or the lapse of time or both, will result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the loss of a benefit, or require any notice under any agreement, contract, lease, license, permit, instrument or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).  No notice to or consent of or with any Governmental Authority, or other Person, is required to be obtained by Remedent Belgium or Remedent Nevada in connection with its execution and delivery of this Agreement or the performance of its obligations hereunder.

14.1.5     Remedent Intellectual Property.  Schedule 14.1.5 lists each patent, registered trademark, design mark, service mark and trade name, registered copyright and domain name, and each application for any of the foregoing, that is included among the Intellectual Property  owned by or licensed to Remedent related to the Products.  Except as set forth in Schedule 14.1.5, (a) Remedent has all right, title and interest in and to the Intellectual Property related to the Products owned by it, free and clear of all liens or other encumbrances; (b) there is no claim or notice of infringement of the Intellectual Property rights of any other Person pending or threatened in writing within the two (2) year period preceding the date hereof, against Remedent relating to the operation of Remedent’s business; (c) each material item of Intellectual Property related to the Products owned by Remedent is valid, subsisting, in full force and effect, has not been abandoned or passed into public domain, and all necessary registration, maintenance and renewal documentation and fees in connection with such Intellectual Property of Remedent have been timely filed with the appropriate authorities and paid; (d) to the Knowledge of Remedent, each material item of Intellectual Property related to the Products licensed to and used by Remedent is valid, subsisting, in full force and effect, has not been abandoned or passed into public domain, and all necessary registration, maintenance and renewal documentation and fees in connection with such Intellectual Property used by Remedent have been timely filed with appropriate authorities and paid; (e) to the Knowledge of Remedent, no Person is infringing or misappropriating the Intellectual Property of Remedent except for such infringements or misappropriations that would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on Remedent, its business or its ability to fulfill its obligations under this Agreement; (f) no present or former employee of Remedent has any proprietary, financial or other interest, direct or indirect, in any material item of the Intellectual Property of Remedent; and (g) Remedent has taken reasonable precautions to protect trade secrets constituting material Intellectual Property owned or used by Remedent, including the execution of appropriate agreements.  Use by Remedent of the Intellectual Property owned or licensed by Remedent does not infringe, misappropriate or violate any Intellectual Property rights of any Person.

14.1.6     Significant Contracts. There are no contracts, agreements, indentures, notes, bonds, loans, instruments, leases, conditional sales contracts, mortgages, licenses, franchise agreements or undertakings, commitments or arrangements to which Remedent is a party and which grant any distribution rights related to any of the Products or which grant any Person any interest in the Intellectual Property of Remedent or any of its Affiliates related to the Products.

14.1.7     Litigation.  Except as set forth in Schedule 14.1.7, there is no Proceeding pending or, to the Knowledge of Remedent, threatened in writing against Remedent that would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Remedent, its business or its ability to fulfill its obligations under this Agreement.  Except as set forth in Schedule 14.1.7, Remedent is not subject to any unsatisfied Order entered in any Proceeding.

14.1.8     Product Liability.  There are no existing or threatened product liability or other similar claims against either of Remedent Nevada or Remedent Belgium for products or services of Remedent Nevada or Remedent Belgium.  None of Remedent Nevada nor Remedent Belgium has received any statements, citations, decisions or orders by any Governmental Authority stating that any Product manufactured, sold, shipped, designed, marketed, distributed or otherwise introduced into the stream of commerce at any time by any or all of Remedent Nevada and Remedent Belgium is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority.  To the Knowledge of Remedent, there are no material latent or overt design, manufacturing or other defects in any Product.  All Products sold by Remedent in its business comply in all material respects with all industry and trade association standards and legal requirements, if any, applicable to such Products, including consumer product, manufacturing, labeling, quality and safety laws of the United States and each state in which the Products are sold and each other jurisdiction (including foreign jurisdictions) in which the Products are sold.

14.1.9     Insurance.  Remedent maintains adequate policies of insurance to provide coverage to Remedent Nevada and Remedent Belgium, their assets and their businesses, and all such policies (a) are currently valid, outstanding and enforceable, (b) provide adequate coverage for the business and assets of Remedent; and (c) are sufficient for compliance with all applicable Laws; and none of Remedent Nevada nor Remedent Belgium has received any written, or to the Knowledge of Remedent, oral notice of cancellation, termination, non-renewal or reduction in or refusal of coverage under any policy of insurance within the past three (3) years or other indication that any insurance policy is no longer in full force and effect or will not be renewed and no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage.

14.1.10     Disclosure.  No representation, statement, or information provided by or on behalf of either of Remedent Nevada or Remedent Belgium, which is contained in this Agreement, any of the schedules to this Agreement or any of the other Remedent Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the information contained therein not misleading.

14.2        Representations and Warranties of Den-Mat.  As of the Effective Date, Den-Mat represents and warrants to Remedent as follows:

14.2.1     Organization.  Den-Mat is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets.  Den-Mat is duly licensed or qualified to do business as a foreign limited liability company and is in good standing (to the extent such concept is applicable to it) in each jurisdiction in which it is required to be so licensed or qualified, except where the failure to be so qualified would not have a material adverse effect on Den-Mat, its business or its ability to fulfill its obligations under this Agreement.

14.2.2     Authorization.  Subject to obtaining Board Approval, Den-Mat has all required power and authority to enter into this Agreement and the other agreements, documents and instruments contemplated by this Agreement to which it will be a party (collectively, the “Den-Mat Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  Upon obtaining Board Approval, the execution and delivery of this Agreement and the other Den-Mat Transaction Documents to which Den-Mat is a party and the consummation of the transactions contemplated hereby and thereby will have been duly authorized by the managers and members of Den-Mat entitled to vote thereon, and no other limited liability company action or approval by Den-Mat is necessary for the execution, delivery or performance of this Agreement or such other Den-Mat Transaction Documents by Den-Mat.  Subject to obtaining Board Approval, this Agreement has been, and each of the other Den-Mat Transaction Documents to which Den-Mat is a party will be when executed and delivered in accordance with the terms and conditions hereof, duly executed and delivered by Den-Mat, and this Agreement is, and each of the other Den-Mat Transaction Documents to which Den-Mat is a party will be when executed and delivered in accordance with the terms and conditions hereof, a valid and binding obligation of Den-Mat, enforceable against it accordance with each of its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

14.2.3     Compliance with Laws.  Den-Mat is not in violation of any applicable Law which would reasonably be expected to have a material adverse impact on its business, its assets or its ability to fulfill its obligations under this Agreement.  Den-Mat has not received any written or, to the Knowledge of Den-Mat, oral notice from any Governmental Authority to the effect that Den-Mat is not in compliance with any applicable Law.  To the Knowledge of Den-Mat, no investigation, review or other Proceeding by any Governmental Authority with respect to Den-Mat in relation to any actual or alleged violation of Law is pending or, to the Knowledge of Den-Mat, threatened, nor has Den-Mat received any written or, to the Knowledge of Den-Mat, oral notice from any Governmental Authority indicating an intention to conduct any such investigation, review or other Proceeding.  None of Den-Mat, any of its assets or properties, or any of its directors, officers or stockholders in their capacities as such, is a party to any consent decree, Order or similar restriction that restricts the conduct of business by Den-Mat or which would otherwise reasonably be expected to have a material adverse impact on the ability of Den-Mat to conduct its business.

14.2.4     No Conflicts; Consents.  Neither the execution and delivery of this Agreement or the other Den-Mat Transaction Documents by Den-Mat, nor the consummation by Den-Mat of the transactions contemplated hereby and thereby, nor the fulfillment by Den-Mat of any of the terms and conditions hereof and thereof will: (a) violate any applicable Law or any Order applicable to Den-Mat or any of its assets or properties; or (b) conflict with, violate, result in a breach of, constitute a default under or create an event that, with or without the giving of notice or the lapse of time or both, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the loss of a benefit, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject (or, except as permitted by Section 20.4, result in the imposition of any lien upon any of its assets).  No notice to or consent of or with any Governmental Authority, or other Person, is required to be obtained by Den-Mat in connection with Den-Mat’s execution and delivery of this Agreement or the performance of its obligations hereunder, excluding notices given and consents obtained prior to the date of this Agreement.

14.2.5     Litigation.  There is no Proceeding pending or, to the Knowledge of Den-Mat, threatened in writing against Den-Mat that would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Den-Mat, its business or its ability to fulfill its obligations under this Agreement.  Den-Mat is not subject to any unsatisfied Order entered in any Proceeding.

14.2.6     Insurance.  Den-Mat maintains adequate policies of insurance to provide coverage to it, its assets and its business, and all such policies (a) are currently valid, outstanding and enforceable, (b) provide adequate coverage for the business and assets of Den-Mat and (c) are sufficient for compliance with all applicable Laws; and Den-Mat has not received any written, or to the Knowledge of Den-Mat, oral notice of cancellation, termination, non-renewal or reduction in or refusal of coverage under any policy of insurance within the past three (3) years or other indication that any insurance policy is no longer in full force and effect or will not be renewed and no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage.

15.          Closing.  The closing under this Agreement (the “Closing”) will take place at the offices of Hellring Lindeman Goldstein & Siegal LLP, located at One Gateway Center, Newark, New Jersey 07102 on the fifth business day after the satisfaction or waiver (by the appropriate party) of the closing conditions set forth in Section 16, or at such other time and place mutually agreed upon by the parties (the “Closing Date”).

16.	Closing Conditions.

16.1        Conditions to the Obligation of Remedent.  The obligation of Remedent to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction by Den-Mat or waiver by Remedent on or prior to the Closing Date of each of the following conditions (unless waived by Remedent in writing):

16.1.1     The representations and warranties of Den-Mat contained in Section 14.2 shall be true and correct in all respects (if qualified by materiality) and shall be true and correct in all material respects (if not qualified by materiality), as if made at and as of the Closing.

16.1.2     Den-Mat shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Den-Mat at or before the Closing.

16.1.3     Remedent shall have received written evidence satisfactory to Remedent that the Development Payment and the first installment of the License Payment provided for in Sections 6.1 and 6.2 have been paid by wire transfer.

16.1.4     Remedent Nevada’s Board of Director (“Board Approval”) shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

16.1.5     The “Guaranty Period” shall have commenced pursuant to the terms of the Distribution, License and Manufacturing Agreement between Remedent and Den-Mat, dated August 24, 2008, as amended.

16.2        Conditions to the Obligation of Den-Mat.  The obligation of Den-Mat to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction by Remedent on or prior to the Closing Date of each of the following conditions (unless waived by Den-Mat in writing):

16.2.1     The representations and warranties of Remedent contained in Section 14.1 shall be true and correct in all respects (if qualified by materiality) and shall be true and correct in all material respects (if not qualified by materiality), as if made at and as of the Closing.

16.2.2     Remedent shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Remedent at or before the Closing.

16.2.3     Den-Mat’s Board of Directors (“Board Approval”) and lenders shall have approved the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

16.2.4     Den-Mat shall have concluded its due diligence with respect to the Products, the First-Fit Technology and the Intellectual Property and shall have determined, in its sole and absolute discretion, that the foregoing are satisfactory in all material respects.

16.2.5     Remedent shall have delivered to Den-Mat executed copies of the following: (a) a Non-Competition Agreement duly executed by Guy De Vreese substantially in the form attached as Exhibit C hereto (the “De Vreese Non-Competition Agreement”), and (b) a Non-Competition Agreement duly executed by Evelyne Jacquemyns substantially in the form attached as Exhibit D hereto (the “Jacquemyns Non-Competition Agreement”).

16.2.6     Remedent shall have delivered to Den-Mat an opinion, dated the Closing Date, of Bullivant Houser Bailey PC substantially similar to the opinion delivered by Remedent to Den-Mat in connection with the 2008 Agreement, but also including an opinion that the Intellectual Property and the Products do not infringe the rights of any third party, the form of such opinion to be reasonably satisfactory to Den-Mat and its counsel.

17.	Confidentiality.

17.1        Confidential Information of Den-Mat.  All Confidential Information with respect to Den-Mat and its Affiliates that is disclosed to Remedent by Den-Mat, its Affiliates or representatives, whether in physical or intangible form, and all Confidential Information regarding Den-Mat of which Remedent becomes aware in connection with its performance of services on behalf of Den-Mat or otherwise in connection with this Agreement, shall be held as confidential by Remedent.  Such information shall at all times remain the property of Den-Mat and Den-Mat shall own and retain all right, title and interest therein and thereto.  Remedent shall hold all Confidential Information in confidence, using the same degree of care to prevent unauthorized disclosure or access that it uses with its own confidential information of similar type, and shall not disclose such Confidential Information to others, allow others to access it, or use it in any way, commercially or otherwise, except in direct furtherance of this Agreement.  Remedent may disclose Confidential Information to its employees and its attorneys, accountants and other confidential advisors with a need to know such Confidential Information in connection with this Agreement; provided, however, that all such employees and advisors are bound by obligations to maintain the confidentiality of the Confidential Information at least as protective as those set forth in this Agreement.  Except as set forth herein, nothing in this Agreement shall be construed as conveying any other right or license (implied or otherwise) to Remedent in such Den-Mat Confidential Information.

17.1.1     Permitted Disclosure.  If Remedent is compelled to disclose all or any part of any Confidential Information by any Governmental Authority, it shall, to the extent practicable and subject to applicable laws, first give prompt written notice of such request to Den-Mat to enable Den-Mat to seek a protective order or take other appropriate measures to prevent or modify the disclosure, and shall, at Den-Mat’s expense, cooperate in such efforts.

17.1.2     Exclusions.  Confidential Information with respect to Den-Mat and its Affiliates shall not include information if and to the extent Remedent can demonstrate such information: (a) is or becomes known to the public other than by disclosure by Remedent in violation of this Agreement; (b) was known to Remedent before disclosure hereunder, without a duty of confidentiality; (c) was independently developed by Remedent outside of this Agreement and without reference to or use of any Confidential Information of Den-Mat; or (d) was rightfully obtained by Remedent from a third party without a duty of confidentiality in favor of Den-Mat.

17.1.3     Return of Confidential Information.  Upon the termination of this Agreement, Remedent shall promptly return to Den-Mat all Confidential Information with respect to Den-Mat and its Affiliates and all copies, summaries, excerpts and abstracts thereof then in its possession.  Notwithstanding the foregoing, Remedent may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only and for purposes of ensuring compliance with the terms of this Agreement.

17.1.4     Injunctive Relief.  Remedent acknowledges and agrees that in the event of any breach or threatened breach of its obligations hereunder with respect to Confidential Information, damages will not be an adequate remedy and Den-Mat shall be entitled to obtain injunctive relief, without having to post a bond or other security.

17.2        Confidential Information of Remedent.  All Confidential Information with respect to Remedent and its Affiliates that is disclosed to Den-Mat by Remedent, its Affiliates or representatives, whether in physical or tangible form, and all Confidential Information regarding Remedent of which Den-Mat becomes aware in connection with its performance of this Agreement shall be held as confidential by Den-Mat.  Such Confidential Information shall at all times remain the property of Remedent and Remedent shall own and retain all right, title and interest therein and thereto, except for the interests granted to Den-Mat as part of the license contemplated by this Agreement.  Den-Mat shall hold all Confidential Information in confidence, using the same degree of care to prevent unauthorized disclosure or access that it uses with its own confidential information of similar type, and shall not disclose such Confidential Information to others, allow others to access it, or use it in any way, commercially or otherwise, except in direct furtherance of this Agreement.  Den-Mat may disclose the Remedent Confidential Information to its employees and its attorneys, accountants, financing sources and other confidential advisors with a need to know such Confidential Information in connection with this Agreement or their representation of Den-Mat generally; provided, however, that all such employees and advisors are bound by obligations to maintain the confidentiality of such Confidential Information at least as protective as those set forth in this Agreement.  Except as set forth herein, nothing in this Agreement shall be construed as conveying any other right or license (implied or otherwise) to Den-Mat in such Remedent Confidential Information.

17.2.1     Permitted Disclosure.  If Den-Mat is compelled to disclose all or any part of any Remedent Confidential Information by any Governmental Authority, it shall, to the extent practicable and subject to applicable laws, first give prompt written notice of such request to Remedent to enable Remedent to seek a protective order or take other appropriate measures to prevent or modify the disclosure, and shall, at Remedent’s expense, cooperate in such efforts.

17.2.2     Exclusions.  Confidential Information with respect to Remedent and its Affiliates shall not include information if and to the extent Den-Mat can demonstrate such information: (a) is or becomes known to the public other than by disclosure by Den-Mat in violation of this Agreement; (b) was known to Den-Mat before disclosure hereunder, without a duty of confidentiality; (c) was independently developed by Den-Mat outside of this Agreement and without reference to or use of any Confidential Information of Remedent; or (d) was rightfully obtained by Den-Mat from a third party without a duty of confidentiality.  Den-Mat may also use and disclose Confidential Information of Remedent to the extent such information is otherwise permitted to be used or disclosed by Den-Mat pursuant to other provisions of this Agreement, including to sub-distributors and subcontractors who agree to maintain the confidentiality thereof on terms comparable to those set forth in this Section 17.

17.2.3     Return of Confidential Information.  Upon the termination of this Agreement, Den-Mat shall promptly return to Remedent all Confidential Information with respect to Remedent and its Affiliates and all copies, summaries, excerpts and abstracts thereof then in its possession.  Notwithstanding the foregoing, Den-Mat may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only and for purposes of ensuring compliance with the terms of this Agreement.

17.2.4     Injunctive Relief.  Den-Mat acknowledges and agrees that in the event of any breach or threatened breach of its obligations hereunder with respect to Confidential Information, damages will not be an adequate remedy and Remedent shall be entitled to obtain injunctive relief, without having to post a bond or other security.

18.	Indemnification.

18.1        Indemnification by Den-Mat.  Den-Mat shall defend, indemnify and hold harmless Remedent and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all claims, judgments, damages, liabilities, actions, demands, costs, expenses or losses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from, arising out of, or in connection with, an act or omission of Den-Mat in connection with performance of its obligations under this Agreement and the other Den-Mat Transaction Documents, or the breach of any representation, warranty or covenant made by Den-Mat in this Agreement or any of the other Den-Mat Transaction Documents.

18.2        Indemnification by Remedent.  Remedent shall defend, indemnify and hold harmless Den-Mat and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, or in connection with any act or omission by Remedent in connection with performance of its obligations under this Agreement and the other Remedent Transaction Documents, or the breach of any representation, warranty or covenant made by Remedent in this Agreement or any of the other Remedent Transaction Documents.

18.3        IP Indemnity.  Remedent shall indemnify Den-Mat and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, or in connection with any infringement or alleged infringement of the Products, the Intellectual Property of Remedent, or any use or application thereof upon any Intellectual Property of any Person.  If the manufacture, distribution, marketing, licensing, sale or use of any Product or Intellectual Property, as contemplated by this Agreement, is enjoined as a result of any Intellectual Property claim or judgment, then Remedent, in addition to its other obligations under this Agreement, shall, at its option, (i) obtain for Den-Mat, at Remedent’s expense, any license required for Den-Mat to manufacture, market, distribute, license and sell the Products as contemplated by this Agreement, or (ii) redesign the infringing item or items to be non-infringing, while maintaining the original function thereof or (iii) replace the infringing item or items with an equivalent, non-infringing item approved by Den-Mat.

18.4        Product Liability Indemnity.   Remedent shall indemnify Den-Mat and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, the design, and formulation of the Products, in each case other than those certain Liabilities arising out of the gross negligence or willful misconduct of Den-Mat or its Affiliates.  Den-Mat shall indemnify Remedent and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, the manufacture of the Products, in each case other than those certain Liabilities (i) arising out of the gross negligence or willful misconduct of Remedent or its Affiliates or (ii) arising out of the design and/or formulation of the Products.

18.5        Indemnification Procedures.  A Party seeking indemnification under this Section 18 for itself or any of its Affiliates or any of its or their respective officers, directors, members, managers, employees, agents and representatives (collectively in this capacity, the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (in this capacity, the “Indemnitor”) of any Liability in respect of which such Indemnified Party intends to claim indemnification; provided, however, that the failure to so notify the Indemnitor shall not affect the Indemnified Party’s rights to indemnification hereunder except to the extent that the Indemnitor is materially prejudiced by such failure.  With respect to any Liabilities that relate to a third party claim, the Indemnified Party shall permit the Indemnitor to control the defense of any such Liabilities; provided, however, if the Indemnified Party reasonably determines that the joint representation of the Indemnified Party and the Indemnitor by a single counsel would result in a conflict of interest arising out of the joint representation by counsel selected by the Indemnitor of the interests of the Indemnitor and the Indemnified Party, the Indemnitor shall be entitled to engage separate counsel to represent the Indemnified Party (at the Indemnitor’s sole cost and expense) and, if the Indemnitor fails to do so, the Indemnitor shall not be entitled to assume the Indemnified Party’s defense of such Liability.  If the Indemnitor assumes the defense of any Liability, the Indemnitor shall consult with the Indemnified Party for the purpose of allowing the Indemnified Party to participate in such defense, but in such case the legal expenses of the Indemnified Party incurred as a result of such participation shall be paid by the Indemnified Party.  With respect to any Proceeding for which the Indemnitor has assumed the defense of an Indemnified Party, the Indemnitor shall promptly inform the applicable Indemnified Party of all material developments related thereto, including copying such Indemnified Party on all pleadings, filings and other correspondence relating thereto.  If the Indemnitor fails to assume and defend a Liability or if, after commencing or undertaking any such defense, the Indemnitor fails to prosecute such Liability, the Indemnified Party shall have the right to undertake the defense or settlement thereof.  With respect to any Liabilities that relate to a third party claim, the Indemnified Party shall have the right to settle such Liabilities, provided the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

18.6        Products Liability Insurance.  During the term of this Agreement and for a period of three (3) years thereafter, Remedent and Den-Mat shall maintain in full force and effect products liability insurance providing coverage for sales of the Products in the Territory issued by a reputable insurance company, on a per occurrence form, with minimum limits of no less than Two Million (US $2,000,000) Dollars per year  and naming the other Party as an additional insured.  From time to time, at a Party’s request, the other Party shall provide to the requesting Party a copy of the insurance policy required by this Section 18.6 then in effect.

19.	Force Majeure Events.

19.1        No Liability.  No Party shall be liable for its failure to perform its obligations under this Agreement to the extent that such performance is made impracticable due to any occurrence beyond its reasonable control, including, without limitation: acts of God; fires; floods; wars; sabotage; labor disputes or shortages; governmental laws, ordinances, rules, regulations, standards or decrees, whether valid or invalid (including, but not limited to, those related to priorities, requisitions and allocations); inability to obtain raw material, equipment or transportation; and any other similar occurrences (any such occurrence, a “Force Majeure Event”). The Parties acknowledge and agree that this Section 19 will not be applicable to any payment obligations of either party.  During a Force Majeure Event that results in Den-Mat being unable to obtain an adequate supply of Products, the amount of the applicable minimum royalty payment in each Contract Period required to maintain Den-Mat’s Exclusivity will be reduced pro rata based on the number of days in such Force Majeure Event divided by the number of days in such Contract Period, and the Contract Period in which such Force Majeure Event occurs will not be extended.

19.2        Notification.  If a Party fails to perform its obligations under this Agreement as a result of a Force Majeure Event, such Party shall immediately give written notice to the other Parties of such Force Majeure Event, which notice shall include a summary of the occurrence, a reasonably detailed description of the impact on such Party and, if available, a non-binding estimate of how long such Force Majeure Event will prevent such Party from fulfilling its obligations under this Agreement. The affected Party shall use all reasonable efforts to remedy such occurrence or failure to comply with its obligations under this Agreement with all reasonable dispatch.  Subject to Section 19.1 and 19.3 to the extent required by any Force Majeure Event, the performance by each Party of its obligations under this Agreement shall be suspended during the continuance of such Force Majeure Event (but for no longer period), and the time periods for the performance by a Party of its obligations, or the exercise of its rights, under this Agreement shall be extended for a period of time equal to the duration of such Force Majeure Event and this Agreement shall otherwise remain unaffected.  Notwithstanding the foregoing, if at any time during the term of this Agreement a Force Majeure Event is remedied or such compliance is achieved, such Party shall promptly notify the other Parties and any such suspension shall end.

19.3        Termination.  If a Force Majeure Event prevents Den-Mat, on the one hand, or Remedent, on the other hand, from fulfilling its obligations under this Agreement for a period of sixty (60) days or more, the performing Party shall have the right at any time thereafter during the term of this Agreement to terminate this Agreement without liability to the other Party effective immediately upon notice of termination to the other Party.  The right set forth in this Section 19.3 shall be in addition to, and shall not be exclusive of or prejudicial to, any other rights, powers or remedies the performing Party may have under this Agreement, at law, in equity or otherwise on account of the non-performance (or threatened or anticipated non-performance) by the other Party of any of its obligations under this Agreement.  The exercise of such right by the performing Party shall not under any circumstance be deemed to constitute or operate as a waiver of the performing Party’s right to require the other Party to fully perform, or a release of the other Party from, its obligations under this Agreement.

20.	Miscellaneous.

20.1        Expenses.  Except as otherwise specifically provided for in this Agreement, each Party shall bear its expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith.

20.2        Further Actions.  Subject to the terms and conditions of this Agreement, each Party shall execute and deliver such certificates and other documents and take such actions as may reasonably be requested by any other Party in order to effect the transactions contemplated by this Agreement.

20.3        Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if: (a) delivered personally; (b) mailed, using certified or registered mail with postage prepaid; or (c) sent by next-day or overnight mail or delivery using an internationally recognized overnight courier service, as follows:

To Remedent Nevada or Remedent Belgium:	Remedent, Inc. or Remedent, N.V. Xavier De Cocklaan 42,9831 Deurle, Belgium Attn: Guy De Vreese

with a copy (which shall not constitute notice) sent to:	Bullivant Houser Bailey PC 1415 L Street, Suite 1000 Sacramento, California 95814 Attn: Scott E. Bartel

To Den-Mat:	Den-Mat Holdings, LLC 2727 Skyway Drive Santa Maria, California 93455 Attn: Chief Executive Officer

with a copy (which shall not constitute notice) sent to:	Hellring Lindeman Goldstein & Siegal LLP One Gateway Center, 8th Floor Newark, New Jersey 07102 Attn: Joel D. Siegal, Esq.

or, in each case, at such other address as may be specified in writing to the other Parties in accordance with this Section 20.3.

All such notices, requests, demands, waivers and other communications shall be deemed to have been received: (a) if by personal delivery, on the day of such delivery; (b) if by certified or registered mail, on the third (3rd) Business Day after the mailing thereof; or (c) if by next-day or overnight mail or delivery, on the day delivered.

20.4        Binding Effect; Joint and Several Liability; Assignment.  This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Remedent Nevada and Remedent Belgium shall be jointly and severally liable for all of Remedent’s obligations, and for the performance by Remedent of all covenants, conditions and agreements to be performed by Remedent, under this Agreement.  Except for assignments acknowledging Den-Mat’s rights under this Agreement as provided for in Section 9.1.2, Remedent shall not assign this Agreement either in whole or in part without the prior written consent of Den-Mat, provided, however, that Remedent shall have the right to assign this Agreement either in whole or in part to Affiliates of Remedent, to any successor to all or substantially all of Remedent’s business and in connection with a collateral assignment to lenders, provided that, in each instance, the assignee shall have acknowledged in writing the existence of this Agreement and Den-Mat’s rights hereunder.  Den-Mat shall not assign this Agreement either in whole or in part without the prior written consent of Remedent; provided, however, that Den-Mat shall have the right to assign this Agreement either in whole or in part to Affiliates of Den-Mat, to any successor to all or substantially all of Den-Mat’s business and in connection with a collateral assignment to lenders.  Any attempted assignment or delegation in violation of this Section 20.4 will be void.  Except as expressly set forth in Section 17, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and the successors and assigns permitted by this Section 20.4, any right, remedy or claim under or by reason of this Agreement.

20.5        Amendment; Waiver.  No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party or Parties against whom enforcement of the amendment, modification, discharge or waiver is sought; provided, however, that if Den-Mat is the Party against whom enforcement of any amendment, modification, discharge or waiver is sought, such amendment, modification, discharge or waiver will only  be valid and binding if duly approved by the board of managers of Den-Mat.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party or Parties granting such waiver in any other respect or at any other time.  The waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.

20.6        Entire Agreement.  This Agreement (including the Exhibits and Schedules referred to herein or delivered hereunder) and the agreements expressly contemplated to be executed and delivered by the Parties pursuant to this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements, understandings of the Parties and written or oral representations of any Party with respect to the subject matter of this Agreement.  Nothing contained herein shall be construed to replace or supersede the 2008 Agreement, which shall remain in full force and effect.

20.7        Severability.  If any provision of this Agreement shall be held or declared to be invalid or unenforceable, such invalid or unenforceable provision shall not affect any other provision of this Agreement, and the remainder of this Agreement, and each Party’s obligations hereunder, shall continue in full force and effect as though such provision had not been contained in this Agreement and, if permitted under applicable rules of instruction and interpretation, such provision shall be reformed to the extent necessary to render such provision valid and enforceable and to reflect the intent of the Parties to the maximum extent possible under applicable law.

20.8        Headings.  The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

20.9        Counterparts.  This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, regardless of whether all of the Parties have executed the same counterpart.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.10      Governing Law.  THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OR THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

20.11      Consent to Jurisdiction.

20.11.1        EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTIES AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING SHALL BE HEARD AND DETERMINED IN THE NEW YORK COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

20.11.2        EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW  YORK COURTS.  EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

20.12      Waiver of Punitive and Other Damages and Jury Trial.

20.12.1        THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FORGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.12.2        EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.12.3        EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (c) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.12.3.

20.13      No Waiver; Remedies.  No Party shall by any act (except by written instrument pursuant to Section 20.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising on the part of any Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

20.14      No Limitation on Competitive Activities.  Nothing in this Agreement shall, or shall be construed to, limit in any way Den-Mat’s right and ability to manufacture, market, distribute, license and sell any other products or services in the Territory, regardless of whether such other products or services compete with the Products; provided, however, that, during the term of this Agreement, Den-Mat shall not sell any products that are competitive with the First Fit-Crown Products (as such term is used in clause (i) of the definition contained in Schedule 1) and which utilize technology substantially similar to the First-Fit Technology.

20.15      No Partnership or Joint Venture.  Nothing in this Agreement shall be construed as (a) giving any Party any rights as a partner in or owner of the business of the other Parties, (b) entitling a Party to control in any manner the conduct of the other Parties’ business, or (c) making any Party a joint venturer, joint employer, principal, agent, or employee of the other Parties.  Except as expressly set forth in this Agreement or in any of the agreement or instruments contemplated hereby, no Party shall have, nor shall it represent itself as having, the power to make any contracts or commitments in the name of or binding upon any of the other Parties.

20.16      Jointly Drafted; Review by Counsel.  The Parties have participated in the negotiation and drafting of this Agreement and have had the opportunity to review the Agreement with counsel of their choosing.  In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

20.17      Specific Performance.  Each of the Parties acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the Parties (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement; and (b) shall waive, in any action for specific performance, the defense of the adequacy of a remedy at law.

20.18      Interpretation.  The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.  Unless otherwise expressly specified in this Agreement: (a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision; (b) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (c) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (d) words using the singular or plural number shall also include the plural or singular number, respectively; (e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (f) references to a Person shall include the permitted successors and assigns thereof; (g) references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement; and (h) all consents and approvals are in the sole discretion of the Party requested to give such consent or approval, unless otherwise expressly provided.

20.19      Mitigation.  Each Party shall take commercially reasonable efforts to mitigate its damages in the event of a breach of this Agreement by the other Party.

[remainder of page intentionally left blank; signature page follows]

IN WITNESS WHEREOF, Remedent Nevada, Remedent Belgium and Den-Mat, by their respective authorized representatives set forth below, have signed this Agreement as of the Effective Date.

REMEDENT, INC. “Remedent Nevada”	REMEDENT, N.V. “Remedent Belgium”

By:	By
Name:	Name:
Title:	Title:

DEN-MAT HOLDINGS, LLC “Den-Mat”

By:
Name:
Title:

Schedule 1

Definitions

(a)           “Affiliate” shall mean, with respect to an entity, any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, that entity.

(b)           “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York are authorized or required by law to remain closed.

(c)            “Confidential Information” of any Person shall mean all confidential or proprietary information of such Person, including financial statements, customer and supplier lists, reports, marketing studies, and business plans and forecasts, whether written, oral, or in electronic or other form and whether prepared by such Person, its Affiliates or its representatives.

(d)           “Contract Period” shall mean the following periods: (a) the first eighteen (18) months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not Fully Operational within sixty (60) days after the Closing Date, the first Contract Period shall be extended by one day for each day after said 60th day until Den-Mat becomes Fully Operational; (b) the subsequent twelve (12) months; and (c) each subsequent twelve (12) month period thereafter, in each case during which the Agreement is in effect.

(e)            “Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) or more of the voting power of an entity shall be deemed to be Control.

(f)           “First-Fit Technology”  shall mean the Intellectual Property, software, proprietary information and associated technology developed by Remedent as of the date of this Agreement for the creation of crowns and bridges without use of temporary crowns or bridges and utilizing a digital technology similar to the Lumi-Tray technology licensed by Remedent to Den-Mat as of the date of this Agreement for the creation and sale of veneers, and any extensions or improvements of such Intellectual Property, software, proprietary information and technology developed by Remedent during the term of this Agreement.

(g)           “Fully Operational” shall mean such time as (i) all software and hardware necessary to produce the First Fit Products shall have been tested and installed at Den-Mat’s facility in Santa Maria, California or such other manufacturing facility as shall be designated by Den-Mat, (ii) such manufacturing facility shall be fully prepared for production of the First Fit Products, and (iii) training of Den-Mat key staff shall have been completed.

(h)           “Governmental Authority” shall mean any: (a) federal, state, regional, county, city, municipal or local government, whether foreign or domestic; (b) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts and any supra-national organization, state, county, city or other political subdivision; or (c) other Person exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(i)           “Intellectual Property” shall mean a patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, trade name, trademark, service mark, data, formula, method, procedure, process, system or technique and any registration, application, right or other grant analogous thereto with respect to any of the foregoing.

(j)           “Knowledge of Den-Mat” shall mean the actual knowledge of any of the executive officers of Den-Mat.

(k)           “Knowledge of Remedent” shall mean the actual knowledge of any of the executive officers of either Remedent Nevada or Remedent Belgium.

(l)           “Law” shall mean any treaty, code, statute, law, rule, regulation, convention, ordinance, Order, legally binding regulatory policy statement or similar legally binding guidance, binding directive or decree of any kind of any Governmental Authority, as well as any common law.

(m)           “First Fit-Crown Products” shall mean (i) crowns, bridges and other dental products manufactured using the First-Fit Technology and (ii) any re-order of a crown, bridge or prep guide (mouth piece) even if it is manufactured without use of the First-Fit Technology, provided that such re-order occurs within thirty (30) days of, and directly relates to the same tooth or teeth in the same patient as, the original sale of a dental product which was manufactured using the First-Fit Technology and further provided that a new impression was not required in connection with such re-order as a result of the failure of the dental product provided in the original sales.

(n)           “Net Revenues” shall mean all revenues received by Den-Mat from sales of the Products (but not including any royalties Den-Mat receives from its sub-licensees with respect to their sale of Products), net of any returns and allowances, freight, sales taxes, rebates and customary trade discounts.

(o)           “Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind.

(p)            “Party” shall mean any of Remedent, Inc., Remedent, N.V. or Den-Mat Holdings, LLC, individually, and “Parties” shall mean all of such Persons collectively.

(q)           “Permit” shall mean any permit, license, authorization, registration, franchise, approval, certificate, variance, waiver or other authorization, approval, consent, clearance or similar right issued, granted or obtained by or from any Governmental Authority.

(r)           “Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

(s)           “Proceeding” shall mean any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind.

(t)           “Product” shall mean, collectively, the First Fit-Crown Products and any improvements, line extensions and/or related products.

(u)           “Sell-Off Period” shall mean a period of ninety (90) days after the date of expiration or termination of this Agreement.

(v)           “Territory” means the United States, Canada and Mexico, and their respective territories and possessions.

* * * *
[Index of Defined Terms follows]

Index of Defined Terms

Defined Term	Reference

Agreement	Preamble
Board Approval	16.1.4
Closing	15
Closing Date	15
Den-Mat	Preamble
Den-Mat’s Exclusivity	7.1.1
Den-Mat Transaction Documents	14.2.2
Designated Mark	2.1.1
Development Payment	6.1
Effective Date	Preamble
Filing Party	3.5.2
Force Majeure Event	19.1
Indemnified Party	18.5
Indemnitor	18.5
Liabilities	18.1
License Payment	6.1
New York Courts	20.11.1
Notice of Intent to File	3.5.2
Remedent	Preamble
Remedent Bankruptcy	13.2.2
Remedent Belgium	Preamble
Remedent Nevada	Preamble
Remedent Transaction Documents	14.1.2
Remedent Policy	18.6
Royalty Rate	6.3
Subdistributor Agreement	2.1.2
Taxes	12.2.1

EXHIBIT 10.35

[***] Represents material information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDED AND RESTATED DISTRIBUTION, LICENSE AND
MANUFACTURING AGREEMENT

by and among

REMEDENT, INC.,

REMEDENT, N.V.,

and

DEN-MAT HOLDINGS, LLC

Dated as of June 3, 2009

AMENDED AND RESTATED DISTRIBUTION,
LICENSE AND MANUFACTURING AGREEMENT

THIS AMENDED AND RESTATED DISTRIBUTION, LICENSE AND MANUFACTURING AGREEMENT (this “Agreement”) dated as of June 3, 2009, to be effective as of August 24, 2008 (the “Effective Date”) by and among Remedent, Inc., a Nevada corporation (“Remedent Nevada”), Remedent N.V., a Belgian corporation (“Remedent Belgium”, and together with Remedent Nevada, “Remedent”), and Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”), and amends and restates that certain Distribution, License and Manufacturing Agreement dated as August 24, 2008 by and among Remedent and Den-Mat (the “Original Agreement”).

WHEREAS, the parties wish to amend and restate the Original Agreement as hereinafter set forth;

WHEREAS, Remedent has developed and desires to market, distribute, license and sell certain products and services and Remedent desires to appoint Den-Mat to act as the sole and exclusive distributor of such products and services for Remedent in the Territory (as defined below) and, with certain limitations, as a non-exclusive distributor of such products and services for Remedent outside the Territory;

WHEREAS, Den-Mat and Remedent have agreed that Den-Mat will purchase certain products manufactured by or for Remedent for a specified period of time (subject to extension) and that Den-Mat will make royalty payments to Remedent in connection with the sale of certain products by Den-Mat;

WHEREAS, Remedent owns certain patents, trademarks and other intellectual property, and has rights pursuant to certain licenses and other agreements with respect to other patents, trademarks and other intellectual property, and Remedent desires to grant to Den-Mat (to the extent such third party licenses and other agreements permit) an exclusive license of such patents, trademarks and other intellectual property in the Territory and a non-exclusive license of such patents, trademarks and other intellectual property in the Excluded Markets and the China Market (each as defined below); and

WHEREAS, Remedent desires to grant Den-Mat the non-exclusive right to manufacture or have manufactured certain products developed by Remedent.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Remedent and Den-Mat hereby agree as follows.

1.           Defined Terms.

Capitalized terms used herein without definition shall have the respective meanings given to them in Schedule 1.

1

2.	Distribution Rights.

2.1	Appointment as Distributor of the Products.

2.1.1                 Exclusive Distributor. Subject to the terms and conditions in this Agreement, Remedent hereby appoints Den-Mat as the sole and exclusive (even as to Remedent) distributor to market, distribute, license and sell Products in the Territory, and Den-Mat hereby accepts this appointment.  For each market in the Territory, Den-Mat may appoint one or more sub-distributors and subcontractors to market, distribute, license and sell the Products in the Territory, without Remedent’s consent.  Notwithstanding the foregoing, Den-Mat and Remedent agree that Den-Mat’s right and license to market, distribute and sell the Products within the Territory to the B2C Market (as defined below) shall be non-exclusive.

2.1.2                 Treatment of China.  [***]

2.1.3                 Non-Exclusive Distributor.  [***]

2.1.4                 Subdistributors. Den-Mat may authorize sub-distributors and subcontractors to market, distribute, license and sell Products in accordance with this Section 2, provided that within ten (10) days after the appointment of such sub-distributor or subcontractor after the Effective Date, Den-Mat shall notify Remedent of the identity, address and market of such sub-distributor or subcontractor.  Den-Mat shall not sell or otherwise transfer Products to any sub-distributor or subcontractor until such sub-distributor or subcontractor enters into a form of written agreement ("Subdistributor Agreement") with Den-Mat, which shall (a) include provisions to bind such sub-distributor or subcontractor to terms and conditions substantially similar to the product and territorial scope and other limitations set forth in Sections 2 and 3 and (b) authorize Remedent to enforce such provisions.

2.2	The B2C Market.

2.2.1                 Den-Mat as Supplier in the B2C Market.  Subject to the terms and conditions of this Agreement, during the Guaranty Period and at all times thereafter, Remedent agrees to purchase, and to cause each B2C Market Licensee to purchase, all of its requirements for GlamSmile Product in the B2C Market, excluding the Excluded Markets and the China Market, from Den-Mat and Den-Mat agrees to sell to Remedent, or its B2C Market Licensee all of its requirements for GlamSmile Product in the B2C Market, excluding the Excluded Markets and the China Market, at a price equal to [***] per Unit/Tooth.  [***].

2.2.2                 The B2C Market in North America.  [***]

2.3	Future Increase of the Territory.

2.3.1                 Addition of Excluded Markets.  [***]

2.3.2                 Addition of China Market.  [***]

2.3.3                 Expansion of Territory.  [***]

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2.4	Potential Future Distribution Rights.

2.4.1                 Right to Distribute Future Remedent Veneer Products.  Remedent hereby grants Den-Mat the first right to hold sole and exclusive distribution rights to market, distribute, license and sell all future veneer products that are not GlamSmile Products (each, a “Remedent Veneer Product”) developed (whether directly or indirectly, individually or jointly with others) by or for Remedent (or any of Remedent’s Affiliates) in all existing and future markets worldwide; provided, however, that any grant of rights developed jointly with others will be subject to the rights, if any, of the joint developers.  Remedent shall give Den-Mat written notice of each additional Remedent Veneer Product as the same is developed, which notice shall identify such Remedent Veneer Product and the anticipated market therefor.  Remedent shall not market, distribute, license or sell any Remedent Veneer Product except through a third party pursuant to a written agreement, and Remedent shall not grant to any Person the right to manufacture, market, license, distribute or sell any Remedent Veneer Product unless it has complied with this Section 2.4.1.  Prior to appointing any Person as a distributor for any Remedent Veneer Product: Remedent shall deliver to Den-Mat (a) at least thirty (30) days prior to entering into such distribution agreement, a notice identifying the Remedent Veneer Product(s) that is the subject of such distribution agreement, the identity of the proposed distributor and a summary of the terms and conditions of such proposed distribution agreement, and (b) at least fifteen (15) days prior to entering into such distribution agreement, a copy of the complete and final proposed distribution agreement and a notice of the date on which such distribution agreement is to be executed (the “Proposed Remedent Veneer Signing Date”).  At any time prior to the second Business Day preceding the Proposed Remedent Veneer Signing Date set forth in such notice from Remedent, Den-Mat may elect, effective upon delivery of notice to that effect to Remedent, to enter into such distribution agreement in lieu of such other Person on the terms and conditions set forth in such final distribution agreement (but with appropriate modifications to the terms thereof to the extent any of the terms of such final distribution agreement are unique to such other Person and are incapable of performance by Den-Mat).  If Den-Mat notifies Remedent that it elects to enter into such distribution agreement in lieu of such other Person, Den-Mat and Remedent shall promptly thereafter negotiate in good faith any appropriate modifications to the terms thereof, to the extent any of the terms of such final distribution agreement are unique to such other Person and are incapable of performance by Den-Mat, and execute and deliver such distribution agreement.  If Den-Mat does not deliver a notice of exercise with respect to any distribution agreement for Remedent Veneer Product(s) prior to the second Business Day preceding the Proposed Remedent Veneer Signing Date, as referred to above, then during the ten (10) Business Day period commencing with such Proposed Remedent Veneer Signing Date, Remedent and such other Person may enter into the final distribution agreement, provided there is no modification of the terms thereof from the final version provided to Den-Mat.  If Remedent and such Person do not enter into a distribution agreement within the ten (10) Business Day period referred to in the preceding sentence, Remedent shall not thereafter enter into a distribution agreement with respect to the Remedent Veneer Product(s) subject to such agreement (with such Person or any other Person) without first again complying with each of the procedures set forth in this Section 2.4.1.

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2.4.2                 Right of First Offer on Other Remedent Potential Products.  Remedent hereby grants Den-Mat the right of first offer to have the sole and exclusive worldwide right to market, distribute, license and sell all of the Other Potential Products (a) worldwide, or alternatively, (b) in one or more of the United States, the United Kingdom and Canada.  Remedent shall give Den-Mat written notice of each Other Potential Product as the same is developed, which notice shall identify such Other Potential Product and the anticipated market therefor.  During the forty-five (45) day period after delivery of such notice, Remedent shall provide such information and access to its development, marketing and sales personnel as Den-Mat may reasonably request in order to evaluate such Other Potential Product.  On or before the expiration of such forty-five (45) day period, Den-Mat shall notify Remedent if it elects to exercise the rights granted under this Section 2.4.2, and if Den-Mat fails to notify Remedent during such forty-five (45) day period it will be deemed to have waived its rights under this Section 2.4.2 with respect to such Other Potential Product.  If Den-Mat delivers such a notice, Den-Mat and Remedent shall promptly commence negotiations with respect to the terms and conditions on which Den-Mat will become the sole and exclusive distributor for such Other Potential Product on a worldwide basis or in one or more of the United States, the United Kingdom and Canada, and Den-Mat and Remedent shall engage in such negotiations in good faith.  During the period commencing on the delivery of such notice by Remedent and ending on the later of (a) the end of such forty-five (45) day period, or, if earlier, the date Den-Mat notifies Remedent that it will not exercise its rights under this Section 2.4.2 with respect to such Other Potential Product or (b) the date negotiations between Den-Mat and Remedent with respect to a potential distribution agreement with respect to such Other Potential Product terminate, Remedent shall not directly distribute, nor shall it authorize any Person to distribute, such Other Potential Product.  If Remedent notifies Den-Mat of any Other Potential Product and Den-Mat does not deliver to Remedent the notice of exercise referred to above or reach an agreement with Remedent to become a distributor with respect to such Other Potential Product, or Den-Mat waives the right of first offer under this Section 2.4.2, Remedent may thereafter market , distribute, license and sell such Other Potential Product, including the use of sub-distributors and subcontractors, provided, however, Remedent shall not designate any licensee, subcontractor or distributor for such Other Potential Product on a worldwide basis or in the United States, the United Kingdom or Canada except as hereafter provided in this Section 2.4.2.

 (i)           Appointment Within Six Months.  If Remedent notifies Den-Mat of any Other Potential Product and Den-Mat does not become the sole and exclusive distributor of such Other Potential Product, either because Den-Mat does not exercise its rights under this Section 2.4.2 with respect to such Other Potential Product or, having exercised such rights, is unable to reach agreement with Remedent with respect to the terms and conditions of such distribution agreement, Remedent may designate another Person as the exclusive distributor of such Other Potential Product worldwide or in one or more of the United States, the United Kingdom and Canada at any time during the six (6) month period after the later of the expiration of the forty five (45) day period referred to above or the date Remedent and Den-Mat terminate their negotiations regarding the terms and conditions of such distribution agreement; provided, however, if Den-Mat delivered a notice of exercise with respect to such Other Potential Product during the forty five (45) day period referred to above, the terms and conditions of the distribution agreement with such other Person shall not be more favorable to such other Person than the terms and conditions last offered in writing by Remedent to Den-Mat.  If Remedent has not entered into an exclusive distribution agreement with respect to such Other Potential Product on a worldwide basis or in the United States, the United Kingdom or Canada, as the case may be, within the six (6) month period referred to in the preceding sentence, it may not thereafter appoint a distributor for such Other Potential Product in such territory unless it again complies with the procedures set forth above in this Section 2.4.2.

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 (ii)           Different Scope.  If Remedent notifies Den-Mat of any Other Potential Product and Den-Mat does not become the sole and exclusive distributor of such Other Potential Product worldwide or in the United States, the United Kingdom or Canada (as applicable for purposes of this Section 2.4.2(ii)), either because Den-Mat does not exercise its rights under this Section 2.4.2 with respect to such Other Potential Product or, having exercised such rights, is unable to reach agreement with Remedent with respect to the terms and conditions of such distribution agreement, Remedent may from time to time designate another Person as a distributor of such Other Potential Product in one or more markets less than all of the United States, the United Kingdom or Canada or on a scope less than sole and exclusive in one or more of such markets if Remedent: (A) delivers to Den-Mat at least thirty (30) days prior to entering into such distribution agreement, a notice identifying the Other Potential Product that is the subject of such distribution agreement, the identity of the proposed distributor and a summary of the terms and conditions of such proposed distribution agreement, and (B) delivers to Den-Mat at least fifteen (15) days prior to entering into such distribution agreement, a copy of the complete and final proposed distribution agreement and a notice of the date on which such distribution agreement is to be executed (the “Proposed Remedent Other Products Signing Date”).  At any time prior to the second Business Day preceding the Proposed Remedent Other Products Signing Date set forth in such notice from Remedent, Den-Mat may elect, effective upon delivery of notice to that effect to Remedent, to enter into such distribution agreement in lieu of such other Person on the terms and conditions set forth in such final distribution agreement (but with appropriate modifications to the terms thereof to the extent any of the terms of such final distribution agreement are unique to such other Person and are incapable of performance by Den-Mat).  If Den-Mat notifies Remedent that it elects to enter into such distribution agreement in lieu of such other Person, Den-Mat and Remedent shall promptly thereafter negotiate in good faith any appropriate modifications to the terms thereof, to the extent any of the terms of such final distribution agreement are unique to such other Person and are incapable of performance by Den-Mat, and execute and deliver such distribution agreement.  If Den-Mat does not deliver a notice of exercise with respect to any distribution agreement for Other Potential Product(s) prior to the second Business Day preceding the Proposed Remedent Other Products Signing Date, as referred to above, then during the five (5) day period commencing with such Proposed Remedent Other Products Signing Date, Remedent and such other Person may enter into the final distribution agreement, provided there is no modification of the terms thereof from the final version provided to Den-Mat.  If Remedent and such Person do not enter into a distribution agreement within the five (5) day period referred to in the preceding sentence, Remedent shall not thereafter enter into a distribution agreement with respect to the Other Potential Product(s) subject to such agreement (with such Person or any other Person) without first again complying with each of the procedures set forth in this Section 2.4.2(ii) (and if more than six (6) months have passed since Remedent last delivered the notice contemplated by the second sentence of this Section 2.4.2, also comply with each of the other provisions of this Section 2.4.2).

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2.5	Cessation of Use.

2.5.1                 End of Exclusivity Period.  Upon expiration or termination of the Exclusivity Period, the sole and exclusive distribution rights provided for in Section 2.1.1 shall be amended, without the need for any further action by any Party, to become non-exclusive distribution rights instead of sole and exclusive distribution rights (with the effect that the phrase ‘the sole and exclusive (even as to Remedent)’ in Section 2.1.1 shall be deemed to mean ‘non-exclusive’ even if the text is not physically modified).

2.5.2                 End of Agreement.  Upon termination of this Agreement or, if later, upon the conclusion of any applicable Sell-Off Period, Den-Mat shall cease having rights to market, distribute, license and sell Products in the Territory.

3.	Intellectual Property License Rights.

3.1	Grants.

3.1.1                 Use of Existing Intellectual Property in the Territory.  Subject to the terms and conditions in this Agreement, Remedent hereby grants to Den-Mat a sole and exclusive (even as to Remedent) transferable and sublicensable right and license to use within the Territory the Intellectual Property owned or used by Remedent that is related to the Products as it exists on the Effective Date.  Notwithstanding the foregoing, (a) Remedent retains the right to use and license to any Person performing contract manufacturing for Remedent (concurrently with Den-Mat’s right to use) such Intellectual Property solely in connection with the manufacture of the Products and for internal product development related to the Products, (b) this grant shall not include any rights to the name or trademark ‘Remedent’, and (c) Den-Mat and Remedent agree that Den-Mat’s right and license to use the Intellectual Property within the Territory to the B2C Market shall be non-exclusive.  For purposes of clarity, other than in the B2C Market (subject to the terms of this Agreement), during the Exclusivity Period Remedent shall not use the name or trademark ‘GlamSmile’ in the Territory without the prior written consent of Den-Mat.  Notwithstanding anything to the contrary in this Agreement, neither Remedent nor any B2C Market Licensee nor any Affiliate, permitted successor or assignee of any of the foregoing, shall, directly or indirectly, make any reference or comparison in its marketing materials or in any advertising or sales efforts to any Den-Mat product or trademark including, but not limited to, LumiSmile, Lumineers, Liminate, or Lumitray, without the prior written consent of Den-Mat.  Upon notice from Den-Mat of a violation of the foregoing, Remedent shall have a 30-day period to cure.  In the event Remedent fails to cure such violation within thirty (30) days or in the event of the occurrence of 5 separate violations in any 12 month period (even if cured), Remedent shall forfeit its right to use, and shall immediately cease and desist from any use of, the "GlamSmile" trademark in the North American B2C Market during the Guaranty Period.  During the forty-five (45) day period after the Effective Date, Den-Mat shall provide such cooperation to Remedent as Remedent may reasonably request related to developing and implementing guidelines for use of the trademarks included among the Intellectual Property licensed to Den-Mat pursuant to this Section 3.1.1 sufficient to enable Remedent to preserve such trademarks; provided, however, Den-Mat shall not be required to adopt or implement any such guideline to the extent doing so would adversely affect Den-Mat's ability to comply with the terms of this Agreement, materially impact Den-Mat's costs of performance under this Agreement or otherwise would not be commercially reasonable.

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3.1.2                 Use of Existing Intellectual Property in the Excluded Markets.  Subject to the terms and conditions in this Agreement, Remedent hereby grants to Den-Mat a non-exclusive, transferable and sublicensable right and license to use in the China Market and the Excluded Markets the Intellectual Property licensed or owned by Remedent that is related to the Products, whether existing on the Effective Date or developed or acquired by Remedent after the Effective Date, except (a) as specifically identified on Schedule 3.1.2, (b) subject to the limitations set forth in Section 3.2, (c) this grant shall not include any rights to the name or trademark ‘Remedent’ and (d) use of the “GlamSmile” name or trademark in the Excluded Markets shall be limited as provided in Schedule 3.1.2.

3.1.3                 Use of Future Intellectual Property.  Subject to the terms and conditions in this Agreement, Remedent hereby grants to Den-Mat a sole and exclusive (even as to Remedent) transferable and sublicensable right and license to use within the Territory the Intellectual Property owned or used by Remedent that is related to the Products and is developed (whether directly or indirectly, individually or jointly with others) by Remedent (or any of Remedent’s Affiliates) or acquired by Remedent (or any of Remedent’s Affiliates) after the Effective Date, except that (a) such grant is subject to the limitations set forth in Section 3.2, (b) Remedent retains the right to use and license to any Person providing contract manufacturing to Remedent (concurrently with Den-Mat’s right to use) such Intellectual Property solely in connection with the manufacture of the Products for Den-Mat and for internal product development related to the Products for Den-Mat, (c) Remedent retains the right to use and license to any Person providing contract manufacturing to Remedent (concurrently with Den-Mat’s right to use) any of such Intellectual Property directly related to the Product manufacturing process or the Tray delivery process solely in connection with the manufacture of the Products, and (d) Den-Mat and Remedent agree that Den-Mat’s right and license to use the Intellectual Property within the Territory to the B2C Market shall be non-exclusive.

3.2	Rights in Future Intellectual Property.

3.2.1                 Remedent.  Remedent shall promptly notify Den-Mat of any Intellectual Property developed (whether directly or indirectly, individually or jointly with others) by Remedent (or any of Remedent’s Affiliates) or acquired by Remedent (or any of Remedent’s Affiliates) after the Effective Date related to the Products and concurrently therewith deliver such Intellectual Property to Den-Mat as provided in Section 3.3.  The grants provided in Section 3.1 shall not apply to any Intellectual Property licensed by Remedent after the Effective Date for which, despite commercially reasonable efforts, Remedent is not able to obtain a sublicense or the right to grant a sublicense enabling Remedent to grant the license contemplated by Section 3.1; provided, however, Remedent shall not thereafter use such Intellectual Property in competition with the Products during the Exclusivity Period, except in the B2C Market, the Excluded Markets and in the China Market or in connection with the purpose of manufacturing the Products for Den-Mat under the terms of this Agreement.  Upon being advised that any Intellectual Property Remedent desires to license from another Person after the Effective Date would not be available to Den-Mat as contemplated by Section 3.1, Remedent shall give prompt written notice of such event to Den-Mat and thereafter will not license such Intellectual Property without first cooperating with Den-Mat for a period of at least fifteen (15) Business Days, in such manner as Den-Mat may reasonably request, to obtain a license of such Intellectual Property, on commercially reasonable terms, in the scope contemplated by Section 3.1 or in such more limited scope as Den-Mat may agree.

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3.3              Delivery of Intellectual Property.    In connection with the licenses granted to Den-Mat pursuant to Section 3.1, Remedent  shall deliver to Den-Mat, not less than one (1) copy of all computer object code (in machine readable form) and all computer source code and other technology related to the Intellectual Property of Remedent that is related to the Products; provided, however, the source code related to the software licensed from SensAble Technologies, Inc. (“SensAble”) shall not be delivered and instead shall be held in an escrow arrangement of which Remedent shall cause Den-Mat to be a direct beneficiary in the event of Remedent’s bankruptcy.  From time to time as upgrades or updates of the source code are developed, Remedent shall deliver to Den-Mat a copy of each such upgrade and update.  Den-Mat will protect and maintain the confidentiality of such source code and any confidential Intellectual Property provided to it hereunder to the same extent as it protects and maintains the confidentiality of its own source code and confidential Intellectual Property. Remedent represents and warrants to Den-Mat that Remedent is not in default under the terms and conditions of the OEM Agreement between SensAble and Remedent dated June 30, 2008, (the “SensAble Agreement”) and that Remedent continues to maintain its exclusive license from SensAble for the veneer design software under the SensAble Agreement.

3.4	Cessation of Use.

3.4.1                 End of Exclusivity Period.  Upon expiration or termination of the Exclusivity Period, the sole and exclusive licenses provided in Section 3.1.1 shall be amended, without the need for any further action by any Party, to become non-exclusive licenses instead of sole and exclusive licenses (with the effect that the term ‘sole and exclusive’ in Section 3.1.1 shall be deemed to mean ‘non-exclusive’ even if the text is not physically modified).  In addition, upon expiration of the Exclusivity Period, the right of Den-Mat to use any trademark of Remedent included among the Intellectual Property of Remedent initially licensed under Section 3.1 shall immediately terminate, except in connection with Den-Mat’s sale, in the ordinary course of business, of its remaining inventory of Products bearing such trademarks.

3.4.2                 End of Agreement.  Upon termination of this Agreement or, if later, upon the conclusion of any applicable Sell-Off Period, Den-Mat shall cease using all Intellectual Property of Remedent and all materials, in any format or media, bearing or using the Intellectual Property of Remedent, and promptly return or destroy all tangible and electronic copies of such Intellectual Property, as requested by Remedent, and upon the request of Remedent, certify such destruction in writing. Notwithstanding the foregoing provisions of this Section 3.4.2, Den-Mat may retain one (1) copy of the Intellectual Property of Remedent for Den-Mat’s internal compliance purposes, provided Den-Mat shall protect and maintain the confidentiality of the Intellectual Property retained by it to the same extent as it protects and maintains the confidentiality of its own Intellectual Property.

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3.5	Ownership of Intellectual Property.

3.5.1                 Independently Developed Intellectual Property.  Subject to Section 3.5.2, each Party shall have the sole and exclusive right to apply for, prosecute and obtain all rights, grants, registrations, orders or proprietary interests of any nature, including, without limitation, patents, copyrights, industrial design and trademark and service mark registrations and any other registrations or grants of rights that are analogous thereto in any and all countries throughout the world in respect of Intellectual Property now owned or independently developed by such Party after the Effective Date.  In addition, with respect to any Intellectual Property related to the Products developed by Remedent (and not subject to Section 3.5.2), Remedent, in its sole discretion at its own cost and expense may apply for, prosecute and obtain all rights, grants, registrations, orders or proprietary interests of any nature, including, without limitation, patents, copyrights, industrial design and trademark and service mark registrations and any other registrations or grants of rights that are analogous thereto in any and all countries throughout the world, in each case as reasonably requested by Den-Mat, and take such other actions as Den-Mat may reasonably request to protect such Intellectual Property.  In the event Remedent fails to take any action reasonably requested by Den-Mat as described in the preceding sentence: (a) Den-Mat may take such action, (b) Remedent hereby authorizes Den-Mat to take any such action in its name, (c) Remedent shall provide such assistance as Den-Mat may reasonably request in connection therewith, (d) Den-Mat shall be reimbursed for the costs and expenses incurred by it in connection with such actions as a priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such rights, grants, registration orders or proprietary interests, (e) Remedent shall be reimbursed for the costs and expenses incurred by it in connection with providing cooperation to Den-Mat related to obtaining such rights, grants, registration orders or proprietary interests as a second priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such rights, grants, registration orders or proprietary interests, (f) each of Den-Mat and Remedent shall take such actions as the other may reasonably request to implement the provisions of this Section 3.5.1 with respect to any particular Intellectual Property and (g) the rights, grants, registration orders or proprietary interests so obtained shall be jointly owned by Remedent and Den-Mat.

3.5.2                 Jointly Arising Intellectual Property.  In the event the Parties jointly develop any Intellectual Property related to the Products for which a patent or copyright would be available, and if either Remedent or Den-Mat desires to pursue a patent or copyright on such Intellectual Property in any jurisdiction, then the Party who desires to pursue such patent or copyright (in this capacity, the “Filing Party”), shall deliver a notice (a “Notice of Intent to File”) to the other Party identifying the subject Intellectual Property, whether the filing will be for a patent or copyright and the jurisdiction in which such filing will be made.  The Party receiving such Notice of Intent to File may then elect to participate in such filing, in which case it shall cooperate with the Filing Party in connection with such filing and the subsequent prosecution thereof and share the related costs and expenses evenly with the Filing Party.  If the Party receiving such Notice of Intent to File does not deliver to the Filing Party a notice that it elects to participate in such filing and prosecution within thirty (30) days after receiving such Notice of Intent to File, the Filing Party may proceed with such filing and prosecution individually.  If a Filing Party proceeds with such a filing and prosecution individually: (a) the other Party hereby authorizes the Filing Party to identify such Party as a co-owner of the subject Intellectual Property and a co-holder of the rights filed for, (b) the other Party shall provide such assistance as the Filing Party may reasonably request in connection therewith, (c) the Filing Party shall be reimbursed for the costs and expenses incurred by it in connection with such filing and prosecution as a priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such patent or copyright, (d) the Filing Party shall be reimbursed for the costs and expenses incurred by it in connection with providing cooperation as a second priority payment from any sale, license fees, royalties, proceeds of infringement actions or other amounts received by Remedent or Den-Mat with respect to such Intellectual Property in the territory covered by such patent or copyright, (e) each of Den-Mat and Remedent shall take such actions as the other may reasonably request to implement the provisions of this Section 3.5.2 with respect to such Intellectual Property and (f) the patents or copyrights so obtained shall be jointly owned by Remedent and Den-Mat.  In order to avoid future misunderstandings, the Parties agree that any Intellectual Property related to upgrading the Tray shall be deemed to be jointly developed Intellectual Property for all purposes.

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4.	Manufacturing Rights.

4.1	Products.

    Remedent hereby grants to Den-Mat the non-exclusive worldwide right to manufacture and produce the Products or have the Products manufactured and produced for Den-Mat.

4.2	Termination of Right.

    Upon termination of this Agreement, Den-Mat shall cease having the right to manufacture Products.  For purposes of clarity, termination of the Exclusivity Period separate from the termination of this Agreement shall not affect the rights granted by Section 4.1.

5.	Manufacturing Relationship.

5.1              Soca.  [***]

5.2              Other Manufacturers.  [***]

6.	Payments.

6.1	Fixed Payments.

6.1.1                 Closing Date Payment.  Subject to the terms and conditions of this Agreement (including the satisfaction of the closing conditions described in Section 16), Den-Mat shall make an initial non-refundable payment of Two Million Four Hundred Twenty Five Thousand Dollars ($2,425,000) (the “Upfront Payment”) to Remedent within two (2) Business Days after the Closing Date.  Remedent hereby acknowledges receipt of the Upfront Payment.

6.1.2                 Contract Period Payments.  Den-Mat shall make a payment of Two Hundred Fifty Thousand Dollars ($250,000) with respect to each of the first three Contract Periods, which, with respect to each such Contract Period, shall be due and payable upon the scheduled expiration of such Contract Period.  If the Guaranty Period is terminated prior to the end of any such Contract Period pursuant to Section 13.2.2, no payment shall be made pursuant to this Section 6.1.2 with respect to such Contract Period.  If the Guaranty Period is terminated prior to the end of any such Contract Period, Den-Mat shall pay to Remedent within thirty (30) days after such termination an additional [***] for each Tray sold in the Contract Period in which the Guaranty Period was terminated, not to exceed Two Hundred Fifty Thousand Dollars ($250,000).

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6.1.3                 Periodic Payments.  As additional paid-up royalties in consideration of the exclusive rights granted to Den-Mat under Sections 2 and 3, Den-Mat shall make payments in the aggregate amount of Five Hundred Thousand Dollars ($500,000) to Remedent at the times and in the amounts provided in Schedule 6.1.3; provided, however, Den-Mat’s obligation to make each such payment shall be conditioned upon prior delivery to Den-Mat of evidence, reasonably satisfactory to Den-Mat, that Remedent is in compliance with its obligations under Section 10.3.3 at the time of such payment or will be in such compliance simultaneously with the making of any such payment.

6.2	Other Payments.

6.2.1                 First Sale of Tray.  Den-Mat shall make a payment of One Million Dollars ($1,000,000) to Remedent promptly after Den-Mat manufactures a case of Units/Teeth using the Tray system in a Tray manufactured using the GlamSmile Technology and Processes at a facility owned or leased by Den-Mat (a “Den-Mat Facility”) which is deemed by Den-Mat working together in good faith with Remedent to be saleable to a customer.  Den-Mat shall notify Remedent of the satisfaction of the condition to the payment under this Section 6.2.1 promptly after becoming aware of the satisfaction of such condition.  Remedent hereby acknowledges receipt of the payment of the amount due under this Section 6.2.1.

6.2.2                 Completion of Training.  Den-Mat shall make a payment of One Million Dollars ($1,000,000) to Remedent promptly after completion of training regarding the manufacturing equipment, as described on Schedule 10.2. Remedent hereby acknowledges receipt of the payment of the amount due under this Section 6.2.2.

6.2.3                 Sale of Units/Teeth.  Den-Mat shall make a payment of One Million Dollars ($1,000,000) to Remedent upon the first to occur of (a) February 1, 2009 or (b) the date thirty (30) days after Den-Mat sells GlamSmile Products incorporating [***] Units/Teeth to customers regardless of whether direct sales of Units/Teeth are sold in Trays and regardless of whether Den-Mat has manufactured such Units/Teeth in a Den-Mat Facility or has purchased such Units/Teeth from Remedent; provided, however, that if such payment date would be on or before January 1, 2009, Den-Mat shall make the milestone payment described in this Section 6.2.3 on January 1, 2009.  Den-Mat shall notify Remedent of the satisfaction of the condition to the payment under this Section 6.2.3 promptly after becoming aware of the satisfaction of such condition. Remedent hereby acknowledges receipt of the payment of the amount due under this Section 6.2.3.

6.3	Manufacturing Payment During the Exclusivity Period.

6.3.1                 Royalty for Products Manufactured Using Tray Technology.  Except as otherwise set forth in Section 7, for each sale during the Exclusivity Period by Den-Mat of Products manufactured by Den-Mat using the GlamSmile Tray Technology, Den-Mat shall pay to Remedent a royalty payment equal to [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth used in the Tray for such sales; provided, however, (a) Den-Mat’s obligations to pay such royalties shall apply only to sales after Den-Mat sells the first Tray manufactured in a Den-Mat Facility and (b) if the aggregate payments of [***] are paid by Den-Mat pursuant to Sections 6.2.1 and 6.2.2, no royalty will be payable with respect to sales of the first [***] Teeth/Units manufactured by Den-Mat.

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6.3.2                 Royalty for Products Manufactured Using Non-Tray Technology.  Except as otherwise set forth in Section 7, for each sale during the Exclusivity Period by Den-Mat of Products manufactured by Den-Mat using the GlamSmile Non-Tray Technology (and not covered by Section 6.3.1), Den-Mat shall pay to Remedent a royalty payment equal to [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth used in such Product or, if such Product is a Unit/Tooth, [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth.

6.4	Manufacturing Payment After the Guaranty Period.

6.4.1                 Royalty for Products Manufactured Using Tray Technology.  For each sale after the Guaranty Period by Den-Mat of Products manufactured by Den-Mat using the GlamSmile Tray Technology, Den-Mat shall pay to Remedent a royalty payment equal to [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth used in the Tray for such sale.

6.4.2                 Royalty Payments for Products Manufactured Using Non-Tray Technology.  Except as otherwise set forth in Section 7, for each sale after the Guaranty Period by Den-Mat of Products manufactured by Den-Mat using the GlamSmile Non-Tray Technology (and not covered by Section 6.4.1), Den-Mat shall pay to Remedent a royalty payment equal to [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth used in such Product or, if such Product is a Unit/Tooth, [***] of Den-Mat’s Net Wholesale Price per Unit/Tooth.

6.5              Payment and Reports.  For purposes of Sections 6.3 and 6.4, a sale shall be deemed to have been made by Den-Mat at the time the related revenue is recognized by Den-Mat for its internal accounting purposes (in accordance with GAAP).  Within sixty (60) days after the end of each calendar quarter, Den-Mat shall deliver to Remedent a certified statement from an officer of Den-Mat setting forth (a) the total amount of Den-Mat sales of Products manufactured using the GlamSmile Tray Technology during such quarter, (b) the total amount of Den-Mat sales of Products manufactured using the GlamSmile Non-Tray Technology during such quarter, (c) only for the calendar quarters in which the Guaranty Period commences and terminates, the amount of sales in such calendar quarter that were made during the Guaranty Period and the amount of sales in such calendar quarter that were made before or after the Guaranty Period, as applicable, (d) a calculation of the royalty offset, if any, pursuant to Section 6.3.1, (e) a calculation of the royalties payable to Remedent under Sections 6.3 and 6.4 and (f) the amount of such royalties attributable to sales in each of the United States, the United Kingdom and Canada.  Concurrently with delivering such statement Den-Mat shall pay to Remedent the amount of the royalty payment set forth on such statement.

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7.	Guaranty Period; Purchase Rights and Obligations With Respect to Products Manufactured by Remedent.

7.1	Purchases of Units/Teeth.

7.1.1                 Minimum Purchases.  Den-Mat shall have the obligation to purchase [***] Units/Teeth from Remedent, without a Tray delivery system (subject to reductions in accordance with Section 7.3), during each of the first three Contract Periods; provided, however, if the final Contract Period terminates prior to its scheduled termination date other than as a result of a termination pursuant to Section 13.2.1, such obligation shall be prorated in such final Contract Period based on the number of days in such Contract Period divided by 365.  Den-Mat shall have the right (but not the obligation) to purchase Units/Teeth from Remedent prior to the commencement of the Guaranty Period.  The minimum purchase requirement set forth above shall be satisfied in the following manner.  During each month of the first Contract Period, Den-Mat shall purchase from Remedent the lesser of (a) all of Remedent’s production capacity of Units/Teeth for that month over and above the number of trays to be purchased by Den-Mat pursuant to Section 7.2.1 (“Remedent’s Production Capacity”), and (b) [***] Units/Teeth per month.  The first “Contract Period” shall mean the period beginning on the first day of the Guaranty Period and continuing for the greater of (i) fifteen (15) months and (b) the number of months as will be required for Den-Mat to purchase [***] Units/Teeth based on the purchase requirements set forth in the preceding sentence.  For example, if Remedent’s Production Capacity begins and remains at [***] Units/Teeth per month, then the first Contract Period would be 20 months.  If Remedent’s Production Capacity begins at [***] Units/Teeth per month and then, after 8 months, increases to [***] Units/Teeth per month, the first Contract Period would be 18 months (since Den-Mat would buy [***] Units per month for 8 months ([***] Units) and then [***] Units per month for 10 months ([***] Units) for a total of [***] Units.  During each month of the second, third and each subsequent Contract Period occurring in each case while the Guaranty Period is in effect, Den-Mat shall purchase from Remedent the lesser of (a) all of Remedent’s Production Capacity for that month, and (b) [***] Units/Teeth per month.  The second and each subsequent “Contract Period” shall mean the period beginning on the next day following the end of the preceding Contract Period and continuing for the greater of (i) twelve (12) months and (b) the number of months as will be required for Den-Mat to purchase [***] Units/Teeth based on the purchase requirements set forth in the preceding sentence.

7.1.2                 Additional Right to Purchase.  Den-Mat shall have the right (but not the obligation) to purchase up to an additional [***] Units/Teeth from Remedent, without a Tray delivery system, during each Contract Period (for clarity, this is after the first [***] Units/Teeth have been purchased in such Contract Period pursuant to Section 7.1.1); provided, however, if the final Contract Period terminates prior to its scheduled termination date other than as a result of termination pursuant to Section 13.2.1, such obligation shall be prorated in such final Contract Period based on the number of days in such Contract Period divided by 365.

7.1.3                 Additional Purchases.  Den-Mat may purchase Units/Teeth from Remedent, without a Tray delivery system, in excess of the amounts referred to in Sections 7.1.1 and 7.1.2 in any Contract Year if mutually agreed by Remedent and Den-Mat.  Notwithstanding anything contained in Section 7.1, during the Exclusivity Period, Den-Mat shall purchase from Remedent all of its requirements for Units/Teeth in excess of the minimum purchase requirement set forth in Section 7.1.1, provided that the price charged by Remedent is no higher than the lowest price at which Den-Mat could purchase such product from a third party manufacturer, and that the quality of the product and the terms and conditions of the sale offered by Remedent match or exceed those offered by the third party manufacturer.

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7.1.4              Pricing.  Any purchase by Den-Mat of Units/Teeth from Remedent pursuant to Sections 7.1.1 and 7.1.2 shall be at a price of [***] per Unit/Tooth.  Any purchase by Den-Mat of Units/Teeth from Remedent pursuant to Section 7.1.3 shall be at a price mutually agreed upon by Remedent and Den-Mat prior to the time of such sale.  The prices referred to in this Section 7.1.4 shall be subject to adjustment pursuant to Section 7.4 and there shall be no royalty obligation on the sale thereof by Den-Mat (unless agreed upon by Remedent and Den-Mat as part of the price under Section 7.1.3).

7.2             Purchases of Trays.

7.2.1              Minimum Purchases.  Den-Mat shall have the obligation to purchase [***] Trays manufactured using the GlamSmile Tray Technology from Remedent (subject to reduction as provided in Section 7.3.2) during each of the first three Contract Periods; provided, however, if the final Contract Period terminates prior to its scheduled termination date other than as a result of a termination pursuant to Section 13.2.1, then such obligation shall be prorated based on the number of days in such Contract Period prior to such termination divided by the number of days that would be in such Contract Period if such Contract Period had not terminated prior to its scheduled termination.

7.2.2              Additional Purchases.  Den-Mat shall have the right (but not the obligation) to purchase additional Trays manufactured using the GlamSmile Tray Technology from Remedent prior to the commencement of the Guaranty Period and, during the Guaranty Period, in excess of the minimum purchase requirements set forth in Section 7.2.1, in each case as mutually agreed by Remedent and Den-Mat.  Notwithstanding anything contained in this Section 7.2, during the Exclusivity Period, Den-Mat shall purchase from Remedent all of its requirements for Trays manufactured using the GlamSmile Tray Technology in excess of the minimum purchase requirement set forth in Section 7.2.1, provided that the price charged by Remedent is no higher than the lowest price at which Den-Mat could purchase such product from a third party manufacturer, and that the quality of the product and the terms and conditions of sale offered by Remedent match or exceed those offered by the third party manufacturer.

7.2.3              Pricing.  Any purchase by Den-Mat of Trays from Remedent pursuant to this Section 7.2 shall be at the following price per Tray (subject to adjustment in accordance with Section 7.4): (a) for each of the first [***] Trays in each of the first three Contract Periods, [***] fee plus [***] per Unit/Tooth in the Tray (which includes the digital design fee, the digital preview file, the delivery/placement tray, any necessary reshaping or occlusal trays and remakes); and (b) for each Tray after the first [***] Trays in each of the first three Contract Periods, such price as the Parties may agree.  The prices referred to in this Section 7.2.3 shall be subject to adjustment pursuant to Section 7.4 and there shall be no royalty obligation on the sale by Den-Mat of the Trays referred to in the preceding clause (a), or, unless mutually agreed upon by Den-Mat and Remedent, the preceding clause (b).

7.3             Off-Set.

7.3.1              Teeth in Excess Trays.  If Den-Mat purchases in excess of [***] Trays during any Contract Period, the minimum purchase requirement of [***] Units/Teeth in such Contract Period (as described in Section 7.1.1) shall be offset by the total amount of Units/Teeth that are purchased in the excess Trays.

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7.3.2              Manufacturing Delay or Defect.  Any Units/Teeth or Trays that are not delivered within the periods required by Section 8.1 or which are Non-Conforming Products shall be counted against the minimum purchase requirements set forth in Section 7.1.1 and Section 7.2.1, but shall not count against the number of Units/Teeth Den-Mat may purchase pursuant to Section 7.1.2 (in each case regardless of whether they are accepted by Den-Mat).

7.4             Price Reductions.

7.4.1              [***]

7.4.2              Digital Design.  Den-Mat shall have the right to perform the digital design function at a Den-Mat Facility and, if Den-Mat provides such function with respect to any order, there shall be credited against the cost of the related Product in such order an amount equal to [***].

7.4.3              Manufacturing Delay or Defect.  With respect to any Products that are not delivered within the periods required by Section 8.1 or which are Non-Conforming Products, but which are nonetheless accepted by Den-Mat, the purchase price payable for such Product shall be discounted by an amount equal to [***] of the full price for such Product from Remedent (for purposes of clarity, before giving effect to any discount contemplated by Section 7.4.1, Section 7.4.2 or otherwise).

7.5             Option to Extend the Guaranty Period and the Exclusivity Period.

7.5.1              Extension of Guaranty Period.  Provided that Den-Mat satisfies its obligations under Sections 7.1.1 and 7.2.1 for the first three (3) Contract Periods, the Guaranty Period shall continue after the third (3rd) Contract Period with such annual price adjustments as may be agreed upon by Remedent and Den-Mat effective after the third (3rd) Contract Period, unless the Guaranty Period is terminated by Den-Mat in its sole discretion upon at least nine (9) months prior written notice of termination to Remedent.  Den-Mat may give such notice at any time, but if such notice is given more than nine (9) months prior to the end of the third (3rd) Contract Period or any subsequent Contract Period specified in such notice, such termination shall not be effective until the end of the third (3rd) Contract Period or such subsequent Contract Period, as applicable.  No later than ninety (90) days prior to the end of each Contract Period (commencing in the third Contract Period and continuing thereafter unless the Guaranty Period is scheduled to expire on or before the commencement of the next Contract Period), Remedent shall provide to Den-Mat its proposed pricing for the subsequent Contract Period, but in no event shall the percentage increase in the prices charged for the Products greater than the percentage increase in the Consumer Price Index for All Urban Consumers, as published by the U.S. Department of Labor, for the period from the Effective Date until the date of such proposed increase.  If such proposed price adjustment is not acceptable to Den-Mat, Remedent and Den-Mat will negotiate in good faith to try to reach agreement on an appropriate price adjustment for the following Contract Period.  If Den-Mat and Remedent are unable to agree upon a price adjustment prior to the commencement of the subsequent Contract Period, then Den-Mat shall be deemed to have accepted the best price proposal (to Den-Mat) submitted in writing by Remedent, and such pricing proposal shall be the pricing of the Products for such subsequent Contract Period, provided, however, that Den-Mat may, in its discretion, elect to terminate the Guaranty Period upon ten (10) days notice to Remedent.

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7.5.2              Non-Extension of the Guaranty Period.  If the Guaranty Period expires pursuant to Section 7.5.1, the licenses granted pursuant to Sections 2.1.1 and 3.1.1 shall be amended as provided in Sections 2.4.1 and 3.4.1; provided, however, that Den-Mat shall not have the right to use any of Remedent’s trademarks, including the “GlamSmile” name or brand after the expiration of the Guaranty Period; provided, however, Den-Mat shall be permitted to use such trademarks in connection with the sale of existing Products or Products ordered from Remedent and not delivered at the time such right terminates, in each case in the ordinary course of distributing and selling such Products.  From and after the end of the Guaranty Period, prices for the Products Den-Mat may purchase from Remedent shall be as Remedent and Den-Mat mutually agree; provided, however, such prices shall be no less favorable to Den-Mat than the best price made available by Remedent to any other Person after giving effect to Remedent’s published schedule of volume discounts, if any.

8.             Order Fulfillment, Inventory and Manufacturing.

8.1           Order Process. For each purchase of Products by Den-Mat from Remedent, Den-Mat shall deliver to Remedent a purchase order in a form to be agreed upon by Remedent and Den-Mat, specifying quantities and a shipping address for the Products to be purchased.  For each Product, Remedent shall have the time period specified in Schedule 8.1 to fulfill the order, which shall be deemed fulfilled as of receipt by Den-Mat or at the other shipping address specified in such order.  Remedent shall not have the right to reject any order by Den-Mat that is for Products Den-Mat is obligated or entitled to purchase pursuant to Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2.  Remedent shall fulfill or cause its subcontractors and manufacturers to fulfill all orders by Den-Mat in connection with Den-Mat’s minimum purchase requirements and purchase rights, as described in Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2.  If Remedent is unable to fulfill the orders for Products by Den-Mat to satisfy Den-Mat’s minimum purchase requirements and purchase rights, as described in Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2, within the maximum time periods set forth on Schedule 8.1, Den-Mat may, in its sole discretion, refuse to accept such Product or accept such Product with the price discount referred to in Section 7.4.3. If Remedent is unable to fulfill the orders for Products by Den-Mat to satisfy Den-Mat’s minimum purchase requirements and purchase rights, as described in Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2, Den-Mat shall have the right to find an alternative supply of such Products (or manufacture such Products at a Den-Mat Facility), in which case Remedent shall pay to Den-Mat any cost incurred by Den-Mat as a result of obtaining such Products from an alternative supply or manufacturing such Products directly in excess of the purchase price provided in this Agreement (inclusive of any discounts and set-offs available on the purchase price for such Products provided in this Agreement) and the amount of Products so acquired or manufactured by Den-Mat shall be counted towards any minimum purchase amounts under Section 7.1.1 and 7.2.1, as applicable.  Such right shall be in addition to, and not as an alternative to, any other rights of Den-Mat arising from a breach of this Agreement by Remedent.  Remedent shall have the right to reject orders by Den-Mat that are for products in excess of Den-Mat’s minimum purchase requirements or purchase rights, as described in Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2.

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8.2           Changes to Orders. Den-Mat may modify or cancel any order by delivering to Remedent a notice describing such modification or cancellation.  In such event, in lieu of the purchase price for the Products subject to such order Den-Mat shall pay to Remedent: (a) with respect to a cancelled order, the cost incurred by Remedent in connection with such order prior to delivery of the notice of cancellation (but not more than the price for such Product under Section 7) and (b) with respect to a modified order, the purchase price for the modified Product plus the additional cost, if any, incurred by Remedent in connection with the completion of such order as so modified.

8.3           Shipping; Title and Risk of Loss. All Products subject to each order shall be delivered to Den-Mat or the Person designated as the recipient in such order at the shipping address specified in such order, F.O.B. Remedent’s warehouse or manufacturing facility from which such Products are shipped. Remedent will be responsible for arranging all transportation of Products and shall insure all Products in a commercially reasonable manner.  Title to, and risk of loss of, the Products will pass to Den-Mat upon receipt of the Product by Den-Mat or the Person at the shipping address designated in the related order.  Remedent shall be responsible for all freight, insurance, and shipping costs and duties, except Den-Mat shall be responsible for customs duties.

8.4           Invoicing and Payment. Upon delivery and acceptance of Products, Remedent may submit to Den-Mat an invoice for those Products consistent with Sections 7, 8 and the other provisions of this Agreement.  Den-Mat shall pay each proper invoice within [***] days after Den-Mat’s receipt of such invoice.

8.5           Inventory. Remedent shall be responsible for maintaining sufficient inventory of the Products and raw materials to fulfill Den-Mat’s orders for the minimum purchase requirements or Den-Mat’s purchase rights, as described in Sections 7.1.1, 7.1.2, 7.2.1 and 7.2.2.   If Den-Mat provides Remedent a written forecast of orders that Den-Mat expects to place with Remedent (for Products in excess of Den-Mat’s minimum purchase requirements and purchase rights), Remedent shall use commercially reasonable efforts to maintain sufficient inventory of Products to fulfill such orders for Den-Mat.  Remedent shall bear all costs and losses associated with the inventory of any Products, including inventory shrink, obsolescence, aged inventory, damage, and Products not sold to Den-Mat or another Person.

8.6           Acceptance and Return of Products. Den-Mat shall, within a reasonable time after the receipt of each shipment of Products and receipt of all necessary documentation associated with each shipment (but in no event later than seven (7) days after receipt of such shipment), inspect the Products and, after such inspection, (a) accept the shipment as a whole (as to quantity and obvious damage of Products only), (b) reject the shipment as a whole or (c) reject the Non-Conforming Products and accept the rest; provided, however, that any acceptance by Den-Mat in accordance with clause (a) or clause (c) shall not preclude any warranty claims by Den-Mat.  In rejecting any shipments either in whole or in part, Den-Mat shall notify Remedent in writing of the reason for the rejection and, at Remedent’s expense (including costs of shipment) return the Non-Conforming Products to Remedent for confirmation of the defect.  With respect to any Non-Conforming Products, Den-Mat may, at its option, (i) return such Non-Conforming Product to Remedent at Remedent’s expense (including costs of shipment) for repair or replacement (at Remedent’s expense) or (ii) cancel the order and manufacture a replacement Product.  If Den-Mat elects to manufacture a replacement Product, it shall credit against any amounts otherwise payable under this Agreement an amount equal to the price of such Product (and without having any obligation to pay Remedent for the Non-Conforming Product).

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8.7            Production and Quality; Record. All Products manufactured, sold and delivered to Den-Mat by Remedent under this Agreement shall conform to the manufacturing standards and quality requirements described on Schedule 8.7.  Remedent shall maintain all Product quality records in accordance with applicable laws and regulatory requirements, including those related to medical devices, as applicable, related to the manufacture of the Products, and will make such records available to Den-Mat upon reasonable advance request for review and audit.  As soon as practical after the date of this Agreement, Remedent shall obtain, and shall thereafter maintain, the certifications set forth on Schedule 8.7, and shall provide such evidence of such certifications as Den-Mat may from time to time reasonably request.

8.8            Inspection and Oversight by Den-Mat. At any time and from time to time, Den-Mat shall have the right to send one or more of its authorized representatives to inspect, during regular business hours, the manufacturing and warehouse facilities of Remedent used to manufacture, package and store Products.  Upon the request of Den-Mat, employees of Den-Mat shall be provided with access to the facility in [***] operated by Soca Networks Pte. Ltd., and at each other facility of Remedent as Den-Mat may from time to time request, to facilitate quality control and inspection of Products prior to shipment, and Remedent will provide such employees with office space, furniture and communications / computer facilities sufficient for them to achieve such purposes, at Den-Mat’s sole cost and expense.  As reasonably as practical after the commencement of the Guaranty Period, Den-Mat shall commence quality control inspections in the [***] facility.

8.9            Inspection and Oversight by Remedent. At any time and from time to time, Remedent shall have the right to send one or more of its authorized representatives to inspect, during regular business hours, the manufacturing and warehouse facilities of Den-Mat used to manufacture, package and store Products.

9.              Enforcement of Rights.

9.1            Distribution Agreements. From and after the Effective Date, Remedent shall use its best efforts to enforce each distribution agreement related to any of the Products in the Excluded Markets and in the China Market to the fullest extent provided therein, except in each case, with the prior written consent of Den-Mat.  Without limitation to the preceding sentence, Remedent shall not agree to or acquiesce in any amendment, waiver or forbearance of any provision of any such distribution agreement, grant any extension of any such distribution agreement or fail to enforce any right of termination arising from a breach thereof, without, in each case, the prior written consent of Den-Mat.  During the Exclusivity Period, without the prior written consent of Den-Mat, Remedent shall not enter into any new distribution agreements, whether with an existing distributor or a new distributor, with respect to any of the Products or which would preclude the sale of Products by Den-Mat.

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9.2             Intellectual Property.

9.2.1              From and after the date of this Agreement, Remedent, at its sole discretion, in addition to its obligations under Section 3.5.1, shall maintain all of its Intellectual Property related to the Products and enforce all of its rights to protect against any infringing or unauthorized use of such Intellectual Property by any Person, except in each case, with the prior written consent of Den-Mat.  Without limitation to the preceding sentence, (a) Remedent shall, at its sole discretion, pay all renewal and maintenance fees on their trademarks, patents and other Intellectual Property related to the Products, (b) Remedent shall not acquiesce in any infringement by any Person of such Intellectual Property, nor shall it waive or forbear the exercise of its rights with respect to any such infringement, without, in each case, the prior written consent of Den-Mat and (c) Remedent shall not agree to or acquiesce in any amendment, waiver or forbearance of any provision of any license or other grant by it of any interest in any such Intellectual Property or fail to enforce any right of termination arising from a breach thereof, without, in each case, obtaining the prior written consent of Den-Mat.  In the event Remedent fails to take any such action reasonably requested by Den-Mat referred to in this Section 9.2.1, Den-Mat may take such action, and Remedent hereby authorizes Den-Mat to take any such action in its name.  If Remedent requests the assistance of Den-Mat in connection with the taking of any actions by Remedent under this Section 9.2.1, then Den-Mat shall be entitled to recoup its fees and expenses related thereto either from any recovery obtained by Remedent (after Remedent has recouped its own costs and expenses related thereto) or by off-set against its payment obligations to Remedent under this Agreement.  In addition, if Den-Mat commences an action in accordance with this Section 9.2.1 involving the commencement or threatened commencement of an action involving an infringement of the Intellectual Property of Remedent related to the Products, and Den-Mat is successful on such claims, then the amount payable by the infringing party shall be applied: first, to pay any fees and expenses incurred by Den-Mat in connection with such action, next to pay any fees and expenses incurred by Remedent in connection with such action at the request of Den-Mat and, finally, any excess shall be allocated [***] to Den-Mat and [***] to Remedent.

9.2.2              Remedent agrees that, during the Exclusivity Period, in no case, under bankruptcy or otherwise, shall it assign or license any of the Intellectual Property related to the Products or dispose of any interest therein to a Person who is a direct competitor of Den-Mat or to any successor or assign of any such Person; provided, however, Remedent may license such Intellectual Property to any distributor of the Products as of the Effective Date for use in the B2C Market as defined in this Agreement, the Excluded Markets and the China Market if such license does not breach any other provision of this Agreement.

9.2.3              Remedent acknowledges that this Agreement is an executory contract that would be subject to the provisions of section 365(n) of the U.S. Bankruptcy Code if in the future an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Remedent under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Remedent or for any substantial part of its property, or for the winding-up or liquidation of its affairs, and further acknowledges that failure to perform continuing obligations under this Agreement would constitute material breach of this Agreement.  Remedent believes that the royalty payments set forth in this Agreement are distinct from and separate from payments made in this Agreement for other services.  Remedent agrees that Den-Mat may assume or retain the licenses granted under this Agreement if any such proceeding has been instituted, regardless of whether the underlying license is interpreted to prohibit or restrict assignment in any manner, provided that Den-Mat continues to timely make the royalty payments under this Agreement.

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10.              Training and Support; Delivery of Customer Information.

10.1            Manuals and Information.  As promptly as practical after execution and delivery of this Agreement, Remedent shall deliver to Den-Mat information, materials, manuals and other technical documents of Remedent sufficient to enable Den-Mat to manufacture, market, distribute, license and sell Products contemplated by this Agreement.

10.2            Manufacturing. Remedent shall dedicate sufficient resources, at its own expense, to train Den-Mat and its employees in connection with GlamSmile Technology and Processes, the manufacturing of Products and the establishment of manufacturing facilities for the Products.  Schedule 10.2 sets forth the time and scope of the services to be provided by Remedent. Any training with respect to manufacturing beyond the term and scope set forth in Schedule 10.2 (or, for the avoidance of doubt, Schedule 10.3) shall be at Den-Mat’s expense.

10.3            Marketing and Sales Assistance.

10.3.1              If Remedent is contacted by any Person seeking to acquire Products in the Territory, Remedent shall refer such sales lead promptly to Den-Mat.

10.3.2              In addition, Remedent shall provide such commercial and technical assistance to Den-Mat, as Den-Mat may reasonably request in connection with the marketing, distribution and sale by Den-Mat of Products under this Agreement.  Remedent shall train the appropriate employees of Den-Mat in marketing the Products.  At least one (1) time during each calendar year during the Guaranty Period, qualified employees of Remedent shall meet with representatives of Den-Mat, at Remedent’s expense and at such location as Den-Mat may designate, to assist in technical training, sales and/or important customer meetings.  In addition, Remedent shall use all commercially reasonable efforts to cause the individuals specified on Schedule 10.3.2 to provide sales and marketing training, education of Den-Mat’s sales and marketing force and customers and other services related to sales and marketing as Den-Mat may reasonably request from the Effective Date through at least January 1, 2009, at no cost or expense to Den-Mat.  If any of such persons ceases to be an employee of or consultant to Glamtech-USA, Inc. or Remedent during such period, Remedent shall use its commercially reasonable efforts to cause a replacement for such individual, as Remedent and Den-Mat may agree, to provide such services to Den-Mat.  Any training and support with respect to marketing and sales assistance and training beyond the scope set forth in this Section 10.3.2 (or, for the avoidance of doubt, Section 10.2) shall be at Den-Mat’s expense.

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10.3.3              Remedent shall develop and implement a marketing program with respect to the Products and the commencement of Den-Mat’s distribution of the Products in the Territory, which program shall be subject to the prior approval of Den-Mat, such consent not to be unreasonably withheld.  Such marketing program shall be consistent with, and Remedent shall make all payments as and when due in accordance with, the budget and timeline set forth in Schedule 10.3.3, subject to such modifications as Remedent and Den-Mat may mutually agree.  No provision of this Section 10.3.3 shall require Remedent to make expenditures in excess of [***] with respect to the marketing program for Products and the commencement of Den-Mat's distribution of the Products in the Territory. Remedent shall consult with Den-Mat and give due consideration to Den-Mat's views regarding such marketing program from time to time as Den-Mat may reasonably request.

10.4            Customer Information. On the Effective Date, Remedent shall deliver to Den-Mat a list of all of its customers for Products in the Territory and all related records of such customers, a list of all open orders and a list of all active customer activities unless, and then only to the extent, prohibited by applicable law.  Similarly on each date an Excluded Market or the China Market becomes part of the Territory under this Agreement, Remedent shall deliver to Den-Mat a list of all of its customers for Products in the Excluded Market or the China Market, as the case may be, that is becoming part of the Territory and all related records of such customers, a list of all open orders and a list of all active customer activities unless, and then only to the extent (a) prohibited by applicable law or (b) prohibited by confidentiality obligations in the related distribution agreement.  All such open orders will become orders of Den-Mat, for which Den-Mat will assume collection obligations and for which a royalty (if any) will be payable to Remedent pursuant to Section 6.

10.5            Executive Support. At least once per calendar quarter Nicholas Teti and Stephen Ziskind of Den-Mat and Guy De Vreese of Remedent, or the successors to their respective positions, shall meet in a mutually agreed upon location to discuss business and marketing issues related to the Products and the relationship between Remedent and Den-Mat.

10.6            Advertising. Remedent shall not mail, publish or broadcast any advertisement or other promotional materials related to the Products unless either: (a) such advertisement or other promotional materials are mailed, published and broadcast solely within one or more territories in which Den-Mat does not have sole and exclusive distribution rights with respect to the Products (and it is not expected that such advertisement or other promotional materials will be redistributed outside of such territories) or (b) Den-Mat has given its prior written approval to such advertisement or other promotion; provided, however, Remedent or its distributors or subcontractors shall have a right to mail, publish, or broadcast any advertisement or other promotional materials in the Excluded Markets and in the China Market (including the right to promote the product via the world wide web).  Remedent shall cooperate with Den-Mat, at Remedent’s own expense and in such manner as Den-Mat may reasonably request, to either (a) continue to maintain the GlamSmile web site and to make such changes therein as Den-Mat may from time to time request or (b) transfer to Den-Mat all of Remedent’s right, title and interest in and to such web site and the right to maintain and modify such web site.

10.7            Regulatory Matters. Den-Mat shall be responsible for obtaining all regulatory approvals required for it to act as a distributor of the Products in each jurisdiction where the nature of its activities requires such approval to be obtained.  Remedent shall be responsible for obtaining all regulatory approval required for it to manufacture the Products in each jurisdiction where such approval is required to be obtained.  Each of Remedent and Den-Mat shall provide to the other, upon reasonable request, materials in their respective possession and access to their respective employees, in each case that the requesting Party reasonably determines to be relevant to any regulatory approval sought or required to be obtained by it with respect to the manufacture, distribution, marketing or sale of the Products.

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11.             Change of Control.

11.1            Option to Receive Exit Fee. If a Change of Control of Den-Mat is consummated prior to the end of the Exclusivity Period, Den-Mat or the Person acquiring control of Den-Mat will give notice to Remedent, promptly (and in any event within thirty (30) days) after the occurrence of such Change of Control (a “Change of Control Notice”), which Change of Control Notice shall state a Change of Control has occurred, state the amount of the Exit Fee that would be payable in connection with such Change of Control, if any, and further state whether Den-Mat (or such Person) desires to terminate the Agreement.  If such Change of Control Notice does not state Den-Mat (or such Person) desires to terminate this Agreement, then within fifteen (15) days after receipt of the Change of Control Notice, Remedent shall deliver a notice to Den-Mat either (a) electing to receive an exit fee (the “Exit Fee”) as described in this Section 11.1 or (b) electing to continue this Agreement in accordance with its other terms.  If Remedent does not notify Den-Mat that Remedent elects to receive the Exit Fee during such fifteen (15) day period, Remedent shall be deemed to have waived its right to receive the Exit Fee.  If Remedent delivers a notice to Den-Mat during such fifteen (15) day period that it elects to receive the Exit Fee, then Den-Mat shall pay the Exit Fee to Remedent as provided in Section 11.2.  The provisions of this Section 11 will only apply to the first Change of Control consummated after the Effective Date.  If the Change of Control Notice states that Den-Mat (or such Person) desires to terminate this Agreement, such notice shall be deemed a notice of termination pursuant to Sections 13.3 and 7.5.1., but shall not relieve Den-Mat of its financial obligations to make the minimum payments it is required to make to Remedent during any unexpired Guaranty Period.

11.2            Calculation of Exit Fee.

11.2.1              Subject to Section 11.2.3, if a Change of Control is consummated during the Guaranty Period and on or before the second anniversary of the commencement of the Guaranty Period, the Exit Fee shall equal [***].

11.2.2              Subject to Section 11.2.3, if a Change of Control is consummated after the second anniversary of the commencement of the Guaranty Period and prior to the termination of the Exclusivity Period, the Exit Fee shall equal [***].

11.2.3                 If a Change of Control is pursuant to clause (i) or (ii) of the definition of a Change of Control and  involves less than all of the ownership interests of DLJ Merchant Banking Partners and its Affiliates, the Exit Fee calculated pursuant to Section 11.2.1 or 11.2.2, as the case may be, shall be reduced by multiplying the amount calculated pursuant to Section 11.2.1 or 11.2.2, as the case may be, by the fraction whose numerator is the percentage of the ownership interests of DLJ Merchant Banking Partners and its Affiliates being transferred in such Change of Control and whose denominator is one hundred percent (100%).

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11.2.4              If Remedent delivers a notice electing to receive an Exit Fee pursuant to Section 11.1, such Exit Fee shall be payable by Den-Mat within ten (10) Business Days after receipt of such notice from Remedent.  The Exit Fee shall be paid to Remedent, at the option of Den-Mat, either in cash or in the same form or forms of consideration as Den-Mat or its equity holders received in such Change of Control transaction (and if Den-Mat elects this option and more than one form of consideration was received by Den-Mat or its equity holders in such Change of Control transaction, the Exit Fee shall be paid to Remedent in such forms of consideration in the same relative proportion as was paid to Den-Mat or its equity holders).

11.3            Effect of Payment of Exit Fee.

11.3.1              Royalties Terminate.  If the Exit Fee is paid to Remedent, (a) the obligation to pay amounts to Remedent pursuant to Section 6.3 or 6.4 shall terminate effective as of the effective date of such Change of Control, (b) the price per Unit/Tooth pursuant to Section 7.1.4 shall be reduced by [***] per Unit/Tooth effective as of the date of such Change of Control and (c) the amount of any payments from Den-Mat to Remedent pursuant to Section 6.3 or 6.4 made after the effective date of such Change of Control and [***] per Unit/Tooth purchased by Den-Mat pursuant to Section 7.1 after the effective date of such Change of Control shall either be offset against the payment by Den-Mat of the Exit Fee or directly refunded by Remedent to Den-Mat concurrently with payment of the Exit Fee.  Payment of the Exit Fee, however, shall not terminate the Guaranty Period.

11.3.2                 Royalty-Free License.  If the Person or Persons who acquire control of Den-Mat in the Change of Control transaction with respect to which the Exit Fee is paid desire to manufacture, market, distribute, license and sell the Products other than through Den-Mat and its sublicenses and subcontractors, Remedent shall grant to Den-Mat or to such Person or Persons, as the case may be, a royalty-free license equivalent to those granted in Sections 2, 3 and 4 of this Agreement (reflecting no payments pursuant to Sections 6.3 and 6.4 and a reduction in the price per Unit/Tooth under Section 7.1.4 of [***] per Unit/Tooth) in exchange for the Exit Fee, except for purchases pursuant to Section 7.1.3, which shall be at mutually agreed upon prices.

12.             Payment Terms, Taxes and Audits.

12.1            Payment.

 All payments due under this Agreement to Remedent shall be made by bank wire transfer in immediately available funds to the account of Remedent designated on Schedule 12.1 or such other account designated by notice from Remedent to Den-Mat from time to time.  All payments hereunder shall be in the legal currency of the United States of America, and all references to “$” or “Dollars” shall refer to United States dollars.  If any currency conversion shall be required in connection with the calculation of amounts payable hereunder, such conversion shall be made in a manner consistent with Den-Mat’s normal practices used to prepare its audited financial statements for external reporting purposes; provided that such practices use a widely accepted source of published exchange rates.  Any payment under this Agreement shall be due on such date as specified in this Agreement and, in the event that such date is not a Business Day, then the next succeeding Business Day.

12.2            Taxes.

12.2.1              Den-Mat.  Den-Mat shall be responsible for all taxes, duties, tariffs and/or license fees (“Taxes”)  imposed with respect to (a) the Products after title and possession transfer to Den-Mat, (b) Den-Mat’s marketing, distribution and sales of Products and (c) Den-Mat’s performance of its obligations under this Agreement, and Den-Mat shall pay all such Taxes in accordance with the regulations of any applicable taxing authority and applicable law

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12.2.2              Remedent.  Remedent shall be responsible for all Taxes imposed upon it with respect to (a) the Products and related raw materials before title and possession transfer to Den-Mat, (b) Remedent’s manufacture and sale of Products and (c) Remedent’s performance of its obligations under this Agreement, and Remedent shall pay all such Taxes for which it is responsible in accordance with the regulations of any applicable taxing authority and applicable law.

12.3            Audit Rights.

12.3.1              Audit by Remedent.  Upon not less than sixty (60) days’ prior written notice to Den-Mat, Remedent shall have the right, at its expense, to have an internationally recognized independent public accounting firm which is reasonably acceptable to Den-Mat examine during normal business hours the books and records of Den-Mat and its Affiliates to the extent necessary to verify the accuracy of any amount paid to Remedent under this Agreement; provided, however, that (a) such examinations shall not be conducted more frequently than annually, (b) no such examination may be of a period previously examined and (c) such firm executes and delivers to Den-Mat and its Affiliates prior to any such examination a written agreement in form and substance reasonably acceptable to Den-Mat pursuant to which such firm agrees to disclose to Remedent only the final results of such examination and not the information (including resale price lists and actual resale prices), books, records, workpapers or materials used to determine such final results. Den-Mat shall retain its books and records necessary to verify such royalty amounts for a period of not less than three (3) years.  Any examination of Den-Mat’s books, records and royalty calculations under this Section 12.3 shall be at Remedent’s expense; provided, however, that if it is determined that the payment of royalties by Den-Mat with respect to any period reviewed by Remedent is understated by [***] or more, Den-Mat shall reimburse to Remedent the costs of such examination.

12.3.2              Audit by Den-Mat.  Upon not less than sixty (60) days’ prior written notice to Remedent, Den-Mat shall have the right, at its expense, to have an internationally recognized independent public accounting firm which is reasonably acceptable to Remedent examine during normal business hours the books and records of Remedent and its Affiliates to the extent necessary to verify the accuracy of any amount paid to Den-Mat under this Agreement; provided, however, that (a) such examinations shall not be conducted more frequently than annually, (b) no such examination may be of a period previously examined and (c) such firm executes and delivers to Remedent and its Affiliates prior to any such examination a written agreement in form and substance reasonably acceptable to Remedent pursuant to which such firm agrees to disclose to Den-Mat only the final results of such examination and not the information (including resale price lists and actual resale prices), books, records, workpapers or materials used to determine such final results. Remedent shall retain its books and records necessary to verify such royalty amounts for a period of not less than three (3) years.  Any examination of Remedent’s books, records and royalty calculations under this Section 12.3 shall be at Den-Mat’s expense; provided, however, that if it is determined that the payment of royalties by Remedent with respect to any period reviewed by Den-Mat is understated by [***] or more, Remedent shall reimburse to Den-Mat the costs of such examination.

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13.             Term and Termination.

13.1            Term.  This Agreement shall remain in effect unless and until terminated as set forth in this Section 13.

13.2            Termination for Cause.

13.2.1              By Remedent.  This Agreement may be terminated by Remedent: (a) at any time upon thirty (30) days’ prior written notice to Den-Mat in the event Den-Mat materially breaches any of its obligations under this Agreement and fails to cure such breach within such thirty (30) day period (or ten (10) days for an undisputed payment obligation); (b) immediately upon notice of termination to Den-Mat if an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Den-Mat under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Den-Mat, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, or Den-Mat fails generally to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing; or (c) immediately upon notice of termination to Den-Mat if Den-Mat breaches its payment obligation under Section 6.1.1.

13.2.2              By Den-Mat.  This Agreement may be terminated by Den-Mat: (a) at any time upon thirty (30) days’ prior written notice to Remedent (subject to reduction under the circumstances described in Section 19.3) in the event of Remedent  materially breaches any of its obligations under this Agreement and fails to cure such breach within such thirty (30) day period; (b) immediately upon notice of termination delivered to Remedent if an involuntary or voluntary proceeding shall have been instituted in a court having jurisdiction seeking a decree or order for relief in respect of Remedent under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Remedent, or for any substantial part of its property, or for the winding-up or liquidation of its affairs, or Remedent fails generally to pay its debts as they become due, or takes any corporate action in furtherance of any of the foregoing, (c) immediately upon notice of termination to Remedent if the Guaranty Period does not commence on or before April 1, 2009, (d) immediately upon notice of termination to Remedent if (i) during any two (2) contiguous thirty (30) day periods or (ii) in any three (3) non-overlapping thirty (30) day periods in a period of 365 days, in each case after the commencement of the Guaranty Period, more the [***] of Products ordered by Den-Mat from Remedent in such thirty (30) day period are not delivered to Den-Mat or the proper recipient thereof within the delivery periods required by Section 8.1 (and for purposes of clarity, a Non-Conforming Product shall be deemed not to have been delivered) or (e) immediately upon notice of termination to Remedent if at any time after the commencement of the Guaranty Period Remedent fails to deliver, or cause to be delivered, within thirty (30) days after an order for Product is delivered to Remedent or Soca Networks Pte. Ltd., the Product so ordered (and for purposes of this clause (e), a Non-Conforming Product shall be deemed not to have been delivered (except that with respect to any Non-Conforming Product only, such thirty (30) day period shall be extended by a number of days equal to the number of days, if any, that (A) the period between the delivery date by Remedent or Soca Networks Pte. Ltd. and the date Remedent or Soca Networks Pte. Ltd. is notified the product delivered is a Non-Conforming Product exceeds (B) seven (7) days)).  As an alternative to any such termination of this Agreement upon the occurrence of any of the events described above in this Section 13.2, upon the occurrence of such event Den-Mat may deliver a notice that it is terminating only its required purchase obligations and Remedent’s required supply obligations under Section 7, and thereafter this Agreement shall continue until terminated in accordance with its terms except all such purchase and supply obligations shall be treated as having been satisfied without the requirement for further action by the Parties.

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13.3             Termination for Convenience. Den-Mat may terminate this Agreement, in its discretion, concurrently with its termination of the Guaranty Period pursuant to Section 7.5.1 if Den-Mat’s notice of termination of the Guaranty Period states it is also electing to terminate this Agreement.  After the end of the Guaranty Period, either Party may terminate this Agreement, in its discretion, for any reason upon not less than sixty (60) days’ prior written notice to the other Party, which notice shall state the effective date of such termination.  Such notice may be delivered before the end of the Guaranty Period by Den-Mat, but if delivered before the end of the Guaranty Period, such termination shall become effective upon the latest of (a) the date sixty (60) days after delivery of such notice to Remedent, (b) the date of termination set forth in such notice and (c) the end of the Guaranty Period.

13.4             Sell-Off Period. Upon the expiration of this Agreement pursuant to Section 13.3 or Section 19 or termination of this Agreement by Den-Mat in accordance with Section 13.2.2 (but not upon a termination by Remedent in accordance with Section 13.2.1), Den-Mat shall be permitted to consummate sales in process (including the manufacture and sale to complete open orders), and make sales of Products in transit or in its inventory as of the date of expiration or termination for the duration of the Sell-Off Period.  Upon the conclusion of the Sell-Off Period, Den-Mat shall promptly, but in no event later than fifteen (15) days after the end of the Sell-Off Period, return to Remedent all unsold Products and Remedent shall acquire such Products from Den-Mat at Den-Mat’s cost for such Products.  If Remedent terminates this Agreement in accordance with Section 13.2.1, it may request an inventory count from Den-Mat and access for a physical inspection of the Products, and Den-Mat will provide such access and inventory count promptly (and in any event within ten (10) Business Days) after receiving such request.  Within ten (10) Business Days after receiving such inventory count, Remedent shall deliver a notice to Den-Mat electing either to permit Den-Mat to continue to sell Products during the Sell-Off Period or electing to acquire all such Products then held by Den-Mat at Den-Mat’s cost.  If Remedent exercises the Sell-Off option, then upon conclusion of the Sell-Off Period Den-Mat shall promptly, and in no event later than fifteen (15) days after the end of the Sell-Off Period, return to Remedent all unsold Products manufactured by Remedent and Remedent shall acquire such Products from Den-Mat at Den-Mat’s cost.

13.5             Survival. The provisions of Sections 1, 12.2, 12.3, 13.4, 13.5, 17, 18 and 20 shall survive any termination of this Agreement, and termination of this Agreement shall not release any Party from liability to the other Parties for any breach of this Agreement occurring or arising prior to such termination.

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14.              Representations and Warranties.

14.1            Representations and Warranties of Remedent.  As of the Effective Date, Remedent represents and warrants to Den-Mat as follows:

14.1.1              Organization.  Remedent Nevada is a duly organized corporation, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets.  Remedent Belgium is a duly organized corporation, validly existing and in good standing under the laws of Belgium and has the corporate power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets.  Each of Remedent Nevada and Remedent Belgium is duly licensed or qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it is required to be so licensed or qualified, except where the failure to be so qualified would not have a material adverse effect on Remedent Nevada, Remedent Belgium, their respective businesses or their collective ability to fulfill their obligations under this Agreement.

14.1.2              Authorization.  Each of Remedent Nevada and Remedent Belgium has all required power and authority to enter into this Agreement and the other agreements, documents and instruments contemplated by this Agreement to which it will be a party (collectively, the “Remedent Transaction Documents”), to perform their respective obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including the appointments and grants set forth in this Agreement.  The execution and delivery of this Agreement and the other Remedent Transaction Documents to which either Remedent Nevada or Remedent Belgium is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by directors and, to the extent required by applicable law or otherwise, by stockholders entitled to vote thereon of Remedent Nevada or Remedent Belgium, as applicable, and no other corporate action or approval by Remedent Nevada or Remedent Belgium, as applicable, is necessary for the execution, delivery or performance of this Agreement or such other Remedent Transaction Documents by Remedent Nevada or Remedent Belgium, as applicable.  This Agreement has been, and each of the other Remedent Transaction Documents to which Remedent Nevada or Remedent Belgium is a party will be when executed and delivered in accordance with the terms and conditions hereof, duly executed and delivered by Remedent Nevada or Remedent Belgium, as applicable, and this Agreement is, and each of the other Remedent Transaction Documents to which Remedent Nevada or Remedent Belgium, as applicable, is a party will be when executed and delivered in accordance with the terms and conditions hereof, a valid and binding obligation of Remedent Nevada or Remedent Belgium, as applicable, enforceable against Remedent Nevada or Remedent Belgium, as the case may be, in accordance with each of its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

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14.1.3              Compliance with Laws.  Neither Remedent Nevada nor Remedent Belgium is in violation of any applicable Law which would reasonably be expected to have a material adverse impact on its business, its assets or its ability to fulfill its obligations under this Agreement.  Neither Remedent Nevada nor Remedent Belgium has received any written or, to the Knowledge of Remedent, oral notice from any Governmental Authority to the effect that either Remedent Nevada or Remedent Belgium is not in compliance with any applicable Law.  To the Knowledge of Remedent, no investigation, review or other Proceeding by any Governmental Authority with respect to either of Remedent Nevada or Remedent Belgium in relation to any actual or alleged violation of Law is pending or, to the Knowledge of Remedent, threatened, nor has either Remedent Nevada or Remedent Belgium received any written or, to the Knowledge of Remedent, oral notice from any Governmental Authority indicating an intention to conduct any such investigation, review or other Proceeding.  None of Remedent Nevada, Remedent Belgium, any of their respective assets or properties, or any of their respective directors, officers or stockholders in their capacities as such, is a party to any consent decree, Order or similar restriction that restricts the conduct of business by Remedent Nevada or Remedent Belgium or which would otherwise reasonably be expected to have a material adverse impact on the ability of Remedent Nevada or Remedent Belgium to conduct their respective businesses.

14.1.4                 No Conflicts; Consents.  Neither the execution and delivery of this Agreement or the other Remedent Transaction Documents by Remedent Nevada or Remedent Belgium, nor the consummation by them of the transactions contemplated hereby and thereby, nor the fulfillment by Remedent Nevada and Remedent Belgium of any of the terms and conditions hereof and thereof will: (a) violate any applicable Law or any Order applicable to Remedent Nevada or Remedent Belgium or any of their respective assets or properties; or (b) conflict with, violate, result in a breach of, constitute a default under or create an event that, with or without the giving of notice or the lapse of time or both, will result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the loss of a benefit, or require any notice under any agreement, contract, lease, license, permit, instrument or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any lien upon any of its assets).  No notice to or consent of or with any Governmental Authority, or other Person, is required to be obtained by Remedent Belgium or Remedent Nevada in connection with its execution and delivery of this Agreement or the performance of its obligations hereunder.

14.1.5              Capitalization; Subsidiaries.  The authorized capital stock of Remedent Nevada consists of fifty million (50,000,000) shares of common stock, par value $0.001 per share (the “Common Stock”), of which an aggregate of eighteen million, nine hundred ninety-five thousand, nine hundred sixty-nine (18,995,969) shares are issued and outstanding, and ten million (10,000,000) shares of preferred stock, par value $0.001 per share, of which none are issued and outstanding.  All of the issued and outstanding shares of capital stock of Remedent Nevada have been duly authorized and validly issued and are fully paid and nonassessable and none of them were issued in violation of any pre-emptive rights, rights of first offer or first refusal or similar rights, or in violation of the Securities Act or any other applicable securities law.  Except as set forth on Schedule 14.1.5, there are no outstanding options, warrants or other rights of any kind to acquire (including securities exercisable or exchangeable for or convertible into) any shares of capital stock of Remedent Nevada or securities convertible into or exchangeable or exercisable for any shares of capital stock of Remedent Nevada created by or on behalf of Remedent Nevada, and Schedule 14.1.5 sets forth the exercise, conversion or exchange price of each of the foregoing. The issue of the Warrant under this Agreement and the issue of any securities in connection with the acquisition of Glamtech-USA, Inc. by Remedent, pursuant to the Rescission Agreement between Remedent Nevada, Remedent Belgium and Glamtech-USA, Inc. and the Stock Purchase Agreements between Remedent Nevada and each of Doug Cox and Kourosh Tahmasebi, respectively, will not result in any adjustment to any such exercise, conversion or exchange price.  Remedent Belgium is a wholly-owned subsidiary of Remedent Nevada.  Except as set forth on Schedule 14.1.5, Remedent Nevada has no direct or indirect subsidiaries, and Remedent Nevada does not own any capital stock of, or other equity interests in, any other Person.

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14.1.6              Remedent Intellectual Property.  Schedule 14.1.6 lists each patent, registered trademark, design mark, service mark and trade name, registered copyright and domain name, and each application for any of the foregoing, that is included among the Intellectual Property  owned by or licensed to Remedent related to the Products.  Except as set forth in Schedule 14.1.6, (a) Remedent has all right, title and interest in and to the Intellectual Property related to the Products owned by it, free and clear of all liens or other encumbrances; (b) there is no claim or notice of infringement of the Intellectual Property rights of any other Person pending or threatened in writing within the two (2) year period preceding the date hereof, against Remedent relating to the operation of Remedent’s business; (c) each material item of Intellectual Property related to the Products owned by Remedent is valid, subsisting, in full force and effect, has not been abandoned or passed into public domain, and all necessary registration, maintenance and renewal documentation and fees in connection with such Intellectual Property of Remedent have been timely filed with the appropriate authorities and paid; (d) to the Knowledge of Remedent, each material item of Intellectual Property related to the Products licensed to and used by Remedent is valid, subsisting, in full force and effect, has not been abandoned or passed into public domain, and all necessary registration, maintenance and renewal documentation and fees in connection with such Intellectual Property used by Remedent have been timely filed with appropriate authorities and paid; (e) to the Knowledge of Remedent, no Person is infringing or misappropriating the Intellectual Property of Remedent except for such infringements or misappropriations that would not reasonably be likely to have, individually or in the aggregate, a material adverse effect on Remedent, its business or its ability to fulfill its obligations under this Agreement; (f) no present or former employee of Remedent has any proprietary, financial or other interest, direct or indirect, in any material item of the Intellectual Property of Remedent; and (g) Remedent has taken reasonable precautions to protect trade secrets constituting material Intellectual Property owned or used by Remedent, including the execution of appropriate agreements.  Use by Remedent of the Intellectual Property owned or licensed by Remedent does not infringe, misappropriate or violate any Intellectual Property rights of any Person.

14.1.7              Affiliate Transactions.  Except as set forth on Schedule 14.1.7 or on Remedent Nevada’s Form 10-KSB for the fiscal year ended March 31, 2008, no director or officer of Remedent, nor any member of any such person’s immediate family nor any Affiliate of Remedent is a party to any transaction with Remedent, including any contract: (a) providing for the furnishing of services to or by, (b) providing for the rental of real or personal property to or from, or (c) otherwise requiring payments to or from any such Person or any Person in which any such Person has an interest as an equity holder, director, officer, limited liability company manager or managing director (or functional equivalents of the foregoing), trustee, member or partner.  No assets or properties (whether tangible or intangible) of any of such Person is used by Remedent in the conduct of its business.

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14.1.8              Significant Contracts. Schedule 14.1.8 contains a list of all contracts, agreements, indentures, notes, bonds, loans, instruments, leases, conditional sales contracts, mortgages, licenses, franchise agreements or undertakings, commitments or arrangements to which Remedent is a party and that are material to the operation of Remedent’s business, as a whole, which grant any distribution rights related to any of the Products, the Remedent Veneer Products or the Other Potential Products or which grant any Person any interest in the Intellectual Property of Remedent or any of its Affiliates related to the Products (collectively, the “Significant Contracts”).  True, correct and complete copies of the Significant Contracts have been made available to Den-Mat or its agents or representatives.  Except as set forth in Schedule 14.1.8: (a) each Significant Contract is in full force and effect; (b) each Significant Contract is a valid and binding obligation of Remedent thereto, enforceable against Remedent and, to the Knowledge of Remedent, the other parties thereto, in accordance with its terms and (c) no condition exists or event has occurred which, with notice or lapse of time or both, would constitute a material breach, violation or default by Remedent under any such Significant Contract, or, to the Knowledge of Remedent, any other party thereto, or give Remedent or, to the Knowledge of Remedent, any other party thereto, the right to exercise a remedy under, or to accelerate the maturity or performance of, or to terminate or modify, any Significant Contract.

14.1.9              Permits.  Schedule 14.1.9 sets forth an accurate and complete list of all material Permits reasonably necessary for the operation of Remedent’s business (collectively, the “Remedent Permits”).  Each of the Remedent Permits is in full force and effect in all material respects, and Remedent is not in violation of any of the terms, conditions and requirements of the Remedent Permits, except for such violations that would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on Remedent, its business or its ability to fulfill its obligations under this Agreement.  Copies of all of the Remedent Permits have been made available to Den-Mat, which copies are complete and accurate (in all material respects).  There is no Proceeding pending or, to the Knowledge of Remedent, threatened that: (a) questions or contests the validity of, or seeks the revocation, nonrenewal or suspension of, any Remedent Permit or (b) seeks the imposition of any material condition, administrative sanction, modification or amendment with respect to any Remedent Permit.  No consents under any Remedent Permit are required to be obtained in connection with the consummation of the transactions contemplated by this Agreement.

14.1.10            Litigation.  Except as set forth in Schedule 14.1.10, there is no Proceeding pending or, to the Knowledge of Remedent, threatened in writing against Remedent that would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Remedent, its business or its ability to fulfill its obligations under this Agreement.  Except as set forth in Schedule 14.1.10, Remedent is not subject to any unsatisfied Order entered in any Proceeding.

14.1.11            Labor Matters.  Except as disclosed in Schedule 14.1.11: (a) Remedent is not a party to any collective bargaining agreement; (b) there are no strikes, work stoppages, slowdowns or lockouts pending or, to the Knowledge of Remedent, threatened in writing, which involve the employees of Remedent; (c) there are no arbitrations or grievances pending against Remedent; (d) to the Knowledge of Remedent, there is no organizing activity involving the employees of Remedent pending or threatened in writing by any labor union or group of employees; and (e) there are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Remedent, threatened against Remedent by or on behalf of any employee of Remedent.

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14.1.12            Product Liability.  There are no existing or threatened product liability or other similar claims against either of Remedent Nevada or Remedent Belgium for products or services of Remedent Nevada or Remedent Belgium.  Neither Remedent Nevada nor Remedent Belgium has received any statements, citations, decisions or orders by any Governmental Authority stating that any Product manufactured, sold, shipped, designed, marketed, distributed or otherwise introduced into the stream of commerce at any time by either or both of Remedent Nevada and Remedent Belgium is defective or unsafe or fails to meet any standards promulgated by any such Governmental Authority.  To the Knowledge of Remedent, there are no material latent or overt design, manufacturing or other defects in any Product.  All Products sold by Remedent in its business comply in all material respects with all industry and trade association standards and legal requirements, if any, applicable to such Products, including consumer product, manufacturing, labeling, quality and safety laws of the United States and each state in which the Products are sold and each other jurisdiction (including foreign jurisdictions) in which the Products are sold.

14.1.13            Insurance.  Remedent maintains adequate policies of insurance to provide coverage to either or both of Remedent Nevada and Remedent Belgium, their assets and their businesses, and all such policies (a) are currently valid, outstanding and enforceable, (b) provide adequate coverage for the business and assets of Remedent; and (c) are sufficient for compliance with all applicable Laws and Significant Contracts; and neither Remedent Nevada nor Remedent Belgium has received any written, or to the Knowledge of Remedent, oral notice of cancellation, termination, non-renewal or reduction in or refusal of coverage under any policy of insurance within the past three (3) years or other indication that any insurance policy is no longer in full force and effect or will not be renewed and no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage.

14.1.14            SEC Filings.  Since March 31, 2008, Remedent Nevada has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed prior to the date hereof and after March 31, 2008, and all exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein, being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied with the requirements of the Exchange Act or the Securities Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to Remedent Nevada, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

14.1.15            Disclosure.  No representation, statement, or information provided by or on behalf of either of Remedent Nevada or Remedent Belgium, which is contained in this Agreement, any of the schedules to this Agreement or any of the other Remedent Transaction Documents, contains or will contain any untrue statement of a material fact or omits or will omit a material fact necessary to make the information contained therein not misleading.

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For purposes of this Section 14, it shall be assumed that the acquisition of Glamtech-USA, Inc. by Remedent, pursuant to the Rescission Agreement between Remedent Nevada, Remedent Belgium and Glamtech-USA, Inc. and the Stock Purchase Agreements between Remedent Nevada and each of Doug Cox and Kourosh Tahmasebi, respectively, has been consummated in accordance with the terms set forth in such agreements.

14.2           Representations and Warranties of Den-Mat.    As of the Effective Date, Den-Mat represents and warrants to Remedent as follows:

14.2.1         Organization.  Den-Mat is a duly organized limited liability company, validly existing and in good standing under the laws of the State of Delaware, and has the limited liability company power and authority to conduct its business as it is currently conducted by it and to own, operate and lease its assets.  Den-Mat is duly licensed or qualified to do business as a foreign limit liability company and is in good standing (to the extent such concept is applicable to it) in each jurisdiction in which it is required to be so licensed or qualified, except where the failure to be so qualified would not have a material adverse effect on Den-Mat, its business or its ability to fulfill its obligations under this Agreement.

14.2.2         Authorization.  Den-Mat has all required power and authority to enter into this Agreement and the other agreements, documents and instruments contemplated by this Agreement to which it will be a party (collectively, the “Den-Mat Transaction Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the other Den-Mat Transaction Documents to which Den-Mat is a party and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the managers and members of Den-Mat entitled to vote thereon, and no other limited liability company action or approval by Den-Mat is necessary for the execution, delivery or performance of this Agreement or such other Den-Mat Transaction Documents by Den-Mat.  This Agreement has been, and each of the other Den-Mat Transaction Documents to which Den-Mat is a party will be when executed and delivered in accordance with the terms and conditions hereof, duly executed and delivered by Den-Mat, and this Agreement is, and each of the other Den-Mat Transaction Documents to which Den-Mat is a party will be when executed and delivered in accordance with the terms and conditions hereof, a valid and binding obligation of Den-Mat, enforceable against it accordance with each of its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws, now or hereafter in effect, relating to or limiting creditors’ rights generally and (ii) general principles of equity (whether considered in an action in equity or at law).

14.2.3         Compliance with Laws.  Den-Mat is not in violation of any applicable Law which would reasonably be expected to have a material adverse impact on its business, its assets or its ability to fulfill its obligations under this Agreement.  Den-Mat has not received any written or, to the Knowledge of Den-Mat, oral notice from any Governmental Authority to the effect that Den-Mat is not in compliance with any applicable Law.  To the Knowledge of Den-Mat, no investigation, review or other Proceeding by any Governmental Authority with respect to Den-Mat in relation to any actual or alleged violation of Law is pending or, to the Knowledge of Den-Mat, threatened, nor has Den-Mat received any written or, to the Knowledge of Den-Mat, oral notice from any Governmental Authority indicating an intention to conduct any such investigation, review or other Proceeding.  None of Den-Mat, any of its assets or properties, or any of its directors, officers or stockholders in their capacities as such, is a party to any consent decree, Order or similar restriction that restricts the conduct of business by Den-Mat or which would otherwise reasonably be expected to have a material adverse impact on the ability of Den-Mat to conduct its business.

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14.2.4         No Conflicts; Consents.  Neither the execution and delivery of this Agreement or the other Den-Mat Transaction Documents by Den-Mat, nor the consummation by Den-Mat of the transactions contemplated hereby and thereby, nor the fulfillment by Den-Mat of any of the terms and conditions hereof and thereof will: (a) violate any applicable Law or any Order applicable to Den-Mat or any of its assets or properties; or (b) conflict with, violate, result in a breach of, constitute a default under or create an event that, with or without the giving of notice or the lapse of time or both, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or result in the loss of a benefit, or require any notice under any agreement, contract, lease, license, permit, instrument, or other arrangement to which it is a party or by which it is bound or to which any of its assets is subject (or, except as permitted by Section 20.4, result in the imposition of any lien upon any of its assets).  No notice to or consent of or with any Governmental Authority, or other Person, is required to be obtained by Den-Mat in connection with Den-Mat’s execution and delivery of this Agreement or the performance of its obligations hereunder, excluding notices given and consents obtained prior to the date of this Agreement.

14.2.5         Litigation.  There is no Proceeding pending or, to the Knowledge of Den-Mat, threatened in writing against Den-Mat that would reasonably be likely to have, individually or in the aggregate, a material adverse effect on Den-Mat, its business or its ability to fulfill its obligations under this Agreement.  Den-Mat is not subject to any unsatisfied Order entered in any Proceeding.

14.2.6         Insurance.  Den-Mat maintains adequate policies of insurance to provide coverage to it, its assets and its business, and all such policies (a) are currently valid, outstanding and enforceable, (b) provide adequate coverage for the business and assets of Den-Mat and (c) are sufficient for compliance with all applicable Laws; and Den-Mat has not received any written, or to the Knowledge of Den-Mat, oral notice of cancellation, termination, non-renewal or reduction in or refusal of coverage under any policy of insurance within the past three (3) years or other indication that any insurance policy is no longer in full force and effect or will not be renewed and no material dispute with any insurance carrier exists with respect to the scope of any insurance coverage.

14.2.7         Labor Matters.  (a) Den-Mat is not a party to any collective bargaining agreement; (b) there are no strikes, work stoppages, slowdowns or lockouts pending or, to the Knowledge of Den-Mat, threatened in writing, which involve the employees of Den-Mat; (c) there are no arbitrations or grievances pending against Den-Mat; (d) to the Knowledge of Den-Mat, there is no organizing activity involving the employees of Den-Mat pending or threatened in writing by any labor union or group of employees; and (e) there are no unfair labor practice charges, grievances or complaints pending or, to the Knowledge of Den-Mat, threatened against Den-Mat by or on behalf of any employee of Den-Mat.

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14.2.8         Securities Act Representations.  Den-Mat is an “accredited investor” as that term is defined under the Securities Act.  Den-Mat will acquire the Warrants for investment and not with a view to the sale or distribution thereof or the granting of any participation therein, and Den-Mat has no present intention of distributing or selling to others any of such Warrants and the shares issuable upon exercise thereof or granting any participation therein.  Den-Mat is aware of the limited provisions for transferability of the Warrants and the shares issuable upon exercise thereof.  Den-Mat has no need for liquidity in this investment, can afford a complete loss of the investment in the Warrants and can afford to hold the investment in the Warrants for an indefinite period of time.  Den-Mat acknowledges the Warrants will bear a restrictive legend.

15.              Closing.    The closing under this Agreement (the “Closing”) will take place: (a) at the offices of Kelley Drye & Warren LLP, located at 101 Park Avenue, New York, New York 10178, (b) at 10:00 a.m. (New York time) on August 24, 2008 (the “Closing Date”).

16.              Closing Conditions.

16.1            Conditions to the Obligation of Remedent.   The obligation of Remedent to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction by Den-Mat or waiver by Remedent on or prior to the Closing Date of each of the following conditions (unless waived by Remedent in writing):

16.1.1         The representations and warranties of Den-Mat contained in Section 14.2 shall be true and correct in all respects (if qualified by materiality) and shall be true and correct in all material respects (if not qualified by materiality), as if made at and as of the Closing.

16.1.2         Den-Mat shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Den-Mat at or before the Closing.

16.1.3         Den-Mat shall have taken such actions as are reasonably necessary to cause each of Evelyne Jacquemyns and Cyrus Tahmesebi to be appointed as members of the advisory board of Den-Mat as of the Effective Date.

16.2            Conditions to the Obligation of Den-Mat.    The obligation of Den-Mat to consummate the transactions contemplated by this Agreement in connection with the Closing shall be subject to the satisfaction by Remedent on or prior to the Closing Date of each of the following conditions (unless waived by Den-Mat in writing):

16.2.1         The representations and warranties of Remedent contained in Section 14.1 shall be true and correct in all respects (if qualified by materiality) and shall be true and correct in all material respects (if not qualified by materiality), as if made at and as of the Closing.

16.2.2         Remedent shall have duly performed and complied in all material respects with all covenants and agreements contained herein required to be performed or complied with by Remedent at or before the Closing.

16.2.3         Remedent shall have delivered to Den-Mat an opinion, dated the Closing Date, of Bullivant Houser Bailey PC substantially in the form attached as Exhibit B.

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16.2.4         Remedent shall have delivered to Den-Mat executed copies of the following: (a) a Non-Competition Agreement duly executed by Guy De Vreese substantially in the form attached as Exhibit C hereto (the “De Vreese Non-Competition Agreement”) and (b) a Non-Competition Agreement duly executed by Evelyne Jacquemyns substantially in the form attached as Exhibit D  hereto (the “Jacquemyns Non-Competition Agreement”).

16.2.5         Remedent Nevada shall have issued to Den-Mat warrants to purchase up to Three Million, Three Hundred Seventy-Eight Thousand, Three Hundred Seventy-Nine (3,378,379) shares of Remedent Nevada’s common stock at an exercise price of $1.48 per share, pursuant to a Warrant substantially in the form attached as  Exhibit E (the “Warrant”) and shall have executed and delivered to Den-Mat a Registration Rights Agreement substantially in the form attached as  Exhibit F.

16.2.6         On or prior to the Effective Date, Remedent shall terminate all existing distribution rights held by other Persons with respect to the Products in the Territory.

17.              Confidentiality.

17.1             Confidential Information of Den-Mat.    All Confidential Information with respect to Den-Mat and its Affiliates that is disclosed to Remedent by Den-Mat, its Affiliates or representatives, whether in physical or intangible form, and all Confidential Information regarding Den-Mat of which Remedent becomes aware in connection with its performance of manufacturing and other services on behalf of Den-Mat in connection with this Agreement, shall be held as confidential by Remedent.  Such information shall at all times remain the property of Den-Mat and Den-Mat shall own and retain all right, title and interest therein and thereto.  Remedent shall hold all Confidential Information in confidence, using the same degree of care to prevent unauthorized disclosure or access that it uses with its own confidential information of similar type, and shall not disclose such Confidential Information to others, allow others to access it, or use it in any way, commercially or otherwise, except in direct furtherance of this Agreement.  Remedent may disclose Confidential Information to its employees and its attorneys, accountants and other confidential advisors with a need to know such Confidential Information in connection with this Agreement; provided, however, that all such employees and advisors are bound by obligations to maintain the confidentiality of the Confidential Information at least as protective as those set forth in this Agreement.  Except as set forth herein, nothing in this Agreement shall be construed as conveying any other right or license (implied or otherwise) to Remedent in such Den-Mat Confidential Information.

17.1.1         Permitted Disclosure.  If Remedent is compelled to disclose all or any part of any Confidential Information by any Governmental Authority, it shall, to the extent practicable and subject to applicable laws, first give prompt written notice of such request to Den-Mat to enable Den-Mat to seek a protective order or take other appropriate measures to prevent or modify the disclosure, and shall, at Den-Mat’s expense, cooperate in such efforts.

17.1.2         Exclusions.  Confidential Information with respect to Den-Mat and its Affiliates shall not include information if and to the extent Remedent can demonstrate such information: (a) is or becomes known to the public other than by disclosure by Remedent in violation of this Agreement; (b) was known to Remedent before disclosure hereunder, without a duty of confidentiality; (c) was independently developed by Remedent outside of this Agreement and without reference to or use of any Confidential Information of Den-Mat; or (d) was rightfully obtained by Remedent from a third party without a duty of confidentiality in favor of Den-Mat.

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17.1.3         Return of Confidential Information.  Upon the termination of this Agreement, Remedent shall promptly return to Den-Mat all Confidential Information with respect to Den-Mat and its Affiliates and all copies, summaries, excerpts and abstracts thereof then in its possession.  Notwithstanding the foregoing, Remedent may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only and for purposes of ensuring compliance with the terms of this Agreement.

17.1.4         Injunctive Relief.  Remedent acknowledges and agrees that in the event of any breach or threatened breach of its obligations hereunder with respect to Confidential Information, damages will not be an adequate remedy and Den-Mat shall be entitled to obtain injunctive relief, without having to post a bond or other security.

17.2             Confidential Information of Remedent.    All Confidential Information with respect to Remedent and its Affiliates that is disclosed to Den-Mat by Remedent, its Affiliates or representatives, whether in physical or tangible form, and all Confidential Information regarding Remedent of which Den-Mat becomes aware in connection with its performance of this Agreement shall be held as confidential by Den-Mat.  Such Confidential Information shall at all times remain the property of Remedent and Remedent shall own and retain all right, title and interest therein and thereto, except for the interests granted to Den-Mat as part of the license contemplated by this Agreement.  Den-Mat shall hold all Confidential Information in confidence, using the same degree of care to prevent unauthorized disclosure or access that it uses with its own confidential information of similar type, and shall not disclose such Confidential Information to others, allow others to access it, or use it in any way, commercially or otherwise, except in direct furtherance of this Agreement.  Den-Mat may disclose the Remedent Confidential Information to its employees and its attorneys, accountants, financing sources and other confidential advisors with a need to know such Confidential Information in connection with this Agreement or their representation of Den-Mat generally; provided, however, that all such employees and advisors are bound by obligations to maintain the confidentiality of such Confidential Information at least as protective as those set forth in this Agreement.  Except as set forth herein, nothing in this Agreement shall be construed as conveying any other right or license (implied or otherwise) to Den-Mat in such Remedent Confidential Information.

17.2.1         Permitted Disclosure.  If Den-Mat is compelled to disclose all or any part of any Remedent Confidential Information by any Governmental Authority, it shall, to the extent practicable and subject to applicable laws, first give prompt written notice of such request to Remedent to enable Remedent to seek a protective order or take other appropriate measures to prevent or modify the disclosure, and shall, at Remedent’s expense, cooperate in such efforts.

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17.2.2         Exclusions.  Confidential Information with respect to Remedent and its Affiliates shall not include information if and to the extent Den-Mat can demonstrate such information: (a) is or becomes known to the public other than by disclosure by Den-Mat in violation of this Agreement; (b) was known to Den-Mat before disclosure hereunder, without a duty of confidentiality; (c) was independently developed by Den-Mat outside of this Agreement and without reference to or use of any Confidential Information of Remedent; or (d) was rightfully obtained by Den-Mat from a third party without a duty of confidentiality.  Den-Mat may also use and disclose Confidential Information of Remedent to the extent such information is otherwise permitted to be used or disclosed by Den-Mat pursuant to other provisions of this Agreement, including to sub-distributors and subcontractors who agree to maintain the confidentiality thereof on terms comparable to those set forth in this Section 17.

17.2.3         Return of Confidential Information.  Upon the termination of this Agreement, Den-Mat shall promptly return to Remedent all Confidential Information with respect to Remedent and its Affiliates and all copies, summaries, excerpts and abstracts thereof then in its possession.  Notwithstanding the foregoing, Den-Mat may keep one copy of any document requested to be returned or destroyed in the files of its legal department or outside counsel for record purposes only and for purposes of ensuring compliance with the terms of this Agreement.

17.2.4         Injunctive Relief.  Den-Mat acknowledges and agrees that in the event of any breach or threatened breach of its obligations hereunder with respect to Confidential Information, damages will not be an adequate remedy and Remedent shall be entitled to obtain injunctive relief, without having to post a bond or other security.

18.              Indemnification.

18.1             Indemnification by Den-Mat.   Den-Mat shall defend, indemnify and hold harmless Remedent and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all claims, judgments, damages, liabilities, actions, demands, costs, expenses or losses, including reasonable attorneys’ fees and costs (collectively, “Liabilities”), to the extent resulting from, arising out of, or in connection with, an act or omission of Den-Mat in connection with performance of its obligations under this Agreement and the other Den-Mat Transaction Documents, or the breach of any representation, warranty or covenant made by Den-Mat in this Agreement or any of the other Den-Mat Transaction Documents.

18.2             Indemnification by Remedent.  Remedent shall defend, indemnify and hold harmless Den-Mat and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, or in connection with any act or omission by Remedent in connection with performance of its obligations under this Agreement and the other Remedent Transaction Documents, or the breach of any representation, warranty or covenant made by Remedent in this Agreement or any of the other Remedent Transaction Documents.

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18.3             IP Indemnity.   Remedent shall indemnify Den-Mat and its Affiliates and its and their respective officers, directors, members, managers, employees, agents and representatives from and against any and all Liabilities, to the extent resulting from, arising out of, or in connection with any infringement or alleged infringement of the Products, the Intellectual Property of Remedent, or any use or application thereof upon any Intellectual Property of any Person.  If the manufacture, distribution, marketing, licensing, sale or use of any Product or Intellectual Property, as contemplated by this Agreement, is enjoined as a result of any Intellectual Property claim or judgment, then Remedent, in addition to its other obligations under this Agreement, shall, at its option, (i) obtain for Den-Mat, at Remedent’s expense, any license required for Den-Mat to manufacture, market, distribute, license and sell the Products as contemplated by this Agreement, or (ii) redesign the infringing item or items to be non-infringing, while maintaining the original function thereof or (iii) replace the infringing item or items with an equivalent, non-infringing item approved by Den-Mat.

18.4             Indemnification Procedures.   A Party seeking indemnification under this Section 18 for itself or any of its Affiliates or any of its or their respective officers, directors, members, managers, employees, agents and representatives (collectively in this capacity, the “Indemnified Party”) shall promptly notify the Party from whom indemnification is sought (in this capacity, the “Indemnitor”) of any Liability in respect of which such Indemnified Party intends to claim indemnification; provided, however, that the failure to so notify the Indemnitor shall not affect the Indemnified Party’s rights to indemnification hereunder except to the extent that the Indemnitor is materially prejudiced by such failure.  With respect to any Liabilities that relate to a third party claim, the Indemnified Party shall permit the Indemnitor to control the defense of any such Liabilities; provided, however, if the Indemnified Party reasonably determines that the joint representation of the Indemnified Party and the Indemnitor by a single counsel would result in a conflict of interest arising out of the joint representation by counsel selected by the Indemnitor of the interests of the Indemnitor and the Indemnified Party, the Indemnitor shall be entitled to engage separate counsel to represent the Indemnified Party (at the Indemnitor’s sole cost and expense) and, if the Indemnitor fails to do so, the Indemnitor shall not be entitled to assume the Indemnified Party’s defense of such Liability.  If the Indemnitor assumes the defense of any Liability, the Indemnitor shall consult with the Indemnified Party for the purpose of allowing the Indemnified Party to participate in such defense, but in such case the legal expenses of the Indemnified Party incurred as a result of such participation shall be paid by the Indemnified Party.  With respect to any Proceeding for which the Indemnitor has assumed the defense of an Indemnified Party, the Indemnitor shall promptly inform the applicable Indemnified Party of all material developments related thereto, including copying such Indemnified Party on all pleadings, filings and other correspondence relating thereto.  If the Indemnitor fails to assume and defend a Liability or if, after commencing or undertaking any such defense, the Indemnitor fails to prosecute such Liability, the Indemnified Party shall have the right to undertake the defense or settlement thereof.  With respect to any Liabilities that relate to a third party claim, the Indemnified Party shall have the right to settle such Liabilities, provided the Indemnified Party consents in writing to such settlement, which consent shall not be unreasonably withheld.

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19.              Force Majeure Events.

19.1             No Liability.   No Party shall be liable for its failure to perform its obligations under this Agreement to the extent that such performance is made impracticable due to any occurrence beyond its reasonable control, including, without limitation: acts of God; fires; floods; wars; sabotage; labor disputes or shortages; governmental laws, ordinances, rules, regulations, standards or decrees, whether valid or invalid (including, but not limited to, those related to priorities, requisitions and allocations); inability to obtain raw material, equipment or transportation; and any other similar occurrences (any such occurrence, a “Force Majeure Event”). The Parties acknowledge and agree that this Section 19 will not be applicable to any payment obligations of either party.  During a Force Majeure Event that results in Remedent being unable to supply Products to Den-Mat as provided in this Agreement, the purchase obligations of Den-Mat in each Contract Year will be reduced pro rata based on the number of days in such Force Majeure Event divided by 365, and the Contract Year or Contract Period, as the case may be, in which such Force Majeure Event occurs will not be extended.

19.2             Notification.     If a Party fails to perform its obligations under this Agreement as a result of a Force Majeure Event, such Party shall immediately give written notice to the other Parties of such Force Majeure Event, which notice shall include a summary of the occurrence, a reasonably detailed description of the impact on such Party and, if available, a non-binding estimate of how long such Force Majeure Event will prevent such Party from fulfilling its obligations under this Agreement. The affected Party shall use all reasonable efforts to remedy such occurrence or failure to comply with its obligations under this Agreement with all reasonable dispatch.  Subject to Section 19.1 and 19.3 to the extent required by any Force Majeure Event, the performance by each Party of its obligations under this Agreement shall be suspended during the continuance of such Force Majeure Event (but for no longer period), and the time periods for the performance by a Party of its obligations, or the exercise of its rights, under this Agreement shall be extended for a period of time equal to the duration of such Force Majeure Event and this Agreement shall otherwise remain unaffected.  Notwithstanding the foregoing, if at any time during the term of this Agreement a Force Majeure Event is remedied or such compliance is achieved, such Party shall promptly notify the other Parties and any such suspension shall end.

19.3             Termination.    If a Force Majeure Event prevents Remedent from fulfilling its obligations under this Agreement for a period of sixty (60) days or more, Den-Mat shall have the right at any time thereafter during the term of this Agreement to terminate this Agreement without liability to Remedent effective immediately upon notice of termination to Remedent.  The right set forth in this Section 19.3 shall be in addition to, and shall not be exclusive of or prejudicial to, any other rights, powers or remedies Den-Mat may have under this Agreement, at law, in equity or otherwise on account of the non-performance (or threatened or anticipated non-performance) by Remedent of any of its obligations under this Agreement.  The exercise of such right by Den-Mat shall not under any circumstance be deemed to constitute or operate as a waiver of Den-Mat’s right to require Remedent to fully perform, or a release of Remedent from, its obligations under this Agreement.  As an alternative to any such termination of this Agreement pursuant to this Section 19.3, in lieu of a notice of termination Den-Mat may deliver a notice that it is terminating only its required purchase obligations and Remedent’s required supply obligations under Section 7 through the scheduled end of the Guaranty Period then in effect (or, if such notice is delivered after the third Contract Period, the scheduled end of the Contract Period then in effect), and thereafter this Agreement shall continue until terminated in accordance with its terms except all such purchase and supply obligations shall be treated as having been satisfied through the scheduled end of the Guaranty Period then in effect (or, if such notice is delivered after the third (3rd) Contract Period, the scheduled end of the Contract Period then in effect) without the requirement for further action by the Parties.

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20.                Miscellaneous.

20.1             Expenses.      Except as otherwise specifically provided for in this Agreement, each Party shall bear its expenses, costs and fees (including attorneys’, auditors’ and financing fees, if any) incurred in connection with the transactions contemplated hereby, including the preparation, execution and delivery of this Agreement and compliance herewith.

20.2             Further Actions.     Subject to the terms and conditions of this Agreement, each Party shall execute and deliver such certificates and other documents and take such actions as may reasonably be requested by any other Party in order to effect the transactions contemplated by this Agreement.

20.3             Notices.     All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if: (a) delivered personally; (b) mailed, using certified or registered mail with postage prepaid; or (c) sent by next-day or overnight mail or delivery using an internationally recognized overnight courier service, as follows:

To Remedent Nevada or Remedent Belgium:	Remedent, Inc. or Remedent, N.V. Xavier De Cocklaan 42,9831 Deurle, Belgium Attn: Guy De Vreese

with a copy (which shall not constitute notice) sent to:	Bullivant Houser Bailey PC 1415 L Street, Suite 1000 Sacramento, California 95814 Attn: Scott E. Bartel

To Den-Mat:	Den-Mat Holdings, LLC 2727 Skyway Drive Santa Maria, California 93455 Attn: Chief Executive Officer

with a copy (which shall not constitute notice) sent to:	Kelley Drye & Warren LLP 400 Atlantic Street, 13th Floor Stamford, Connecticut 06901 Attn: John T. Capetta

or, in each case, at such other address as may be specified in writing to the other Parties in accordance with this Section 20.3.

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All such notices, requests, demands, waivers and other communications shall be deemed to have been received: (a) if by personal delivery, on the day of such delivery; (b) if by certified or registered mail, on the third (3rd) Business Day after the mailing thereof; or (c) if by next-day or overnight mail or delivery, on the day delivered.

20.4     Binding Effect; Assignment.     This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.  Remedent shall not assign this Agreement either in whole or in part without the prior written consent of Den-Mat, provided, however, that Remedent shall have the right to assign this Agreement either in whole or in part to Affiliates of Remedent, to any successor to all or substantially all of Remedent’s business and in connection with a collateral assignment to lenders, provided that, in each instance, the assignee shall have acknowledged in writing the existence of this Agreement and Den-Mat’s rights hereunder.   Den-Mat shall not assign this Agreement either in whole or in part without the prior written consent of Remedent; provided, however, that Den-Mat shall have the right to assign this Agreement either in whole or in part to Affiliates of Den-Mat, to any successor to all or substantially all of Den-Mat’s business and in connection with a collateral assignment to lenders.  Any attempted assignment or delegation in violation of this Section 20.4 will be void.  Except as expressly set forth in Section 17, nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any Person, other than the Parties and the successors and assigns permitted by this Section 20.4, any right, remedy or claim under or by reason of this Agreement.

20.5     Amendment; Waiver.     No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the Party or Parties against whom enforcement of the amendment, modification, discharge or waiver is sought; provided, however, that if Den-Mat is the Party against whom enforcement of any amendment, modification, discharge or waiver is sought, such amendment, modification, discharge or waiver will only  be valid and binding if duly approved by the board of managers of Den-Mat.  Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the Party or Parties granting such waiver in any other respect or at any other time.  The waiver by any of the Parties of a breach of or a default under any of the provisions of this Agreement or a failure to or delay in exercising any right or privilege hereunder, shall not be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder.  The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any Party may otherwise have at law or in equity.  Notwithstanding the foregoing, any amendment pursuant to Sections 2.3.3, 2.5.1 and 3.4.1 shall be implemented as provided therein.

20.6     Entire Agreement.     This Agreement (including the Exhibits and Schedules referred to herein or delivered hereunder) and the agreements expressly contemplated to be executed and delivered by the Parties pursuant to this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersedes all contemporaneous oral agreements and all prior oral and written quotations, communications, agreements, understandings of the Parties (including the letter of intent, dated June 9, 2008, between Den-Mat and Remedent, as amended, the Original Agreement, and the Mutual Non-Disclosure and Confidentiality Agreement, dated April, 2008, by and among Remedent, Den-Mat and GlamTech-USA Inc.), and written or oral representations of any Party with respect to the subject matter of this Agreement.

41

20.7     Severability.    If any provision of this Agreement shall be held or declared to be invalid or unenforceable, such invalid or unenforceable provision shall not affect any other provision of this Agreement, and the remainder of this Agreement, and each Party’s obligations hereunder, shall continue in full force and effect as though such provision had not been contained in this Agreement and, if permitted under applicable rules of instruction and interpretation, such provision shall be reformed to the extent necessary to render such provision valid and enforceable and to reflect the intent of the Parties to the maximum extent possible under applicable law.

20.8     Headings.    The headings contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

20.9     Counterparts.   This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, regardless of whether all of the Parties have executed the same counterpart.  Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

20.10   Governing Law.     THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OR THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

20.11          Consent to Jurisdiction.

20.11.1        EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTIES AND ASSETS, TO THE EXCLUSIVE JURISDICTION OF THE COURTS IN THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK OR THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT THEREFROM (COLLECTIVELY, THE “NEW YORK COURTS”), IN ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT RELATING THERETO, AND EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH PROCEEDING SHALL BE HEARD AND DETERMINED IN THE NEW YORK COURTS.  EACH OF THE PARTIES AGREES THAT A FINAL JUDGMENT IN ANY SUCH PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

42

20.11.2      EACH OF THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY OF THE NEW  YORK COURTS.  EACH OF THE PARTIES IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH PROCEEDING IN ANY OF THE NEW YORK COURTS.

20.12          Waiver of Punitive and Other Damages and Jury Trial.

20.12.1      THE PARTIES TO THIS AGREEMENT EXPRESSLY WAIVE AND FORGO ANY RIGHT TO RECOVER PUNITIVE, EXEMPLARY OR SIMILAR DAMAGES IN ANY ARBITRATION, LAWSUIT, LITIGATION OR PROCEEDING ARISING OUT OF OR RESULTING FROM ANY CONTROVERSY OR CLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.12.2      EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

20.12.3      EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (a) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF THE FOREGOING WAIVERS, (b) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (c) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (d) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20.12.3.

20.13     No Waiver; Remedies.    No Party shall by any act (except by written instrument pursuant to Section 20.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default in or breach of any of the terms and conditions of this Agreement.  No failure to exercise, nor any delay in exercising on the part of any Party, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

43

20.14     No Limitation on Competitive Activities.   Nothing in this Agreement shall, or shall be construed to, limit in any way Den-Mat’s right and ability to manufacture, market, distribute, license and sell any other products or services in the Territory, regardless of whether such other products or services compete with the Products.

20.15     No Partnership or Joint Venture.    Nothing in this Agreement shall be construed as (a) giving any Party any rights as a partner in or owner of the business of the other Parties, (b) entitling a Party to control in any manner the conduct of the other Parties’ business, or (c) making any Party a joint venturer, joint employer, principal, agent, or employee of the other Parties.  Except as expressly set forth in this Agreement or in any of the agreement or instruments contemplated hereby, no Party shall have, nor shall it represent itself as having, the power to make any contracts or commitments in the name of or binding upon any of the other Parties.

20.16     Jointly Drafted; Review by Counsel.    The Parties have participated in the negotiation and drafting of this Agreement and have had the opportunity to review the Agreement with counsel of their choosing.  In the event an ambiguity or question of intent or interpretation arises, no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.

20.17     Specific Performance.   Each of the Parties acknowledges and agrees that, in the event of any breach of this Agreement, the non-breaching Party would be irreparably and immediately harmed and could not be made whole by monetary damages.  It is accordingly agreed that the Parties (a) shall be entitled, in addition to any other remedy to which they may be entitled at law or in equity, to compel specific performance of this Agreement; and (b) shall waive, in any action for specific performance, the defense of the adequacy of a remedy at law.

20.18     Interpretation.   The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.  Unless otherwise expressly specified in this Agreement: (a) the words “hereof”, “hereby” and “hereunder,” and correlative words, refer to this Agreement as a whole and not any particular provision; (b) the words “include”, “includes” and “including”, and correlative words, are deemed to be followed by the phrase “without limitation”; (c) the word “or” is not exclusive and is deemed to have the meaning “and/or”; (d) words using the singular or plural number shall also include the plural or singular number, respectively; (e) the masculine, feminine or neuter form of a word includes the other forms of such word and the singular form of a word includes the plural form of such word; (f) references to a Person shall include the permitted successors and assigns thereof; (g) references made in this Agreement to an Article, Section, Schedule or Exhibit mean an Article or Section of, or a Schedule or Exhibit to, this Agreement; and (h) all consents and approvals are in the sole discretion of the Party requested to give such consent or approval, unless otherwise expressly provided.

20.19     Mitigation.   Each Party shall take commercially reasonable efforts to mitigate its damages in the event of a breach of this Agreement by the other Party.

[remainder of page intentionally left blank; signature page follows]

44

IN WITNESS WHEREOF, Remedent Nevada, Remedent Belgium and Den-Mat, by their respective authorized representatives set forth below, have signed this Agreement as of the Effective Date.

REMEDENT, INC. “Remedent Nevada”	REMEDENT, N.V. “Remedent Belgium”

By:	By:
Name:	Name:
Title:	Title:

DEN-MAT HOLDINGS, LLC “Den-Mat”

By:
Name:
Title:

45

Schedule 1

Definitions

(a)         “Affiliate” shall mean, with respect to an entity, any Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, that entity.

(b)         “B2C Market” shall mean the market for GlamSmile Product sold directly to consumers through retail locations.

(c)          “B2C Market Licensee” shall mean any licensee of GlamSmile Product appointed by Remedent in the B2C Market.

(d)          “Business Day” shall mean any day other than a Saturday, Sunday or any other day on which commercial banks in New York are authorized or required by law to remain closed.

(e)           “Change of Control” shall mean any: (i) merger, reorganization, consolidation or other business combination that results in DLJ Merchant Banking Partners or its Affiliates transferring a majority of their collective equity interests in Den-Mat to any Person (independently or together with any Affiliates of such Person) other than other Affiliates of DLJ Merchant Banking Partners, (ii) sale of all or substantially all of the assets of Den-Mat to any Person (independently or together with any Affiliates of such Person) other than DLJ Merchant Banking Partners or its Affiliates or (iii) sale by DLJ Merchant Banking Partners and its Affiliates of a majority of their outstanding membership interests in Den-Mat to any Person (independently or together with any Affiliates of such Person) other than other Affiliates of DLJ Merchant Banking Partners.

(f)            “Confidential Information” of any Person shall mean all confidential or proprietary information of such Person, including financial statements, customer and supplier lists, reports, marketing studies, and business plans and forecasts, whether written, oral, or in electronic or other form and whether prepared by such Person, its Affiliates or its representatives.

(g)           “Contract Period” shall have the meaning set forth in Section 7.1.1.

(h)           “Contract Year” shall mean the twelve (12) month period commencing on the first day of the Guaranty Period and on each subsequent anniversary of such date, in each case during which the Guaranty Period is in effect.

(i)             “Control” (including with correlative meanings, the terms “Controlling,” “Controlled by” and “under common Control with”) shall mean the possession directly or indirectly of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting securities, by trust, management agreement, contract or otherwise; provided, however, that beneficial ownership of more than fifty percent (50%) or more of the voting power of an entity shall be deemed to be Control.

1

(j)             “EBITDA Multiple” shall mean the purchase price paid for Den-Mat in a Change of Control transaction divided by the EBITDA of Den-Mat for the period of twelve (12) full calendar months preceding such Change of Control.  For purposed of this definition “EBITDA” means the consolidated earnings, before interest, taxes, amortization and depreciation, of Den-Mat as shown on its internal financial statements but (A) before giving effect to any royalty payments under this Agreement or under the First Fit Crown Agreement and (B) as adjusted for non-recurring expenses.  For purposes of this definition, the price paid for Den-Mat in such Change of Control shall mean the purchase price stated in the purchase agreement for such Change of Control transaction, without giving effect to any escrow holdback, earn-out, post-closing adjustment or other contingent increase or decrease in the purchase price contemplated by such purchase agreement.

(k)            “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(l)             “Excluded Markets” shall mean the territories identified on Schedule 2.2.1, as the list of such territories shall be modified from time to time pursuant to Section 2.2.3.

(m)           “Exclusivity Period” shall mean the period commencing on the Effective Date and ending on termination or expiration of the Guaranty Period, which period may be extended as provided in Section 7.5.1.

(n)            “First Fit Crown Agreement” shall mean that certain First Fit Crown Distribution and License Agreement dated June 3, 2009 by and among Den-Mat, and Remedent.

(o)            “GlamSmile Non-Tray Technology” shall mean the GlamSmile Technology and Processes described in Item 2 of Annex A.

(p)            “GlamSmile Product” shall mean all of Remedent’s GlamSmile products, whether now existing or hereafter developed or acquired, including all of Remedent’s GlamSmile veneer products (whether made in or out of Trays) made of any material (e.g., hybrid porcelain and full porcelain) and any private label materials or tools used in the placement of the veneers bearing the GlamSmile name or brand, and the GlamSmile Technology and Processes incorporated therein, regardless of whether such products, technology or processes are sold under the name or brand “GlamSmile,” “Lumineer” or otherwise.

(q)            “GlamSmile Technology and Processes” shall mean (i) the Intellectual Property provided by Remedent to Den-Mat pursuant to this Agreement and (ii) the processes described in Annex A, in each case which are used in connection with the development and manufacturing of the Products and which were not known to Den-Mat prior to the Effective Date other than as a result of disclosures to Den-Mat by Remedent.

(r)             “GlamSmile Tray Technology” shall mean the GlamSmile Technology and Processes used to develop and manufacture Trays.

2

(s)             “Governmental Authority” shall mean any: (a) federal, state, regional, county, city, municipal or local government, whether foreign or domestic; (b) governmental or quasi-governmental authority of any nature, including any regulatory or administrative agency, commission, department, board, bureau, court, tribunal, arbitrator, arbitral body, agency, branch, official entity or other administrative or regulatory body obtaining authority from any of the foregoing, including courts and any supra-national organization, state, county, city or other political subdivision; or (c) other Person exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power of any nature.

(t)              “Guaranty Period” shall mean the period consisting of the first three Contract Periods commencing on the first day of the first calendar month arising after (a) Soca Networks Pte. Ltd.’s manufacturing facility in [***], or another manufacturer designated by Remedent and its manufacturing facilities located in [***], has commenced normal operations, (b) Remedent has evidenced to Den-Mat, to the satisfaction of Den-Mat, the ability to produce [***] Units/Teeth per month at such manufacturing facility and (c) Remedent has evidenced to Den-Mat, to the satisfaction of Den-Mat, receipt of the certifications set forth on Schedule 8.7, which period shall be subject to early termination pursuant to Section 7.5 and 13.2.2 and subject to extension as provided in Section 7.5.1.  Notwithstanding the foregoing, and notwithstanding the fact that Remedent does not yet have the ability to produce [***] Units/Teeth per month, the parties agree that the Guaranty Period commenced as of April 1, 2009.

(u)             “Intellectual Property” shall mean a patent, patent application, industrial design, invention, design, trade secret, idea, work, methodology, technology, innovation, creation, concept, moral right, development drawing, research, analysis, know-how, experiment, copyright, trademark, service mark, data, formula, method, procedure, process, system or technique and any registration, application, right or other grant analogous thereto with respect to any of the foregoing.

(v)             “Knowledge of Den-Mat” shall mean the actual knowledge of any of the executive officers of Den-Mat.

(w)             “Knowledge of Remedent” shall mean the actual knowledge of any of the executive officers of either Remedent Nevada or Remedent Belgium.

(x)               “Law” shall mean any treaty, code, statute, law, rule, regulation, convention, ordinance, Order, legally binding regulatory policy statement or similar legally binding guidance, binding directive or decree of any kind of any Governmental Authority, as well as any common law.

(y)               “Net Wholesale Price” shall mean the price Den-Mat charges per Lumineer tooth as it is invoiced to the end customer from Den-Mat's perspective (e.g., the dentist, group practice corporation, distributor), net of any returns, discounts, special pricing, rebates or additional reasonable price deductions; provided, however, the Net Wholesale Price will regard only the price of the individual tooth (i.e., if teeth are sold in an arch for a set price in a Tray, the "price" of the Tray should be split out and deducted).

(z)                “Non-Conforming Product” shall mean any Product shipped by Remedent to Den-Mat that fails in any respect to conform to the applicable purchase order and the requirements of Section 8.7.

(aa)              “Order” means any judgment, writ, decree, directive, decision, injunction, ruling, award or order (including any consent decree or cease and desist order) of any kind.

3

(bb)              “Other Potential Products” shall mean all of Remedent’s professional dental products, and the related Intellectual Property and processes developed or otherwise available for sale by Remedent (or any of Remedent’s Affiliates) after the Effective Date, but excluding (a) the GlamSmile Products, (b) professional dental products offered for sale by Remedent on the Effective Date and (c) improvements to the products referred to in the preceding clause (b) that are not offered as separate products. For purpose of clarification, Den-Mat acknowledges that Other Potential Products does not include non-veneer products for which the primary distribution channel is the consumer market.

(cc)               “Other Products” shall mean all Other Potential Products and Remedent Veneer Products for which Den-Mat has become a distributor pursuant to Sections  2.3.

(dd)               “Party” shall mean any of Remedent, Inc., Remedent, N.V. or Den-Mat Holdings, LLC, individually, and “Parties” shall mean all of such Persons collectively.

(ee)                “Permit” shall mean any permit, license, authorization, registration, franchise, approval, certificate, variance, waiver or other authorization, approval, consent, clearance or similar right issued, granted or obtained by or from any Governmental Authority.

(ff)                 “Person” shall mean any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

(gg)               “Proceeding” shall mean any action, suit, arbitration, mediation, litigation, hearing, investigation, inquiry or other proceeding of any kind.

(hh)               “Product” shall mean, collectively, the GlamSmile Products and the Other Products.

(ii)                  “SEC” shall mean the Securities and Exchange Commission, and any successor agency thereto.

(jj)                  “Securities Act” shall mean the Securities Act of 1933, as amended.

(kk)                “Sell-Off Period” shall mean a period of ninety (90) days after the date of expiration or termination of this Agreement.

(ll)                  “Territory” means worldwide, except for: (i) the Excluded Markets and (ii) the China Market.

(mm)              “Tray” shall mean the insertion tray included among the Products into which Units/Teeth are placed for application to teeth of the end-user patient.

(nn)               “Unit/Tooth” and “Units/Teeth” shall mean the individual units of veneer in a Den-Mat order, with each such unit of veneer to be applied to a separate tooth and inclusive of units of veneer to be applied using a Tray or to be applied in any other method.

* * * *
[Index of Defined Terms follows]

4

Index of Defined Terms

Defined Term	Reference

Agreement	Preamble
China Market	2.1.2
Change of Control Notice	11.1
Closing	15
Closing Date	15
Common Stock	14.1.5
Den-Mat	Preamble
Den-Mat Facility	6.2.1
Den-Mat Transaction Documents	14.2.2
De Vreese Non-Competition Agreement	16.2.4
Effective Date	Preamble
Exclusivity Date	2.2.1
Exit Fee	11.1
Filing Party	3.5.2
Force Majeure Event	19.1
Glam Smile	2.1.3
Indemnified Party	18.4
Indemnitor	18.4
Jacquemyns Non-Competition Agreement	16.2.4
Liabilities	18.1
New York Courts	20.11.1
Notice of Intent to File	3.5.2
Proposed Remedent Other Products Signing Date	2.3.3
Proposed Remedent Veneer Signing Date	2.3.1
Proposed Transfer Date	2.2.3
Remedent	Preamble
Remedent Belgium	Preamble
Remedent Nevada	Preamble
Remedent Permits	14.1.9
Remedent Transaction Documents	14.1.2
Remedent Veneer Product	2.3.1
SEC Documents	14.1.14
Significant Contracts	14.1.8
Subdistributor Agreement	2.1.4
Taxes	12.2.1
Upfront Payment	6.1.1
Warrant	16.2.5

5

Exhibit 23.1

Bedrijfsrevisoren	PKF Business Advisers

CONSENT OF
PKF BEDRIJFSREVISOREN, ANTWERP, BELGIUM
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Remedent, Inc.
Xavier de Cocklaan 42
9831 DEURLE, Belgium

We consent to incorporation by reference in the Registration Statements on Form S-8 (File Numbers 333-134994 and 333-71626) and the use of our report dated June 25, 2009,  with respect to the consolidated financial statements of Remedent, Inc. as of March 31, 2008 and March 31, 2009 and for the years then ended, appearing in the Annual Report on Form 10-K for the year ended March 31, 2009.

Antwerp - Belgium, June 25, 2009

PKF bedrijfsrevisoren CVBA
Statutory Auditors
Represented by

/s/ Ria Verheyen

 Ria Verheyen
Registered Auditor | Partner

Tel +32 (0)3 235 66 66 | Fax +32 (0)3 235 22 22 | antwerpen@pkf.be | www.pkf.be
PKF bedrijfsrevisoren CVBA | burgerlijke vennootschap met handelsvorm
Potvlietlaan 6 | 2600 Antwerpen | BTW BE 0439 814 826 | RPR Antwerpen

The PKF International Association is an association of legally independent firms.

Exhibit 31.1

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Guy De Vreese, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Remedent, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.
The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: June 29, 2009

By:	/s/ Guy De Vreese
Name: Guy De Vreese
Title: Chief Executive Officer

Exhibit 31.2

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Stephen Ross, certify that:

1.	I have reviewed this Annual Report on Form 10-K of Remedent, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.
The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: June 29, 2009

By:	/s/ Stephen Ross
Name: Stephen Ross
Title: Chief Financial Officer

Exhibit 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with theAnnual  Report of Remedent, Inc. (the “Company”) on Form 10-Q for the period ended March 31, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: June 29, 2009

By:	/s/ Guy De Vreese
Name: Guy De Vreese
Title: Chief Executive Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Remedent, Inc. and will be retained by Remedent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Remedent, Inc. (the “Company”) on Form 10-K for the period ended March  31, 2009  as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: June 29, 2009

By:	/s/ Stephen Ross
Name: Stephen Ross
Title: Chief Financial Officer

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Remedent, Inc. and will be retained by Remedent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the Quarterly Period Ended June 30, 2009

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____.

Commission File No. 001-15975

REMEDENT, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	86-0837251
(State or Other Jurisdiction Of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Xavier De Cocklaan 42, 9831 Deurle, Belgium	N/A
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code 011 32 9 321 70 80

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports); and (2) has been subject to such filing requirements for the past 90 days.

Yes ☒                                No ☐
Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T ( § 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).
Yes ☐                                No ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-3 of the Exchange Act.  (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act.

Yes ☐                                No ☒

As of August 7, 2009, there were 19,995,969 outstanding shares of the registrant’s common stock, includes  723,000 shares of treasury stock.

REMEDENT, INC.

FORM 10-Q INDEX

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2009	March 31, 2009
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,598,294	$1,807,271
Accounts receivable, net of allowance for doubtful accounts of $36,188 at June 30, 2009 and $33,966 at March 31, 2009	3,373,343	3,208,120
Inventories, net	2,056,141	1,937,946
Prepaid expenses	1,321,700	1,310,900
Total current assets	8,349,478	8,264,237
PROPERTY AND EQUIPMENT, NET	1,001,394	1,024,999
OTHER ASSETS
Long term investments and advances	750,000	750,000
Patents, net	75,092	163,106
Total assets	$10,175,964	$10,202,342
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current portion, long term debt	$59,414	$78,798
Line of Credit	1,477,140	660,200
Accounts payable	1,508,368	1,398,420
Accrued liabilities	987,286	1,590,360
Income taxes payable	37,107	39,339
Total current liabilities	4,069,315	3,767,117
Long term debt less current portion	100,542	100,542
Total liabilities	4,169,857	3,867,659

EQUITY:
REMEDENT, INC. STOCKHOLDERS’ EQUITY
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 shares issued and outstanding at June 30, 2009 and March 31, 2009)	19,996	19,996
Treasury stock, at cost; 723,000 shares at June 30, 2009 and March 31, 2009	(831,450)	(831,450)
Additional paid-in capital	24,207,505	24,106,055
Accumulated deficit	(17,765,460)	(17,216,028)
Accumulated other comprehensive (loss) (foreign currency translation adjustment)	(583,027)	(640,595)
Total Remedent, Inc. stockholders’ equity	5,047,564	5,437,978
Non-controlling interest (Note 2)	958,543	896,705
Total stockholders’ equity	6,006,107	6,334,683
Total liabilities and equity	$10,175,964	$10,202,342

COMMITMENTS (Note 19)

The accompanying notes are an integral part of these consolidated financial statements.

1

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended
	June 30,
	2009	2008

Net sales	$2,160,803	$3,635,479
Cost of sales	1,096,007	1,269,424
Gross profit	1,064,796	2,366,055
Operating Expenses
Research and development	26,598	124,948
Sales and marketing	350,935	671,299
General and administrative	1,042,764	1,130,313
Depreciation and amortization	173,444	91,261
TOTAL OPERATING EXPENSES	1,593,741	2,017,831
INCOME (LOSS) FROM OPERATIONS	(528,945)	348,224
OTHER INCOME (EXPENSES)
Interest expense	(24,647)	(35,343)
Other income	65,998	17,621
TOTAL OTHER INCOME (EXPENSES)	41,351	(17,723)

NET (LOSS) INCOME	(487,594)	330,501

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	61,838	—

NET (LOSS) INCOME ATTRIBUTABLE TO REMEDENT, INC. Common Stockholders	$(549,432)	$330,501

INCOME (LOSS) PER SHARE
Basic	$(0.03)	$0.02
Fully diluted	$(0.03)	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	19,995,969	18,637,803
Fully diluted	32,702,274	27,000,995

The accompanying notes are an integral part of these consolidated financial statements.

2

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	For the three months ended June 30, (Unaudited)
	2009	2008

Net (Loss) Income Attributable to Remedent Common Stockholders	$(549,432)	$330,501

OTHER COMPREHENSIVE
INCOME (LOSS):
Foreign currency translation adjustment	57,568	27,592

TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(491,864)	358,093

LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	42,248	—

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO REMEDENT Common Stockholders	$(534,112)	$358,093

The accompanying notes are an integral part of these consolidated financial statements.

3

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	For the three months ended June 30,
	2009	2008

CASH FLOWS FROM OPERATING ACTIVITIES
Net (loss) income	$(487,594)	$330,501
Adjustments to reconcile net income (loss) to net cash used by operating activities
Depreciation and amortization	173,444	91,261
Inventory reserve	864	(48)
Allowance for doubtful accounts	2,222	(98)
Value of stock options issued to employees	101,450	88,425
Changes in operating assets and liabilities:
Accounts receivable	(165,223)	(541,169)
Inventories	(118,195)	(89,987)
Prepaid expenses	(10,800)	92,697
Accounts payable	109,948	(148,010)
Accrued liabilities	(603,074)	34,286
Income taxes payable	(2,232)	—
Net cash used by operating activities	(999,190)	(142,152)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of equipment	(68,144)	(205,002)
Net cash used by investing activities	(68,144)	(205,002)
CASH FLOWS FROM FINANCING ACTIVITIES
Net (repayments of) capital lease note payable	(19,384)	82,611
Proceeds from line of credit	816,940	34,286
Net cash provided by financing activities	797,556	116,897
NET (DECREASE) INCREASE IN CASH	(269,778)	(312,868)
Effect of exchange rate changes on cash and cash equivalents	60,801	52,279
CASH AND CASH EQUIVALENTS, BEGINNING	1,807,271	1,728,281
CASH AND CASH EQUIVALENTS, ENDING	$1,598,294	$1,467,692
Supplemental Information:
Interest paid	$15,867	$23,443
Income taxes paid	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

4

REMEDENT, INC. AND SUBSIDIARIES
NOTES TO INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1.	BACKGROUND AND ORGANIZATION

The Company is a manufacturer and distributor of cosmetic dentistry products, including a full line of professional dental and retail “Over-The-Counter” tooth whitening products which are distributed in Europe, in Asia and the United States. The Company manufactures many of its products in its facility in Deurle, Belgium as well as outsourced manufacturing in China. The Company distributes its products using both its own internal sales force and through the use of third party distributors.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Principles of Consolidation

The accompanying consolidated financial statements include the accounts of: Remedent N.V. (incorporated in Belgium)located in Deurle, Belgium, Remedent Professional, Inc. (incorporated in California) ), Glamtech-USA, Inc. (a Delaware corporation acquired effective August 24, 2008), Remedent OTC B.V., a Dutch Holding company and a 50% owned subsidiary, Sylphar Holding B.V., a Dutch holding company, a 37.50% owned and controlled subsidiary by Remedent Inc, Sylphar N.V., a 100% owned company by Sylphar Holding BV, Sylphar USA, a 100% owned Nevada corporation by Sylphar Holding BV. and Sylphar Asia Pte, a 100 % owned Asian company owned by Sylphar Holding BV (collectively, the “Company”).

Remedent, Inc. is a holding company with headquarters in Deurle, Belgium. Remedent Professional, Inc. and Remedent Professional Holdings, Inc. have been dormant since inception. The rebranded Sylphar Asia Pte Ltd (former Remedent Asia Pte. Ltd.), commenced operations as of July 2005.

Interim Financial Information

The interim consolidated financial statements of Remedent, Inc. and Subsidiaries (the “Company”) are condensed and do not include some of the information necessary to obtain a complete understanding of the financial data. Management believes that all adjustments necessary for a fair presentation of results have been included in the unaudited consolidated financial statements for the interim periods presented. Operating results for the three months ended June 30, 2009, are not necessarily indicative of the results that may be expected for the year ended March 31, 2010. Accordingly, your attention is directed to footnote disclosures found in the Annual Report on Form 10-K for the year ending March 31, 2009, and particularly to Note 2, which includes a summary of significant accounting policies.

Pervasiveness of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. On an on-going basis, the Company evaluates estimates and judgments, including those related to revenue, bad debts, inventories, fixed assets, intangible assets, stock based compensation, income taxes, and contingencies. Estimates are based on historical experience and on various other assumptions that the Company believes reasonable in the circumstances. The results form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results could differ from those estimates.

Basis of Presentation

The Company’s financial statements have been prepared on an accrual basis of accounting, in conformity with accounting principles generally accepted in the United States of America.

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Revenue Recognition

The Company recognizes revenue from product sales when persuasive evidence of a sale exists: that is, a product is shipped under an agreement with a customer; risk of loss and title has passed to the customer; the fee is fixed or determinable; and collection of the resulting receivable is reasonably assured. Sales allowances are estimated based upon historical experience of sales returns.

Non-controlling Interest

The Company adopted SFAS 160 — Noncontrolling Interests in Consolidated Financial Statements — an Amendment of Accounting Research Bulletin No. 51 (“SFAS 160”) as of April 1, 2009. SFAS 160 establishes accounting and reporting standards for ownership interests in subsidiaries held by parties other than the parent, the amount of consolidated net income attributable to the parent and to the noncontrolling interest, changes in a parent’s ownership interest and the valuation of retained noncontrolling equity investments when a subsidiary is deconsolidated. SFAS 160 also establishes reporting requirements that provide sufficient disclosures that clearly identify and distinguish between the interest of the parent and the interests of the noncontrolling owner. The adoption of SFAS 160 impacted the presentation of our consolidated financial position, results of operations and cash flows.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable, accrued liabilities, line of credit and long-term debt. The carrying amounts of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximate their respective fair values because of the short maturities of those instruments. The Company’s long-term debt consists of its revolving credit facility and long-term capital lease obligations. The carrying value of the revolving credit facility approximates fair value because of its variable short-term interest rates.  The fair value of the Company’s long-term capital lease obligations is based on current rates for similar financing.

Comparative Figures

Certain comparative figures have been reclassified in order to conform to the current year’s financial statement presentation.  The reclassifications included the retrospective adoption of SFAS 160 as described in Note 2 under “Non-controlling Interest”.  The reclassification had no impact upon previously reported net income available to common stockholders or earnings per share.

Adoption of New Accounting Standards

Effective April 1, 2009, we adopted Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards (SFAS) No. 165, “Subsequent Events.” This Statement establishes the accounting for, and disclosure of, material events that occur after the balance sheet date, but before the financial statements are issued. In general, these events will be recognized if the condition existed at the date of the balance sheet, and will not be recognized if the condition did not exist at the balance sheet date. Disclosure is required for non-recognized events if required to keep the financial statements from being misleading. The guidance in this Statement is very similar to current guidance provided in auditing literature and, therefore, will not result in significant changes in practice. Subsequent events have been evaluated through the date our interim financial statements were issued—the filing time and date of our first quarter 2010 Quarterly Report on Form 10-Q.

 In April 2009, the FASB issued three FASB Staff Positions (FSP’s) that are intended to provide additional application guidance and enhance   disclosures about fair value measurements and impairments of securities.

•
FSP No. 157-4, “Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and   Identifying Transactions That Are Not Orderly” (FSP 157-4), clarifies the objective and method of fair value measurement even when there has   been a significant decrease in market activity for the asset being   measured.

6

•
FSP No. 115-2 and FSP No. 124-2, “Recognition and Presentation   of Other-Than-Temporary Impairments”, (FSP 115-2 and FSP 124-2),   establish a new model for measuring other-than-temporary impairments for   debt securities, including criteria for when to recognize a write-down   through earnings versus other comprehensive income.

•
FSP No. 107-1 and   APB 28-1, “Interim Disclosures About Fair Value of Financial   Instruments”, expand the fair value disclosures required for all   financial instruments within the scope of SFAS, No. 107, “Disclosures   about Fair Value of Financial Instruments” (FSP 107-1 and APB 28-1) to   interim periods. This guidance increases the frequency of fair value disclosures from annual only to quarterly. FSP No. 107-1 is effective for interim and annual periods ending after June 15, 2009. The adoption of FSP No. 107-1 did not have a material effect on the Company’s results of operations or consolidated financial position, but will enhance required disclosures.

All of these FSP’s are effective for interim and annual   periods ending after June 15, 2009, our quarter ended June 30, 2009.   The adoption of these FSP’s will not have a material impact on our consolidated results of operations and financial condition. However, adoption of FSP 107-1 and APB 28-1 during the quarter ended June 30,   2009 resulted in increased disclosures in our consolidated financial  statements.

Recently Issued Accounting Pronouncement

In June 2009, the FASB issued Statement No.168, The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162 ("FAS 168"). The Codification will become the source of authoritative GAAP recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. On the effective date of FAS 168, the Codification will supersede all then-existing non-SEC accounting and reporting standards. All other non-grandfathered non-SEC accounting literature not included in the Codification will become non-authoritative. FAS 168 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. The adoption of this standard will change how we reference various elements of GAAP when preparing our financial statement disclosures, but will have no impact on our financial position, results of operations or cash flows.

3.	RESTRUCTURING OF OTC BUSINESS

To effectuate the restructuring Plan relating to the management led buyout of the Over-The-Counter (“OTC”) business the Company entered into the following series of related agreements:

On December 10, 2008, the Company entered into a Contribution Agreement with Sylphar USA, Inc., a newly incorporated Nevada corporation and wholly owned subsidiary of the Company (“Sylphar USA”), pursuant to which the Company made a capital contribution of certain assets and liabilities relating to the OTC business which was valued at $460,568 to Sylphar USA in exchange for 460,568 shares of common stock, par value $1.00, of Sylphar USA.

On December 10, 2008, the Company entered into a Share Purchase Agreement with Remedent, NV, a wholly owned subsidiary of the Company formed under the laws of Belgium (“Remedent NV”), pursuant to which the Company purchased a 99% ownership interest in Sylphar, NV, a subsidiary of the Company formed under the laws of Belgium, from Remedent NV.  As a result of the Sylphar Purchase Agreement, Sylphar NV became a wholly owned subsidiary of the Company. As consideration for the 99 shares (“Sylphar Shares”), the Company agreed to pay Remedent NV €1,881,000, which was based on the valuations provided by an independent assessor, by executing an unsecured non-interest bearing promissory note (the “Promissory Note”) on behalf of Remedent NV for the principal amount of €1,000,160 (the “Debt”) and having the remainder balance of €880,840 reflected on the existing intercompany account between Remedent NV and the Company.

Then pursuant to a Deed of Contribution, the Company transferred all of the Company’s ownership interest in its OTC operating subsidiaries, consisting of Sylphar USA, Remedent Asia PTE, Sylphar NV (“OTC Subsidiaries”), into Remedent OTC BV, a Dutch holding company and a wholly owned subsidiary of the Company (“Remedent OTC”) in exchange for €1,000,160.

7

Subsequent to the contribution of the OTC Subsidiaries to Remedent OTC, the Company sold fifty percent (50%) of its interest in Remedent OTC to Robin List, a former Chief Executive Officer, President and Director of the Company, in exchange for 723,000 restricted shares of common stock of the Company held by Mr. List (“Exchanged Shares”), pursuant to a Share Purchase Agreement on December 10, 2008.  The Exchanged Shares were returned to treasury.  The Exchanged Shares were valued at $1.15 per share, based on the average of the 52 week high and low bid, for an aggregate value of $831,450.   As a result, Mr. List and the Company equally own 50% of Remedent OTC with the Company currently controlling Remedent OTC through its board representations pursuant to the terms of a certain Voting Agreement entered into by the Company and Mr. List concurrently with the Share Purchase Agreement.  The Voting Agreement provides that, the Company will initially have 2 board representations and Mr. List will have 1 board representation.  However upon the occurrence of a “Triggering Event” (as defined in the Voting Agreement), the Company will have 1 board representation and Mr. List will have 2 board representations.

On December 11, 2008, the Company entered into an Investment and Shareholders’ Agreement with Remedent OTC, Concordia Fund V.C., a non-affiliated Dutch private equity fund (“Concordia”), Mr. List, Sylphar Holding, BV, a Dutch holding company and wholly owned subsidiary of Remedent OTC (“Sylphar Holding”) and the OTC Subsidiaries pursuant to which Concordia agreed to purchase shares of Sylphar Holding from Remedent OTC representing a 12.5% ownership interest in Sylphar Holding for €1,000,000 and invest an additional €1,000,000 in Sylphar Holding for an additional 12.5% ownership interest in Sylphar Holding, representing an aggregate ownership interest of 25% in Sylphar Holding. Furthermore, Concordia was granted a call option exercisable from January 1, 2009 until December 31, 2010, unless otherwise extended to September 30, 2011 pursuant to the terms of such agreement, to purchase an additional 24% ownership interest in Sylphar Holding for €2,000,000 or any pro rata portion thereof.  The shares of Sylphar Holding are subject to certain drag along rights in the event there is an offer to purchase such shares.  It was further agreed upon that the €1,000,000 received from Concordia would be used to pay off the Debt.  Such funds were received from Concordia and used to pay off the Debt in December 2008.  Subsequently, all of the OTC Subsidiaries were transferred and are currently held and operated by Sylphar Holding.

4.	DISTRIBUTION AGREEMENTS

Den-Mat Distribution Agreement

On August 24, 2008, and as amended June 3, 2009, the Company entered into a distribution agreement (the “Distribution Agreement”) with Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”).   Under the Distribution, the Company appointed Den-Mat to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products (the “Products”), throughout the world, with the exception of Australia, Austria, Belgium, Brazil, France (including all French overseas territories “Dom-Tom”), Germany, Italy, New Zealand, Oman, Poland, Qatar, Saudi Arabia, Singapore, Switzerland, Thailand, and United Arab Emirates (collectively the “Excluded Markets”) and the China Market (the “Territory”).

As consideration for such distribution, licensing and manufacturing rights, Den-Mat will pay the Company:

(i)	an initial payment of $2,425,000;
(ii)	a payment of $250,000 for each of the first three contract periods in the initial Guaranty Period, subject to certain terms and conditions;
(iii)	certain periodic payments as additional paid-up royalties in the aggregate amount of $500,000;
(iv)	a payment of $1,000,000 promptly after Den-Mat manufactures a limited quantity of products at a facility owned or leased by Den-Mat;
(v)	a payment of $1,000,000 promptly upon completion of certain training of Den-Mat’s personnel;
(vi)
a payment of $1,000,000 upon the first to occur of (a) February 1, 2009 or (b) the date thirty (30) days after den-Mat sells GlamSmile Products incorporating twenty thousand (20,000) Units/Teeth to customers regardless of whether Den-Mat has manufactured such Units/Teeth in a Den-Mat facility or has purchased such Units/Teeth from Remedent;

8

(vii)	certain milestone payments; and
(viii)	certain royalty payments.

Further, as consideration for Den-Mat’s obligations under the Distribution Agreement, the Company agreed to, among other things:

(i)
issue to Den-Mat or an entity to be designated by Den-Mat, warrants to purchase up to 3,378,379 shares of the Corporation’s common stock, par value $0.001 per share (the “Warrant Shares”) at an exercise price of $1.48 per share, exercisable for a period of five years (the “Den-Mat Warrant”) (issued in the period ended September 30, 2008);

(ii)
execute and deliver to Den-Mat a registration rights agreement covering the registration of the Warrant Shares (the “Registration Rights Agreement”) which as of March 31, 2009 has not yet been filed; and

(iii)	cause its Chairman of the Board, Guy De Vreese, to execute and deliver to Den-Mat a non-competition agreement.

On June 3, 2009, the Distribution Agreement was amended and restated (the “Amended Agreement”). The Amended Agreement modifies and clarifies certain terms and provisions which among other things includes:

(1) the expansion of the list of Excluded Markets to include Spain, Japan, Portugal, South Korea and South Africa for a period of time;
(2) clarification that Den-Mat’s distribution and license rights are non-exclusive to market, sell and distribute the Products directly to consumers through retail locations (“B2C Market”) in the Territory and an undertaking to form a separate subsidiary to and to issue warrants to Den-Mat in the subsidiary in the event that the Company decides to commercially exploit the B2C Market in North America after January 1, 2010;
(3) subject to certain exceptions, a commitment from the Company to use Den-Mat as its supplier to purchase all of its, and its licensee’s, GlamSmile products in the B2C Market from Den-Mat, with reciprocal commitment from Den-Mat to sell such products;
(4) modification of certain defined terms such as “Guaranty Period,” “Exclusivity Period” and addition of the term “Contract Period”; and
(5) the “Guaranty Period” (as defined therein) is no longer a  three year period but has been changed to the first three “Contract Periods”.  The first Contract Period commences on the first day of the Guaranty Period (which the Parties agreed has commenced as of April 1, 2009), and continues for fifteen (15) months or such longer period that would be necessary in order for Den-Mat to purchase a certain minimum number of Units/Teeth as agreed upon in the Amended Agreement (“Minimum Purchase Requirement”) in the event that the Company’s manufacturing capacity falls below a certain threshold.  The second and each subsequent GlamSmile Contract Period begins on the next day following the end of the preceding “Contract Period” and continues for twelve (12) months or such longer period that would be necessary in order for Den-Mat to meet its Minimum Purchase Requirement in the event that the Company’s manufacturing capacity falls below a certain threshold

First Fit Distribution Agreement

On June 3, 2009, the Company entered into the First Fit-Crown Distribution and License Agreement (the “First Fit Distribution Agreement”) with Den-Mat.  Under the terms of the First Fit Distribution Agreement, the Company appointed Den-Mat to be its sole and exclusive distributor to market, license and sell certain products relating to the Company’s proprietary First Fit technology (the “First Fit Products”), in the United States, Canada and Mexico (the “First Fit Territory”).  In connection therewith, the Company also granted Den-Mat certain non-exclusive rights to manufacture and produce the First Fit Products in the First-Fit Territory; and a sole and exclusive transferable and sub-licensable right and license to use the Company’s intellectual property rights relating to the First Fit Products to perform its obligations as a distributor (provided the Company retains the right to use and license related intellectual property in connection with the manufacture of the First Fit Products for sale outside of the  First Fit Territory).

Consummation of the First Fit Distribution Agreement is subject to: completion of Den-Mat’s due diligence; execution and delivery of Non-Competition Agreements; and the delivery of the Development Payment and first installment of the License Payment (the “Development Payment” and License Payment” are defined below).

9

Under the First Fit Distribution Agreement, the Company granted such distribution rights, licensing rights and manufacturing rights, in consideration for the following:  (i) a non-refundable development fee of Four Hundred Thousand Dollars ($400,000) (the “Development Payment”) payable in two installments of $50,000 each, one within seven days after the effective date of the First Fit Distribution Agreement, and another $350,000 payment within twenty one days after the Effective Date ($400,000 received as at June 30, 2009); (ii) a non-refundable license fee of $600,000 payable in three equal installments of $200,000 each, with the first installment payable on the Closing Date, and with the second and third installments payable on the 30th and 60th day, respectively, after the Closing Date; (iii) certain royalty payments based on the sales of the First Fit Products by Den-Mat or its sublicensees; and (iv) certain minimum royalty payments to maintain exclusivity.

Den-Mat’s rights as an exclusive distributor and licensee will continue at least through the first Contract Period (defined below) and until the termination of the First Fit Distribution Agreement.  Den-Mat’s exclusivity ends at the end of any Contract Period in which Den-Mat fails to make certain minimum royalty payments.  In the event that such exclusivity is terminated, Den-Mat has the option to either terminate the First Fit Distribution Agreement upon ninety (90) days written notice, or become a non-exclusive distributor and licensee, in which event Den-Mat’s obligation to pay certain agreed upon royalties would continue.  “Contract Period”  means the following periods: (A) the first eighteen months beginning on the first day of the month following the month in which the Closing occurs, provided that if Den-Mat is not fully operational within sixty days after the Closing Date, the first Contract Period will be extended by one day for each day after the sixtieth day until Den-Mat becomes fully operational; (B) the subsequent twelve months; and (C) each subsequent twelve month period thereafter, in each case during which the First Fit Distribution Agreement is in effect.

5.	CONCENTRATION OF RISK

Financial Instruments — Financial instruments, which potentially subject the Company to concentrations of credit risk, consist principally of trade accounts receivable.

Concentrations of credit risk with respect to trade receivables are normally limited due to the number of customers comprising the Company’s customer base and their dispersion across different geographic areas. At June 30, 2009.two customers accounted for a total of 55% of the Company’s trade accounts receivable.  At June 30, 2008, one customer accounted for a total of 44% of the Company’s trade accounts receivable.  The Company performs ongoing credit evaluations of its customers and normally does not require collateral to support accounts receivable.

Purchases — The Company has diversified its sources for product components and finished goods and, as a result, the loss of a supplier would not have a material impact on the Company’s operations. For the three months ended June 30, 2009 the Company had five suppliers who accounted for 28% of gross purchases.  For the three months ended June 30, 2008 the Company had five suppliers who accounted for 29% of gross purchases.

Revenues — For the three months ended June 30, 2009 the Company had five customers that accounted for 64% of total revenues.  For the three months ended June 30, 2008 the Company had one customer that accounted for 36% of total revenues.

6.	ACCOUNTS RECEIVABLE AND ALLOWANCE FOR DOUBTFUL ACCOUNTS

The Company’s accounts receivable at year end were as follows:

A summary of accounts receivable and allowance for doubtful accounts as of June 30, 2009 and March 31, 2009 is as follows:

	June 30, 2009	March 31, 2009
Accounts receivable, gross	$3,409,531	$3,242,086
Less: allowance for doubtful accounts	(36,188)	(33,966)
Accounts receivable, net	$3,373,343	$3,208,120

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7.	INVENTORIES

Inventories at June 30, 2009 and March 31, 2009 are stated at the lower of cost (first-in, first-out) or net realizable value and consisted of the following:

	June 30, 2009	March 31, 2009
Raw materials	$24,488	$20,941
Components	1,017,967	1,017,286
Finished goods	1,027,754	912,923
	2,070,209	1,951,150
Less: reserve for obsolescence	(14,068)	(13,204)
Net inventory	$2,056,141	$1,937,946

8.	PREPAID EXPENSES

	June 30, 2009	March 31, 2009
Prepaid materials and components	$1,088,187	$1,127,225
Prepaid consulting	16,974	18,119
VAT payments in excess of VAT receipts	116,966	99,315
Royalties	41,609	39,053
Prepaid trade show expenses	12,484	—
Prepaid rent	1,688	1,584
Other	43,792	25,604
	$1,321,700	$1,310,900

9.	PROPERTY AND EQUIPMENT

Property and equipment are summarized as follows:

	June 30, 2009	March 31, 2009
Furniture and Fixtures	$353,788	$350,662
Machinery and Equipment	1,416,888	1,351,870
Tooling	188,450	188,450
	1,959,126	1,890,982
Accumulated depreciation	(957,732)	(865,983)
Property & equipment, net	$1,001,394	$1,024,999

10.	LONG TERM INVESTMENTS AND ADVANCES

Innovative Medical & Dental Solutions, LLC (“IMDS, LLC”)

Effective July 15, 2007 the Company entered into a Limited Liability Company Merger and Equity Reallocation Agreement (the “Participation Agreement”) through its subsidiary, Remedent N.V. Pursuant to the terms of the Participation Agreement, the Company acquired a 10% equity interest in IMDS, LLC in consideration for $300,000 which was converted against IMDS receivables.

The agreement stipulates certain exclusive worldwide rights to certain tooth whitening technology, and the right to purchase at standard cost certain whitening lights and accessories and to sell such lights in markets not served by the LLC. The terms of the Participation Agreement also provide that Remedent N.V. has the first right to purchase additional equity. Parties to the Participation Agreement include two officers of IMDS, LLC, and an individual who is both an officer and director of Remedent Inc., and certain unrelated parties.

IMDS, LLC is registered with the Secretary of the State of Florida as a limited liability company and with the Secretary of the State of California as a foreign corporation authorized to operate in California. IMDS, LLC is merging with White Science World Wide, LLC, a limited liability company organized under the laws of the State of Georgia. The merged companies are operating as a single entity as IMDS, LLC, a Florida limited liability company.

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As of June 30, 2009 the Company had recorded a 100% allowance against its investment in IMDS because IMDS financial information is unavailable.  The provision will be re-evaluated as soon as information becomes available.

Soca Networks Singapore (“Soca”)

Pursuant to the terms of a letter of intent dated December 17, 2007, the Company has agreed to purchase 20% of Soca for a total purchase price of $750,000. Half of the purchase price has been advanced $375,000 to Soca as a down payment, pending completion of the agreement terms. The balance of $375,000 was paid through the issuance of 220,588 common shares of the Company’s common stock. The final agreement is currently being negotiated and management expects to close the agreement, and issue the 220,588 common shares during the remainder of calendar year 2009.

11.	LICENSED PATENTS

Teeth Whitening Patents

In October 2004, the Company acquired from the inventor the exclusive, perpetual license to two issued United States patents which are applicable to several teeth whitening products currently being marketed by the Company. Pursuant to the terms of the license agreement, the Company was granted an exclusive, worldwide, perpetual license to manufacture, market, distribute and sell the products contemplated by the patents subject to the payment of $65,000 as reimbursement to the patent holder for legal and other costs associated with obtaining the patents, which was paid in October 2004, and royalties for each unit sold subject to an annual minimum royalty of $100,000 per year. The Company is amortizing the initial cost of $65,000 for these patents over a ten year period and accordingly has recorded $30,875 of accumulated amortization for this patent as of June 30, 2009. The Company accrues this royalty when it becomes payable to inventory therefore no provision has been made for this obligation as of June 30, 2009 (March 31, 2009-Nil).

Universal Applicator Patent

In September 2004, the Company entered into an agreement with Lident N.V. (“Lident”), a company controlled by Mr. De Vreese, the Company’s Chairman, to obtain an option, exercisable through December 31, 2005, to license an international patent (excluding the US) and worldwide manufacturing and distribution rights for a potential new product which Lident had been assigned certain rights by the inventors of the products, who are unrelated parties, prior to Mr. De Vreese association with the Company. The patent is an Italian patent which relates to a single use universal applicator for dental pastes, salves, creams, powders, liquids and other substances where manual application could be relevant. The Company has filed to have the patent approved throughout Europe. The agreement required the Company to advance to the inventors through Lident a fully refundable deposit of €100,000 subject to the Company’s due diligence regarding the enforceability of the patent and marketability of the product, which, if viable, would be assigned to the Company for additional consideration to the inventors of €100,000 and an ongoing royalty from sales of products related to the patent equal to 3% of net sales and, if not viable, the deposit would be repaid in full by Lident. The consideration the Company had agreed to pay Lident upon the exercise of the option is the same as the consideration Lident is obligated to pay the original inventors. Consequently, Lident would not have profited from the exercise of the option. Furthermore, at a meeting of the Company’s Board of Directors on July 13, 2005, the Board accepted Lident’s offer to facilitate an assignment of Lident’s intellectual property rights to the technology to the Company in exchange for the reimbursement of Lident’s actual costs incurred relating to the intellectual property. Consequently, when the Company exercises the option, all future payments, other than the reimbursement of costs would be paid directly to the original inventors and not to Lident.

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On December 12, 2005, the Company exercised the option and the Company and the patent holder agreed to revise the assignment agreement whereby the Company agreed to pay €50,000 additional compensation in the form of prepaid royalties instead of the €100,000 previously agreed, €25,000 of which had been paid by the Company in September 2005 and the remaining €25,000 to be paid upon the Company’s first shipment of a product covered by the patent. As of June 30, 2009 the Company has not yet received the final Product. The patent is being amortized over five (5) years and accordingly, the Company has recorded $85,183 of accumulated amortization for this patent as of June 30, 2009.

12.	LINE OF CREDIT

On October 8, 2004, our wholly owned subsidiary, Remedent N.V., obtained a mixed-use line of credit facility with Fortis Bank, a Belgian bank, for €1,070,000 (the “Facility”). The Facility was secured by a first lien on the assets of Remedent N.V. The purpose of the Facility is to provide working capital to grow our business and to finance certain accounts receivable as necessary. Since opening the Facility in 2004, Remedent N.V. and Fortis Bank have subsequently amended the Facility several times to increase or decrease the line of credit. On May 3, 2005 the Facility was amended to decrease the line of credit to €1,050,000. On March 13, 2006 the Facility was amended to increase the mixed-use line of credit to €2,300,000, consisting of a €1,800,000 credit line based on the eligible accounts receivable and a €500,000 general line of credit. The latest amendment to the Facility, dated January 3, 2008, amended and decreased the mixed-use line of credit to €2,050,000, to be used by Remedent NV and/or Sylphar NV. Each line of credit carries its own interest rates and fees as provided in the Facility. Remedent N.V. and Sylphar N.V. are currently only utilizing two lines of credit, advances based on account receivables and the straight loan. As of June 30, 2009 and March 31, 2009, Remedent N.V. and Sylphar N.V. had in aggregate, $1,447,140 and $660,200 in advances outstanding, respectively, under this mixed-use line of credit facility.

13.	LONG TERM DEBT

On June 15, 2005, the Company entered into two five year capital lease agreements for manufacturing equipment totaling €70,296 (US $85,231). On October 24, 2006, the Company entered into another five year capital lease agreement for additional manufacturing equipment totaling €123,367 (US $157,503). On May 15, 2008, the Company entered into a third capital lease agreement over a three year period for additional manufacturing equipment totaling €63,395 (US $98,516).

The leases require monthly payments of principal and interest at 7.43% of €1,172 (US$1,649 at June 30, 2009) for the first two leases and 9.72% of €2,056 (US $2,892 at June 30, 2009) and provide for buyouts at the conclusion of the five year term of €2,820 (US$3,967) or 4.0% of original value for the first two contracts and €4,933 (US $6,940) or 4.0% of the original value for the second contract. The third lease contract requires monthly payments of principal and interest at 9.40% of €1,761 (US $2,477 at June 30, 2009) and provides for buyout at the conclusion of the three year term of €634 (US $892) or 1% of the original value of this contract.

The net book value as of June 30, 2009 and March 31, 2009 of the equipment subject to the foregoing leases are $159,955 and $179,339, respectively.

14.	RELATED PARTY TRANSACTIONS

Transactions with related parties, not disclosed elsewhere in these financial statements, consisted of the following:

Compensation:

During the three months ended June 30, 2009 and 2008 the Company incurred $171,460 and $179,632 respectively, as compensation for all directors and officers.

Sales Transactions:

One of the Company’s directors owns a minority interest in a client company, IMDS Inc., to which goods were sold during the three months ended June 30, 2009 and 2008 totaling $0 and $34,980 respectively. Accounts receivable at period end with this customer totaled $33,982 and $31,895 as at June 30, 2009 and March 31, 2009 respectively.

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All related party transactions involving provision of services or tangible assets were recorded at the exchange amount, which is the value established and agreed to by the related parties reflecting arms length consideration payable for similar services or transfers.

15.	ACCRUED LIABILITIES

Accrued liabilities are summarized as follows:

	June 30, 2009	March 31, 2009
Accrued employee benefit taxes and payroll	$188,449	$246,925
Accrued Travel	16,234	13,170
Advances and deposits	316,572	298,809
Commissions	253,136	258,105
Accrued audit and tax preparation fees	11,224	8,947
Reserve for warranty costs	21,102	19,806
Accrued interest	—	1,279
Accrued consulting fees	13,799	37,308
Other accrued expenses	166,770	706,011
	$987,286	$1,590,360

16.	EQUITY COMPENSATION PLANS

As of June 30, 2009, the Company had three equity compensation plans approved by its stockholders (1) the 2001 Incentive and Non-statutory Stock Option Plan (the “2001 Plan”), (2) the 2004 Incentive and Non-statutory Stock Option Plan (the “2004 Plan”); and (3) the 2007 Equity Incentive Plan (the “2007 Plan”). The Company’s stockholders approved the 2001 Plan reserving 250,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on August 15, 2001. In addition, the Company’s stockholders approved the 2004 Plan reserving 800,000 shares of common stock of the Company pursuant to an Information Statement on Schedule 14C filed with the Commission on May 9, 2005.  Finally, the Company’s stockholders approved the 2007 Plan reserving 1,000,000 shares of common stock of the Company pursuant to a Definitive Proxy Statement on Schedule 14A filed with the Commission on October 2, 2007.

In addition to the equity compensation plans approved by the Company’s stockholders, the Company has issued options and warrants to individuals pursuant to individual compensation plans not approved by our stockholders.  These options and warrants have been issued in exchange for services or goods received by the Company.

The following table provides aggregate information as of June 30, 2009 with respect to all compensation plans (including individual compensation arrangements) under which equity securities are authorized for issuance.

Plan Category	Number of securities to be issued upon exercise of of outstanding options, warrants and right	Weighted-average exercise price of outstanding options warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity Compensation Plans approved by security holders	1,918,166	$1.15	131,834
Equity Compensation Plans not approved by security holders	447,298	$1.64	NA
Total	2,365,464	$1.24	131,834

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A summary of the option activity for the three month period ended June 30, 2009 pursuant to the terms of the plans is as follows:

	2001 Plan		2004 Plan		2007 Plan		Other
	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price	Outstanding Options	Weighted Average Exercise Price
			$		$		$	$
Options outstanding, March 31, 2009	] 250,500	1.29	668,166	0.89	1,000,000	1.15	150,000		1.75
Granted	—	—	—	—	—	—	—		—
Exercised	—	—	—	—	—	—	—		—
Cancelled or expired	—	—	—	—	—	—	—		—
Options outstanding, June 30, 2009	250,000	1.29	668,166	0.89	1,000,000	1.15	150,000		1.75
Options exercisable June 30, 2009	222,500	1.29	522,333	1.65	756,666	1.04	100,000		1.75
Exercise price range	$0.50 - $2.39		$0.50 - $4.00		$0.50 - $1.75		$1.75
Weighted average remaining life	3.5 years		5.10 years		8.70 years		8.23 years

For the three month period ended June 30, 2009 the Company recognized $101,450 (2008 — $88,425) in compensation expense in the consolidated statement of operations

17.	COMMON STOCK WARRANTS AND OTHER OPTIONS

As of June 30, 2009, the Company has warrants to purchase the Company’s common stock outstanding that were not granted under shareholder approved equity compensation plans as follows:

	Outstanding Warrants	Weighted Average Exercise Price
Warrants and options outstanding, March 31, 2009	10,638,305	$1.58
Granted	—	—
Exercised	—	—
Cancelled or expired	—	—
Warrants exercisable June 30, 2009	10,638,305	$1.58
Exercise price range	$1.20 to $3.00
Weighted average remaining life	2.8 Years

During the year ended March 31, 2009 the Company granted 3,378,379 warrants pursuant to a Distribution Agreement (Note 4) which were valued at $4,323,207 based upon the Black-Scholes option pricing model utilizing a market price on the date of grant of $1.48 per share, an annualized volatility of 131%, a risk free interest rate of 3.07% and an expected life of five years.

18.	SEGMENT INFORMATION

The Company’s only operating segment consists of dental products and oral hygiene products sold by Remedent Inc., Remedent N.V., Sylphar N.V. and Remedent Asia Ltd. Since the Company only has one segment, no further segment information is presented.

Customers Outside of the United States

	June 30, 2009	June 30, 2008
U.S. sales	$487,845	$2,158,900
Foreign sales	1,672,958	1,476,579
	$2,160,803	$3,635,479

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19.	COMMITMENTS

Real Estate Lease

The Company leases its 26,915 square feet office and warehouse facility in Deurle, Belgium from an unrelated party pursuant to a nine year lease commencing December 20, 2001 at a base rent of €7,266 per month ($10,222 per month at June 30, 2009).

The Company leases a smaller office facility of 2,045 square feet in Gent, Belgium to support the sales and marketing division of our veneer business, from an unrelated party pursuant to a nine year lease commencing September 1, 2008 at a base rent of €2,527 per month ($3,555 per month at June 30, 2009).

Minimum monthly lease payments for real estate, and all other leased equipment are as follows based upon the conversion rate for the (Euro) at June 30, 2009:

March 31, 2010	$290,691
March 31, 2011	253,512
March 31, 2012	73,036
March 31, 2013	42,666
March 31, 2014	42,666
After five years	159,998
Total:	$862,569

OEM Agreement

On June 30, 2008, the Company entered into an OEM Agreement (“Agreement”) with SensAble Technologies, Inc., a corporation under the laws of Delaware (“SensAble”) whereby the Company will integrate SensAble products and technology into the Company’s system. The Agreement provides the Company with the exclusive right to distribute certain SensAble products throughout the world for a period of twelve months from the date of the Agreement. The Company has the option and right to extend the initial twelve month exclusivity period for another twelve months. The term of the Agreement will be for two years and began on June 30, 2008.

20.	SUBSEQUENT EVENTS

Subsequent events have been evaluated through August 14, 2009, the date these financial statements were issued.  No events required disclosure.

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Item 2.  Management’s Discussion and Analysis of Financial Condition and Results of Operations

Forward Looking Statements

The discussion contained herein is for the three months ended June 30, 2009 and 2008. The following discussion should be read in conjunction with the Company’s condensed consolidated financial statements and the notes to the condensed consolidated financial statements included elsewhere in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009.  In addition to historical information, this section contains “forward-looking” statements, including statements regarding the growth of product lines, optimism regarding the business, expanding sales and other statements. Words such as expects, anticipates, intends, plans, believes, sees, estimates and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Actual results could vary materially from the description contained herein due to many factors including continued market acceptance of our products. In addition, actual results could vary materially based on changes or slower growth in the oral care and cosmetic dentistry products market; the potential inability to realize expected benefits and synergies; domestic and international business and economic conditions; changes in the dental industry; unexpected difficulties in penetrating the oral care and cosmetic dentistry products market; changes in customer demand or ordering patterns; changes in the competitive environment including pricing pressures or technological changes; technological advances; shortages of manufacturing capacity; future production variables impacting excess inventory and other risk factors.  Factors that could cause or contribute to any differences are discussed in “Risk Factors” and elsewhere in the Company’s annual report on Form 10-K filed on June 29, 2009 with the Securities and Exchange Commission.  Except as required by applicable law or regulation, the Company undertakes no obligation to revise or update any forward-looking statements contained in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009. The information contained in this Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009 is not a complete description of the Company’s business or the risks associated with an investment in the Company’s common stock. Each reader should carefully review and consider the various disclosures made by the Company in this Quarterly Report on Form 10-Q and in the Company’s other filings with the Securities and Exchange Commission.

Overview

We specialize in the research, development, and manufacturing of oral care and cosmetic dentistry products.  We are one of the leading manufacturers of cosmetic dentistry products in Europe.  Leveraging our knowledge of regulatory requirements regarding dental products and management’s experience in the needs of the professional dental community, we design, develop, manufacture and distribute our cosmetic dentistry products, including a full line of professional dental products that are distributed in Europe, Asia and the United States.  We manufacture many of our products at our facility in Deurle, Belgium as well as outsourced manufacturing in China.  We distribute our products using both our own internal sales force and through the use of third party distributors.

Result of Operations

Comparative detail of results as a percentage of sales, is as follows:

	For the three months ended
	June 30,
	2009	2008

NET SALES	100.00%	100.00%
COST OF SALES	50.72%	34.92%
GROSS PROFIT	49.28%	65.08%
OPERATING EXPENSES
Research and development	1.23%	3.44%
Sales and marketing	16.24%	18.47%
General and administrative	48.26%	31.09%
Depreciation and amortization	8.03%	2.51%
TOTAL OPERATING EXPENSES	73.76%	55.50%
INCOME (LOSS) FROM OPERATIONS	(24.48)%	9.58%
Other income (expense)	1.91%	(0.49)%
(LOSS) INCOME	(22.57)%	9.09%
Non-controlling interest	(2.86)%	—
NET INCOME (LOSS)	(25.43)%	9.09%

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Net Sales

We experienced a sales decrease for the three months ended June 30, 2009 of $1,474,676, or 40.6%, to $2,160,803 as compared to $3,635,479 for the three months ended June 30, 2008.  The decrease in sales was mainly due to the non-recurrence of two exclusive license fees that were invoiced during the quarter ending June 30, 2008. The exclusive license fees were for the territories of the United States of America and the United Kingdom, and amounted to $1,250,000. Also, during the quarter ended June 30, 2009, we experienced a delay in the set up of our production facility, which resulted in reduced sales.

Cost of Sales

Our cost of sales decreased for the three months ended June 30, 2009 by $173,417, or 13.7%, to $1,096,007 as compared to $1,269,424 for the three months ended June 30, 2008. Cost of sales, as a percentage of net sales, has increased to 50.7% in the quarter ended June 30, 2009 as opposed to 34.9% in the quarter ended June 30, 2008.  Cost of sales as a percentage of net sales has increased mainly because June 30, 2008 net sales were higher than net sales for the period ended June 30, 2009, as noted above.

We continue to closely monitor and look for new strategies to optimize and improve our current processes in order to decrease our costs.

Gross Profit

Our gross profit decreased by $1,301,259 or 55%, to $1,064,796 for the three month period ended June 30, 2009 as compared to $2,366,055 for the three month period ended June 30, 2008. Our gross profit as a percentage of sales decreased to 49.3% in the three months ended June 30, 2009 as compared to 65.1% for the three months ended June 30, 2008. The decrease in gross profit is the result of the licensee fees which where invoiced during last year’s quarter ending June 30, 2008, as noted above.

Operating Expenses

Research and Development.  Our research and development expenses decreased by $98,350 to $26,598, 78.7%, for the three months ended June 30, 2009 as compared to $124,948 for the three months ended June 30, 2008.  The principal reason for this decrease is that the new products, in which we invested in R&D last year, are now products that are brought up to new  saleable products which are being sold currently.

Sales and marketing costs. Our sales and marketing costs decreased by $320,364 or 47.7%, to $350,935 for the three months ended June 30, 2009 as compared to $671,299 for the three months ended June 30, 2008. The decrease is largely due to the Company’s USA sales reorganization.  Rather than funding a direct sales office in the USA, the Company has chosen to sell into the USA via a distributor, thereby enabling a significant reduction in sales and marketing costs.

      General and administrative costs.  Our general and administrative costs for the three months ended June 30, 2009 and 2008 were $1,042,764 and $1,130,313, respectively, representing a decrease of $87,549 or 7.7%.  The Company’s general and administrative costs have also decreased as a result of the Company’s USA sales reorganization, as noted above.

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Depreciation and amortization. Our depreciation and amortization increased $82,183 or 90.1%, to $173,444 for the three months ended June 30, 2009 as compared to $91,261 for the three months ended June 30, 2008.  The increase is mostly due to the investment in a semi-automatic production machine for the production of our foam strips, which will allow us to significantly increase our production capacity. This investment allowed us to streamline and improve production significantly with resultant increases in capacity and quality as well as decreased costs. Secondly, investments are being made in software and related hardware to bring the design of veneers to the next level which will allow the dentist to modify the design of the final product, gaining substantial time in the production process.

Other income  (expense).  Our other income (expense) was $41,351 for the three months ended June 30, 2009 as compared to ($17,723) for the three months ended June 30, 2008, a decrease of $59,074, or 333%. Interest expense has decreased primarily because of decreased utilization of our available bank credit line, offset by interest revenue earned on outstanding bank balances.

Liquidity and Capital Resources

Liquidity

We believe we currently possess sufficient resources to meet the cash requirements of our operations for at least the next year. Our basis for this is the following.

•	During December 2008, we implemented cost reduction measures, including the reorganisation of our direct sales office in the United States of America.
•	During December 2008, we restructured our over-the-counter business
•
During August 2008, and as amended during June 2009, we entered into distribution agreements.  As a result of these developments, we have begun the process of reducing our operations in the United States, thereby enabling considerable cost savings.

•	We continue to review our inventory and plan to reduce the levels.
•	We do not expect to purchase or sell any property or equipment over the next 12 months.
•	We do not expect a significant change in the number of our employees over the next 12 months.

We believe that we will have sufficient resources to meet our obligations and sustain our operations for the remainder of fiscal year 2010.  However, we are substantially dependent on our major distributor and the continued performance of this distributor to make committed purchases of our products and associated consumables under the distribution agreement and the receipt of cash in connection with those purchases, is essential to our liquidity.

During the past three months, the balance on our line of credit has increased by $816,940, from $660,200 at March 31, 2009 to $1,477,140 at June 30, 2009.  The increase in our use of the line of credit is approximately  equal to the decrease in our accounts payable and the combined increase in our accounts receivable and inventories.  At June 30, 2009 we believe we have approximately $1,522,860 available under our line of credit.   We believe that the combination of the above factors, the availability of the balance of our line of credit and our effective management of our use of cash will minimize our requirement to seek additional financing.  However, in the event that we are required to seek additional funding through public or private equity or debt, there can be no assurance that we will be able to obtain requisite financing to fund existing obligations and operating requirements on acceptable terms or at all.

Cash and Cash equivalents

Our balance sheet at June 30, 2009 reflects cash and cash equivalents of $1,598,294 as compared to $1,807,271 as of March 31, 2009, a decrease of $208,977. The decrease of cash and cash equivalents is primarily as a result of the payment of accrued liabilities, increased accounts receivable and inventories.

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Operations

Net cash used by operations was $997,567 for the three months ended June 30, 2009 as compared to net cash used by operations of $142,152 for the three months ended June 30, 2008. The increase in net cash used by operations for the three months ended June 30, 2009 as compared to the three months ended June 30, 2008 is primarily as a result of net operating loss for the period, a reduction of accrued liabilities of $603,000, and increases in inventory and accounts receivable.

Investing activities

Net cash used in investing activities totalled $68,144 for the three months ended June 30, 2009 as compared to net cash used in investing activities of $205,002 for the three months ended June 30, 2008. Cash used in the three months ended June 30, 2009 was mainly for machinery and related software to support our increasing number of veneer designers.

Cash used in investing activities in the three months ended June 30, 2008 was mainly for equipment to be used in the production process of Veneers, additional hardware equipment in relation to support our GlamSmile product line in combination with our new designed software, enabling the dentist to interfere in the production process, investments made for moldings concerning the GlamSmile product group and moldings for new OTC products.

Financing activities

Net cash provided by financing activities totaled $797,556 for the three months ended June 30, 2009, as compared to $116,897 for the three months ended June 30, 2008.  Net cash provided by financing activities in the three month period ended June 30, 2009 was higher than in the three months ended June 30, 2008 because of increased use of our credit line.

During the three months ended June 30, 2009 and June 30, 2008, we recognized an increase in cash and cash equivalents of $59,178 and $52,279, respectively, from the effect of exchange rates between the Euro and the US Dollar.

Off-Balance Sheet Arrangements

At June 30, 2009, we did not have any transactions, obligations or relationships that could be considered off-balance sheet arrangements.

Item 3.  Quantitative and Qualitative Disclosures About Market Risk

Not Applicable.

Item 4T.  Controls and Procedures

Disclosure Controls and Procedures

We maintain disclosure controls and procedures designed to ensure that information required to be disclosed in our reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized, and reported within the required time periods and that such information is accumulated and communicated to our management, including our Chief Executive Officer and our Chief Financial Officer (our Principal Accounting Officer), as appropriate, to allow for timely decisions regarding required disclosure.  In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objective, and management is required to exercise its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

21

Management conducted an evaluation, under the supervision and with the participation of the Chief Executive Officer and the Chief Financial Officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of June 30, 2009.  Based on this evaluation, the Chief Executive Officer and the Chief Financial Officer have concluded that our disclosure controls and procedures were effective as of June 30, 2009.

Changes in Internal Control Over Financial Reporting

There have been no material changes in our  internal controls over financial reporting identified in connection with the evaluation of disclosure controls and procedures discussed above that occurred during the quarter ended June 30, 2009 or subsequent to that date that have materially affected, or are reasonably likely to materially affect, our  internal control over financial reporting.

PART II - OTHER INFORMATION

Item 1.  Legal Proceedings

To the best knowledge of management, there are no material legal proceedings pending against the Company.

Item 1A.  Risk Factors

Not Applicable.

Item 2.  Unregistered Sales of Equity Securities and Use of Proceeds

None.

Item 3.  Defaults Upon Senior Securities

None.

Item 4.  Submission Of Matters To A Vote Of Security Holders

No matters were submitted to a vote of security holders during the quarter ended June 30, 2009.

Item 5.  Other Information

On  August 14, 2009, we issued a press release reporting our financial results for the first quarter ended June 30, 2009.  A copy of the press release is attached hereto as Exhibit 99.1 and  incorporated herein by reference.

On August 6, 2009, we issued a press release announcing a conference call to discuss results for our first quarter ended June 30, 2009, on Friday, August 14, 2009. A copy of the press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

Item 6.  Exhibits
EXHIBIT INDEX
Exhibit No	Description
2.1	Stock Exchange Agreement with Resort World Enterprises, Inc. (1)

3.1	Articles of Incorporation of Jofran Confectioners International, Inc., a Nevada corporation, dated July 31, 1986 (1)

3.2	Amendment to Articles of Incorporation changing name from Jofran Confectioners International, Inc., a Nevada corporation, to Cliff Typographers, Inc., a Nevada corporation, dated July 31, 1986 (1)

22

Exhibit No	Description
3.3	Amendment to Articles of Incorporation changing name from Cliff Typographers, Inc., a Nevada corporation, to Cliff Graphics International, Inc., a Nevada corporation, dated January 9, 1987 (1)

3.4	Amendment to Articles of Incorporation changing name from Cliff Graphics International, Inc., a Nevada corporation, to Global Golf Holdings, Inc., a Nevada corporation, dated March 8, 1995 (1)

3.5	Amendment to Articles of Incorporation changing name from Global Golf Holdings, Inc., a Nevada corporation, to Dino Minichiello Fashions, Inc., a Nevada corporation, dated November 20, 1997 (1)

3.6	Amendment to Articles of Incorporation changing name from Dino Minichiello Fashions, Inc., a Nevada corporation, to Resort World Enterprises, Inc., a Nevada corporation, dated August 18, 1998 (1)

3.7	Amendment to Articles of Incorporation changing name from Resort World Enterprises, Inc., a Nevada corporation, to Remedent , Inc., dated October 5, 1998 (1)

3.8	Amended and Restated Articles of Incorporation changing name from Remedent, USA, Inc. to Remedent, Inc. and to effect a one-for-twenty reverse stock split on June 3, 2005 (2)

3.9	Amended and Restated Bylaws (2)

10.1	Amended and Restated Distribution, License and Manufacturing Agreement dated June 3, 2009 by and among Remedent, Inc., Remedent N.V. and Den-Mat Holdings, LLC(3)

10.2	First Fit-Crown Distribution and License Agreement dated June 3, 2009 by and among Remedent, Inc., Remedent N.V. and Den-Mat Holdings, LLC(3)

31.1	Certifications of the Chief Executive Officer under Section 302 of the Sarbanes-Oxley Act.*

31.2	Certifications of the Chief Financial Officer under Section 302 of the Sarbanes-Oxley Act.*

32.1	Certifications of the Chief Executive Officer under Section 906 of the Sarbanes-Oxley Act.*

32.2	Certifications of the Chief Financial Officer under Section 906 of the Sarbanes-Oxley Act.*

99.1	Press Release dated August 14, 2009 announcing financial results for the first quarter ended June 30, 2009*

99.2	Press Release dated August 6, 2009 announcing conference call for Friday, August 14, 2009*

*	Filed herewith.

(1)	Incorporated by reference from Registration Statement on Form SB-2 filed with the SEC on July 24, 2002.
(2)	Incorporated by reference from Form 8-K filed with the SEC on June 8, 2005.
(3)	Incorporated by reference from Form 10-K filed with the SEC on June 29, 2009

The information set forth under Item 5 of this Form 10-Q and Exhibits 99.1 and 99.2 attached hereto are furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

23

Portions of this report constitute “forward-looking statements” defined by federal law.  Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

24

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REMEDENT, INC.

Date: August 14, 2009	By:	/s/ Guy De Vreese
Name: Guy De Vreese
Title: Chief Executive Officer (Principal Executive Officer)

Date: August 14, 2009	By:	/s/ Stephen Ross
Name: Stephen Ross
Title: Chief Financial Officer (Principal Accounting Officer)

25

EXHIBIT 31.1

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Guy De Vreese, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Remedent, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.
The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: August 14, 2009	By:	/s/ Guy De Vreese
Name: Guy De Vreese
Title: Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

OFFICER’S CERTIFICATE
PURSUANT TO SECTION 302

I, Stephen Ross, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q of Remedent, Inc.

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrant as of, and for, the periods presented in this report;

4.
The Registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrant and have:

a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.
Evaluated the effectiveness of the Registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this report based on such evaluation; and

d.
Disclosed in this report any change in the Registrant’s internal control over financial reporting that occurred during the Registrant’s most recent fiscal quarter (the Registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrant’s internal control over financial reporting; and

5.
The Registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrant’s auditors and the audit committee of the Registrant’s board of directors (or persons performing the equivalent functions):

a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrant’s internal control over financial reporting.

Date: August 14, 2009	By:	/s/ Stephen Ross
Name: Stephen Ross
Title: Chief Financial Officer (Principal Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Remedent, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2009	By:	/s/ Guy De Vreese
Name: Guy De Vreese
Title: Chief Executive Officer (Principal Executive Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Remedent, Inc. and will be retained by Remedent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Remedent, Inc. (the “Company”) on Form 10-Q for the period ended June 30, 2009 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, in the capacities and on the date indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

1.           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

Date: August 14, 2009	By:	/s/ Stephen Ross
Name: Stephen Ross
Title: Chief Financial Officer (Principal Accounting Officer)

A signed original of this written statement required by Section 906, or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Remedent, Inc. and will be retained by Remedent, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Relations:
Stephen Ross	Ron Both
Chief Financial Officer	Managing Director
Remedent, Inc.	Liolios Group, Inc.
Tel 310-922-5685	Tel 949-574-3860
stephenr@remedent.com	info@liolios.com

Remedent Reports Fiscal First Quarter 2010 Results

DEURLE, BELGIUM and LOS ANGELES, CA — August 14, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, reported results for the fiscal first quarter ended June 30, 2009 (in U.S. dollars).

Net sales in the first quarter totaled $2.2 million, a decrease of 41% from $3.6 million in the same year-ago quarter. The decrease in revenue is attributed to delays in establishing a new, state-of-the-art manufacturing and production facility in Beijing, China, which in turn resulted in delays in fulfilling certain orders from the company’s international distributors. The new facility is designed to address increasing demand and improve gross margins, while sustaining the high quality of GlamSmile dental veneers. Management expects the new facility will be in full operation by the third fiscal quarter.

Loss from operations in the first quarter was $529,000, as compared to income from operations of $348,000 in the same year-ago quarter, and was attributable to the decrease in year-over-year net sales.

Net loss for the first quarter totaled $549,000 or $(0.03) per share (after minority interest and based on 20.0 million weighted average basic shares outstanding), as compared to income of $331,000 or $0.02 per share (based on 18.6 million weighted average basic shares outstanding) in the same year-ago quarter.

Net comprehensive loss in the first quarter after foreign currency translation adjustment was $492,000 or $(0.02) per share, compared to net comprehensive income of $358,000 or $0.02 per share in the same year-ago quarter.

Cash and cash equivalents totaled $1.6 million at June 30, 2009, a decrease of 12% from $1.8 million at March 31, 2009.

Management Commentary
"This first quarter of our fiscal year represents a transitional quarter as we took more control over our future by establishing a new worldwide production facility in China," said Guy De Vreese, CEO of Remedent. “Our goal was to prepare for increasing demand and improve margins, but still maintain or even improve the quality of our dental veneers. We achieved this during the quarter, and are now able to deliver veneers at exceptional thinness and durability which are second to none in the industry. However, delays in ramping up production resulted in loss or delays in shipping international orders during the quarter. We are now effectively bringing this new facility up to speed and we expect to be producing timely shipments at higher capacity by the third fiscal quarter.

”During the first quarter, we were also focused on advancing the development and market introduction of our revolutionary, patent-pending FirstFit™ system for crowns and bridges, which we announced to the world in June. Our FirstFit development effort culminated with the expansion of our distribution agreement with Den-Mat Holdings to include FirstFit. As the world’s largest producer of dental veneers, Den-Mat’s complete adoption of our GlamSmile technology in August of 2008 has solidified our position as a world leader in the dental veneer space. Den-Mat will now champion the market introduction of FirstFit in the United States through their network of more than 10,000 dentists.

“As I mentioned last quarter, we are beginning to emerge from a pivotal stage in our development, with a new operational structure designed to leverage the proven potential of our unique veneer technology. In addition to Den-Mat in the United States, we are also realizing increasing demand from our markets in China and Australia. We are also finding ways to reduce our costs and improve margins, like our new ‘in-house’ production facility, while preparing for strong growth. We believe our wide-ranging progress throughout the year, while at times facing setbacks, has kept us on course for continued market expansion in fiscal 2010."

Teleconference Information
Remedent will host a conference call on Friday, August 14, 2009 at 9:00 a.m. Eastern time to discuss these results. A question and answer session will follow management’s presentation. To participate in the call, dial the appropriate number 5-10 minutes prior to the start time, request the Remedent conference call and provide the conference ID.

Date: Friday, August 14, 2009
Time: 9:00 a.m. Eastern time (6:00 a.m. Pacific time)
Dial-In Number: 1-800-862-9098
International: 1-785-424-1051
Conference ID#: 7REMEDENT

A simultaneous webcast and replay of the call will be accessible via this link:
http://viavid.net/dce.aspx?sid=000068A3.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available from 12:00 p.m. Eastern time on the same day until September 14, 2009.

Toll-free replay number: 1-800-727-6189
International replay number: 1-402-220-2671
(No passcode required)

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns that are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Remedent’s actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," “projects,” “project,” to be uncertain and forward-looking. Actual results could differ materially because of factors such as Remedent’s ability to achieve the synergies and value creation contemplated by our distribution and licensing agreements.  For further information regarding risks and uncertainties associated with Remedent’s business, please refer to the risk factors described in Remedent’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

REMEDENT, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)

	June 30, 2009	March 31, 2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,598,294	$1,807,271
Accounts receivable, net of allowance for doubtful accounts of $36,188 at June 30, 2009 and $33,966 at March 31, 2009	3,373,343	3,208,120
Inventories, net	2,056,141	1,937,946
Prepaid expense	1,321,700	1,310,900
Total current assets	8,349,478	8,264,237
PROPERTY AND EQUIPMENT, NET	1,001,394	1,024,999
OTHER ASSETS
Long term investments and advances	750,000	750,000
Patents, net	75,092	163,106
Total assets	$10,175,964	$10,202,342

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Current portion, long term debt	$59,414	$78,798
Line of Credit	1,477,140	660,200
Accounts payable	1,508,368	1,398,420
Accrued liabilities	987,286	1,590,360
Income taxes payable	37,107	39,339
Total current liabilities	4,069,315	3,767,117
Long term debt less current portion	100,542	100,542
Total liabilities	4,169,857	3,867,659

EQUITY:
REMEDENT, INC. STOCKHOLDERS’ EQUITY
Preferred Stock $0.001 par value (10,000,000 shares authorized, none issued and outstanding)	—	—
Common stock, $0.001 par value; (50,000,000 shares authorized, 19,995,969 shares issued and outstanding at June 30, 2009 and March 31, 2009)	19,996	19,996
Treasury stock, at cost; 723,000 at June 30, 2009 and March 31, 2009	(831,450)	(831,450)
Additional paid-in capital	24,207,505	24,106,055
Accumulated deficit	(17,765,460)	(17,216,028)
Accumulated other comprehensive income (loss) (foreign currency translation adjustment)	(583,027)	(640,595)
Total Remedent, Inc. stockholders’ equity	5,047,564	5,437,978
Non-controlling interest	958,543	896,705
Total stockholders’ equity	6,006,107	6,334,683
Total liabilities and equity	$10,175,964	$10,202,342

REMEDENT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	For the three months ended
	June 30,

	2009	2008

Net sales	$2,160,803	$3,635,479
Cost of sales	1,096,007	1,269,424
Gross profit	1,064,796	2,366,055
Operating Expenses
Research and development	26,598	124,948
Sales and marketing	350,935	671,299
General and administrative	1,042,764	1,130,313
Depreciation and amortization	173,444	91,261
TOTAL OPERATING EXPENSES	1,593,741	2,017,831

INCOME (LOSS) FROM OPERATIONS	(528,945)	348,224
OTHER INCOME (EXPENSES)
Interest expense	(24,647)	(35,343)
Other income	65,998	17,621
TOTAL OTHER INCOME (EXPENSES)	41,351	(17,723)

NET (LOSS) INCOME	(487,594)	330,501

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	61,838	—

NET (LOSS) INCOME ATTRIBUTABLE TO REMEDENT, INC. Common Stockholders	$(549,432)	$330,501

INCOME (LOSS) PER SHARE
Basic	$(0.03)	$0.02
Fully diluted	$(0.03)	$0.01

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	19,995,969	18,637,803
Fully diluted	32,702,274	27,000,995

NET (LOSS) INCOME	$(487,594)	$330,501

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustment	57,568	27,592

TOTAL OTHER COMPREHENSIVE (LOSS) INCOME	(491,864)	358,093

LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO NON-CONTROLLING INTEREST	42,248	—

COMPREHENSIVE (LOSS) INCOME ATTRIBUTABLE TO REMEDENT INC., Common Stockholders	$(534,112)	$358,093

Exhibit 99.2

Remedent Sets Fiscal First Quarter 2010 Conference Call for
Friday, August 14 at 9:00 a.m. ET

DEURLE, Belgium and LOS ANGELES, Calif. —  August 6, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, will hold a conference call on Friday, August 14, 2009 at 9:00 a.m. Eastern time to discuss results for its fiscal first quarter ended June 30, 2009.

Financial results will be issued in a press release prior to the call. Remedent Chairman Guy De Vreese and CFO Stephen Ross will host the presentation, followed by a question and answer period.

Date: Friday, August 14, 2009
Time: 9:00 a.m. Eastern time (6:00 a.m. Pacific time)
Dial-In Number: 1-800-862-9098
International: 1-785-424-1051
Conference ID#: 7REMEDENT
A simultaneous webcast and replay of the call will be accessible via this link:
http://viavid.net/dce.aspx?sid=000068A3.

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization and ask you to wait until the call begins. If you have any difficulty connecting with the conference call, please contact the Liolios Group at 1-949-574-3860.

A telephone replay of the call will be available from 12:00 p.m. Eastern time on the same day until September 14, 2009.

Toll-free replay number: 1-800-727-6189
International replay number: 1-402-220-2671
(No passcode required)

About Remedent
Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns which are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Contact:
Company Contacts:
Stephen Ross, CFO
Remedent, Inc.
Tel 310-922-5685
docktor99@aol.com

Investor Relations:
Ron Both
Managing Director
Liolios Group, Inc.
Tel (949) 574-3860
info@liolios.com

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2009

REMEDENT, INC.
(Exact name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-15975 (Commission File Number)	86-0837251 (IRS Employer Identification No.)

Xavier de Cocklaan 42, 9831, Deurle, Belgium (Address of Principal Executive Offices)	N/A (Zip Code)

011-329-321-7080
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Item 1.01       Entry into a Material Definitive Agreement.

On August 11, 2009, Remedent, Inc., a Nevada corporation (“Remedent, Inc.” or the “Registrant”), and its wholly-owned subsidiary, Remedent N.V., a corporation formed under the laws of Belgium (“Remedent N.V.”) (Remedent, Inc. and Remedent NV collectively referred to herein as the “Company”), entered into Amendment No. 1 to Amended and Restated Distribution, License and Manufacturing Agreement (“Amendment”) with Den-Mat Holdings, LLC, a Delaware limited liability company (“Den-Mat”), pursuant to which certain provisions of a certain Amended and Restated Distribution, License and Manufacturing Agreement previously entered into by the Company and Den-Mat on June 3, 2009 (the “Distribution Agreement”) were amended. The Distribution Agreement was described in the Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 9, 2009, and was filed as Exhibit 10.35 to the Form 10-K filed with the SEC on June 29, 2009.

Under the terms of the Distribution Agreement, Den-Mat was appointed to be the sole and exclusive distributor to market, license and sell certain products relating to the Company’s GlamSmile tray technology, including, but not limited to, its GlamSmile veneer products and other related veneer products, throughout the Territory (as defined in the Distribution Agreement). Among other things, the Amendment expands the Company’s products covered under the Distribution Agreement to include the Company’s new Prego System Technology (“Prego System”), also commonly known as “Glamstrip”. Under the Amendment, the $250,000 payment which was originally due upon the expiration of the first Contract Period (as defined in the Distribution Agreement) is now due on the earlier occurrence of (i) sixty days from August 11, 2009 or (ii) the performance of the Company’s live patient clinical demonstration of the Prego System to be performed at Den-Mat’s reasonable satisfaction.

The Amendment also provides for (a) the royalty rate for products manufactured and sold by Den-Mat using the Prego System after the Guaranty Period (as defined in the Distribution Agreement), (b) Den-Mat’s right to elect to manufacture or purchase from a third party manufacturer any or all portion of the minimum purchase requirements under the Distribution Agreement provided however, that if Den-Mat fails to purchase the minimum number of Units/Teeth as required during any month, Den-Mat may cure such default by paying the Company a certain royalty on the difference between the minimum purchase requirement and the amount actual purchased by Den-Mat during such month, with such royalties accruing and being due and payable upon the earlier occurrence of either (1) one hundred twenty days from August 11, 2009 or (2) the successful performance of the Company’s live patient demonstration of the First Fit Technology licensed to Den-Mat pursuant to the First Fit-Crown Distribution and License Agreement, to be performed at Den-Mat’s reasonable satisfaction; and all shortfall payments thereafter being due and payable within 15 days after the end of the month in which shortfall occurred, and (c) Den-Mat’s option to purchase a certain number of Prego Systems in lieu of Trays during each of the first three Contract Periods pursuant to the terms, including price and conditions, set forth in the Amendment so long as such option is exercised during the period commencing on August 11, 2009 and ending on the later of either 91 days or 31 days after the Company demonstrates to Den-Mat that it has the capacity to produce a certain number of Prego System per Contract Period. Furthermore under the Amendment, if Den-Mat fails to purchase the required minimum Trays during any Contract Period, such failure may be cured by payment equal to the difference between the aggregate purchase price that would have been paid had Den-Mat purchased the required minimum and the aggregate purchase price actually paid for such Contract Year within 30 days after the end of such Contract Period. With the exception of the provisions amended by the Amendment, the Distribution Agreement remains in full force and effect.

In addition to the material relationship described herein, Den-Mat and the Company are parties to the First Fit-Crown Distribution and License Agreement dated June 3, 2009.

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The foregoing description of Amendment No. 1 to the Amended and Restated Distribution, License and Manufacturing Agreement is not complete and is qualified in its entirety by reference to the agreement, a copy of which is filed hereto as Exhibit 10.1. As the Registrant has applied for confidential treatment from the SEC with respect to certain commercially sensitive pricing terms contained in the Amendment, such terms have been redacted from Exhibit 10.1 and have been replaced by the symbol

“[ *** ].”

Item 7.01	Regulation FD Disclosure.

                      On August 14, 2009, the Registrant issued a press release announcing the introduction of Glamstrip. A copy of the press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

                      The information, including Exhibit 99.1 furnished in this report is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the SEC shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Exhibit Description
10.1	Amendment No. 1 to Amended and Restated Distribution, License and Manufacturing Agreement dated August 11, 2009 (CT)
99.1	Press Release dated August 14, 2009 announcing the introduction of Glamstrip

(CT) Application has been made to the SEC to seek confidential treatment of certain portions of Exhibit 10.1 under Rule 24b-2 of the Securities Exchange Act of 1934, as amended. Omitted material for which confidential treatment has been requested has been filed separately with the SEC.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REMEDENT, INC. ,
a Nevada corporation

Dated: August 17, 2009	By:	/s/ Stephen Ross
Stephen Ross
Chief Financial Officer

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Exhibit 10.1

[***] Represents material information which has been redacted and filed separately with the Commission pursuant to a request for confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

AMENDMENT NO. 1 TO AMENDED AND RESTATED
DISTRIBUTION, LICENSE AND MANUFACTURING
AGREEMENT

THIS AMENDMENT NO. 1 TO AMENDED AND RESTATED DISTRIBUTION, LICENSE AND MANUFACTURING AGREEMENT (this “ Agreement ”) is made as of August 11, 2009 (the “ Amendment No. 1 Effective Date ”) by and among Remedent, Inc., a Nevada corporation (“ Remedent Nevada ”), Remedent N.V., a Belgian corporation (“ Remedent Belgium ”, and together with Remedent Nevada, “ Remedent ”), and Den-Mat Holdings, LLC, a Delaware limited liability company (“ Den-Mat ”).

WHEREAS , Den-Mat and Remedent have entered into that certain Amended and Restated Distribution, License and Manufacturing Agreement dated as of June 3, 2009 (the “2009 Agreement”) relating to the marketing, distribution, licensing and sale of the GlamSmile Products and the Other Products (as such terms are defined in the 2009 Agreement); and

WHEREAS , Den-Mat and Remedent wish to amend the 2009 Agreement as hereinafter provided;

NOW, THEREFORE , in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Remedent and Den-Mat hereby agree as follows.

1.             Defined Terms.

Capitalized terms used herein without definition shall have the respective meanings given to them in the 2009 Agreement.

2.            Amendments to 2009 Agreement. The following provisions of the 2009 Agreement are hereby amended as follows:

2.1          Section 6.1.2 is hereby amended to provide that the $250,000 payment due upon the expiration of the first Contract Period shall be accelerated and shall be due and payable on the earlier to occur of (i) sixty (60) days after the Amendment No. 1Effective Date or (ii) Remedent shall have performed, to Den-Mat’s reasonable satisfaction, a successful live patient clinical demonstration of Remedent’s new veneer seating technology which is more fully described in Annex A hereto (known as “Prego System Technology”). The payment dates for the additional amounts due under Section 6.1.2 (at the expiration of the second and third Contract Periods) shall remain unchanged.

2.2           Section 6.4 is hereby amended to add a new Section 6.4.3 as follows:

           6.4.3     Royalty Payments for Products Manufactured Using Prego Syetem Technology. Notwithstanding the provisions of Section 6.4.2 above, for each sale after the Guaranty Period by Den-Mat of Products manufactured by Den-Mat using the Prego System Technology, the royalty rate in Section 6.4.2 shall be [***] instead of [***].

2.3          Section 7.1.1 is hereby amended to add the following at the end thereof:
“Notwithstanding anything contained in Section 7.1, Den-Mat may elect to manufacture itself and/or purchase from a third party manufacturer all or any portion of the minimum purchase requirements contained in this Section 7.1.1. In the event that Den-Mat fails to purchase from Remedent the minimum number of Units/Teeth required by Section 7.1.1 during any month (the difference between the required minimum and Den-Mat’s purchases of Units/Teeth from Remedent for such month being referred to herein as the“ Unit Shortfall ”), whether due to the fact that Den-Mat’s sales of Units/Teeth are below the required minimum or due to the exercise of its rights under the preceding sentence,Den-Mat may cure such failure by paying to Remedent a royalty payment equal to [***] of Den-Mat’s [***] for all sales of Unit/Teeth made by Den-Mat during such month (or if no sales were made, then [***] for all sales made it during the preceding three months) multiplied by the amount of the Unit Shortfall for such month; provided, however, that such royalties shall be accrued and not paid until the earlier to occur of (i) one hundred twenty (120) days after the Amendment No. 1 Effective Date or (ii) Remedent shall have performed, to Den-Mat’s reasonable satisfaction, a successful live patient demonstration of the First-Fit Technology licensed by Remedent to Den-Mat pursuant to the First Fit Crown Agreement. Thereafter, the royalty due on any Unit Shortfall shall be due and payable within fifteen (15) days after the end of the month in which the Unit Shortfall occurred. The foregoing royalty payment shall be in addition to any royalty due and payable to Remedent pursuant to Section 6.3” ..

2.4            Section 7.2 is hereby amended to add a new Section 7.2.4 to read as follows:

“7.2.4 Den-Mat Prego System Option . Notwithstanding anything contained in Sections 7.2.1 and 7.2.3 , Den-Mat may, at its option, exercised by written notice given to Remedent at any time during the Option Period (as defined below), elect to purchase [***] Prego Systems (as defined below) during each of the first three Contract Periods in lieu of the requirements set forth in Section 7.2.1 to purchase [***] Trays. In the event Den-Mat exercises such option, (a) the price per Prego System for each of the [***] Prego Systems in each of the first three Contract Periods shall be [***] per system plus

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[***] [***] per Unit/Tooth in the Prego Strip (b) all or any portion of the minimum purchase requirement may be satisfied by the purchase of Trays and each Tray purchased by Den-Mat at the price of [***] per Tray pursuant to Section 7.2.3 shall be counted as the purchase of three (3) Prego Systems for purposes of meeting Den-Mat’s minimum purchase requirements hereunder, and (c) the royalty rate payable by Den-Mat pursuant to Section 6.3.1 shall be [***].

For purposes hereof, the term “ Option Period ” shall mean the period beginning on the Amendment No. 1Effective Date and ending on the later of (i) the ninety-first (91 st ) day after the Amendment No. 1Effective Date or (ii) the thirty-first (31 st ) day after Remedent has demonstrated, to Den-Mat’s reasonable satisfaction, the capacity to produce at least [***] Prego Systems per Contract Period.”

2.5           Section 7.3.1 is hereby amended to insert the words “and/or Prego Systems” after the word “Trays” in the 2 nd and 4 th lines thereof. Accordingly, Section 7.3.1 is amended to read as follows:

“7.3.1   Teeth in Excess Trays and Prego Systems . If Den-Mat purchases in excess of [***] Trays and/or Prego Systems during any Contract Period, the minimum purchase requirement of [***] Units/Teeth in such Contract Period (as described in Section 7.1.1 ) shall be offset by the total amount of Units/Teeth that are purchased in the excess Trays and/or Prego Systems.”

2.6           Section 7 is hereby amended to add a new Section 7.6 to read as follows:

“7.6 Right to Cure . In the event that Den-Mat fails to purchase the required minimum number of Trays required by Section 7.2.1 during any Contract Period, it may cure such failure by paying to Remedent, within thirty (30) days after the end of such Contract Period, an amount equal to the shortfall for such Contract Year (i.e., the difference between the aggregate purchase price that would have been paid had Den-Mat purchased the required minimum and the aggregate purchase paid actually paid). The amount of the shortfall so paid shall, at Den-Mat’s option, be treated as an advance against future purchases or as an additional payment pursuant to Section 6.1.2 for the relevant Contract Period or a combination thereof (as designated by Den-Mat), provided, however, that in no event shall such payment be counted toward the minimum purchase requirements for any future Contract Period nor shall it reduce any payments otherwise due under Section 6.1.2 with respect to any Contract Period.”

2.7          Remedent’s new Prego System Technology is more specifically described in Annex A to this Agreement. The parties acknowledge that the Prego System constitutes a “Product” for purposes of the 2009 Agreement. For purposes hereof, the term “Prego System” shall have the meaning ascribed to it in Annex A to this Agreement.

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3.            Miscellaneous.

3.1          Binding Effect .. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. Except as modified hereby, the 2009 Agreement shall remain in full force and effect.

3.2          Headings . The headings contained in this Amendment are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

3.3          Counterparts . This Amendment may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties, regardless of whether all of the Parties have executed the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

3.4          Governing Law . THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES SHALL BE GOVERNED BY, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW RULE THAT WOULD CAUSE THE APPLICATION OR THE LAWS OF ANY JURISDICTION OTHER THAN THE INTERNAL LAWS OF THE STATE OF NEW YORK TO THE RIGHTS AND DUTIES OF THE PARTIES.

[remainder of page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, Remedent Nevada, Remedent Belgium and Den-Mat, by their respective authorized representatives set forth below, have signed this Amendment No. 1 as of the Amendment No. 1 Effective Date.

REMEDENT, INC. “Remedent Nevada”	REMEDENT, N.V. “Remedent Belgium”
By: /s/ Stephen F. Ross	By: /s/ Stephen F. Ross
Name: Stephen F. Ross	Name: Stephen F. Ross
Title: CFO	Title: CFO

DEN-MAT HOLDINGS, LLC “Den-Mat”
By: /s/ Stephen A. Ziskind
Name: Stephen A. Ziskind
Title: CEO

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Exhibit 99.1

FOR IMMEDIATE RELEASE

Company Contacts:	Investor Relations:
Stephen Ross	Ron Both
Chief Financial Officer	Managing Director
Remedent, Inc.	Liolios Group, Inc.
Tel (310) 922-5685	Tel (949) 574-3860
stephenr@remedent.com	info@liolios.com

Remedent Introduces GlamStrip, a Revolutionary New Device for
Applying GlamSmile Dental Veneers

Den-Mat Holdings Expands Distribution With Remedent to Include GlamStrip

DEURLE, BELGIUM and LOS ANGELES, CA — August 14, 2009 — Remedent, Inc. (OTCBB: REMI), an international company specializing in the research, development, and manufacturing of oral care and cosmetic dentistry products, has introduced GlamStrip™, a proprietary, patent-pending device for the swift and easy placement of the company’s world renowned GlamSmile dental veneers.

GlamStip represents an evolutionary alternative to the company’s original tray technology by allowing for easier and more accurate placement of less than a full set of dental veneers. The original tray is marketed worldwide by Remedent and its major distributors and marketing partners, including GlamSmile Australia and GlamSmile China. In the United States, Den-Mat Holdings LLC, the world’s largest producer and distributor of dental veneers, markets the tray under the Lumitray brand for placing Remedent-designed veneers.

The ultra-thin GlamStrip virtually eliminates all placement guesswork and insures the highest quality placement in one singular motion. This makes the new strip ideally suited for placing as few as two veneers at a time, which can expand the usefulness and potential application of Remedent’s GlamSmile dental veneers. The new technology also makes it less costly to deliver a veneer application kit to the dentist.

Remedent and Den-Mat have revised their distribution agreement to provide Den-Mat with an option to manufacture and distribute GlamStip and make it available to more than 10,000 U.S. dentists in Den-Mat’s network. Upon exercise of its option, Den-Mat will commit to certain minimum purchase requirements of GlamSmile veneer-loaded LumiTrays or GlamStrips annually with combined volume and pricing requirements similar to their previous agreement with Remedent. (The brand name Den-Mat will use for the strip in the U.S. has yet to be determined.)

"The revolutionary features and benefits GlamStrip offers both dentists and consumers maintains our leadership as the most innovative provider of professional dental solutions," said Guy De Vreese, CEO of Remedent. "About 60% of dentists currently offer veneers, and we believe the advantages of this new device will expand the market for this procedure. In this current economy, consumers are looking to less expensive alternatives, while dentists want to attract more business and improve their bottom line. Dentists also appreciate new technologies that make their jobs easier. GlamStrip promises all this and more."

Steve Ziskind, the CEO of Den-Mat, added: “We found it amazing how well the new strip performs for seating individual veneers in smaller groups of two to three, and can see how this has the potential to dramatically expand the market potential of our approach to applying dental veneers. We expect this new technology, which takes virtually no training, to be enthusiastically adopted by our network of LUMINEER dentists and build upon the success of our LumiTray system.”

The GlamSmile dental veneer system represents a major advancement in cosmetic dentistry by creating perfect, easy-to-apply dental veneers. First proven in Europe and debuting in the United States in the fall of 2007, GlamSmile revolutionizes the traditional one-at-a-time, trial-and-error method of applying dental veneers. Along with economic benefits for both patients and dentists, the new technology addresses an expanding multi-billion global market for dental veneers, while promising to change the way cosmetic dentistry is practiced today.

GlamSmile is very different than traditional methods of creating and applying veneers. The GlamSmile method requires no painful reshaping of teeth or temporary placements like the traditional methods. This unique feature plus other elements of the design results in less mouth trauma and fewer office visits to complete.

Similar to Remedent’s recently introduced FirstFit technology for bridges and crowns (which will also be marketed in the U.S. by Den-Mat), the GlamSmile system involves a simple process made possible by Remedent’s proprietary computerized dental laboratory workstation.

To create a new set of veneers, the dentist simply makes a standard dental impression of the patient’s teeth, which means no investment in specialized equipment or training is required by the dentist. All production is done offsite by highly trained dental technicians at an authorized Remedent facility.

The dentist simply ships a single patient dental impression to a regional Remedent dental laboratory where it is digitally scanned into Remedent’s proprietary CAD/CAM 3D modeling program. This state-of-the-art computerized system replaces the traditional, hand-crafted wax model methods, and allows technicians to work faster and more intuitively to produce dental veneers with exceptional quality and precision, as well as exceptional thinness.

Traditional veneers, which are created entirely by hand, are thicker, and therefore typically require 0.8 mm to 2.0 mm of healthy tooth structure to be removed before taking a second impression required for the dental lab. Otherwise, the veneers will extend the lips of the patient and create a full mouth or horse-like appearance. However, with the contact lens-thin GlamSmile veneer, no sensitive tooth enamel is removed and only about 0.3 mm is added to the surface of the tooth. This makes the GlamSmile process virtually painless and less time consuming, and reduces a number of risks, like potential infections or human error. This also means only one dental impression is required with GlamSmile, and the exceptional thinness results in a better overall appearance.

Once the GlamSmile veneers have been produced and adhered to the custom-formed polymer-based tray or strip device by the lab technician, a complete turn-key installation kit is returned to the dentist. The kit virtually eliminates all placement guesswork and insures the highest quality placement in one singular motion. Since all the veneers are applied at once, rather than painstakingly placed one-at-a-time, a dentist can expertly seat a full set of 10 ultra-thin custom GlamSmile veneers with the tray device in less than an hour, as compared to more than nine hours with traditional methods. The strip device makes quick and accurate work when just one or two veneers are needed to be applied.

For the dentist, the reduction in patient hours and more precise placement translates into higher revenues per chair hour, fewer complications, and better results for their patients. And at as little as one-third the cost of traditional veneers, GlamSmile attracts more business to the dentist.

Developed by the company’s dental research laboratories in Deurle, Belgium, Remedent plans to offer the new GlamStrip on a worldwide basis, directly and through exclusive distributors, beginning in the fall of 2009. For more information, visit www.remedent.com.

About Den-Mat Holdings, LLC

California-based Den-Mat Holdings, LLC is a leading manufacturer and marketer of advanced cosmetic and restorative dental products and laboratory services that allow a dentist to preserve, restore and enhance their patient's teeth typically without the requirement for anesthesia, extensive cutting, drilling and tooth removal. This revolutionary type of dentistry not only focuses on superior esthetic results, but on patient comfort and convenience as well. Den-Mat's revolutionary LUMINEERS® BY CERINATE® are porcelain veneers that offer a painless way to a permanently whiter and perfectly aligned smile. LUMINEERS are the only porcelain laminates that are strong, reversible, and have a proven record of over 20 years of clinical success. The dentist applies these contact lens-thin veneers to teeth without the need for the shaving and grinding down of sensitive tooth structure that is common with traditional veneers. Den-Mat is a unit of DLJ Merchant Banking Partners, a private equity investment affiliate of Credit Suisse. For additional information, visit www.denmat.com.

About Credit Suisse

As one of the world's leading banks, Credit Suisse provides its clients with investment banking, private banking and asset management services worldwide. Credit Suisse offers advisory services, comprehensive solutions and innovative products to companies, institutional clients and high-net worth private clients globally, as well as retail clients in Switzerland. Credit Suisse is active in over 50 countries and employs approximately 40,000 people. Credit Suisse's parent company, Credit Suisse Group, is a leading global financial services company headquartered in Zurich. Credit Suisse Group's registered shares (CSGN) are listed in Switzerland and, in the form of American Depositary Shares (CS), in New York. Further information about Credit Suisse can be found at www.creditsuisse.com.

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves the professional dental industry with breakthrough technology for dental veneers, bridges and crowns which are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to www.remedent.com.

Statement under the Private Securities Litigation Reform Act of 1995

Statements in this press release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," “projects,” “project,” to be uncertain and forward-looking. Actual results could differ materially because of factors because of such risks and uncertainties. For further information regarding risks and uncertainties associated with company’s business, please refer to the risk factors described in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.

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